Exhibit 10.1

OFC 2 LLC

ORNI 15 LLC

ORNI 39 LLC

ORNI 42 LLC

HSS II, LLC

$350,000,000 Senior Secured Notes,

Due December 31, 2034

NOTE PURCHASE AGREEMENT

Dated as of September 23, 2011

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SCHEDULE A	–	Information Relating to Purchaser
SCHEDULE B	–	Defined Terms
SCHEDULE C	–	Department of Labor Wage Determination
SCHEDULE 5.1	–	Jurisdictions of Formation and Foreign Qualification
SCHEDULE 5.5	–	Financial Statements
SCHEDULE 5.7	–	Applicable Permits
SCHEDULE 5.8	–	Litigation, Claims, Etc.
SCHEDULE 5.10	–	Financing Statements
SCHEDULE 5.14	–	Use of Proceeds
SCHEDULE 5.15	–	Existing Indebtedness, Liens and Capital Leases
SCHEDULE 5.18	–	Environmental Matters
SCHEDULE 5.20	–	Material Documents
SCHEDULE 5.22	–	Project Documents
SCHEDULE 5.27	–	Facility Phase Projected Completion Dates
SCHEDULE 9.4	–	Required Insurance
SCHEDULE 9.17(b)	–	Davis-Bacon Provisions
SCHEDULE 9.17(b)(i)	–	Davis-Bacon Covered Contracts
SCHEDULE 9.17(j)	–	Separateness Provisions
SCHEDULE 10.4	–	Permitted Investments

EXHIBIT 1	–	Form of Note

EXHIBIT A	–	Form of Security Agreement
EXHIBIT B	–	Form of Pledge and Subordination Agreement
EXHIBIT C	–	Form of Deed of Trust
EXHIBIT D	–	Form of DOE Guarantee Agreement
EXHIBIT E	–	Form of Ormat Guarantee
EXHIBIT F	–	Form of Certificate
EXHIBIT G	–	Form of Consent
EXHIBIT H	–	RESERVED
EXHIBIT I	–	Opinions of Counsel – Closing and Funding Dates
EXHIBIT J	–	RESERVED
EXHIBIT K	–	Form of Sponsor Letter Agreement
EXHIBIT L	–	Form of Certification by Administrative Agent to DOE
EXHIBIT M	–	Form of Lien Waivers
EXHIBIT N	–	Form of Independent Engineer’s Certificate
EXHIBIT O	–	Form of Construction Progress Certificate
EXHIBIT P	–	Form of Summary Operating Report
EXHIBIT Q	–	Maximum Well Drilling and Capex Reserve Requirement

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OFC 2 LLC

ORNI 15 LLC

ORNI 39 LLC

ORNI 42 LLC

HSS II, LLC

$350,000,000 SENIOR SECURED NOTES,

DUE DECEMBER 31, 2034

As of September 23, 2011

OFC 2 NOTEHOLDER TRUST (THE “PURCHASER”)

JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.),

ACTING HEREUNDER NOT IN ITS INDIVIDUAL CAPACITY

BUT SOLELY AS ADMINISTRATIVE AGENT (THE “ADMINISTRATIVE AGENT”)

THE UNITED STATES DEPARTMENT OF ENERGY,

AS GUARANTOR OF THE NOTES TO BE ISSUED HEREUNDER (“DOE”):

Ladies and Gentlemen:

OFC 2 LLC, a Delaware limited liability company (“OFC 2”), ORNI 15 LLC, a Delaware limited liability company (“ORNI 15”), ORNI 39 LLC, a Delaware limited liability company (“ORNI 39”), ORNI 42 LLC, a Delaware limited liability company (“ORNI 42”) and HSS II, LLC, a Delaware limited liability company (“HSS II”, and collectively with ORNI 15, ORNI 39, and ORNI 42, the “Facility Owners” and each a “Facility Owner”, and collectively with OFC 2, the “Issuers” and each an “Issuer”), agree with you as follows (capitalized terms used in this Agreement are defined in Schedule B; references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement):

1.	AUTHORIZATION OF THE NOTE.

1.1	Tranches.

The Issuers will authorize the issue and sale of up to $350,000,000 aggregate principal amount of their Senior Secured Notes, due December 31, 2034 (individually a “Note” and collectively the “Notes”, such term to include any such notes issued in substitution or exchange therefor pursuant to Section 12 of this Agreement). Subject to the terms and condition of this Agreement, the Notes will be issued in up to six distinct series of Notes, as follows:

(a) One series of Notes (“Series A Notes”) will be issued and sold on a Funding Date (as described in Section 4) and will be used to fund Phase I Project Costs in respect of either or both of the McGinness Hills and Tuscarora Facilities.

(b) One series of Notes (“Series B Notes”) will be issued and sold on a Funding Date and will be used to fund Phase I Project Costs in respect of the Jersey Valley Facility.

(c) One series of Notes (“Series C Notes”) will be issued and sold on a Funding Date and will be used to fund Phase II Project Costs in respect of the McGinness Hills Facility.

(d) One series of Notes (“Series D Notes”) will be issued and sold on a Funding Date and will be used to fund Phase II Project Costs in respect of the Tuscarora Facility.

(e) If the Issuers so elect pursuant to Section 1.2(c), one series of Notes (“Series E Notes”) will be issued and sold on a Funding Date and will be used to fund Phase II Project Costs in respect of the McGinness Hills Facility.

(f) If the Issuers so elect pursuant to Section 1.2(c), one series of Notes (“Series F Notes” and together with the Series A Notes, the Series B Notes, the Series C Notes, the Series D Notes and the Series E Notes, each a “Tranche” and collectively the “Tranches”; the Series A Notes and the Series B Notes are collectively referred to herein as the “Phase I Tranches,” the Series C Notes, the Series D Notes, the Series E Notes and the Series F Notes are collectively referred to herein as the “Phase II Tranches”) will be issued and sold on a Funding Date and will be used to fund Phase II Project Costs in respect of the Tuscarora Facility.

1.2	Principal Amount of Each Tranche.

The aggregate principal amount of each Tranche to be issued on each Funding Date will be determined by the Issuers in their sole discretion, provided that the following provisions are satisfied:

(a) The aggregate principal amount of the Series A Notes shall be such that the Debt Service Coverage Ratio for Phase I of the McGinness Hills Facility and Phase I of the Tuscarora Facility collectively, measured by Fiscal Quarter, will be not less than 1.65:1 in any Fiscal Quarter prior to the maturity of the Series A Notes and an average of at least 2.00:1 over the remaining term of the Series A Notes and the Loan Life Coverage Ratio for Phase I of the McGinness Hills Facility and Phase I of the Tuscarora Facility collectively will be not less than

2.00:1. For purposes of calculating the Debt Service Coverage Ratio and the Loan Life Coverage Ratio for Phase I of the McGinness Hills Facility and Phase I of the Tuscarora Facility, the aggregate principal amount of the Series A Notes shall be allocated between Phase I of the McGinness Hills Facility and Phase I of the Tuscarora Facility, such allocation to be specified by the Issuers in the notice provided pursuant to the last paragraph of this Section 1.2 in conjunction with the first Funding.

(b) The aggregate principal amount of the Series B Notes shall be such that the Debt Service Coverage Ratio for Phase I of the Jersey Valley Facility, measured by Fiscal Quarter, will be not less than 1.65:1 in any Fiscal Quarter prior to the maturity of the Series B Notes and will be an average of at least 2.00:1 over the remaining term of the Series B Notes and the Loan Life Coverage Ratio for Phase I of the Jersey Valley Facility will be not less than 2.00:1.

(c) With respect to the issuance of each Phase II Tranche and subject in each case to clauses (d) and (e) below, the principal amount of each Phase II Tranche shall be determined as follows:

(i) The Issuers may elect to issue the entire amount of the Notes available to fund Project Costs in respect of Phase II of the McGinness Hills Facility and/or Project Costs in respect of Phase II of the Tuscarora Facility in a single Phase II Tranche (the Series C Notes in the case of Phase II of the McGinness Hills Facility and Series D Notes in the case of Phase II of the Tuscarora Facility), in which case the principal amount of such Phase II Tranche shall not exceed the principal amount that would result in the Debt Service Coverage Ratio for the Facility Phase being financed with such Phase II Tranche, measured by Fiscal Quarter, being not less than 1.65:1 in any Fiscal Quarter prior to the maturity of such Phase II Tranche and an average of at least 2.08:1 over the remaining term of such Phase II Tranche and the Loan Life Coverage Ratio for the Facility Phase being financed with such Phase II Tranche being at least 2.08:1 (the “Phase II 100% Option”). If the Issuers elect the Phase II 100% Option to fund Project Costs in respect of Phase II of the McGinness Hills Facility, then no Series E Notes will be issued, and if the Issuers elect the Phase II 100% Option to fund Project Costs in respect of Phase II of the Tuscarora Facility, then no Series F Notes will be issued.

(ii) As an alternative to the Phase II 100% Option, the Issuers may elect to issue the amount of the Notes available to fund Project Costs in respect of Phase II of the McGinness Hills Facility and/or Project Costs in respect of Phase II of the Tuscarora Facility in two Phase II Tranches (the

Series C Notes and the Series E Notes in the case of Phase II of the McGinness Hills Facility and Series D Notes and the Series F Notes in the case of Phase II of the Tuscarora Facility) (the “Phase II 50% Option”). In such case (A) the principal amount of the Series C Notes and/or the Series D Notes, as applicable, shall not exceed fifty percent (50%) of the principal amount that would result in the Debt Service Coverage Ratio for the Facility Phase being financed with such Phase II Tranche, measured by Fiscal Quarter, being not less than 1.65:1 in any Fiscal Quarter prior to the maturity of such Phase II Tranche and an average of at least 2.08:1 over the remaining term of such Phase II Tranche and the Loan Life Coverage Ratio for the Facility Phase being financed with such Phase II Tranche being at least 2.08:1 and (B) the principal amount of the Series E Notes and/or the Series F Notes, as applicable, shall not exceed the lesser of (x) the maximum principal amount which, when combined with the principal of and interest payments on the Series C Notes (in the case of the Series E Notes) or the Series D Notes (in the case of the Series F Notes) would result in the Debt Service Coverage Ratio for the Facility Phase being financed with such Phase II Tranche, measured by Fiscal Quarter, being not less than 1.65:1 in any Fiscal Quarter prior to the maturity of such Phase II Tranche and an average of at least 2.08:1 over the remaining term of such Phase II Tranche and the Loan Life Coverage Ratio for the Facility Phase being financed with such Phase II Tranche being at least 2.08:1 or (y) the principal amount of the Series C Notes (in the case of the Series E Notes) or the Series D Notes (in the case of the Series F Notes).

(iii) For the avoidance of doubt, the Issuers may elect to fund the Project Costs in respect of Phase II of the McGinness Hills Facility with either the Phase II 100% Option or the Phase II 50% Option and to fund the Project Costs in respect of Phase II of the Tuscarora Facility with either the Phase II 100% Option or the Phase II 50% Option, in each case without regard to the option elected for Phase II of the other Facility.

(d) If the Power Purchase Agreement for the Facility being financed with a Phase II Tranche has been amended or modified prior to the Funding Date on which such Phase II Tranche is issued such that the Power Purchaser’s obligations thereunder would not be affected by a Change in Law (which Power Purchase Agreement amendment or modification will be acceptable to the Senior Creditors), the Issuers may increase the aggregate principal amount of such Phase II Tranche such that it does not exceed either one hundred percent (100%) (if the Phase II 100% Option is selected for that Phase II Tranche) or fifty percent (50%) (if the Phase II 50% Option is selected for that Phase II Tranche) of the principal amount that would result in (i) the Debt Service Coverage Ratio for the Facility Phase being financed with such Phase

II Tranche, measured by Fiscal Quarter, being not less than 1.40:1 in any Fiscal Quarter prior to the maturity of such Phase II Tranche and an average of at least 1.55:1 over the remaining term of such Phase II Tranche; (ii) the aggregate Debt Service Coverage Ratio for Phase I and Phase II of the Facility being financed with such Phase II Tranche, measured by Fiscal Quarter, being an average of at least 1.85:1 over the remaining term of such Phase II Tranche; (iii) the Loan Life Coverage Ratio for the Facility Phase being financed with such Phase II Tranche being not less than 1.55:1; and (iv) the aggregate Loan Life Coverage Ratio for Phase I and Phase II of the Facility being financed with such Phase II Tranche being not less than 1.85:1.

(e) If the Power Purchase Agreement for the Facility being financed with a Phase II Tranche has not been amended or modified prior to the relevant Funding Date such that the Power Purchaser’s obligations thereunder would not be affected by a Change in Law or such an amendment or modification is not acceptable to the Senior Creditors, the Issuers may increase the maximum principal amount of such Phase II Tranche to the maximum principal amount under Section 1.2(d), but only if the Issuers provide to the Trustee a Qualifying Letter of Credit for the amount by which the principal amount of such Phase II Tranche exceeds the amount determined in accordance with clause (d) above (each a “Change in Law Letter of Credit”). The stated amount available to be drawn under a Change in Law Letter of Credit may be reduced on any date to an amount that is equal to the principal amount that would be due under Section 8.2(b) with respect to the relevant Phase II Tranche on such date.

(f) The Debt Service Coverage Ratios and Loan Life Coverage Ratios calculated for each Facility Phase and for each Tranche under this Section 1.2 (other than the aggregate Debt Service Coverage Ratio and Loan Life Coverage Ratio referred to in clauses (ii) and (iv) of Section 1.2(d)) will be based on the assumptions in the Pro Forma Projections taking into account only (w) any changes in factual circumstances since the Pro Forma Projections were delivered, (x) the principal and interest payments for such Tranche, (y) only the incremental projected Issuer Revenues and expenses attributable to the Facility Phase being financed with such Tranche and (z) only the projected performance of the geothermal resource for such Facility Phase, as set forth in a report of the Reservoir Consultant dated not more than thirty (30) days prior to the Funding Date on which such Tranche will be issued, which report will be acceptable to the Senior Creditors. The aggregate Debt Service Coverage Ratio and Loan Life Coverage Ratio referred to in clauses (ii) and (iv) of Section 1.2(d) will be calculated in the same manner as the other calculations of Debt Service Coverage Ratio and Loan Life Coverage Ratio under this Section 1.2 and will reflect the actual performance of Phase I of the relevant Facility through the date of calculation.

(g) Notwithstanding the foregoing, in no event will (i) the aggregate principal amount of the Series A Notes exceed $155,000,000, (ii) the aggregate principal amount of all Phase I Tranches exceed $180,000,000 or (ii) the aggregate principal amount of all Phase II Tranches exceed $170,000,000 or (iii) the aggregate principal amount of all of the Notes issued hereunder exceed $350,000,000.

At least fifteen (15) Washington Business Days prior to each Funding Date, OFC 2 will provide the Senior Creditors with a notice of the aggregate principal amount of the Tranche to be issued on that Funding Date, which notice will include a calculation of the Debt Service Coverage Ratios and Loan Life Coverage Ratios required to determine the principal amount of such Tranche and, solely with respect to the Funding Date for the Series A Notes, an allocation of such Tranche to Phase I of the McGinness Hills Facility and to Phase I of the Tuscarora Facility based on their total Project Costs, which calculation and allocation must be acceptable to the Senior Creditors.

1.3	Interest on Each Tranche.

Each Note shall bear interest on the unpaid principal balance thereof, from the date of the Note or the most recent date to which interest thereon has been paid, until the same is due and payable, (calculated on the basis of the number of days elapsed in a 360-day year consisting of twelve thirty-day months). Each Note will bear interest at a rate mutually agreed between the Initial Certificate Holder and the Issuers three (3) Washington Business Days prior to the Funding Date on which such Note will be issued, which rate will be calculated based on (A) a spread, to be set by the Initial Certificate Holder and accepted by the Issuers, in each case in their sole discretion, at least ten (10) Washington Business Days before the applicable Funding Date (the “Spread”), over (B) the yield to maturity implied by (i) the yields reported, as of 10:00 a.m. Eastern Standard Time on the third Washington Business Day preceding such Funding Date on the ICUR function of Bloomberg News Service (or such function as may replace the ICUR function of Bloomberg News Service) for actively traded U.S. Treasury securities having a maturity equal to the Average Life of the Tranche being issued on such Funding Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the third Washington Business Day preceding such Funding Date, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Average Life of such Tranche being issued on such Funding Date. Such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the duration closest to and greater than the Average Life for the Tranche being issued on such Funding Date and (2) the actively traded U.S. Treasury security with the duration closest to and less than the Average Life for the Tranche being issued on such Funding Date. For the avoidance of doubt, the Initial Certificate Holder shall have no commitment with respect to setting any specific Spread under this provision, and the Spread will initially be set by the Initial Certificate Holder in its sole discretion, subject to acceptance thereof by the Issuers. Interest on each Note shall be payable quarterly in arrears on the last day of March, June, September and December in each year beginning on the last day of the aforementioned months that immediately follows the Funding Date on which such Note has been issued. The Notes shall mature and be payable in accordance with Section 8. During the continuance of an Event of Default described in Section 5.01(a) or Section 5.01(b) of the Security Agreement, the aggregate outstanding amount of principal of the Notes and any other amounts then due and payable shall bear interest at the Default Rate commencing on the date such overdue payment was initially due without regard to any grace period. Each Note shall be substantially in the form set out in Exhibit 1 hereto, with such changes therefrom, if any, as may be approved in accordance with Section 16.1 herein.

1.4	Security for the Notes.

The Notes are to be (i) secured in accordance with an indenture of trust and security agreement (as amended, amended and restated, modified and/or supplemented from time to time in accordance with its terms and the terms hereof, the “Security Agreement”) to be entered into among the Issuers, Wilmington Trust Company, as trustee (the “Trustee”) and Wilmington Trust Company, as depository (the “Depository”), a security agreement, pledge and assignment and subordination agreement with respect to interests in, and subordinated indebtedness of, the Issuers to be entered into among Ormat Nevada Inc., a Delaware corporation (“Sponsor”), ORNI Holding LLC, a Delaware limited liability company (“ORNI Holding”), OFC 2 and the Trustee (as amended and/or supplemented from time to time in accordance with its terms and the terms hereof, the “Pledge and Subordination Agreement”), and deeds of trust, security agreements, assignments of leases and rents and fixture filings among each of the Facility Owners, Ticor Title of Nevada, Inc., as trustee, and the Trustee, as beneficiary (as amended and/or supplemented from time to time in accordance with their terms and the terms hereof, the “Deeds of Trust”) and (ii) partially guaranteed in accordance with a guarantee issued by DOE (as amended and/or supplemented from time to time in accordance with its terms and the terms hereof, the “DOE Guarantee Agreement”) pursuant to Section 1705 of Title XVII of the Energy Policy Act of 2005, 22 U.S.C. 16511 -16514, as may be amended from time to time (“Title XVII”), including by the American Recovery and Reinvestment Act of 2009, Section 406 of Div A of Title IV of Pub. L. No. 111-5 (the “Recovery Act”) and the Energy and Water Development and Related Agencies Appropriations Act, 2010, Pub. L., No. 111-85 and irrevocable and unconditional guarantees of Ormat Technologies, Inc. (“OTEC”) in favor of the Trustee (each an “Ormat Guarantee”). The Security Agreement, the Pledge and Subordination Agreement, each Deed of Trust, the DOE Guarantee Agreement and each Ormat Guarantee Agreement shall be, respectively, substantially in the forms of Exhibits A, B, C, D and E to this Agreement.

By your acceptance hereof, each of DOE and the Purchaser (on its own behalf and on behalf of all subsequent holders of the Notes) hereby (i) designates and appoints Wilmington

Trust Company as the Trustee, (ii) authorizes Wilmington Trust Company, in its capacity as Trustee to execute, deliver and perform the obligations, if any, of the Trustee under each Loan Document to which the Trustee is a party (including, without limitation, certain notices or letters informing a counterparty to a Project Document of the Trustee’s lien on an Issuer’s rights under such Project Document, as directed by the Administrative Agent) and to take such action on its behalf under the provisions of such Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Trustee by the terms thereof, together with such other powers as are reasonably incidental thereto, and acknowledges that the Trustee acts as trustee under, and has certain rights and obligations as trustee under, the Security Agreement, the Pledge and Subordination Agreement, the Deeds of Trust and the other Loan Documents to which the Trustee is a party for the benefit of the Purchaser, DOE, the Noteholder Trustee, the Administrative Agent and the Master Servicer.

1.5	No Prejudice Regarding Section 1603 Application.

Each Issuer acknowledges and agrees that DOE’s issuance of the DOE Guarantee Agreement, including any determination by DOE as to whether the Project Costs are eligible project costs under the Solicitation with respect to any Tranche, shall not prejudice or otherwise have any binding effect with regard to any determination by the U.S. Internal Revenue Service, the U.S. Department of the Treasury or a court of law as to the tax basis of the Project under the Code and under Section 1603.

2.	SALE AND PURCHASE OF NOTES.

On the basis of the representations, warranties and agreements of the Purchaser set forth herein and subject to the terms and conditions of this Agreement, the Issuers shall issue and sell to the Purchaser and the Purchaser shall purchase from the Issuers, at the Fundings provided for in Section 4, one or more series of Notes in the aggregate principal amount of not more than $350,000,000 at the purchase price of 100% of the principal amount thereof.

3.	CLOSING AND CONDITIONS TO CLOSING.

The execution and delivery of this Agreement and the DOE Guarantee Agreement (the “Closing”) will occur on the date hereof, subject to the fulfillment to the satisfaction of the Senior Creditors of the following conditions on such date (the “Closing Date”):

3.1	Authorization.

Each of the Senior Creditors shall have received from each Issuer a certificate, dated as of the Closing Date, of its Responsible Officer (or the Responsible Officer of its manager) as to:

(a) resolutions or other evidence of authority then in full force and effect authorizing the execution, delivery and performance of this Agreement, the Notes and each other Loan Document to be executed by it;

(b) a copy of the Certificate of Formation of each Issuer certified by the Delaware Secretary of State; and

(c) the incumbency and signatures of the officers or other Persons authorized to act on behalf of each Issuer with respect to this Agreement, the Note(s) and each other Loan Document executed by it.

3.2	Consents and Approvals.

All consents and approvals (not including Applicable Permits) then required with respect to the transactions contemplated hereby from (a) all relevant Governmental Authorities and (b) any other Person whose consent or approval is required in connection with the transactions contemplated hereby, shall have been obtained and be in full force and effect, except for those the receipt of which the Senior Creditors shall have waived in their sole discretion. Certified copies of all such consents and approvals shall have been provided to each of the Senior Creditors.

3.3	UCC Searches.

Each of the Senior Creditors shall have received certified copies of Uniform Commercial Code Requests for Information or Copies (Form UCC-11), or a similar search report certified by the appropriate filing office or another party acceptable to each of the Senior Creditors, dated a date reasonably near (but prior to) the Closing Date, listing all effective financing statements, tax liens and judgment liens which name any Issuer, Sponsor or ORNI Holding as the debtor and which are filed in the jurisdictions in which filings are to be made pursuant to any Loan Document, together with copies of such financing statements (none of which (other than (i) any financing statements filed on or prior to the Closing Date pursuant to the terms hereof and the Pledge and Subordination Agreement in favor of the Trustee, if such Form UCC-11 or search report, as the case may be, is current enough to list such financing statements, (ii) Permitted Liens and (iii) Liens terminated or assigned to the Trustee at the Closing) shall cover any of the Collateral).

3.4	Closing Date Certificate.

Each of the Senior Creditors shall have received a certificate in substantially the form of Exhibit F attached hereto, duly executed by a Responsible Officer of each Issuer and dated as of the Closing Date, in which certificate each Issuer shall certify that the representations and warranties of such Issuer in this Agreement shall in all Material respects be true and correct representations and warranties of each Issuer as of such date (unless made as of, or in respect of, a specific date). All documents and agreements appended to the Closing Date certificate shall be in form and substance satisfactory to each of the Senior Creditors.

3.5	Evidence of Insurance.

Each of the Senior Creditors shall have received evidence of the insurance coverage required to be maintained pursuant to Section 9.4 of this Agreement, together with a satisfactory report from the Insurance Advisor to the Senior Creditors certifying as to the adequacy of each Issuer’s insurance, that such insurance policies are in full force and effect and not subject to cancellation without prior notice to the Administrative Agent, and as to the compliance of the same with the requirements of this Agreement and the other Loan Documents, together with copies of all Material insurance policies or binders to the extent such policies or binders were not otherwise previously provided.

3.6	Operative Documents.

(a) Each of the Senior Creditors, the Administrative Agent, the Trustee and the Depository, as applicable, shall have received:

(i) original counterparts of the Security Agreement, dated as of or prior to the Closing Date, duly executed by each Issuer, the Trustee and the Depository;

(ii) the Pledge and Subordination Agreement, dated as of or prior to the Closing Date, duly executed by the Sponsor, ORNI Holding, OFC 2 and the Trustee;

(iii) the Trust Agreement, dated as of or prior to the Closing Date, duly executed by the Initial Certificate Holders and Wilmington Trust Company, as trustee of the Purchaser;

(iv) the Equity Contribution Agreement, dated as of or prior to the Closing Date, duly executed by the Sponsor, the Issuers and the Trustee;

(v) original executed counterparts of the letter agreement among the Sponsor, the Purchaser, DOE and the Trustee dated as of or prior to the Closing Date, in the form attached hereto as Exhibit K (the “Sponsor Letter Agreement”);

(vi) the Intercreditor Agreement, executed by the Purchaser, the Trustee, the Administrative Agent and DOE; and

(vii) executed originals of the Consents from each counterparty to a Major Project Document (including, without limitation, Consent of the Power Purchaser with respect to the Power Purchase Agreements for the McGinness Hills and Tuscarora Facilities, but excluding Consent of the

Power Purchaser with respect to the Power Purchase Agreement for the Jersey Valley Facility, and excluding Consents of counterparties to the Interconnection Agreements and the Unit Agreements) substantially in the forms set forth in Exhibit G (or in another form that is satisfactory to the Senior Creditors and the Administrative Agent) for each Facility, each of which Consents shall, where appropriate, direct irrevocably and unconditionally that until the Discharge Date all Issuer Revenues payable under the applicable Project Document(s) shall be paid directly to the Depository for deposit into one of the Depository Accounts maintained under the Security Agreement.

(b) Each of the Senior Creditors, the Administrative Agent and the Trustee shall have received true, correct and complete copies of each Project Document listed in Part I of Schedule 5.22, which shall be updated and provided in form acceptable to each of the Senior Creditors upon any Material change to said Part I of Schedule 5.22, certified by a Responsible Officer of the Issuer(s) party thereto. Each of the Senior Creditors shall have reviewed and approved (in its sole discretion) the terms and conditions of any such Project Document in effect on the Closing.

3.7	Other Conditions.

The following conditions shall have been satisfied:

(a) each of the Senior Creditors and the Administrative Agent shall have received quarterly unaudited financial statements for each Issuer for the quarter ended June 30, 2011, certified by a Responsible Officer of each Issuer, prepared in accordance with GAAP consistently applied (other than the absence of footnote disclosure and subject to year-end adjustments);

(b) no Issuer nor any other Person shall be in default of its obligations under any Project Document (excluding the Jersey Valley PPA Default) as of the Closing Date;

(c) there shall have been no Event of Loss with respect to any Facility Phase currently under operation unless (w) insurance proceeds to repair or replace the damage from such Event of Loss have been deposited in the Insurance and Condemnation Proceeds Account maintained under the Security Agreement or the insurer providing coverage for such Event of Loss has irrevocably committed in writing to deposit such insurance proceeds in the Insurance and Condemnation Proceeds Account, (x) the Issuers have committed in writing to fully repair or rebuild such Facility Phase in accordance with the provisions of Section 4.06 of the Security Agreement, (y) the Independent Engineer has

verified that such repair or rebuilding is feasible and confirms in writing that the insurance proceeds received or committed with respect to such Event of Loss will be sufficient and that the Issuers’ plan for such repair or rebuilding is appropriate, and (z) the Event of Loss does not have and could not reasonably be expected to have a Material adverse effect on the Power Purchase Agreement relating to the Facility;

(d) each Power Purchase Agreement, and all amendments thereto, shall have been approved by the Public Utilities Commission of Nevada to the extent required; and

(e) the Issuers shall have demonstrated to the satisfaction of the Senior Creditors that each Facility has rights to firm transmission capacity on the Sierra Pacific Power Corporation transmission system for the full amount of the energy to be provided under each Power Purchase Agreement.

3.8	Opinions of Counsel.

Each of the Senior Creditors, the Administrative Agent and the Trustee shall have received opinions, dated the Closing Date, addressed to such parties and allowing reliance thereon by any holder of a Note, from counsel to the Issuers, Sponsor, ORNI Holding and OTEC, Nevada counsel to the Issuers and the Sponsor, and counsel to the Trustee as to the matters described in Exhibit I.

3.9	DOE Fees; Closing Fees and Expenses.

(a) No later than one Washington Business Day prior to the Closing Date, each of the Administrative Agent and DOE shall have received, as applicable, payment of:

(i) the initial payment of the Administrative Fee due to the Administrative Agent; and

(ii) the initial payment of the Maintenance Fee and any unpaid balance of the Facility Fee due to DOE.

(b) On the Closing Date the Issuers shall pay, or cause to be paid:

(i) the fees then due and payable to the Master Servicer as set forth in the Master Servicer Fee Letter; and

(ii) all fees, costs and expenses then due and payable pursuant to Sections 14.1 and 14.2.

(c) Neither the Facility Fee nor the Maintenance Fee, to the extent paid by the Issuers or paid by the Purchaser and reimbursed by the Issuers, shall be paid from the proceeds of the purchase of the Notes. Such fees shall be paid from the funds of the Issuers available prior to the Closing Date, including, without limitation, from Project revenue or proceeds of additional equity contributions by the Sponsor.

3.10	Reserved.

3.11	Establishment of Depository Accounts.

The Depository Accounts shall be established as provided in the Security Agreement.

3.12	Representations and Warranties of Issuers.

The representations and warranties set forth in Section 5 and those set forth in the other Loan Documents and any certificates shall be true and correct in all Material respects both before and after giving effect to the consummation of the transactions contemplated by the Loan Documents on the Closing Date with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be so true and correct only as of such earlier date).

3.13	No Adverse Developments.

(a) No labor controversy, litigation or other Action shall be pending or, to the Knowledge of any Issuer, threatened in writing against any Issuer, which, singly or in the aggregate, may reasonably be expected to have a Material Adverse Effect, which purports to affect the legality, validity or enforceability of this Agreement, the Notes, any other Loan Document or the Sponsor Letter Agreement or seeks to restrain, enjoin or otherwise prevent the ownership, construction, operation or maintenance of any Facility or the consummation of, or to recover damages or obtain relief as a result of, the transactions contemplated by this Agreement or the other Loan Documents;

(b) No development shall have occurred in any labor controversy, litigation or other Action disclosed pursuant to Section 5.8 or Section 5.12 which, singly or in the aggregate, may reasonably be expected to have a Material Adverse Effect; and

(c) The Administrative Agent and DOE shall have received all such information and documentation as either shall have requested in respect of any Action pending or threatened in writing that relates to the Project or to any transactions contemplated by any of the Operative Documents to which any Issuer is a party, or to any Operative Documents to which the Sponsor or ORNI Holding is a party if such transaction involving the Sponsor or ORNI Holding could reasonably be expected to have a Material Adverse Effect.

3.14	Performance; No Default or Event of Default.

Each Issuer shall have performed and complied with all agreements and conditions contained in this Agreement and the other Loan Documents required to be performed by them prior to or on the Closing Date, and, after giving effect to the transactions to occur on the Closing Date, no Default or Event of Default shall have then occurred and be continuing.

3.15	Changes in Organizational Structure.

No Issuer shall have changed its jurisdiction of organization or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements delivered at the Closing, except as permitted under Section 10.6.

3.16	Operating Budgets.

Each of the Senior Creditors shall have received copies of a Consolidated Operating Budget for Phase I of all Facilities, including a forecast of the operating profit in substantially the form of Schedule 7.1(c) to the Deliverables Letter for Phase I of all Facilities for the next five (5) years, which Consolidated Operating Budget shall be reasonably satisfactory in all respects to the Senior Creditors (in consultation with the Independent Engineer).

3.17	Reports of Independent Engineer and Reservoir Consultant.

(a) Each of the Senior Creditors shall have received reviews and analyses, in each case in form and substance satisfactory to each in their sole discretion, by:

(i) the Independent Engineer with respect to relevant technical aspects of Phase I of each of the McGinness Hills and Tuscarora Facilities, including, without limitation, (i) confirmation that the construction, design, engineering, maintenance and technical efficiency of Phase I of each such Facility and the Transmission Facilities shall allow each Facility to meet all contractual requirements under the Major Project Documents; (ii) a description of the status of construction to date and confirmation that the schedule is not delayed and there are no Material cost overruns; (iii) confirmation that the actual and projected performance criteria are appropriate to provide reasonable assurance of the long-term performance and operational viability of Phase I of each Facility consistent with the Pro Forma Projections delivered at the Closing; (iv) review and analysis of the financial projections for Phase I of each Facility, with respect to reasonable and detailed assumptions therein, including confirmation of projected operations and maintenance costs, schedule for construction, maintenance plans and schedules, Material Applicable Permits and ability to comply with the conditions of said Material Applicable Permits, capital expenditures, and availability and other similar assumptions utilized in Purchaser’s financial analysis of each such Facility; (v) confirmation of environmental permitting and other regulatory compliance; and (vi) verification that Phase I of the Tuscarora Facility only has adequate water rights; and

(ii) the Reservoir Consultant with respect to the geothermal resource pertaining to the McGinness Hills and Tuscarora Facilities (which report pertaining to the McGinness Hills Facility may be based on a report previously provided to the Sponsor), including, without limitation, confirmation with respect to Phase I of each such Facility that the forecast of net power output (using parameters related to pump performance, plant efficiency, and parasitic loads) and the projected revenues are consistent with the reservoir simulation forecasts used by the Issuers as verified by the Reservoir Consultant and with the Pro Forma Projections provided under Section 3.18; and

(b) Each of the Senior Creditors shall have received a report of each of the Independent Engineer and the Reservoir Consultant pertaining to the Jersey Valley Facility; and

(c) Each of the Senior Creditors shall have received, in form and substance satisfactory to each in their sole discretion, a Phase I Environmental Site Assessment prepared by the Environmental Consultant or other report acceptable to the Senior Creditors in their sole discretion, as to the environmental condition of the Project Land for each Facility.

3.18	Pro Forma Projections.

Each of the Senior Creditors shall have received two sets of pro forma cash flow projections based upon assumptions that have been agreed with each of the Senior Creditors on or prior to the Closing Date (the “Pro Forma Projections”), one of which will be for the entire Project and one of which will be for only the McGinness Hills Facility and the Tuscarora Facility, in each case for a period extending to at least two (2) years after the end of each Power Purchase Agreement related to each Facility, and in each case showing annual operating cash flow from each Facility available for debt service sufficient (in their sole discretion) to support the repayment of all Note(s). Such Pro Forma Projections shall also demonstrate that 100% of the Issuers’ revenues related to the Project shall be derived under the Project Documents. The Pro Forma Projections delivered at the Closing shall provide an aggregate Debt Service

Coverage Ratio for Phase I of the McGinness Hills Facility and for Phase I of the Tuscarora Facility, measured by Fiscal Quarter, of at least 1.65:1 for each Fiscal Quarter and an average Debt Service Coverage Ratio for such Facility Phases of at least 2.00:1 over the term of the Series A Notes and a Loan Life Coverage Ratio for Phase I of the McGinness Hills Facility and for Phase I of the Tuscarora Facility of at least 2.00:1. In no event will any Pro Forma Projections take into account any increased production of any Facility Phase resulting from projected expenditures of amounts withdrawn from the Well Drilling and Capex Reserve Account. The Pro Forma Projections to be delivered at Closing are attached to the Deliverables Letter as Exhibit A thereto.

3.19	Construction Schedules; Construction Budgets.

The Independent Engineer, the Senior Creditors and the Administrative Agent shall have received and approved a preliminary milestone construction schedule for the Project and a summary budget and quarterly payment schedule for the Project, in form, scope and substance satisfactory to the Senior Creditors and the Independent Engineer and containing a projected drawdown schedule satisfactory to each thereof.

3.20	Intellectual Property.

The Issuers shall have provided to each of the Senior Creditors evidence that each Issuer has all the necessary intellectual property rights for the construction and operation of each Facility Phase throughout the term of the Notes.

3.21	Credit Rating.

The Issuers shall have obtained a credit rating of at least BB for the Project from Standard and Poor’s Financial Services, LLC, without the benefit of the DOE Guarantee Agreement or any other credit support which would not be available to DOE, dated at least 30 days prior to the Closing Date.

3.22	Additional DOE Requirements for Closing.

DOE’s obligation to execute and deliver the DOE Guarantee Agreement at the Closing is also subject to the fulfillment, to the satisfaction of DOE, of the following additional conditions:

(a) DOE shall have received certification from a Responsible Officer of OFC 2, on behalf of itself and each other Issuer, satisfactory to DOE in its sole discretion, representing and warranting:

(i) that (x) Commencement of Construction has occurred and (y) the Issuers intend to treat the Guaranteed Obligation as debt for federal income tax purposes; and

(ii) that (x) each Issuer has taken all steps necessary to comply with any reporting obligations, if notified by DOE to so report, under Section 1512(c) of Title XV of Division A of the Recovery Act in accordance with the procedures set out or otherwise referenced in 2 C.F.R. Section 176.50 and the OMB Guidance, and (y) each Issuer and each DBA Contract Party have taken all necessary steps to comply with and are in compliance with all Davis-Bacon Requirements.

(b) Reserved.

(c) DOE shall have received certification from a Responsible Officer of the Sponsor and ORNI Holding, satisfactory to DOE in its sole discretion, representing and warranting that each of ORNI Holding and the Sponsor has received an opinion from its counsel that, subject to customary qualifications and assumptions, the allocation of partnership items by OFC 2 should be respected for federal income tax purposes.

(d) DOE shall have received evidence in form and substance satisfactory to DOE that each Issuer, the Lead Lender and Purchaser has each provided a Standard Form – LLL “Disclosure Form to Report Lobbying” as required under 31 U.S.C. § 1352.

(e) DOE shall have received, in form and substance satisfactory to DOE in its sole discretion:

(i) certification by a Responsible Officer of the Lead Lender that the Lead Lender has performed, in accordance with its own standard internal policies and procedures when acting as a sole or lead lender in transactions that are comparable in type to the transaction contemplated by this Agreement and in which its credit exposure is not guaranteed, (a) due diligence on the transaction contemplated by this Agreement in a manner consistent with the scope and depth of diligence that it would customarily perform in such other transactions, (b) a loan underwriting and credit analysis, review and approval of the transaction in a manner consistent with such customary practice of each and (c) such other certifications as DOE may require prior to the Closing Date relating to compliance with Program Requirements and the implementation of Title XVII; and

(ii) an “Eligibility Certificate” from a Responsible Officer of each of the Lead Lender and the Purchaser in the form attached as Annex A to the DOE Guarantee Agreement.

(f) DOE shall have received from a Responsible Officer of the Administrative Agent, satisfactory to DOE in its sole discretion, a certification from the Administrative Agent in the form attached as Annex B to the DOE Guarantee Agreement.

(g) DOE shall have received certification from the Independent Engineer in the form attached hereto as Exhibit N that Commencement of Construction has occurred and otherwise addresses the matters set forth therein.

(h) The U.S. Office of Management and Budget (“OMB”) shall have reviewed and approved DOE’s calculation of the Credit Subsidy Cost of the DOE Guarantee Agreement, including without limitation, review of the credit rating.

(i) DOE shall have received a fully executed letter agreement between the Issuers and the Master Servicer providing for the Issuers to pay on behalf of DOE the fees and expenses of the Master Servicer, which letter agreement shall be acceptable to DOE in its sole discretion (the “Master Servicer Fee Letter”).

(j) DOE shall have received from the Lead Lender a letter confirming the Lead Lender’s investment intent with respect to the Trust Certificates.

(k) DOE shall have received evidence of completion of the National Environmental Policy Act review process of the Project Land in respect of Phase I of each Facility to DOE’s satisfaction for each Facility, issued its determination (i.e., Finding of No Significant Environmental Impact), received environmental site assessments, associated reliance letters, the Memorandum of Agreement Regarding Tuscarora Geothermal Project, the Memorandum of Agreement Regarding McGinness Hills Geothermal Project and Issuers shall have satisfied any environmental requirements (including required environmental protection measures, plans, agreements or decisions set forth under Section 9.13(c)) in each case to the extent required to be completed by the relevant Governmental Authority as of the Closing Date.

(l) DOE shall have received payment from a congressional appropriation of funds for the full amount of the Credit Subsidy Cost for the Notes in accordance with the Program Requirements.

(m) OFC 2 shall have registered with the Central Contractor Registration database, established in accordance with the Federal Acquisition Streamlining Act of 1994 (“CCR”).

4.	FUNDING AND CONDITIONS TO FUNDING.

The sale and purchase of each Tranche (each a “Funding”) shall occur at 9:00 a.m. on the first Washington Business Day after the conditions to that Funding have been satisfied or such other Washington Business Day as may be agreed upon by the Issuers and the Senior Creditors (each, a “Funding Date”). Each Funding shall occur at the offices of Day Pitney LLP, One International Place, Boston, Massachusetts 02110 or at such other place as may be agreed upon by the Issuers and the Senior Creditors; provided that all of the Fundings shall have occurred on or prior to December 31, 2014 (the “Funding Deadline”). At each Funding, (i) the Issuers shall deliver to the Purchaser the Note(s) to be purchased by the Purchaser at such Funding in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as the Purchaser may request) dated the date of such Funding and registered in the Purchaser’s name (or in the name of the Purchaser’s nominee), against delivery by the Purchaser to OFC 2 or its order of the purchase price therefor by wire transfer of immediately available funds to the Depository for disbursement in accordance with the Funding Date Flow of Funds Memo delivered for such Funding under Section 4.14 of the Security Agreement, and (ii) DOE shall execute and deliver to the Purchaser and the Administrative Agent the DOE Acknowledgement after it determines that all conditions precedent to the funding of such Note(s) set forth in this Agreement have been satisfied (or otherwise waived in accordance with the terms of the Loan Documents). If at any Funding the Issuers shall fail to tender such Note(s) to the Purchaser as provided above in this Section 4, or if any of the conditions specified for such Funding in this Section 4 shall not have been fulfilled to the satisfaction of the Senior Creditors, or if the Funding does not occur by the Funding Deadline set forth in this Section 4, the Purchaser and DOE shall, at their election, be relieved of all further obligations under this Agreement with respect to such Funding and the Note(s) to be purchased at such Funding, without thereby waiving any rights the Senior Creditors may have by reason of such failure or such nonfulfillment. The Issuers shall determine whether to issue any Notes at any Funding in their sole discretion.

The Purchaser’s obligation to purchase and pay for the Note(s) to be sold to the Purchaser at each Funding and DOE’s obligation to execute and deliver the DOE Acknowledgement with respect to such Note(s) are subject to the fulfillment to the satisfaction of the Senior Creditors, prior to or at such Funding, of the following conditions:

4.1	Authorization.

Each of the Senior Creditors shall have received from each Issuer a certificate, dated as of the applicable Funding Date, of its Responsible Officer (or the Responsible Officer of its manager) as to:

(a) resolutions or other evidence of authority then in full force and effect authorizing the execution, delivery and performance of this Agreement, the Notes and each other Loan Document to be executed by it;

(b) a copy of the Certificate of Formation of each Issuer certified by the Delaware Secretary of State; and

(c) the incumbency and signatures of the officers or other Persons authorized to act on behalf of each Issuer with respect to this Agreement, the Note(s) and each other Loan Document executed by it;

provided, that, in connection with each Funding such certificate may confirm that there has been no change in any of the foregoing items since the Closing Date or since the immediately preceding Funding Date.

4.2	The Notes; DOE Acknowledgement.

The Purchaser shall have received, subject to the payment of the purchase price as described above, the Note(s) to be purchased by the Purchaser at such Funding, dated as of such Funding Date, and duly executed and delivered by a Responsible Officer of each Issuer, and the Purchaser and the Administrative Agent shall have received the DOE Acknowledgement in respect of the applicable Note after DOE determines that all conditions precedent to the funding of such Note(s) have been satisfied (or otherwise waived in accordance with the terms of the Loan Documents).

4.3	Consents and Approvals.

No consents or approvals (not including Applicable Permits) are then required with respect to the transactions contemplated hereby from (a) any relevant Governmental Authorities and (b) any other Person whose consent or approval is required in connection with the transactions contemplated hereby, other than any consents and approvals that shall have been obtained and are in full force and effect and certified copies of which have been provided to the Senior Creditors and the Administrative Agent, except for those the receipt of which the Senior Creditors shall have waived in their sole discretion.

4.4	UCC Searches.

Each of the Senior Creditors shall have received certified copies of Uniform Commercial Code Requests for Information or Copies (Form UCC-11), or a similar search report certified by the appropriate filing office or another party acceptable to each of the Senior Creditors, dated a date reasonably near (but prior to) the Funding Date, listing all effective financing statements, tax liens and judgment liens which name any Issuer, Sponsor or ORNI Holding as the debtor and which are filed in the jurisdictions in which filings are to be made pursuant to any Loan Document, together with copies of such financing statements (none of which (other than (i) financing statements filed pursuant to the terms hereof and the Pledge and Subordination Agreement in favor of the Trustee, if such Form UCC-11 or search report, as the case may be, is current enough to list such financing statements, (ii) Permitted Liens and (iii) Liens terminated or assigned to the Trustee at the Funding) shall cover any of the Collateral).

4.5	Funding Date Certificate.

Each of the Senior Creditors shall have received a certificate in substantially the form of Exhibit F attached hereto, duly executed by a Responsible Officer of OFC 2 and dated as of the Funding Date, in which certificate each Issuer shall certify that the representations and warranties of such Issuer in this Agreement shall in all Material respects be true and correct representations and warranties of each Issuer as of such date (unless made as of, or in respect of, a specific date). All documents and agreements appended to the Funding Date certificate, including those delivered pursuant to Sections 4.6 and 4.7 below, shall be in form and substance satisfactory to each of the Senior Creditors (in their sole discretion).

4.6	Project Documents.

To the extent not previously delivered, each of the Senior Creditors shall have received true, correct and complete copies of each Project Document listed in Part I of Schedule 5.22, certified by a Responsible Officer of OFC 2. Each of the Senior Creditors shall have reviewed and approved (in their sole discretion) the terms and conditions of any Major Project Document not previously approved.

4.7	Permits.

The Issuers shall have updated Schedule 5.7 (as approved by the Administrative Agent) and, to the extent not previously delivered, deliver true, complete and correct copies of all Material Applicable Permits then required for the Facility Phase(s) being financed on such Funding Date (including without limitation, each of the Material Applicable Permits for such Facility Phase(s) listed in Part B of Schedule 5.7, as it exists on the Closing Date) to each of the Senior Creditors, and all such Material Applicable Permits shall be in full force and effect, the periods for administrative appeals of the issuance of the Material Applicable Permits have expired (except as set forth in Schedule 5.7), and shall not be the subject of any pending administrative or judicial proceedings. All Material Applicable Permits relating to the operation and maintenance of each Facility shall be held by and listed in the name of the Facility owner of each Facility or in the name of the Operator in a manner that is acceptable to the Senior Creditors in their sole discretion.

4.8	Other Conditions.

The following conditions shall have been satisfied:

(a) there shall have been no amendment, or any proposed amendment, to any Material Applicable Permit or other Governmental Requirements that, in each of the Senior Creditor’s reasonable determination, is likely to have a Material Adverse Effect;

(b) there shall have been no amendment, or any proposed amendment, to any Operative Document which is likely, in any Senior Creditor’s reasonable determination, to have a Material Adverse Effect;

(c) no Issuer nor any other Person shall be in default of its obligations under any Project Document as of such Funding Date (excluding the Jersey Valley PPA Default for any Funding other than the Funding for the Series B Notes);

(d) there shall have been no Event of Loss with respect to any Facility Phase currently under operation (i) unless (w) insurance proceeds to repair or replace the damage from such Event of Loss have been deposited in the Insurance and Condemnation Proceeds Account maintained under the Security Agreement or the insurer providing coverage for such Event of Loss has irrevocably committed in writing to deposit such insurance proceeds in the Insurance and Condemnation Proceeds Account, (x) the Issuers have committed in writing to fully repair or rebuild such Facility Phase in accordance with the provisions of Section 4.06 of the Security Agreement, (y) the Independent Engineer has verified that such repair or rebuilding is feasible and confirms in writing that the insurance proceeds received or committed with respect to such Event of Loss will be sufficient and that the Issuers’ plan for such repair or rebuilding is appropriate, and (z) the Event of Loss does not have and could not reasonably be expected to have a Material adverse effect on the Power Purchase Agreement relating to the Facility or (ii) unless the Notes have been prepaid in accordance with Section 8.2(a) in connection with such Event of Loss;

(e) all amendments to each Power Purchase Agreement since the Closing Date shall have been approved by the Public Utilities Commission of Nevada to the extent required; and

(f) DOE shall have received certification from a Responsible Officer of OFC 2, on behalf of itself and each other Issuer, satisfactory to DOE in its sole discretion, representing and warranting that (x) each Issuer has taken all steps necessary to comply with any reporting obligations, if notified by DOE to so report, under Section 1512(c) of Title XV of Division A of the Recovery Act in accordance with the procedures set out or otherwise referenced in 2 C.F.R. Section 176.50 and the OMB Guidance, and (y) each Issuer and each DBA Contract Party have taken all necessary steps to comply with and are in compliance with all Davis-Bacon Requirements.

4.9	Opinions of Counsel.

Each of the Senior Creditors, the Administrative Agent and the Trustee shall have received opinions, dated the relevant Funding Date, addressed to such parties and allowing reliance thereon by any holder of a Note, from counsel to the Issuers, Sponsor, ORNI Holding and OTEC, Nevada counsel to the Issuers and the Sponsor and counsel to the Trustee, as to such matters as each of the Senior Creditors may reasonably request based on facts and circumstances specific to the relevant Funding.

4.10	Structuring and Funding Fees and Expenses.

The Issuers shall pay, or cause to be paid,:

(a) the applicable portion of the Structuring Fee due on such Funding Date to the Administrative Agent, calculated as set forth in Section 8.8; and

(b) all fees, costs and expenses then due and payable pursuant to Sections 14.1 and 14.2.

4.11	Reserved.

4.12	Funding of Depository Accounts.

(a) The Depository Accounts shall be funded, to the extent required, from the proceeds of the sale of the Notes and deposits by the Issuers and the Sponsor as provided in the Security Agreement and the Funding Date Flow of Funds Memo.

(b) With respect to any Funding Date for a Phase II Tranche, the Senior Creditors and the Administrative Agent (in consultation with the Independent Engineer and the Reservoir Consultant) shall have agreed on a revised schedule for the Maximum Well Drilling and Capex Reserve Requirement under the Security Agreement reflecting the increase in the Maximum Well Drilling and Capex Reserve Requirement, if any, associated with the Facility Phase being financed with such Phase II Tranche.

4.13	Representations and Warranties of Each Issuer.

The representations and warranties set forth in Section 5 and those set forth in the other Loan Documents and any certificates delivered at such Funding shall be true and correct in all Material respects both before and after giving effect to the consummation of the transactions contemplated by the Loan Documents on the relevant Funding Date, as applicable, with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be so true and correct only as of such earlier date).

4.14	No Adverse Developments.

(a) No labor controversy, litigation or other Action shall be pending or, to the Knowledge of any Issuer, threatened in writing against any Issuer, which, singly or in the aggregate, may reasonably be expected to have a Material Adverse Effect, which purports to affect the legality, validity or enforceability of this Agreement, the Note, any other Loan Document or the Sponsor Letter Agreement or seeks to restrain, enjoin or otherwise prevent the ownership, construction, operation or maintenance of any Facility or the consummation of, or to recover damages or obtain relief as a result of, the transactions contemplated by this Agreement or the other Loan Documents.

(b) No development shall have occurred in any labor controversy, litigation or other Action disclosed pursuant to Section 5.8 or Section 5.12 which, singly or in the aggregate, may reasonably be expected to have a Material Adverse Effect.

(c) The Senior Creditors shall have received all such information and documentation as either shall have requested in respect of any Action pending or threatened in writing that relates to the Project or to any transactions contemplated by any of the Operative Documents to which any Issuer is a party, or to any Operative Documents to which the Sponsor or ORNI Holding is a party if such transaction involving the Sponsor or ORNI Holding could reasonably be expected to have a Material Adverse Effect.

(d) No Material Adverse Effect shall have occurred since the Closing Date, in respect of the first Funding, or since the prior Funding Date with respect to each subsequent Funding, in any case that has not been cured.

4.15	Loan Documents; Performance; No Default or Event of Default.

(a) Each of the Loan Documents shall be in full force and effect.

(b) The Senior Creditors, the Administrative Agent, the Trustee and/or the Depository shall have received any amendment or supplement to the Loan Documents that is necessary or desirable with respect to the creation of a security interest in any new Collateral delivered at such Funding, together with any financing statements or amendments that are desirable or necessary to perfect such security interest.

(c) OFC 2 shall have provided the Senior Creditors with the notice of the aggregate principal amount of the Tranche to be issued on that Funding Date and, if such Tranche is a Phase II Tranche, whether the Issuers have elected the Phase II 100% Option or the Phase II 50% Option for such Phase II Tranche, as required by Section 1.2, which notice must be acceptable to the Senior Creditors. For the issuance of Series A Notes, the notice required by this Section 4.15(c) shall specify the percentage of the total Tranche that is being allocated to each of Phase I of the McGinness Hills Facility and Phase I of the Tuscarora Facility, as provided in the last paragraph of Section 1.2.

(d) The Initial Certificate Holder shall have set, and the Issuers shall have accepted, each in their sole discretion, the Spread that will apply to the Tranche being issued at such Funding, as provided in Section 1.3, which Spread shall have been determined to be reasonable by DOE after consultation with the U.S. Treasury based on the range of interest rates prevailing in the private sector for similar obligations of comparable risk partially guaranteed by the Federal government.

(e) The Initial Certificate Holder and the Issuers shall have agreed, each in their sole discretion, on the interest rate that will apply to the Tranche being issued at such Funding, as provided in Section 1.3.

(f) Each Issuer shall have performed and complied with all agreements and conditions contained in this Agreement and the other Loan Documents required to be performed by them prior to or on the relevant Funding Date, and, after giving effect to the issue and sale of the Note(s) at the Funding and the application of the proceeds thereof as contemplated by Section 5.14, no Default or Event of Default shall have then occurred and be continuing.

4.16	Purchase Permitted by Applicable Law, etc.

The Purchaser’s purchase of the Note(s) and the Initial Certificate Holder’s purchase of the Trust Certificates to be purchased on such Funding Date shall (i) be permitted by the laws and regulations of each jurisdiction to which the Purchaser and the Initial Certificate Holder is subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting investments by insurance companies without restriction as to the character of the particular investment, (ii) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (iii) not subject the Purchaser or the Initial Certificate Holder to any tax (other than income taxes on interest and other amounts received), penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by the Purchaser or the Initial Certificate Holder, the Purchaser or the Initial Certificate Holder shall have received a certificate from a Responsible Officer of the Issuers certifying as to such matters of fact with respect to the Issuers and the Project as the Purchaser or the Initial Certificate Holder may reasonably specify to enable the Purchaser or the Initial Certificate Holder to determine whether such purchase is so permitted.

4.17	Changes in Organizational Structure.

No Issuer shall have changed its jurisdiction of organization or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements delivered at the applicable Funding, except as permitted under Section 10.6.

4.18	Operating Budgets.

Each of the Purchaser, DOE and the Administrative Agent shall have received copies of an Operating Budget for each Facility being financed with the Tranche being issued on such Funding Date and a Consolidated Operating Budget for the Project, including all Facilities financed with Tranches issued on or prior to such Funding Date, including a forecast of the operating profit in substantially the form of Schedule 7.1(c) to the Deliverables Letter for the Project for the next five (5) years, which Operating Budget and Consolidated Operating Budget are reasonably satisfactory in all respects to the Senior Creditors (in consultation with the Independent Engineer). If the Operating Budget and/or Consolidated Operating Budget provided to the Senior Creditors are substantially the same as the copies most recently provided, a certification by the Independent Engineer confirming such consistency shall be sufficient to satisfy this Section 4.18.

4.19	Reports of Independent Engineer, Reservoir Consultant and Environmental Consultant.

(a) Each of the Senior Creditors shall have received reviews and analyses, in each case in form and substance satisfactory to each in their sole discretion, by:

(i) the Independent Engineer with respect to relevant technical aspects of each Facility Phase being financed with the Tranche being issued at such Funding including, without limitation, (i) confirmation that the construction, design, engineering, maintenance and technical efficiency of each such Facility Phase and the Transmission Facilities for such Facility shall allow the Facility to meet all contractual requirements under the Major Project Documents; (ii) a description of the status of construction to date and confirmation that the schedule is not delayed and there are no Material cost overruns; (iii) confirmation that the actual and projected performance criteria are appropriate to provide reasonable assurance of the long-term performance and operational viability of such Facility Phase consistent with the Pro Forma Projections delivered at such Funding; (iv) review and analysis of the financial projections for each such Facility, with respect to reasonable and detailed assumptions therein, including confirmation of projected operations and maintenance costs, schedule for construction, maintenance plans and schedules, Material Applicable Permits and ability to comply with the conditions of said Material Applicable Permits, capital expenditures, and availability and other similar assumptions utilized in Purchaser’s financial analysis of each such Facility; (v) confirmation of environmental permitting and other regulatory compliance; and (vi) verification that the Tuscarora Facility only has adequate water rights; and

(ii) the Reservoir Consultant with respect to the geothermal resource pertaining to each Facility other than the Jersey Valley Facility (unless such Funding is for the Series B Notes or the Series B Notes have been issued, in which case such review and analysis shall also pertain to the Jersey Valley Facility), including, without limitation, confirmation with respect to each Facility Phase being financed with the Tranche being issued at such Funding that the forecast of net power output (using parameters related to pump performance, plant efficiency, and parasitic loads) and the projected revenues are consistent with the reservoir simulation forecasts used by the Issuers as verified by the Reservoir Consultant and with the Pro Forma Projections provided under Section 4.20, which review and analysis will be based on an independent review of each Facility by the Reservoir Consultant.

(b) If such Funding occurs more than six (6) months after the date of the report of the Environmental Consultant provided pursuant to Section 3.17(c) or most recently provided under this Section 4.19(c), each of the Senior Creditors shall have received an update to such report, acceptable to the Senior Creditors in their sole discretion, as to the environmental condition of the Project Land for each Facility.

4.20	Pro Forma Projections.

Each of the Senior Creditors shall have received Pro Forma Projections for each Facility Phase being financed with the Tranche issued at such Funding for a period extending to at least two (2) years after the end of each Power Purchase Agreement related to each such Facility, which shall show annual operating cash flow from each such Facility Phase available for debt service sufficient (in their sole discretion) to support the repayment of the Note(s) issued at such Funding. Such Pro Forma Projections shall also demonstrate that 100% of the Issuer’s revenues related to the Project shall be derived under the Operative Documents. The Pro Forma Projections delivered at each Funding shall be consistent with the Pro Forma Projections delivered on the Closing Date but shall take into account changes resulting from the inclusion of the actual interest rate on the Note(s) issued on that Funding Date, any updated power generation projections, Projects Costs and operating expenses consistent with the reports of the Reservoir Consultant and the Independent Engineer delivered pursuant to Section 4.19(a) hereof in connection with such Funding, the terms of the relevant Power Purchase Agreement and any other relevant Project Documents, any applicable adjustments to the Average Annual Supply Amount, Yearly PC Amount or Supply Amount permitted under the Power Purchase Agreement for that Facility Phase, the amortization profile of the Note(s) issued on that Funding Date, and other changes in factual circumstances or any errors or inaccuracies in the Pro Forma Projections delivered on the Closing Date. Such Pro Forma Projections shall also include a Debt Service Coverage Ratio profile for each Tranche, and shall provide the minimum and average Debt Service Coverage Ratios, measured by Fiscal Quarter, and Loan Life Coverage Ratio as described in Section 1.2 for the Facility Phase(s) being financed with the Tranche issued at such Funding. In no event will any Pro Forma Projections (i) with respect to any updated power generation projections, take into account any increased production of any Facility Phase resulting from projected expenditures after Project Completion of that Facility Phase or (ii) show that, after giving effect to the projected degradation of the geothermal resource for each Facility Phase (as reflected in the report of the Reservoir Consultant prepared in conjunction with those Pro Forma Projections, and any adjustments to the Average Annual Supply Amount, Yearly PC Amount or Supply Amount permitted under the Power Purchase Agreement for that Facility Phase, the Facility Owner of that Facility Phase will incur Replacement Costs or PC Replacement Costs under such Power Purchase Agreement during the term of the Notes. The Pro Forma Projections to be delivered at each Funding shall be in the form of Exhibit A attached to the Deliverables Letter.

4.21	Construction Schedules; Construction Budgets.

For the Fundings for the Series A Notes, the Series C Notes and the Series D Notes, the Independent Engineer, Senior Creditors and Administrative Agent shall have received and approved either (x) an updated final milestone construction schedule (the “Construction Schedule”), and a construction budget and quarterly payment schedule (the “Construction Budget”) for each Facility Phase being financed with the Tranche issued at such Funding, in form, scope and substance satisfactory to the Senior Creditors (in consultation with the Independent Engineer) and containing a projected drawdown schedule satisfactory to each thereof or (y) a certification by a Responsible Officer of the Issuers that such Construction Schedule and Construction Budget is substantially the same in all material respects to those most recently delivered to the Senior Creditors and the Administrative Agent.

4.22	Private Placement Number.

A Private Placement Number issued by S&P’s CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Tranche and each series of the Trust Certificates being issued at such Funding.

4.23	Title Insurance.

(a) With respect to the first Funding, each of the Senior Creditors shall have received Title Policies for each of the Facilities, insuring each of the Deeds of Trust.

(b) On each Funding Date subsequent to the initial Funding Date, each of the Title Policies shall be endorsed by an ALTA Form 33-06 endorsement increasing the amount covered under such Title Policy by the amount of the Funding and extending both the date of coverage specified in the ALTA Form 32-06 endorsement for such Title Policy and the date of the Title Policy to the applicable Funding Date without any additional enumerated exception other than Permitted Liens and unrecorded mechanics liens for labor, services, materials and equipment supplied since the previous date of coverage for such Title Policy; provided, however, that if such Funding includes funds for the payment or reimbursement of labor, services, materials or equipment costs or occurs contemporaneously with a disbursement of funds to the Construction Subaccount for such Facility, then the provisions of Section 3.03(a)(iii) of the Security Agreement shall also apply, including without limitation, Issuers’ submission of a Construction Withdrawal Certificate with respect to such amounts and issuance of an ALTA Form 33-06 endorsement in the form described in Section 3.03(a)(iii)(H) of the Security Agreement.

(c) As soon as practicable following a Facility Phase’s Substantial Completion, each Title Policy for such Facility Phase shall be endorsed to delete the ALTA Form 32-06 therefrom, taking into account any statutory lien period and the impact that commencement of construction on any subsequent Phase of the applicable Facility may have on the Title Company’s willingness to do so. The Issuers shall act in good faith to satisfy the requirements of the Title Company in issuing such endorsement. Following the deletion of such ALTA Form 32-06, all future endorsements to any Title Policy changing the date of policy to the applicable Funding Date shall be issued for such Title Policy without any additional enumerated exception other than Permitted Liens.

(d) Notwithstanding anything to the contrary contained herein, the ALTA Form 32-06 endorsement for the Jersey Valley Facility will be deleted from the Jersey Valley Facility Title Policy no later than the Funding of the Series B Notes.

(e) With respect to the first Funding, each of the Senior Creditors shall have received an ALTA/ACSM survey for each of the Facilities, in form and content satisfactory to the Senior Creditors.

To the extent that a Funding includes funds for the payment or reimbursement of labor, services, materials or equipment costs, which funds will be disbursed directly to any Issuer instead of through the Construction Account, the Funding Date Flow of Funds Memo shall include reasonably detailed information with respect to the Actual Costs incurred for each Facility Phase to be paid with such Funding, and be accompanied by executed lien waivers from all contractors, subcontractors, suppliers and materialmen who have provided services, labor, materials or equipment in connection with the Project with a payment value in excess of $100,000 in the aggregate for all Facilities (to the extent such lien waivers have not been delivered previously).

4.24	Equity Contribution Agreement.

The Sponsor shall have complied with its obligations under the Equity Contribution Agreement through and including that Funding Date.

4.25	Ormat Guarantees.

At each Funding, OTEC shall have provided to the Trustee the Ormat Guarantee with respect to the Tranche being issued at such Funding. There shall have been no material adverse change in the business, operations, condition (financial or otherwise) or property of OTEC since the Closing Date.

4.26	Contributions to Purchaser.

The Certificate Holder(s) shall have made the contributions to the Purchaser provided for in Section 2.5 of the Trust Agreement.

4.27	Reserved.

4.28	Updates to Schedules.

The Issuers shall have provided the Senior Creditors and the Administrative Agent with any updates to the Schedules hereto or to any other Loan Document to reflect changes in circumstances since the Closing Date, which updated schedules shall be acceptable to the Senior Creditors and the Administrative Agent in their sole discretion. Each reference to a Schedule to this Agreement shall refer to such Schedule as updated pursuant to this Section 4.28.

4.29	Additional Conditions to Funding for Series A Notes.

The Purchaser’s obligation to purchase and pay for the Series A Note(s) and DOE’s obligation to execute and deliver the DOE Acknowledgement with respect to the Series A Note(s) are subject to the fulfillment to the satisfaction of the Senior Creditors of the following additional conditions:

(a) Each of the Senior Creditors, the Administrative Agent and the Trustee shall have received the Deeds of Trust, dated as of or prior to the first Funding Date and in form attached hereto as Exhibit C and otherwise satisfactory to the Senior Creditors, and the Administrative Agent, duly executed and acknowledged by each of the Facility Owners;

(b) the Issuers shall have delivered duly completed Uniform Commercial Code financing statements (Form UCC-1) naming each Issuer, the Sponsor and ORNI Holding as the debtor and the Trustee (for the benefit of the Secured Parties, as defined in the Security Agreement) as the secured party, to be filed under the UCC in all jurisdictions as may be necessary to perfect the first priority security interest of the Trustee (for the benefit of the Secured Parties) in the Collateral, subject to Permitted Liens, as to which perfection may be obtained by filing UCC-1 financing statements, pursuant to the Security Documents;

(c) the Issuers shall have delivered executed assignments and transfer applications (in blank) with respect to each of the Leases and Easements to which the United States Bureau of Land Management or the United States Department of Agriculture is a party, together with powers of attorney (in blank) authorizing the filing of such transfer applications upon an Event of Default; and

(d) If the Tuscarora Facility Deed of Trust executed by HSS II is executed and delivered prior to the effective date of the assignment to HSS II of all of the right, title and interest of Sponsor under U.S. Bureau of Land Management Leases No. NVN-74915, NVN-76151, NVN-74916, NVN-76630, N-89398 and N-89399, HSS II shall have delivered any amendment to such Deed of Trust necessary to subject such Leases to the Lien of said Deed of Trust and an endorsement to the Title Policy insuring said Deed of Trust as so modified as a first priority Lien, without exception other than Permitted Liens (or unrecorded mechanics liens for labor, work or materials furnished since the date of coverage specified in said Title Policy).

(e)

(f) DOE shall have received a certificate from the Independent Engineer, substantially in the form of Exhibit N hereto, certifying as to the matters set forth therein, including without limitation as to the development costs incurred to date for Phase I of the McGinness Hills Facility and Phase I of the Tuscarora Facility, and a development costs statement summarizing any such costs for which the Issuers and the Sponsor seek credit as approved pre-Funding equity credit to be applied towards the Sponsor’s Base Equity Contribution obligations, with supporting documents as requested by DOE.

(g) The record owner of the fee title to the leased premises under the “Lancaster Lease” identified in Part 2 of Exhibit A of the Security Agreement shall have executed and delivered a Ratification and Joinder of Unit Agreement and Unit Operating Agreement for the Unit Agreement for the Development and Operation of the McGinness Hills Unit Area, dated effective June 1, 2008, which Ratification and Joinder shall be filed with the U.S. Bureau of Land Management, and said record owner and ORNI 39 shall have executed and delivered (i) a ratification and joinder of the First Amendment to Geothermal Lease Agreement dated June 17, 2011 and the short form thereof recorded in Book 623, Page 824 of the Official Records of Lander County, and of the Subordination and Attornment Agreement recorded in Book 625, Page 687 of said Official Records, in recordable form, which shall be in form and content reasonably satisfactory to the Senior Creditors and recorded in said Official Records, and (ii) to the Trustee a Consent and Agreement substantially in the form previously executed by ORNI 39, Tommie Gerald Lancaster, Janet Lancaster, and Luke G. Lancaster relating to said Lease.

(h) ORNI 39 shall have delivered to the Senior Creditors a Special Use Permit issued solely to ORNI 39 by the U.S. Department of Agriculture Forest Service for the construction and maintenance of the approximately 5.79 mile portion of the McGinness Hills Facility 230 kV transmission line and fiber optic line crossing National Forest System lands, which Special Use Permit shall be satisfactory to the Senior Creditors and shall have been recorded in the Official Records of Lander County, Nevada, and shall have been subjected to the Lien of the McGinness Hills Facility Deed of Trust described in Section 4.29(a) above and covered by the ALTA/ACSM survey and the Title Policy insuring said Deed of Trust delivered to the Senior Creditors prior to the initial Funding.

(i) ORNI 15 shall have delivered to the Senior Creditors amendments of Easements NVN-88391 and NVN-87409 from the U.S. Bureau of Land Management to ORNI 15, covering the as-built location of the Jersey Valley Facility transmission facilities installed on that portion of the Project Land located between the Easement from ORNI 45 LLC recorded on September 13, 2011 in Book No. 626, Page 457 as Document No. 0262087 in the Official Records of Lander County, Nevada and the point such transmission facilities cross the north boundary of Section 16 of T.27 N., R. 40 E., M.D.M. in Pershing County, Nevada, which amendments shall be satisfactory to the Senior Creditors and shall have been recorded in the Official Records of Lander and Pershing Counties, Nevada, and shall be subjected to the Lien of the Jersey Valley Facility Deed of Trust described in Section 4.29(a) above and covered by the ALTA/ACSM survey and the Title Policy insuring said Deed of Trust delivered to the Senior Creditors at the initial Funding.

4.30	Additional Conditions to Funding for Series B Notes.

In addition to the conditions set forth in Sections 4.1 through 4.29, inclusive, the Purchaser’s obligation to purchase and pay for the Series B Note(s) and DOE’s obligation to execute and deliver the DOE Acknowledgement with respect to the Series B Note(s) are subject to the fulfillment to the satisfaction of the Senior Creditors of the following additional conditions:

(a) ORNI 15 and the Power Purchaser shall have entered into an amendment to the Power Purchase Agreement for the Jersey Valley Facility adjusting the Supply Amount, Average Annual Supply Amount, Yearly PC Amount and related values under such Power Purchase Agreement to reflect the reduced generating capacity of the Jersey Valley Facility, which amendment shall be acceptable to the Senior Creditors in their sole discretion;

(b) the Senior Creditors shall have received a report of the Reservoir Consultant with respect to the geothermal resource pertaining to the Jersey Valley Facility, including, without limitation, confirmation with respect to the Jersey Valley Facility that, based on the information provided by the Independent Engineer, the forecast of net power output (using parameters related to pump performance, plant efficiency, and parasitic loads) and the projected revenues are consistent with the reservoir simulation forecasts used by the Issuers as verified by the Reservoir Consultant and with the Pro Forma Projections for the Series B Notes provided under Section 4.20;

(c) the Jersey Valley PPA Default shall have been cured and the Jersey Valley Facility shall have achieved its PPA Capacity Date, as confirmed in a written statement signed by the Independent Engineer and a Responsible Officer of OFC 2 or ORNI 15;

(d) a wage determination selected by DOE, if determined by DOE to be required, based on information supplied by OFC 2, in respect of the Jersey Valley Facilities shall have been included in each Davis Bacon Covered Contract, and Schedule C to this Agreement shall have been updated to include such wage determination; and

(e) the Senior Creditors shall have received an executed original of the Consent of the Power Purchaser substantially in the form set forth in Exhibit G (or in another form that is satisfactory to the Senior Creditors and the Administrative Agent) for the Jersey Valley Facility, which Consents shall, where appropriate, direct irrevocably and unconditionally that until the Discharge Date all Issuer

Revenues payable under the applicable Project Document(s) shall be paid directly to the Depository for deposit into one of the Depository Accounts maintained under the Security Agreement.

4.31	Additional Conditions to Funding for Series C Notes and Series D Notes.

In addition to the conditions set forth in Sections 4.1 through 4.29, inclusive, the Purchaser’s obligation to purchase and pay for the Series C Note(s) or the Series D Note(s) and DOE’s obligation to execute and deliver the DOE Acknowledgement with respect to the Series C Note(s) or the Series D Note(s) are subject to the fulfillment to the satisfaction of the Senior Creditors of the following additional conditions

(a) the National Environmental Policy Act review process of the Project Land for the Facility Phase for which such Phase II Tranche is being issued shall have been completed to DOE’s satisfaction, DOE shall have issued its determination regarding such review, the Issuers shall have delivered any required environmental site assessments, any associated reliance letters and any environmental requirements (including satisfaction of required environmental protection measures, plans, agreements or decisions set forth under Section 9.13(c) identified as a result of such process) shall have been completed to Senior Creditors’ satisfaction;

(b) the Issuers shall have obtained a credit rating of at least BB for the Project, taking into account the Phase being financed with such Phase II Tranche from Standard and Poor’s Financial Services, LLC, without the benefit of the DOE Guarantee Agreement or any other credit support which would not be available to DOE, dated at least three (3) Washington Business Days prior to the applicable Funding Date;

(c) if the Issuers elect the Phase II 100% Option to fund the Eligible Projects Costs in respect of Phase II of the McGinness Hills Facility or Phase II of the Tuscarora Facility, the Trustee shall have received a Phase II Tranche Letter of Credit for that Phase II Tranche on before the Funding Date on which such Phase II Tranche is issued;

(d) if applicable, the Issuers shall have delivered copies of any new Leases or Easements or amendments to Leases or Easements (which, if required, shall have been approved by all relevant Governmental Authorities, which approvals shall be final and not subject to appeal other than potential appeals under the U.S. Administrative Procedure Act with respect to the reviews under the National Environmental Policy Act, none of which shall be pending) required to construct, operate or maintain the Facility Phase being financed with the Tranche being issued at such Funding upon terms reasonably satisfactory to the

Senior Creditors, together with any amendment to each Deed of Trust necessary to subject such Leases and Easements (or amendments thereof) to the Lien of the Deed(s) of Trust for the applicable Facility and an endorsement to the Title Policies insuring said Deed(s) of Trust as so modified as a first priority Lien, without exception other than Permitted Liens (and as otherwise provided under Section 4.23(b)), and which new Leases or Easements or amendments to Leases or Easements shall be depicted on an update of the ALTA/ACSM surveys to be delivered to the Senior Creditors prior to the initial Funding (if not already shown thereon) in format required by the Senior Creditors;

(e) a wage determination selected by DOE, based on information supplied by OFC 2, in respect of each of the Tuscarora and McGinness Facilities, as applicable, shall have been included in each Davis Bacon Covered Contract, and Schedule C to this Agreement shall have been updated to include such wage determination; and

(f) the Issuers shall have obtained a credit rating of at least BB for the Project taking into account the Phase being financed, from Standard and Poor’s Financial Services, LLC, without the benefit of the DOE Guarantee Agreement or any other credit support which would not be available to DOE, dated at least three (3) Washington Business Days prior to the applicable Funding Date.

4.32	Additional Conditions to Funding for Series E Notes and Series F Notes.

In addition to the conditions set forth in Sections 4.1 through 4.29, inclusive, if the Issuers elect the Phase II 50% Option to fund the Project Costs in respect of Phase II of the McGinness Hill Facility or Phase II of the Tuscarora Facility, the Purchaser’s obligation to purchase and pay for the Series E Note(s) or the Series F Note(s) and DOE’s obligation to execute and deliver the DOE Acknowledgement with respect to the Phase II Tranche funding such Facility Phase are subject to Phase II of the Facility being financed with such Phase II Tranche achieving its PPA Capacity Date on or before the Funding Date on which such Phase II Tranche is issued.

5.	REPRESENTATIONS AND WARRANTIES OF EACH ISSUER.

Each Issuer represents and warrants to the Senior Creditors that as of the Closing Date and as of each Funding Date (except to the extent otherwise specified below):

5.1	Organization; Business and Qualification.

Each of the Issuers is a limited liability company, duly formed, validly existing and in good standing under the laws of the State of Delaware and is duly qualified as a limited liability company in good standing under each other jurisdiction in which (i) such Issuer owns its respective properties or (ii) the conduct of its business requires such qualification, other than those jurisdictions where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each jurisdiction in which each Issuer is organized and in which such Issuer is required to be qualified and in good standing is set forth in Schedule 5.1.

5.2	Power and Authorization.

(a) Each of the Issuers has the limited liability company power and authority, as applicable, to own, license or lease the properties and assets it purports to own, license or lease and to conduct its business as now conducted and as presently proposed to be conducted and to incur the Indebtedness evidenced by the Note. The execution, delivery and performance by each Issuer of this Agreement and the execution, delivery and performance by each Issuer of each of the other Operative Documents to which it is or shall become a party (i) have been or shall be, as the case may be, duly authorized and constitute or shall constitute, as the case may be, valid obligations of each Issuer legally binding upon it and enforceable in accordance with their respective terms, except as enforcement may be limited by Debtor Relief Laws or by equitable principles relating to or limiting creditors’ rights generally, and (ii) do not require approval of any Issuer which has not been obtained or the approval of any trustee or holders of any obligation or Indebtedness of any Issuer which has not been obtained and do not, and shall not, contravene any Governmental Requirement, any Issuer’s certificate of formation, any operating agreement of such Issuer or any other corporate or limited liability company document or constitute a default under any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease or any other Material agreement or instrument to which any Issuer is a party or by which any Issuer or any of the Issuers’ properties may be bound or affected, or result in the creation of any Lien (other than Permitted Liens) upon any property of any Issuer. Except as contemplated under the Loan Documents, no consent of any other Person and no consent, permit, license, approval or authorization of, or giving notice to, filing, registration or declaration with, any Governmental Authority is required in connection with each Issuer’s execution, delivery or performance of, or the validity or enforceability of, this Agreement or the other Operative Documents to which it is a party except those consents which have been obtained or are not yet required.

(b) All consents and waivers (if any) required for the consummation of the transactions contemplated under the Loan Documents and the Sponsor Letter Agreement (including, without limitation, consents and waivers necessary in connection with the grant and perfection of the Liens granted under the Security Documents) and the Trustee’s ability, where applicable, to exercise and enforce its rights and remedies (on behalf of the Secured Parties) under the

Loan Documents and the Sponsor Letter Agreement, except with respect to certain permits and regulatory approvals where the exercise of such rights and remedies may require additional regulatory action have been obtained and are in full force and effect.

5.3	Disclosure.

No representation or warranty of any Issuer contained in this Agreement, the other Loan Documents, or any other Material document, certificate or written statement furnished to the Administrative Agent, the Senior Creditors, the Independent Engineer or the Reservoir Consultant by or on behalf of any Issuer for use in connection with the transactions contemplated by this Agreement contains any untrue statement of a Material fact or omits to state a Material fact necessary in order to make the statements contained herein or therein, when taken as a whole, are not misleading in light of the circumstances in which the same were made at the time such statements were made; provided, however, that with respect to the Pro Forma Projections, Updated Pro Formas and any other information that is in the nature of projections or estimates of future performance, including without limitation any information relating to the performance of the geothermal reservoir, each Issuer represents and warrants only that such Pro Forma Projections, Updated Pro Formas and such other information were prepared and provided in good faith based on assumptions that are reasonable, but makes no representation or warranty as to the accuracy of such projections. There is no Material fact known to any Issuer that has had or is likely to have a Material Adverse Effect and that has not been disclosed herein or in such other documents, certificates and statements furnished to the Senior Creditors the Administrative Agent, DOE, the Independent Engineer or the Reservoir Consultant for use in connection with the transactions contemplated hereby and, except as disclosed herein and therein, since date of the last audited Financial Statements delivered pursuant to Section 7.1(b) or, if no Financial Statements have been delivered pursuant to Section 7.1(b), since December 31, 2010, there has been no change in the financial condition, operations, business or properties of any Issuer except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, the Senior Creditors and the Administrative Agent have been provided copies of every document, instrument and agreement pursuant to which any Issuer is required to make any Material payment.

5.4	Organization and Ownership of Subsidiaries.

(a) Before and after giving effect to the transactions on the Closing Date or the relevant Funding Date, except for the non-economic membership interests held by the independent member of each Issuer, (i) all of the outstanding membership interests of the Facility Owners have been validly issued, are fully paid and nonassessable and are owned by OFC 2 and (ii) all of the outstanding membership interests of OFC 2 have been validly issued, are fully paid and nonassessable and are owned by the Sponsor or by ORNI Holding, in each case free and clear of any Lien other than the Lien of the Trustee under the Pledge and Subordination Agreement and Permitted Liens.

(b) Each Issuer has no Subsidiaries other than OFC 2’s ownership interests in each of the Facility Owners.

5.5	Financial Statements.

OFC 2 has delivered to each of the Senior Creditors and the Administrative Agent copies of the financial statements listed on Schedule 5.5 (the “Financial Statements”). All financial statements (including the schedules and notes) furnished to each of the Senior Creditors and the Administrative Agent by OFC 2 have been prepared in accordance with GAAP consistently applied throughout the periods involved and present fairly, completely and accurately the financial condition of the Persons covered thereby as of the dates thereof and the results of their operations for the periods then ended, subject, in the case of unaudited financial statements, to year-end adjustments and the absence of footnotes.

5.6	Compliance with Governmental Requirements.

(a) No Issuer has (i) received written notification alleging or has any Knowledge of non-compliance with any Governmental Requirements; (ii) failed to file in a timely manner all reports, documents and other materials required to be filed by it with any Governmental Authority (and the information contained in each of such filings is true, correct and complete in all Material respects); or (iii) failed to retain all records and documents required to be retained by it pursuant to any Governmental Requirement; in each case other than such violation, alleged violation or failure to file or retain which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) The operation of each Facility in accordance with the Project Documents shall not violate nor contravene any Governmental Requirements in any Material respect. Each Facility (i) is not in violation of any Governmental Requirements and no such violation has been alleged pursuant to written notification which violation could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (ii) has not failed to file in a timely manner all reports, documents and other materials required to be filed by it with any Governmental Authority, which failure to file could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (and the information contained in each of such filings is true, correct and complete in all Material respects); or (iii) has not failed to retain all records and documents required to be retained by it pursuant to any Governmental Requirement, the failure of which to retain could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.7	Permits.

Schedule 5.7, as updated pursuant to Section 4.28, lists all Applicable Permits and identifies those Applicable Permits that are Material Applicable Permits. Part A of Schedule 5.7, as updated pursuant to Section 4.28, includes all Applicable Permits that have been duly obtained and that are then required to construct, own, operate and maintain each Facility, and each of such Applicable Permits is in full force and effect, is final, and, based on current regulations, is not subject to administrative or judicial appeal except as set forth on Schedule 5.7. The Applicable Permits listed in Part B of Schedule 5.7 have not been obtained. Each Issuer has no reason to believe that each of the Applicable Permits listed in Part B of Schedule 5.7 shall not be obtained in the normal course of business and without any conditions or limitations that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

5.8	Litigation or Labor Dispute; No Default.

(a) Except as set forth on Schedule 5.8, there is no labor dispute or pending Action (other than any pending, non-public investigation by a Governmental Authority) or, to the Knowledge of any Issuer, Action threatened in writing or pending investigation by a Governmental Authority that relates to the Project or to any transaction contemplated by any of the Operative Documents or to which any Issuer is a party. No Action that is pending or has been threatened in writing against any Issuer that is set forth on Schedule 5.8 and, to the Knowledge of any Issuer, no Action that is pending or threatened in writing against any other Major Project Participant, either singly or in the aggregate, has resulted in or could reasonably be expected to result in a Material Adverse Effect.

(b) No Issuer is in default in any Material respect under any agreement (including, without limitation, any Operative Document), bond, note, indenture, mortgage, loan agreement, order or judgment or any Material ordinance, resolution or decree to which it is a party or by which it or its properties or assets is bound (excluding the Jersey Valley PPA Default).

5.9	Taxes.

Each Issuer has filed all material United States federal and state tax returns and reports required to be filed with each appropriate Governmental Authority in all jurisdictions in which such returns and reports are required to be filed, and such returns and reports accurately reflect in all Material respects the taxes, assessments and charges of each Issuer payable by such Issuer for the periods covered thereby. Each Issuer has paid all material taxes, assessments and other charges which have become due to any Governmental Authority having jurisdiction over such

Issuer or any of its properties (other than such taxes the payment of which is subject to a good faith contest) and no material tax Liens (other than tax Liens constituting Permitted Liens) have been filed and no material claims are being asserted against such Issuer or any properties of such Issuer. No Issuer has received written notice from any Governmental Authority that its federal or state income tax returns are under audit or are going to be under audit. No Issuer has Knowledge of any unpaid taxes, assessments or charges which may be due and payable against it or any of its properties, or any basis for any other tax or assessment, which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

5.10	Title to Collateral; Liens.

(a) Subject to Permitted Liens, each Issuer is the sole owner of each item of the Collateral it purports to own, including without limitation the Collateral reflected in its most recent Financial Statements (subject to dispositions thereof since the date of such Financial Statements that are not Material), having good and valid title thereto, free and clear of any and all Liens other than (i) those created by the Security Documents and (ii) Permitted Liens.

(b) The Security Documents and all actions required to be taken (including the filing of the Financing Statements in the offices and locations listed in Schedule 5.10 and the filing of the Deeds of Trust in the recording offices listed in Exhibit B to the Security Agreement) thereby create, constitute and perfect or upon recordation/filing and registration in all applicable jurisdictions shall create, constitute and perfect a valid security interest in the Collateral in favor of the Trustee (for the benefit of the Secured Parties), enforceable against third parties, senior in right to all other creditors and subject to no prior Liens (other than Permitted Liens) and secure the payment of the Obligations. All action necessary to perfect such Liens and security interests in each item of the Collateral has been duly taken or shall be taken in accordance with the Loan Documents prior to the purchase of the Notes contemplated hereby. Such Liens and security interests are or shall be, upon the taking of all such actions, entitled to all of the rights, priorities and benefits afforded by the UCC or other relevant law as enacted in any relevant jurisdiction to perfected security interests. No further action shall be required to maintain and preserve such Lien and security interests other than the filing of continuation statements required by the UCC, and the taking of all actions required to be taken under the Loan Documents.

(c) Each Issuer owns (x) good and marketable title or (y) valid easements in and to or license rights or leasehold estates or grants of rights-of-way in and to its respective Project Land and, in the case of the Tuscarora Facility only, the Water Rights sufficient to construct, own, operate and maintain each Facility, and in the case of the McGinness Hills Facility, the Water Rights sufficient to construct such Facility, free and clear of all Liens other than Permitted Liens; and no filing or recording with any Governmental Authority or agency is necessary on the date hereof to establish, protect and perfect such title or any other right, title or interest of (i) any Issuer, as against any other Person, or (ii) the Trustee, as against any Issuer or any other Person, in any jurisdiction, under the Operative Documents, except for filings and recordations of the Deeds of Trust and other Security Documents contemplated hereunder. Other than the Issuers, no Person holds or has any right to acquire any interest (other than a Permitted Lien) in the Project Land or in the Water Rights which may encumber any Facility or any portion thereof or which would have a Material Adverse Effect. Each Facility Phase is located entirely on the applicable Project Land and neither the Facility nor any portion thereof encroaches upon any interest in property to which any Issuer does not have rights sufficient to permit the encroachment.

(d) No conflict exists in the chain of title for the Water Rights and the Nevada State Engineer would have no reason to refer the reports of conveyance for the transactions contemplated by the Loan Documents to a court of competent jurisdiction pursuant to NRS 533.386.

(e) All of the right, title and interest held by any Affiliate of OTEC in any real property on which each Facility is located or in proximity to each Facility or relating to the geothermal resource used by any Facility is held solely by the Facility Owner for that Facility, except for (i) one parcel that is leased by ORNI 49 LLC from the U.S. Bureau of Land Management, which parcel is approximately one and one-half miles from the Jersey Valley Facility and (ii) certain drilling and other operational Permits required to be held by the Sponsor, in its capacity as the operator of such Facility, which are disclosed on Schedule 5.7 hereto.

(f) With respect to all Leases and Easements granted by the U.S. Bureau of Land Management, the time period for a third party to challenge the grant of such Lease or Easement has expired.

5.11	Intellectual Property.

Except in instances where there could not reasonably be expected to be a Material Adverse Effect:

(a) each Issuer owns or possesses all licenses, permits (other than the Applicable Permits, which are addressed in Section 5.7), franchises, authorizations, Intellectual Property, or other rights and technology or rights thereto, that individually or in the aggregate are Material to construct, own, operate and maintain each Facility and to operate its business as now conducted and as presently proposed to be conducted, without any known conflict with the rights of others;

(b) to the Issuers’ Knowledge, no product of any Issuer or the Sponsor (including, without limitation, the Project) infringes in any Material respect any license, patent, copyright, service mark, trademark, trade name or other right owned by any other Person;

(c) to the Issuers’ Knowledge there is no Material violation by any Person of any right of any Issuer or the Sponsor with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by any Issuer or the Sponsor; and

(d) there is no restriction on the Issuer’s ability to grant a security interest in its Intellectual Property to the Trustee that would materially impair the ability of the Trustee or its successor, assignee or designee to own and operate the Collateral upon an exercise of the Trustee’s rights and remedies under the Loan Documents after an Event of Default.

5.12	Compliance with ERISA.

(a) None of the Issuers nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that would reasonably be expected to result in the incurrence of any such liability by any Issuer or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of any Issuer or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to section 430(k) of the Code or to any such penalty or excise tax provisions under the Code or Federal law or section 4068 of ERISA or by the granting of a security interest in connection with the amendment of a Plan, other than such liabilities or Liens as would not be individually or in the aggregate Material.

(b) None of the Issuers or any ERISA Affiliate has incurred withdrawal liabilities (or is subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of any Multiemployer Plans that individually or in the aggregate are Material.

(c) The expected postretirement benefit obligations (determined as of the last day of each Issuer’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Issuers are not Material.

(d) The execution and delivery of this Agreement and the other Loan Documents and the issuance and sale of the Notes hereunder shall not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Issuers in the first sentence of this Section 5.12(d) is made in reliance upon and subject to the accuracy of the Purchaser’s representation in Section 6.2 of this Agreement and the Initial Certificate Holder’s representation in Section 10.2 of the Trust Agreement as to the sources of the funds to be used to pay the purchase price of the Note to be purchased by the Purchaser and to be used by the Initial Certificate Holder to purchase the Trust Certificates.

5.13	Private Offering by the Issuers.

No Issuer nor anyone acting on its behalf has offered the Notes, the Trust Certificates or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than the Purchaser and Initial Certificate Holder, which have been offered the Notes and the Trust Certificates, respectively, at a private sale for investment. No Issuer nor anyone acting on its behalf has taken, or shall take, any action that would subject the issuance or sale of the Notes or the Trust Certificates to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.

5.14	Use of Proceeds; Margin Regulations.

None of the transactions contemplated in this Agreement (including the use of the proceeds from the sale of the Note) shall result in a violation of Section 7 of the Exchange Act, or any related regulations, including Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. No part of the proceeds from the sale of the Notes hereunder shall be used, directly or indirectly, for the purpose of buying or carrying, any margin security within the meaning of said Regulations T, U and X, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any such “margin security” or for any other purpose which might cause the Note to be considered “purpose credit(s)” within the meaning of said Regulations T, U and X. Such “margin securities” do not constitute more than 1% of the value of the consolidated assets of the Issuers nor do any Issuers have any present intention that such “margin securities” shall constitute more than 1% of the value of such assets.

5.15	Existing Indebtedness; Future Liens.

(a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of each Issuer as of the Closing Date, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of any Issuer other than the Notes. As of the Closing Date, before giving effect to the transactions contemplated by this Agreement, Part A of Schedule 5.15 sets forth all of the secured indebtedness of each Issuer, and Part B of Schedule 5.15 sets forth all other indebtedness of each Issuer. None of the Indebtedness listed in Part B of Schedule 5.15 is secured by a Lien. No Issuer is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of such Issuer and no event or condition exists with respect to any Indebtedness of such Issuer that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b) Except as disclosed in Schedule 5.15, no Issuer has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien other than a Permitted Lien.

(c) Without limiting the generality of the foregoing, except as set forth in Part C of Schedule 5.15, no executed consent to collateral assignment or notice of lien was sent to any Person with respect to any Project Document in connection with any outstanding Indebtedness other than in connection with the Loan Documents.

5.16	Foreign Assets Control Regulations, etc.

(a) Assuming that neither of the Purchaser nor the Initial Certificate Holder is a proscripted Person thereunder, neither the sale of the Notes by the Issuers hereunder nor the sale of the Trust Certificates by the Trust nor the Issuers’ use of the proceeds thereof shall violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

(b) No part of the proceeds from the sale of the Notes hereunder shall be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, assuming in all cases that such Act applies to each Issuer.

5.17	Status under Certain Statutes.

(a) No Issuer is an “investment company” or a company “controlled” by an investment company, within the meaning of the Investment Company Act of 1940, as amended. No Issuer shall be (i) subject to, or not exempt from, regulation as an “electric utility company,” a “public utility company,” a “holding company,” a “subsidiary company” of a holding company or an “associate company” of a holding company under PUHCA; or (ii) subject to rate, financial, organizational or other regulation as a “public service company,” an “electric company,” or similar entity under Nevada law, of (A) the ownership, operation or maintenance of, any Facility or (B) each Issuer’s execution, delivery or performance of any of the Operative Documents or its exercise of any of their rights thereunder.

(b) Neither the Purchaser nor the Initial Certificate Holder nor DOE nor the Trustee shall, solely by reason of (i) the purchase of the Notes and the Trust Certificates and (ii) the transactions contemplated by the Loan Documents, the Sponsor Letter Agreement and the Trust Agreement, be deemed by any Governmental Authority having jurisdiction to be or otherwise become (A) an “electric utility company,” a “public utility company,” a “holding company,” a “subsidiary company” of a holding company or an “associate company” of a holding company under PUHCA, or (B) subject to rate, financial or organizational regulation as a “public service company,” an “electric company,” or similar entity under Nevada law.

(c) Except for any consent, approval, notice, filing, registration or taking of any action required to be obtained by the Purchaser, the Initial Certificate Holder, DOE or the Trustee as a condition to performing such Person’s obligations hereunder and under any other Loan Document, no consent or approval of, giving notice to, filing or registration with, or taking of any action in respect of or by, any federal, state or local governmental authority or agency or any other Person was or is required with respect to the offer, issue, sale or delivery of the Notes and the Trust Certificates or the borrowing or securing of the loans contemplated by this Agreement except as have been duly obtained, given or accomplished and which are final and not subject to appeal or further review and copies of which shall have been delivered to the Senior Creditors and the Administrative Agent prior to the Closing Date or the relevant Funding Date.

(d) Each Facility qualifies as a Renewable Energy System, and each Issuer qualifies as a renewable energy producer or similar status under the Renewable Energy Acts or any regulation promulgated thereunder.

5.18	Environmental Matters.

(a) All representations and warranties made by any Issuer in the Major Project Documents with respect to Environmental Claims, compliance with Environmental Laws and any other matter generally relating to any actual or potential liability of, or the production, handling and disposal by, any Issuer with respect to Hazardous Materials, were true and correct in all material respects as of the date made.

(b) (i)	All facilities and property owned, operated or leased by any Issuer have been, and continue to be, owned, operated or leased by such Issuer in compliance with all Environmental Laws that apply to the Facilities, except for such violations that, singly or in the aggregate, could not reasonably be expected to have a Material Adverse Effect;

(ii)	there are no pending and there have been no past, and/or threatened in writing (y) claims, complaints, notices or requests for information received by any Issuer or the Sponsor with respect to any alleged violation of any Environmental Law in relation to the construction, ownership, operation or use of the Facilities which could reasonably be expected to have a Material Adverse Effect; or (z) claims, complaints, notices or requests for information received by any Issuer regarding potential liability under any Environmental Law with respect to the Facilities which could reasonably be expected to have a Material Adverse Effect;

(iii)	there have been no Releases of Hazardous Materials in violation of any Environmental Law which could, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(iv)	each Issuer is in material compliance with all Material Applicable Permits relating to environmental matters and necessary or desirable for its business, except when the failure to have or comply with the foregoing could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(v)	except as set forth on Schedule 5.18, none of the Facilities is listed or (to the best of any Issuer’s Knowledge) proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list of sites requiring investigation or clean-up;

(vi)

none of the Issuers nor the Sponsor has transported or arranged for the transportation of any Hazardous Material in connection with the construction or operation of the Facilities other than in accordance with Governmental Regulations or, to the Best of any Issuer’s Knowledge, to any location which is listed or (to the best of their Knowledge) proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against such Issuer or the Sponsor for any remedial work, damage to natural resources or personal injury (including claims under CERCLA);

(vii)	there are no polychlorinated biphenyls or friable asbestos present on the Project Land or in any Facility in Material violation of Environmental Law which could, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; and

(viii)	to the Issuer’s Knowledge no conditions exist at, on or under any property now or previously owned (as of the date of disposition thereof), leased or operated by any Issuer which, with the passage of time, or the giving of notice or both, would give rise to liability under any Environmental Law which would reasonably be expected to have a Material Adverse Effect.

5.19	Anti-Terrorism Order.

Each Issuer and its Affiliates are in compliance with the Anti-Terrorism Order and no Issuer nor any Affiliate of any Issuer has previously violated the Anti-Terrorism Order.

5.20	Burdensome Restrictions; Other Contracts.

Except for the terms of the Operative Documents and the Material Applicable Permits and related statutes, rules and regulations, including the provisions of Section 1603 and the Treasury Guidance (solely to the extent of a change in the ownership of any Facility or any Issuer), no contract, lease, agreement or other instrument to which any Issuer is a party or by which it or any of its properties is bound, and no provision of any applicable Governmental Requirement, restricts such Issuer’s ability (i) to own, construct, operate and maintain any Facility, which restriction could reasonably be expected to result in a Material Adverse Effect with respect to such Facility or Issuer, or (ii) to amend, restate or otherwise modify any of the Operative Documents in accordance with the terms of the Operative Document(s) being amended, restated or otherwise modified. The documents listed in Schedule 5.20 hereof, together with the Operative Documents, include every Material contract, lease, agreement or other instrument to which any Issuer is a party or by which it or any of its properties is bound.

5.21	Certain Fees.

No broker’s or finder’s fee or commission shall be payable with respect to any of the transactions contemplated hereby by any broker or other Person claiming by, through or under any Issuer. The Issuers shall indemnify, pay and hold Purchaser, each holder of Notes, the Administrative Agent, the Noteholder Trustee, the Certificate Holders, DOE, the Depository and the Trustee harmless from and against any claim, demand or liability for broker’s and/or finder’s fees alleged to have been incurred by, through or under any Issuer in connection with any of the transactions contemplated hereby and any expenses, including, without limitation, attorneys’ fees, arising in connection with any such claim, demand or liability. No other similar fees or commissions shall be payable by any Issuer for any other services rendered to such Issuer or ancillary to the transactions contemplated hereby.

5.22	Project Documents.

(a) Each Major Project Document constitutes the entire agreement of each Issuer party thereto and each other party thereto with respect to the subject matter thereof and, subject to Governmental Requirements, no respective party thereto shall be bound except in accordance therewith.

(b) Each Major Project Document is in full force and effect and constitutes the valid contract of each Issuer that is a party thereto and to the Knowledge of such Issuer, each other party thereto, enforceable against such Issuer and, to the Knowledge of such Issuer, each other party thereto in accordance with its terms, except as enforcement may be limited by Debtor Relief Laws or by equitable principles relating to or limiting creditors’ rights generally, each Issuer and, to each Issuer’s Knowledge, each other party thereto has executed such Major Project Document with full power, authority and capacity to contract, and, to each Issuer’s Knowledge, no default has occurred under such Major Project Document. No Issuer has assigned any of its right, title or interest in or under any Major Project Document except in accordance with the Loan Documents.

(c) The obligations of each Issuer with respect to each Major Project Document to which it is a party and, to each Issuer’s Knowledge, the obligations of each other party thereto, as stated therein, are not, nor are claimed to be, subject to any Material claims or any defenses, counterclaims or setoffs against or by any Issuer. No event of force majeure under any Major Project Document has occurred and is continuing that could reasonably be expected to result in the termination of any Major Project Document or to have a Material Adverse Effect.

(d) OFC 2 has delivered to the Administrative Agent copies of the Major Project Documents listed in Schedule 5.22, which list is true, complete and accurate in every respect and, except as set forth on Schedule 5.20, includes every Material agreement, instrument and document related to the Project. The copies of the Major Project Documents furnished to the Administrative Agent by OFC 2 are true, complete and correct in all Material respects. None of the Project Documents have been modified or amended since their delivery to the Administrative Agent or made the subject of a waiver or consent by any Issuer, except by a written instrument, a copy of which has been furnished to the Administrative Agent.

(e) The Major Project Documents create, or shall create, in each Issuer and the Sponsor, rights sufficient to safely own, use, construct, maintain and operate each respective Facility in accordance with Prudent Engineering and Operating Practices for the remaining useful life of the Facility as set forth in Section 5.27.

5.23	Insurance.

Each Issuer and the Sponsor are in compliance, in all Material respects, with all requirements set forth in the Operative Documents to maintain insurance, including Section 9.4 hereof. All insurance policies held by any Issuer or the Sponsor as required under the Operative Documents are in full force and effect and all premium payments required by such policies are current.

5.24	Project.

The description of the Project set forth in Exhibit A to the Security Agreement is complete and accurate in all Material respects.

5.25	Capital Calls.

No Issuer is subject to a capital call other than as may be permitted under the Equity Contribution Agreement, to the extent that obligations under the Equity Contribution Agreement are funded through capital contributions and not through Equity Contribution Indebtedness, and no such calls for contributions of capital are currently contemplated or under discussion except as may be contemplated or permitted by the Equity Contribution Agreement.

5.26	Utility Service Available.

Electricity, water, water rights (relating to the Tuscarora Facility only) and other utility services and all roadway access and transmission and power interconnection services required for the operation and maintenance of each Facility for its intended purpose are or will be available on the Project Land on commercially reasonable terms.

5.27	Facility Operation.

Construction of Phase I of each Facility is reasonably projected to be completed by the date set forth therefor on Schedule 5.27. When construction of each of the Facility Phases is completed, such Facility Phase will have received all Material inspections and certifications required by any Governmental Requirement, will be in good operating condition, free from defects. Each Facility Phase is reasonably projected to produce electricity at the level set forth in the Pro Forma Projections delivered at the Funding for the Tranche financing that Facility Phase until at least the date set forth on Schedule 5.27, which date is the projected end of the useful life of such Facility Phase. Based upon the best data available as of the date hereof, the Tuscarora Facility shall have an adequate water supply available to it to continue to operate at such level of production until at least the date set forth on Schedule 5.27. Unless as adjusted in Schedule 5.27, the Supply Amount under each Power Purchase Agreement is as set forth in each such Power Purchase Agreement.

5.28	Defaults; Events of Default.

No event or condition that would constitute a Default or Event of Default has occurred and is continuing.

5.29	Line of Business.

Each Facility Owner is engaged solely in the direct ownership, operation and/or maintenance of its Facility, which consists of the producing and selling of energy, capacity, renewable energy credits and other related products derived therefrom. OFC 2 is engaged solely in the direct ownership of all of the membership interests in each of the Facility Owners and activities incidental thereto as permitted by the Loan Documents.

5.30	Pro Forma Projections; Construction Schedule.

(a) The Pro Forma Projections have been prepared by the Issuers in good faith and are (i) based on reasonable assumptions as to all legal and factual matters Material to the estimates set forth therein and (ii) consistent with the provisions of the Operative Documents. The Pro Forma Projections represent the most accurate information available to the Issuers regarding the cost of constructing each Facility Phase included therein and the results of the operation of each such Facility Phase projected by the Issuers. Each Construction Budget, Operating Budget and Consolidated Operating Budget to be delivered at any Funding shall set forth the projected capital and operating funding requirements of each Issuer and will be (i) based on reasonable assumptions as to all legal and factual matters Material to the estimates set forth therein and (ii) consistent with the provisions of the Operative Documents.

(b) Each Construction Schedule has been prepared by the Issuers in good faith and is (i) based on reasonable assumptions as to all legal and factual matters Material to the schedules set forth therein and (ii) consistent with the provisions of the Operative Documents.

5.31	Securities.

No Issuer holds any outstanding evidence of indebtedness for borrowed money of any entity except for evidence of indebtedness of the Facility Owners held by OFC 2, as described in the Equity Contribution Agreement and subject to the Pledge and Subordination Agreement, and except for Permitted Investments.

5.32	Solvency.

Immediately before and after giving effect to the transactions to occur on the Closing Date and the issuance and sale of the Notes and the other transactions to occur on each Funding Date, (i) the value of the property of each Issuer, at a fair valuation, shall exceed the debts and liabilities of such Issuer, (ii) the present fair saleable value of the assets of each Issuer shall be greater than the amount that will be required to pay the probable liability of such Issuer on its debts and liabilities as such debts and other liabilities become due and payable, (iii) each Issuer shall be able to pay its debts and liabilities as such debts and liabilities become due and payable, and (iv) each Issuer shall not have unreasonably small capital with which to conduct its business as contemplated by Section 5.29.

5.33	Section 1603 Grants.

Phase I of each Facility will qualify for a grant under Section 1603. None of the Facilities commenced construction prior to 2009 for purposes of Section 1603. Each Facility Owner’s expectation with respect to the proceeds of such grant for Phase I of its Facility is as follows:

(a) ORNI 15 expects to receive approximately $30,000,000 in proceeds from a grant for Phase I of the Jersey Valley Facility under Section 1603;

(b) as of the Closing Date and the first Funding Date, ORNI 42 expects to receive approximately $29,000,000 in proceeds from a grant for Phase I of the Tuscarora Facility under Section 1603; and

(c) as of the Closing Date and the first Funding Date, ORNI 39 expects to receive approximately $47,000,000 in proceeds from a grant for Phase I of the McGinness Hills Facility under Section 1603.

5.34	Eligible Project Costs.

Schedule 5.34 to the Deliverables Letter sets forth all of the eligible project costs (as defined in Attachment G to the Solicitation) associated with the Project, which Schedule 5.34 is in form and substance acceptable to the Senior Creditors consistent with Section 609.12 of Attachment G to the Solicitation. The Independent Engineer has reviewed and approved the reasonableness, necessity and customariness of such Project Costs.

5.35	DOE Guarantee Requirements.

(a) Each Issuer is in compliance in all material respects with the following DOE requirements (“Program Requirements”): (i) the provisions of Title XVII, the Federal Credit Reform Act of 1990, as amended, the applicable provisions of the Recovery Act, the FY 2010 Appropriations Act and the Solicitation and its attachments; and (ii) all DOE legal and financial requirements, policies and procedures applicable to the Title XVII loan guarantee program on the Closing Date and any such requirements, policies and procedures after the Closing Date that have the force of law and which by their terms apply to projects (such as the Project) in respect of which a DOE loan guarantee is in effect at the time of such implementation.

(b) In accordance with Section 609.10(d)(21) of Attachment G of the Solicitation, no Issuer nor any Affiliate of any Issuer has any outstanding delinquent Federal debt, unless the delinquency has been resolved with the appropriate federal agency in accordance with the standards of the Debt Collection Improvement Act of 1996, as amended.

(c) No Issuer nor any Affiliate of any Issuer is presently debarred or proposed for debarment by any federal Governmental Authority.

(d) Each Issuer and to the Issuer’s Knowledge, all DBA Contract Parties have taken all necessary steps to comply with and are in material compliance with all Davis-Bacon Requirements.

(e) The Project does not involve the construction, alteration, maintenance, or repair of a “public building” or “public work” within the meaning of the Buy American Provisions.

(f) None of the Issuers, the Sponsor or ORNI Holding or any Affiliate of the Sponsor or ORNI Holding is a Prohibited Person or is expected to become a Prohibited Person. None of the Issuers, the Sponsor or ORNI Holding is Controlled by a Prohibited Person.

(g) None of the Issuers is Owned by a “disqualified person” that would result in any recapture damages under Section 1603 being assessed against such Issuer.

(h) Each Issuer has given due consideration to maximizing U.S.-manufactured content in project facilities and components, taking into account availability, cost, technical performance, reliability, efficiency, warranty coverage and related commercial terms.

(i) None of the Issuers or the Sponsor have entered into a fee arrangement with any financial and/or other professional advisors that provide for payment of a contingent fee computed as a percentage of the amount of the Guaranteed Obligation).

(j) The information related to the Issuers and the Sponsor in the application submitted to DOE pursuant to the Solicitation was complete and correct as of its date.

(k) To the extent required each Issuer has taken all necessary steps to comply, and is in compliance, with the requirements of the Cargo Preference Act of 1954, as amended, and related regulations.

(l) Each of the Issuers, the Sponsor, ORNI Holding or any Affiliate of the Sponsor is in compliance with all applicable Corrupt Practices Laws in obtaining any consents, licenses, approvals, authorizations, rights or privileges with respect to the Project and are, otherwise, conducting the Project and the business in relation to the Project, in compliance with all applicable Corrupt Practices Laws. “Corrupt Practices Laws” means the (i) the Foreign Corrupt Practices Act of 1977 (Pub. L. No. 95-213, §§101-104), as amended, and (ii) any equivalent U.S. or foreign governmental rule applicable to the relevant person.

(m) In accordance with Section 609.10(d)(7) of Attachment G to the Solicitation, the Notes do not finance, either directly or indirectly, tax-exempt debt obligations, consistent with the requirements of Section 149(b) of the Code.

(n) In accordance with 31 U.S.C. §1352, no proceeds received by the Issuer in connection with the Guaranteed Obligation have been or will be expended by any Issuer, the Sponsor or ORNI Holding to pay any Person for influencing or attempting to influence an officer or employee of any agency, a Member of Congress, an officer or employee of Congress, or an employee of a Member of Congress.

(o) In accordance with Section 609.10(d)(2) of Attachment G to the Solicitation, the Project will be constructed and operated in the United States.

(p) In accordance with Section 609.10(d)(6) of Attachment G to the Solicitation, the final Payment Date occurs prior to the end of 90 percent of the projected useful life of the Project’s major physical assets, as calculated in accordance with GAAP.

6.	REPRESENTATIONS OF THE PURCHASER.

6.1	Purchase for Investment.

In order to induce each Issuer to issue and sell the Note(s) to the Purchaser, the Purchaser hereby represents and warrants as of the date hereof and as of each Funding Date that (a) it is purchasing the Note(s) for its own account, for investment purposes and not with a view to the distribution thereof, provided that the disposition of the Purchaser’s property shall at all times be within the Purchaser’s control, including the transfer or exchange of such Note(s) pursuant to (but subject to the conditions set out in) Section 12.2 herein; and (b) it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act. The Purchaser understands that the Note(s) have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Issuers are not required to register the Notes.

6.2	Source of Funds.

The Purchaser represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) contributed to the Purchaser in exchange for the Trust Certificates and to be used by the Purchaser to pay the purchase price of the Notes to be purchased by the Purchaser hereunder:

(a) the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with Purchaser’s state of domicile; or

(b) the Source is a separate account that is maintained solely in connection with Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by Purchaser to the Issuers in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d) the Source constitutes assets of an “investment fund” (within the meaning of Part V of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in any of the Issuers that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Issuers in writing pursuant to this clause (d); or

(e) the Source constitutes assets of a “plan(s)” (within the meaning of Section IV of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV of the INHAM exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in section IV(d) of the INHAM Exemption) owns a 5% or more interest in any Issuer and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Issuers in writing pursuant to this clause (e); or

(f) the Source is a governmental plan; or

(g) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Issuers in writing pursuant to this clause (g); or

(h) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

7.	INFORMATION AS TO ISSUERS.

7.1	Financial Statements and Other Reports.

(a) OFC 2 shall cause to be furnished to the Administrative Agent as soon as available, and in any event no later than seventy-five (75) days after the end of each Fiscal Quarter (other than the last Fiscal Quarter in each Fiscal Year) certified quarterly consolidated and consolidating balance sheets and statements of income of the Issuers, such financial statements to be (subject to changes resulting from year-end adjustment and absence of notes thereto) consistently applied, and certified by a Senior Financial Officer as fairly presenting, in all Material respects, the financial position of the Issuers and their results of operation and cash flows, subject to changes resulting from year-end adjustments and the absence of notes thereto. In addition, concurrently with the delivery of such financial statements, OFC 2 shall furnish to the Administrative Agent a calculation of the Debt Service Coverage Ratio for the most recent Fiscal Quarter for each Facility Phase for which a Tranche has been issued as of such date, as well as the aggregate Debt Service Coverage Ratio for the most recent Fiscal Quarter for all Facility Phases for which Tranches have been issued as of such date, which statements and calculation shall be in a form consistent with the Pro Forma Projections.

(b) OFC 2 shall cause to be furnished to the Administrative Agent as soon as available, and in any event no later than one hundred twenty (120) days after the end of each Fiscal Year, (i) a certified annual consolidated and consolidating balance sheet and statement of income of the Issuers, such financial statements to be prepared in accordance with GAAP consistently applied; and (ii) a report and opinion (without a “going concern” or similar qualification or exception and without any qualification or exception as to the scope of the audit on which such opinion is based) relating to such financial statements of PricewaterhouseCoopers LLP or of another independent certified public accountants of recognized national standing selected by the Issuers and reasonably acceptable to the Senior Creditors, which report and opinion shall each be based upon an audit made in accordance with GAAP throughout the period involved. In addition, concurrently with the delivery of such statements, OFC 2 shall furnish to the Administrative Agent a calculation of the Debt Service Coverage Ratio for the most recent Fiscal Quarter for each Facility Phase for which a Tranche has been issued as of such date, as well as the aggregate Debt Service Coverage Ratio for the most recent Fiscal Quarter for all Facility Phases for which Tranches have been issued as of such date, which statements and calculation shall be in a form consistent with the Pro Forma Projections.

(c) Each Facility Owner (other than HSS II) shall submit or cause to be submitted a copy of the annual Operating Budget for its Facility to the Administrative Agent prior to December 1 for each subsequent calendar year operating period, which annual budget shall contain (x) a forecast of the operating profit in substantially the form of Schedule 7.1(c) to the Deliverables Letter for the next five (5) years and (y) a list of the planned expansions, replacements and refurbishments for its Facility for the subsequent three (3) Fiscal Years The annual Operating Budget for each Facility delivered under this Section 7.1(c) for any year must be approved by the Required Senior Creditors (in consultation with the Independent Engineer) by December 15 of the preceding year in order for it to become effective. If an annual Operating Budget for a Facility is not approved by December 15 of the preceding year, the preceding year’s Operating Budget for that Facility, adjusted to remove all discretionary capital expenditures therefrom (other than any such discretionary capital expenditures that were not expended) and with line items that are not subject to automatic adjustment being increased by no more than ten percent (10%) over the same line item in the last Operating Budget for that Facility that was approved by the Required Senior Creditors (in consultation with the Independent Engineer), shall become effective on January 1 of the year to which such annual Operating Budget relates and shall remain in effect until the Required Senior Creditors (in consultation with the Independent Engineer) review and approve a revised proposed annual Operating Budget for such year.

(d) The Issuers shall submit or cause to be submitted a copy of the annual Consolidated Operating Budget for the Issuers to the Administrative Agent prior to December 1 for each subsequent calendar year operating period, which annual Consolidated Operating Budget shall indicate, on a consolidated basis for the Issuers and for the subsequent calendar year operating period, the total projected Operating Expenses expected to be incurred during such year with respect to the Issuers on a month by month basis (the “Consolidated Operating Budget”). Each annual Consolidated Operating Budget shall be subject to approval by the Required Senior Creditors (in consultation with the Independent Engineer) as described in Section 7.1(c)(i) above, and to the extent that the Operating Budget for any Facility is the preceding year’s Operating Budget adjusted as described in Section 7.1(c) above, the Consolidated Operating Budget shall be revised to reflect such Operating Budget until the Required Senior Creditors (in consultation with the Independent Engineer) review and approve a revised proposed annual Operating Budget for such year, at which point the Consolidated Operating Budget will be adjusted to reflect such approved Operating Budget.

(e) Promptly upon their becoming available, the Issuers shall deliver or cause to be delivered to the Administrative Agent copies of (i) all operating reports, Material reports of any other nature and Material notices sent or made available by any Issuer to any lenders of other Indebtedness or which the Senior Creditors, the Administrative Agent, the Master Servicer or the Trustee may from time to time reasonably request, (ii) (without duplication of Section 7.4) any Material filing with any Governmental Authority pertaining to any Issuer or the Project, (iii) (without duplication of Section 7.4) all Material regular and periodic reports pertaining to the Project filed by or on behalf of any Issuer with any Governmental Authority or which the Senior Creditors, the Administrative Agent, the Master Servicer or the Trustee may from time to time reasonably request, and (iv) copies of all status reports provided to the Power Purchaser under any Power Purchase Agreement and copies of all other Material notices, reports or other correspondence received or sent by or on behalf of any Issuer under any Major Project Document or which the Senior Creditors, the Administrative Agent, the Master Servicer or the Trustee may from time to time reasonably request. Each Issuer shall deliver to the Administrative Agent, promptly upon their becoming available, all Material press releases and other written statements made available by or on behalf of such Issuer to the public concerning developments in the business of such Issuer or the Project.

(f) In conjunction with the delivery of the financial statements set forth in this Section 7.1 and otherwise promptly (but in no event later than five (5) Business Days) upon any Issuer obtaining Knowledge of any of the following events or conditions, the Issuers shall deliver to the Administrative Agent, a certificate executed by a Responsible Officer specifying the nature and period of existence of such condition or event and what action the respective Issuer has taken, is taking and proposes to take with respect thereto: (i) any condition or event that constitutes a Default or an Event of Default of which any Issuer has Knowledge; (ii) any labor controversy, litigation or other Action or loss of which any Issuer has Knowledge, affecting any Issuer, any Facility Phase or the Collateral in excess of $500,000 in the aggregate or that has or could reasonably be expected to have a Material Adverse Effect on any Facility Phase; (iii) any event or condition of which any Issuer has Knowledge that has or could reasonably be expected to have a Material Adverse Effect; (iv) any Material damage to the Collateral or any condemnation proceeding affecting any of the Collateral, or any legal challenge to any Material Applicable Permit; or (v) the development of a project proximate to any Facility or any Project Land that could reasonably be expected to have a Material Adverse Effect on the geothermal resource, water rights or transmission access available to the Issuers and the Project.

(g) Not more than sixty (60) days prior to each Projection Date, the Reservoir Consultant and the Independent Engineer shall evaluate the projected availability of the geothermal resource and the projected net power generation therefrom for the remaining life of the Notes. Such evaluation shall be completed and written notice of the conclusions of the Reservoir Consultant and the Independent Engineer (described below) shall be delivered to the Issuers, the Depository and the Administrative Agent within 30 days prior to the applicable Projection Date. On or prior to such Projection Date, the Issuers will deliver an Updated Pro Forma, prepared in the aggregate for all Facility Phases for which a Buy Down Date has occurred, that will specifically include such conclusions of the Reservoir Consultant and the Independent Engineer and shall set forth the aggregate average Debt Service Coverage Ratio (measured by Fiscal Year) for all Facility Phases included in such Updated Pro Forma, which Updated Pro Forma shall be acceptable to the Reservoir Consultant, the Independent Engineer and the Administrative Agent.

(h) Promptly upon their becoming available, each Issuer shall deliver or cause to be delivered to the Administrative Agent copies of all proposed amendments to a Major Project Document to which such Issuer is a party or which is related to the Project.

(i) Each Issuer shall promptly, and in any event within five (5) days after a Responsible Officer becoming aware of any of the following, deliver to the Administrative Agent a written notice setting forth the nature thereof and the action, if any, that such Issuer or an ERISA Affiliate proposes to take with respect thereto:

(i) with respect to any Plan, any reportable event, as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

(ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by any Issuer or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

(iii) any event, transaction or condition that could result in the incurrence of any liability by any Issuer or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of any Issuer or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect.

(j) Each Issuer shall deliver or cause to be delivered to the Administrative Agent within thirty (30) Business Days after the end of each calendar quarter copies of a quarterly report (on a month-by-month basis) for each operating Facility as at the end of such quarter in a format acceptable to the Independent Engineer and the Required Senior Creditors setting forth in reasonable detail the following information for each respective Facility: (i) daily operating hours and daily outage hours; (ii) the reasons for each unscheduled maintenance outage; (iii) actual Operating Expenses for the Facility in such quarter compared to the budgeted Operating Expenses for such quarter in the currently effective Operating Budget for the Facility; (iv) calendar year-to-date Operating Expenses in the currently effective Operating Budget for the Facility; (v) the reason for any Material deviations in actual Operating Expenses from the currently effective Operating Budget for the Facility; (vi) actual revenues for the Facility in such quarter compared to the budgeted revenues for such quarter in the currently effective Operating Budget for the Facility Phase; (vii) calendar year-to-date revenues for the Facility compared to budgeted calendar year-to-date revenues in the currently effective Operating Budget for the Facility; and (viii) the reasons for any Material deviations in revenues from the currently effective Operating Budget for the Facility.

(k) OFC 2 shall deliver or cause to be delivered to DOE on the first day of each month (i) before the Project Completion Date, a Construction Progress Certificate substantially in the form of Exhibit O and (ii) after the Project Completion Date, a Summary Operating Report, substantially in the form of Exhibit P.

7.2	Officer’s Certificate.

Each set of reports and statements delivered pursuant to Section 7.1(a) or Section 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

(a) Covenant Compliance – the information (including detailed calculations) required in order to establish whether the conditions for a dividend or distribution under Section 10.5 hereof during the quarterly or annual period covered by the statements then being furnished (including with respect to each such section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

(b) Event of Default – a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of each Issuer from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of any Issuer to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the respective Issuer shall have taken or proposes to take with respect thereto.

7.3	Inspection.

The Issuers shall permit one representative of a Senior Creditor that is employed or retained by either a Certificate Holder or the Administrative Agent:

(a) No Default – if no Default or Event of Default then exists, at the expense of the applicable Senior Creditor(s) and upon reasonable prior written notice to the respective Issuer, to visit the Facilities and the principal executive office of the Issuers, to verify the validity, amount or any other matter relating to the Collateral by mail, telephone or otherwise, inspect the Collateral, all books and records related thereto (and to make extracts from and copies of such books and records) and the premises upon which any of the Collateral is located, discuss the affairs, finances and accounts of such Issuer with Responsible Officers, and (with the consent of such Issuer, which consent shall not be unreasonably withheld) its independent public accountants, all at such reasonable times and upon reasonable prior written notice (the Issuers shall have prior written notice of, and the right to be present at, any such meeting with the independent public accountants); and

(b) Default – if a Default (other than an Ormat Guarantee Event) or Event of Default then exists, at the expense of the Issuers, to visit and inspect the Facilities and any of the offices or properties of the Issuers, to verify the validity, amount or any other matter relating to the Collateral by mail, telephone or otherwise, inspect the Collateral, all books and records related thereto (and to make extracts from and copies of such books and records) and the premises upon which any of the Collateral is located, examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with Responsible Officers and their independent public accountants (and by this provision each of the Issuers authorizes said accountants to discuss the affairs, finances and accounts of the Issuers), all at such times and as often as may be requested; and

(c) Environmental Inspection and Testing – without limiting the generality of the foregoing, to visit the Facilities and to conduct testing for, and remove any, Hazardous Materials that have been stored, used, released or transported in a manner that is not consistent with the Issuer’s representations in Section 5.18, at reasonable times and upon reasonable notice to the specified Issuer, and the costs of such testing and removal shall be payable by the Issuers and shall become part of the Obligations; provided, however, that such testing and removal may only be conducted if an Event of Default exists at the time.

(d) In conducting any visit or inspection under this Section 7.3, the Senior Creditors and any representative of any of them shall abide by and comply with all applicable health, safety and environmental policies, insurance regulations and procedures of the Issuers relating to the Project, the Facilities, their principal executive offices and any of the Collateral.

(e) Nothing set forth in this Section 7.3 shall limit, impair or restrict the inspection and audit rights provided to DOE under Section 9.17.

7.4	Environmental Reports

The Issuers shall promptly furnish to the Administrative Agent:

(a) Unless otherwise required sooner under the relevant Environmental Law, within two (2) Business Days after the issuance thereof, true and correct copies of any report, plan or other written communication required to be made by the Issuers to any Governmental Authority pursuant to: (i) the Greater Sage-Grouse

Conservation Measures Implementation Plan (Tuscarora); (ii) Memorandum of Agreement Regarding Tuscarora Geothermal Project; (iii) Memorandum of Agreement Regarding McGinness Hills Geothermal Project; and (iv) the Final DOE Environmental Assessment Ormat Nevada Geothermal Power Plant Projects, including as incorporated by reference the following: Environmental Assessment — T G Power LLC Hot Sulphur Springs Transmission Line, 120 kV Electric Power Line, Northern Independence Valley, Elko County, Nevada, Bureau of Land Management, Elko Field Office, March 2008; Decision Record and Environmental Assessment Jersey Valley and Buffalo Valley Geothermal Development Projects, Pershing and Lander Counties, Nevada, Bureau of Land Management Battle Mountain District Office, May 2010; and Decision Record and Environmental Assessment McGuiness Hills Geothermal Development Project, Bureau of Land Management, Mount Lewis Field Office, Battle Mountain District; Federal Geothermal Lease Stipulations (McGuiness Hills); Greater Sage-Grouse Monitoring and Mitigation Plan (McGuiness Hills); Common Raven Monitoring Plan (McGuiness Hills); Transmission Line Stipulations (McGuiness Hills); and any amendments, supplements or other modifications to any of the foregoing.

(b) Promptly, any proposed changes to the Project that would materially alter the description of the Project set forth in the Final Environmental Assessment.

(c) Within one Business Day after any Issuer obtains Knowledge of any accident related to the Project having a material adverse impact on the environment or on human health (including any accident resulting in the loss of life), notice thereof, and within 20 Business Days thereafter a report describing such accident, the impact of such accident and the remedial efforts required and (as and when taken) implemented with respect thereto.

7.5	Notices by Governmental Authority.

To the extent not otherwise provided pursuant to Section 7.1 or Section 7.4, the Issuers shall promptly furnish to the Administrative Agent true and complete copies of any Material notice or Material claim by any Governmental Authority pertaining to any Issuer, the Project or the Collateral. The Issuers shall promptly notify the Administrative Agent of (i) any eminent domain action or similar proceeding affecting any Facility, or (ii) any fire or other casualty resulting in more than seven hundred-fifty thousand dollars ($750,000) (or such lower amount if such action or casualty has a Material Adverse Effect) in damage affecting any Facility.

7.6	Responsible Officers.

Within ten (10) Business Days of any change in any of the Issuers’ Responsible Officers, the Issuers shall deliver or cause to be delivered to the Administrative Agent an updated list reflecting such change.

8.	PAYMENT.

8.1	Required Payments.

Installment payments of principal due on each Note shall be made in accordance with the appropriate amortization schedule attached to such Note on the last day of March, June, September and December in each year (each a “Payment Date”), commencing on September 30, 2012 in the case of the Series A Notes and otherwise as set forth in the Note of each other Tranche and the Notes shall mature and all remaining principal and accrued interest shall be payable as set forth in the relevant amortization schedule, and in any event not later than December 31, 2034. The Senior Creditors and the Issuers will agree on the amortization schedule for each Tranche at least three (3) Washington Business Days prior to the Funding Date for each such Tranche, subject to the first sentence of this Section 8.1, and the amortization schedule for each Note shall be attached to such Note.

8.2	Mandatory Prepayments.

(a) The Note(s) shall be subject to prepayment in whole or in part in accordance with Section 4.06 of the Security Agreement by payment of the principal amount then being prepaid, together with interest accrued to the date of prepayment on the principal amount then being prepaid together with all other amounts due under the Loan Documents, but without premium, Make Whole Amount or Modified Make Whole Amount.

(b) If (i) the aggregate principal amount of any Phase II Tranche is increased pursuant to Section 1.2(e), (ii) a Change in Law occurs with respect to the Power Purchase Agreement for the Facility being financed with such Phase II Tranche, and (iii) the Power Purchaser is excused from its purchase obligation under such Power Purchase Agreement as a result of that Change in Law, then, unless the relevant Facility Owner shall have entered into a power purchase agreement meeting the requirements of a Replacement Contract for the Power Purchase Agreement for which a Change in Law occurred with a counterparty satisfying the requirements of a Replacement Obligor prior the date on which a prepayment would be due under this Section 8.2(b), the Issuers shall prepay a portion of the principal amount of the Phase II Tranche the proceeds of which were used to finance Phase II of the Facility to which such Power Purchase Agreement relates that is equal to the amount of the Change in Law Letter of Credit provided for that Phase II Tranche under Section 1.2(e), together with interest accrued to the date of prepayment on the principal amount then being prepaid plus the Make Whole Amount, if any, determined for the prepayment date with respect to the principal amount so prepaid. The Administrative Agent shall direct the Trustee to draw on the Change in Law Letter of Credit with respect to the Phase II Tranche being prepaid in the amount of such principal prepayment and to draw any amounts due for accrued interest or any Make Whole Amount under this Section 8.2(b) from the Distribution Suspension Account.

(c) If on the Buy Down Date with respect to each Facility Phase:

(i) for any Facility Phase that is Phase I of any Facility, the Debt Service Coverage Ratio for that Facility Phase, measured by Fiscal Quarter (which, with respect to Phase I of each of the McGinness Hills Facility and the Tuscarora Facility, shall take into account its allocable portion of the aggregate principal amount of the Series A Note under Section 1.2), as reflected in the Updated Pro Forma for that Facility Phase prepared seven (7) Business Days before that Buy Down Date, is less than 1.65:1 in any Fiscal Quarter or less than an average of 2.00:1 over the remaining term of the Tranche funding the Project Costs for that Facility Phase or the Loan Life Coverage Ratio for that Facility Phase, as reflected in such Updated Pro Forma is less than 2.00:1; or

(ii) for any Facility Phase that is Phase II of any Facility, (x) the aggregate principal amount of the Phase II Tranche used to finance that Facility Phase was not increased pursuant to Section 1.2(d) or Section 1.2(e) or the principal amount of the Phase II Tranche used to finance that Facility Phase was increased pursuant to Section 1.2(e) and such Phase II Tranche has since been prepaid pursuant to Section 8.2(b) and (y) the aggregate Debt Service Coverage Ratio for Phase I and Phase II of the Facility of which that Facility Phase is a part, measured by Fiscal Quarter, as reflected in the Updated Pro Forma for that Facility Phase prepared seven (7) Business Days before that Buy Down Date, is less than 1.65:1 in any Fiscal Quarter or less than an average of 2.08:1 over the remaining term of Tranche funding the Project Costs for that Facility Phase or the aggregate Loan Life Coverage Ratio for Phase I and Phase II of that Facility, as reflected in such Updated Pro Forma is less than 2.08:1; or

(iii) for any Facility Phase that is Phase II of any Facility, (x) the aggregate principal amount of the Phase II Tranche used to finance that Facility Phase was increased pursuant to Section 1.2(d) or Section 1.2(e) and a portion of such Phase II Tranche has not been prepaid pursuant to Section 8.2(b) and (y) the aggregate Debt Service Coverage Ratio for Phase I and Phase II of the Facility of which that Facility Phase is a part, measured by Fiscal Quarter, as reflected in the Updated Pro Forma for that Facility Phase prepared seven (7) Business Days before that Buy Down Date, is less than 1.4:1 in any Fiscal Quarter or an average of 1.85:1 over the remaining term of the Tranche funding the Project Costs for that Facility Phase or the aggregate Loan Life Coverage Ratio for Phase I and Phase II of the Facility of which that Facility Phase is a part, as reflected in such Updated Pro Forma is less than 1.85:1 (each of the minimum and average Debt Service Coverage Ratios and Loan Life Coverage Ratios described in clauses (i), (ii) and (iii) of this Section 8.2(c) is referred to as a “Buy Down Date Prepayment DSCR”), then the Issuers shall prepay a portion of the principal amount of the Tranche the proceeds of which were used to finance such Facility Phase such that, after giving effect to such prepayment of principal, the applicable Buy Down Date Prepayment DSCRs shall be achieved for that Facility Phase, based on the relevant Updated Pro Forma, such prepayment of principal to be made together with interest accrued to the date of prepayment on the principal amount then being prepaid, plus the Make Whole Amount, if any, determined for the prepayment date with respect to the principal amount so prepaid. The source of the funds for such prepayment shall be one or more of the following, as selected by the Issuers in their sole discretion to the extent of available funds, as confirmed by the Administrative Agent: (1) amounts on deposit in the Distribution Suspension Account (subject to satisfaction of the conditions to a distribution of such amounts under Section 3.03(m)(ii) of the Security Agreement, other than conditions that cannot be satisfied solely because the Buy Down Date Prepayment DSCRs for the Facility Phase giving rise to the prepayment under this Section 8.2(c) has not been achieved or because that Facility Phase has not achieved Project Completion), and/or (2) amounts deposited in the Liquidated Damages Subaccount of the Construction Account with respect to the Facility Phase financed with the Tranche being prepaid, and/or (3) amounts deposited in the Performance Level Reserve Account with respect to the Facility Phase financed with the Tranche being prepaid, and/or (4) amounts on deposit in the applicable Phase II Tranche Reserve Subaccount or drawn on a Phase II Tranche Letter of Credit (if such prepayment is of a Phase II Tranche for which the Phase II 100% Option was elected) and/or (5) amounts drawn from the Ormat Guarantee for the Tranche being prepaid in accordance with the terms of such Ormat Guarantee.

8.3	Optional Prepayments.

(a) The Issuers may, at their option, prepay the Notes in whole or in part, at any time together with interest accrued to the date of prepayment on the principal amount then being prepaid, plus the Make Whole Amount, if any, determined for the prepayment date with respect to the principal amount so prepaid.

(b) To the extent that funds are on deposit in the Resource Reserve Account pursuant to Section 3.03(e)(xi) of the Security Agreement at any time, the Issuers may, at such time and at their option, prepay the Notes in whole or in part together with interest accrued to the date of prepayment on the principal amount then being prepaid, plus the Modified Make Whole Amount, if any, determined for the prepayment date with respect to the principal amount so prepaid as follows:

(i) if such prepayment would result in the aggregate average Debt Service Coverage Ratio for all Facility Phases (measured by Fiscal Year), being at least 1.5:1 for each Fiscal Year over the remaining term of the Notes, as shown in an Updated Pro Forma delivered no more than 30 days prior to such prepayment, which Updated Pro Forma shall be acceptable to the Reservoir Consultant, the Independent Engineer and the Administrative Agent, then the Issuers may apply up to the entire amount on deposit in the Resource Reserve Account to such prepayment of principal, accrued interest and Modified Make Whole Amount; and

(ii) if such prepayment would not result in the aggregate average Debt Service Coverage Ratio for all Facility Phases (measured by Fiscal Year), of at least 1.5:1 for each Fiscal Year over the remaining term of the Notes, as shown in an Updated Pro Forma delivered no more than 30 days prior to such prepayment, which Updated Pro Forma shall be acceptable to the Reservoir Consultant, the Independent Engineer and the Administrative Agent, then the Issuers may apply an amount to such prepayment of principal, accrued interest and Modified Make Whole Amount such that, together with all other prepayments of principal, accrued interest and Modified Make Whole Amount made under this Section 8.3(b), not more than one-half of the aggregate total amount deposited in the Resource Reserve Account pursuant to Section 3.03(e)(xi) from time to time (including one-half of all interest and investment income derived from amounts on deposit in the Resource Reserve Account) has been used for prepayments under this Section 8.3(b).

(c) If any Updated Pro Forma delivered under this Agreement or any other Loan Document shows that the Facility Phase to which such Updated Pro Forma relates is projected to incur any liability under its Power Purchase Agreement for “Replacements Costs” or “PC Replacements Costs,” the Issuers may, at their option, prepay the Tranche financing that Facility Phase in part together with interest accrued to the date of prepayment on the principal amount then being prepaid, plus the Modified Make Whole Amount, if any, determined for the prepayment date with respect to the principal amount so prepaid, such that, when such prepayment is applied to that Tranche in accordance with Section 8.5(b), such liability would arise only after such Tranche has been paid in full.

8.4	Notice of Prepayment.

The Issuers shall give each Senior Creditor, the Administrative Agent, the Trustee and the Depository written notice of any prepayment of the Notes not less than thirty (30) days nor more than sixty (60) days before the date fixed for prepayment except that in the case of prepayment under Section 8.2(c) such written notice shall be provided not less than seven (7) Business Days prior to the date fixed for prepayment, specifying (a) such date, (b) the section of this Agreement under which the prepayment is to be made, (c) the aggregate principal amount of the Notes and interest on the Notes to be prepaid on such date, (d) a detailed estimate of the Make Whole Amount or Modified Make Whole Amount, if any, to be applicable to the prepayment and the calculations by which such estimate was derived, (e) for payments under Section 8.2(b), Section 8.2(c), Section 8.3(b) or Section 8.3(c), the Updated Pro Forma on which the prepayment calculations are based, and (f) for prepayments under Section 8.2(c), the sources of the funds for such prepayment. Two (2) Business Days prior to such prepayment, the Issuers shall deliver to each Senior Creditor, the Administrative Agent, the Trustee and the Depository a notice specifying the information described in the preceding sentence, including the final calculation of such Make Whole Amount or Modified Make Whole Amount (which must be acceptable to the Administrative Agent), as of the specified prepayment date. Any such notice of prepayment shall be irrevocable.

8.5	Partial Prepayments.

(a) If more than one Note of any Tranche is outstanding at the time any partial prepayment of that Tranche is made under Section 8.2, the aggregate principal amount of such partial prepayment shall be allocated among the outstanding Notes of such Tranche in proportion, as nearly as practicable, to the respective unpaid principal amounts of such Notes. If more than one Tranche is required to be prepaid at the time under Section 8.2 and the amount available from all applicable sources to make such prepayment is insufficient to make the full amount of such prepayment, the amount available to make such prepayment shall be allocated among the applicable Tranches in proportion, as nearly as practicable, to the respective unpaid principal amounts of each such Tranche.

(b) All prepayments of the Notes made pursuant to Section 8.2 and Section 8.3(b) shall be applied to reduce each of the remaining scheduled principal payments of the Notes on a ratable basis. All prepayments of the Notes made pursuant to Section 8.3(a) and Section 8.3(c) shall be applied to the remaining scheduled payments of the Notes in the inverse order of maturity.

8.6	Maturity; Surrender, etc.

In the case of prepayment of the Notes pursuant to this Section 8, the principal amount of the Notes shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date or the applicable Make Whole Amount or Modified Make Whole Amount, if any. From and after such date, unless the Issuers shall fail to pay such principal amount when so due and payable, together with the interest, Make Whole Amount or Modified Make Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. No Note shall be issued in lieu of any prepaid principal amount of any Note.

8.7	Make Whole Amount; Modified Make Whole Amount.

The term “Make Whole Amount” means, with respect to the payment of any Note under Section 8.2 or Section 8.3(a) of this Agreement and Section 5.02 of the Security Agreement, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make Whole Amount may in no event be less than zero.

The term “Modified Make Whole Amount” means, with respect to the payment of any Note under Section 8.3(b) or Section 8.3(c) of this Agreement, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that (x) for purposes of determining the Reinvestment Yield in the calculation of the Modified Make Whole Amount, the figure “1.00%” shall replace “.50%” in the definition of “Reinvestment Yield” below, and (y) the Modified Make Whole Amount may in no event be less than zero.

For the purposes of determining the Make Whole Amount or Modified Make Whole Amount, the following terms have the following meanings:

“Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant Section 8.2 or Section 8.3 or has become or is declared to be immediately due and payable pursuant to Section 5.02 of the Security Agreement, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity (or, as described above, 1.00% over the yield to maturity for purposes of calculating the Modified Make Whole Amount) implied by (i) the yields reported, as of 10:00 a.m. Eastern Standard Time on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the ICUR function of Bloomberg News Service (or such function as may replace the ICUR function of Bloomberg News Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the duration closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the duration closest to and less than the Remaining Average Life.

“Remaining Average Life” means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that shall elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Note, then the amount of the next succeeding scheduled interest payment shall be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or Section 8.3 hereof or Section 5.02 of the Security Agreement. Remaining Scheduled Payments with respect to any partial prepayment of the Notes shall be determined in a manner that is consistent with Section 8.5(b).

“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or Section 8.3 or has become or is declared to be immediately due and payable pursuant to Section 5.02 of the Security Agreement, as the context requires.

8.8	Fees.

(a) Beginning not later than the Washington Business Day prior to the Closing Date and on each anniversary thereafter until the payment of all amounts due with respect to any Note and the other Loan Documents, the Issuers shall pay to DOE an annual maintenance fee of $25,000 (the “Maintenance Fee”).

(b) Beginning not later than the Business Day prior to the Closing Date and on each anniversary thereafter until the payment of all amounts due with respect to the Notes and the other Loan Documents, the Issuers shall pay the Administrative Agent an annual administrative fee (pro-rated for any partial year) of $100,000 (the “Administrative Fee”).

(c) The Issuers shall pay to the Administrative Agent a structuring fee (the “Structuring Fee”) equal to one percent (1.0%) of the maximum aggregate principal amount of the Notes to be earned and payable in the manner and at the times set forth below:

(i) one percent (1.0%) of the aggregate principal amount of the Series A Notes and the maximum aggregate principal amount of the Series B Notes, shall be deemed earned and shall be due and payable to Administrative Agent on the first Funding Date;

(ii) one-half of one percent (0.5%) of the maximum aggregate principal amount of the Phase II Tranches shall be deemed earned and shall be due and payable to the Administrative Agent on the first Funding Date;

(iii) one-half of one percent (0.5%) of the aggregate principal amount of each of the Series C Note and the Series D Notes shall be deemed earned and shall be due and payable to the Administrative Agent on the Funding Date on which such Tranche is issued;

(iv) If the Phase II 50 % Option is elected to fund the Project Costs in respect of Phase II of the McGinness Hills Facility, one half of one percent (0.5%) of the maximum aggregate principal amount of the

Series E Notes shall be deemed earned and shall be due and payable to the Administrative Agent on the Funding Date on which the Series C Notes are issued; and

(v) If the Phase II 50% Option is elected to fund the Project Costs in respect of Phase II of the Tuscarora Facility, one half of one percent (0.5%) of the maximum aggregate principal amount of the Series F Notes shall be deemed earned and shall be due and payable to the Administrative Agent on the Funding Date on which the Series D Notes are issued.

(d) To the extent that the Project, any Facility, or any Issuer experiences technical, financial, legal or other events, including, without limitation, any Default or Event of Default, audits, investigations of, or inquiries by a Governmental Authority that concern any Issuer or the Project which in each case requires DOE to incur additional time or expenses (including third-party expenses), DOE shall be entitled to (i) reimbursement in full of such amounts as DOE reasonably determines are its additional internal administrative costs and (ii) the fees and expenses of its independent consultants and outside legal counsel, which, in each case, (x) shall be without duplication of fees payable by the Issuers to the Master Servicer and (y) DOE may require that the Issuers pay directly to such third parties.

(e) All fees payable under Section 8.8(a) and Section 8.8(b) will be pro-rated for any partial year.

9.	AFFIRMATIVE COVENANTS.

The Issuers covenant that:

9.1	Maintenance of Existence and Rights; Continuation of Business.

(a) Each Issuer shall preserve and maintain its existence as a limited liability company, and maintain its Material rights, permits, franchises and privileges under the laws of their jurisdictions of organization.

(b) No Issuer shall employ any staff, pay salaries or enter into any agreements (other than Project Documents) for services of personnel of any nature other than administrative costs relating specifically to the existence of such Issuer, accounting, consulting and legal services relating specifically to such Issuer and the Project and amounts paid to non-employees in arm’s length transactions, or incur any Indebtedness (except as provided in Section 10.2) without the prior consent of the Required Senior Creditors.

9.2	Compliance with Governmental Requirements.

Each Issuer shall comply in all Material respects with all Governmental Requirements and Material Applicable Permits applicable to the Facilities relating to each Issuer, the Collateral pledged by each Issuer and the Project, and shall obtain and maintain in effect all Material Applicable Permits necessary to the development of the Facilities, to the ownership of their property or to the conduct of their businesses, in each case to the extent necessary to ensure that non-compliance with or lack of such Material Applicable Permits could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.3	Maintenance and Operation of Project.

Each Issuer shall operate the Project (or cause the Project to be operated) in conformity in all Material respects with all Project Documents (including any manufacturer’s warranties), Prudent Engineering and Operating Practices, and all Material Applicable Permits. Each Issuer shall maintain and preserve the Project and the Transmission Facilities (or cause the Project and the Transmission Facilities to be maintained and preserved) in good working order and condition in all Material respects (including without limitation, inventories, spare parts and system redundancies), ordinary wear and tear excepted.

9.4	Insurance.

(a) Each Issuer shall maintain, or cause to be maintained, the insurance coverage described in Schedule 9.4 hereto and shall be responsible for the insurance-related requirements specified therein.

(b) In addition, each Issuer shall take all necessary action within their power to ensure that they maintain all insurance policies as required under the Project Documents at all times. Without limiting the generality of the foregoing, each Issuer will require each co-tenant under its Shared Facilities and Shared Premises Agreement to provide or maintain the insurance required of such co-tenant thereunder and will promptly pursue all contractual remedies against any such co-tenant that fails to provide or maintain such insurance.

9.5	Payment of Taxes, Fees and Claims.

Except as set forth below in this Section 9.5, each Issuer shall pay or cause to be paid in a timely manner when due all taxes, assessments, fees, claims and other charges incurred and payable by it. Notwithstanding the preceding sentence, any Issuer may contest (a) any taxes or assessments levied by any Governmental Authority, (b) materialmen’s, mechanic’s, supplier’s and vendor’s claims, and (c) all fees and commissions claimed by brokers, salesmen and agents in connection with the Notes, and, so long as such contest is being diligently pursued by appropriate proceedings and does not otherwise have a Material Adverse Effect, such contest on the part of the specific Issuer shall not be an Event of Default by reason of a breach of this

Section 9.5; provided, however, that during the pendency of any such contest involving a disputed amount in excess of two hundred and fifty thousand dollars ($250,000) with respect to such Issuer, any Facility or the Collateral, unless adequate reserves have been established therefor in accordance with GAAP and any Lien (other than a Permitted Lien) filed in connection therewith shall have been released of record within sixty (60) days following receipt by any Issuer of notice of such Lien, such Issuer shall furnish to the Trustee (for the benefit of the Senior Creditors) an indemnity bond satisfactory to the Required Senior Creditors or other security acceptable to the Required Senior Creditors in an amount equal to any unpaid amount being contested plus a reasonable additional sum to cover possible costs, interest and penalties, or should such contest not involve a liquidated amount, in an amount acceptable to the Required Senior Creditors; provided further, that each Issuer shall pay any amount adjudged by a court of competent jurisdiction to be due, with all costs, interest and penalties thereon, before such judgment becomes a Lien (other than a Permitted Lien) on any Facility or any other Collateral. Each Issuer shall pay when due all costs and expenses required to be paid by this Agreement, including, without limitation, all fees for filing or recording any Loan Documents including, without limitation, all taxes (except Excluded Taxes) and filing fees in connection with the execution, delivery or recordation of any Lien and the execution, issuance and delivery of the Loan Documents and the Notes.

9.6	Pension Plans.

If any Issuer hereafter institutes any Pension Plan, then the following warranty and covenants shall be applicable during the period any such Pension Plan shall be in effect: (i) each Issuer hereby warrants that no fact exists that might constitute grounds for the involuntary termination of the Pension Plan, or for the appointment by the appropriate United States District Court of a trustee to administer the Pension Plan; (ii) each Issuer hereby covenants that throughout the existence of such Pension Plan, such Issuer’s contributions under the Pension Plan shall meet the minimum funding standards required by ERISA and no Issuer shall institute a distress termination of the Pension Plan; and (iii) each Issuer covenants that it shall send to the Senior Creditors, the Administrative Agent, the Master Servicer and the Trustee a copy of any notice of a Reportable Event required by ERISA to be filed with the Department of Labor or the Pension Benefit Guaranty Corporation, at the time that such notice is so filed.

9.7	Enforcement of Rights.

Each Issuer shall enforce any rights it has against any third party if the failure to enforce such rights could have a Material Adverse Effect. Without limiting the generality of the foregoing, each Issuer will enforce all rights it has against the Sponsor under any EPC Agreement or any guarantee provided by the Sponsor with respect to the Sponsor’s obligations under any EPC Agreement. To the extent that any other Person may enforce any rights against any third person that have been assigned to any Issuer as to which the failure to enforce such rights could have a Material Adverse Effect, such Issuer shall use commercially reasonable efforts to cause such Person to enforce such rights.

9.8	Maintenance of Records.

Each Issuer shall keep proper records and books of account in which full and correct entries shall be made of all financial transactions of such Issuer, the assets and business of such Issuer, and all costs and expenses incurred by such Issuer, in accordance with GAAP, and shall maintain all records required with respect to compliance with Governmental Requirements.

9.9	Intellectual Property.

Except where a failure to do so would not or could not reasonably be expected to have a Material Adverse Effect, each Issuer shall obtain and maintain all licenses, permits, franchises, authorizations, Intellectual Property, or other proprietary rights and technology or rights thereto, that are necessary in connection with the construction, operation and maintenance of each Facility and/or the ownership or leasing of its property and the conduct of its business as now conducted or as presently proposed to be conducted.

9.10	Use of Proceeds.

Each Issuer shall use the proceeds from the sale of the Notes solely for the purposes expressly set forth in Section 5.14 and Schedule 5.14.

9.11	Property Rights.

(a) Each Issuer shall maintain good and valid title in and to all of their real property, including the fee title, Leases, Easements, rights of way and other rights constituting the Project Land, and good and valid rights to all its other property, subject only to Permitted Liens and Governmental Requirements applicable to such title and rights.

(b) The Issuers shall exercise all rights to extend the terms of all Leases between the Issuers and the U.S. Bureau of Land Management for real property within the Participating Area until at least the latest maturity date for the Notes promptly upon obtaining, and to the extent of their legal ability to exercise, such rights.

(c) The Issuers shall extend all Leases (other than Leases between the Issuers and the U.S. Bureau of Land Management) until the Discharge Date.

(d) The Issuers shall take all commercially reasonable actions required to obtain the two (2) five-year extensions (as permitted under 43 CFR Sections 3207.5(a)(2) and (a)(3) or 43 CFR Sections 3208.11(a)(2) (2004) and 3208.14 (2004), as applicable, for each of the Leases between the Issuers and the U.S. Bureau of Land Management with respect to any land comprising Project Land that is not included in a Participating Area. For the avoidance of doubt, no

Issuer shall be required to make any effort to obtain the extensions permitted under 43 CFR Section 3207.14 or 3207.15 or 43 CFR Section 3208.10(a)(1) (2004) or 3207.10(a) (2004), as applicable. For the avoidance of doubt, payments of amounts to the U.S. Bureau of Land Management as prescribed by Governmental Requirements in order to obtain the two five-year extensions described above shall be deemed to be commercially reasonable.

(e) None of the Issuers shall drill any exploratory, production, injection or other wells on land outside of the Participating Area, unless the relevant Issuer has obtained all the necessary rights to drill on such land outside the Participating Area and, if a review under the National Environmental Policy Act has not been completed in respect of the proposed action on such land, a review process meeting the requirements of the National Environmental Policy Act and the DOE Program Requirements shall have been completed.

(f) Each component of each Facility, including without limitation any associated Transmission Facilities, installed after the Closing Date, shall be installed on the Project Land and shall not be installed within one hundred (100) feet of any improvements owned by any Person other than the Facility Owner for such Facility, which improvements were in existence or under construction on the date of installation of such Facility component, except where installation within such one hundred feet is not reasonably likely to result in a conflict with any third party document.

(g) Without limiting the generality of the other provisions of this Section 9.11, ORNI 15 shall maintain all legal rights necessary to install, maintain, repair, and replace all Jersey Valley Facility transmission facilities that are located within that portion of the Project Land currently encompassed by Leases NVN-77481, NVN-74881 and NVN-77483 and, no later than the earlier to occur of the date on which any of such Leases terminate, the Project Land is withdrawn from the Unit formed by the Jersey Valley Unit Agreement N-83483X or the Participating Area under such Unit Agreement is contracted, ORNI 15 shall obtain from the U.S. Bureau of Land Management such Easement or Easements from the U.S. Bureau of Land Management that may be necessary or appropriate to assure the continuation of such legal rights, which Easement(s) shall be satisfactory to the Senior Creditors and shall have been recorded in the Official Records of Pershing County, Nevada and a copy thereof delivered to the Senior Creditors, the Administrative Agent and ORNI 15 shall have also delivered an amendment to the Jersey Valley Deed of Trust encumbering its interest in such Easement(s) to the Lien of said Deed of Trust in form satisfactory to the Senior Creditors, an endorsement to the Title Policy insuring said Deed of Trust as so modified as a first priority Lien, without exception other than Permitted Liens, an update of the ALTA/ACSM surveys to be delivered to the Senior Creditors prior to the initial Funding depicting such Easement(s) and in format required by the Senior Creditors, opinions of the type described in Section 4.9 and evidence of authority satisfactory to the Senior Creditors, and such assignments, notice letters and powers of attorney as contemplated in Section 6.07 of the Security Agreement for purposes of the Trustee’s exercise of remedies pursuant to the Loan Documents.

9.12	Indemnification.

Each Issuer hereby indemnifies and holds harmless the Senior Creditors, the Administrative Agent, the Master Servicer, the Depository and the Trustee and each of their respective directors, officers, employees, Affiliates, agents, successors and assigns from and against any and all losses, claims, damages, liabilities, costs and expenses (including, without limitation, reasonable fees and disbursements of counsel, amounts paid in settlement and court costs) which may be incurred by or asserted against any such indemnified Person in connection with or arising out of or in any way relating to or resulting from (i) any violation of any Environmental Laws by any Issuer or from any Environmental Claim relating to the Project, (ii) the transactions contemplated by the Loan Documents, (iii) any Issuer, or (iv) the Project or the Project Land, and each Issuer hereby agrees to reimburse each such indemnified Person for any reasonable legal or other expenses incurred in connection with investigating, defending or participating in any action or proceeding out of which any such losses, claims, damages, liabilities or expenses may arise. Notwithstanding anything herein to the contrary, no Issuer shall be liable or responsible for losses, claims, damages, costs and expenses incurred by any indemnified Person which a court of competent jurisdiction has found resulted primarily from such person’s own bad faith, gross negligence or willful misconduct. If for any reason the indemnification provided for herein is unavailable to any Person or insufficient to hold it harmless as and to the extent contemplated hereby, each Issuer hereby agrees to contribute to the amount paid or payable by such Person as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect the relative benefits received by any Issuer, on the one hand, and such indemnified Person, on the other hand, and also the respective fault of any Issuer, on the one hand, and such indemnified Person, on the other hand, as the case may be, as well as any other relevant equitable considerations.

Notwithstanding anything to the contrary herein, the indemnity provided above is intended to survive and continue subject to the applicable tolling statutes upon the payment or transfer of the Notes, failure of any Funding to occur, the termination of this Agreement, and the reconveyance, foreclosure or release of the Collateral to any Issuer with respect to any and all claims, obligations, liabilities, losses, damages, penalties, actions, suits, costs and expenses (including reasonable attorneys’ fees) of whatever kind and nature, whether or not well-founded, meritorious or unmeritorious, demanded, asserted or claimed against any indemnified party by third parties; provided, however, that to the extent such indemnity survives such reconveyance, foreclosure or release, the obligations thereunder shall be unsecured, and provided, further that no Issuer shall be required to indemnify against or hold any indemnified Person harmless from any claim, obligation, liability, loss, damage, penalty, action, suit, cost or expense to the extent attributable to the bad faith, gross negligence or willful misconduct of such indemnified Person.

9.13	Environmental Matters.

(a) At its sole cost and expense, each Issuer shall comply in all Material respects with and, to the extent of its control, cause all other occupants of the Project Land to comply in all Material respects with, all Environmental Laws now in effect or hereafter enacted. Without duplication of Sections 7.1(c), 7.4 and 7.5, each Issuer shall promptly notify the Administrative Agent if any Responsible Officer of such Issuer shall become aware of any Hazardous Materials on any Project Land in Material violation of any Environmental Law. Such Issuer shall promptly remove all Hazardous Materials from any Project Land under its control to the extent required by a Governmental Authority under Environmental Laws, such removal and the ultimate disposal of such Hazardous Materials to be performed in accordance with all applicable federal, state and local laws, statutes, rules and regulations. Each Issuer shall pay when due the cost of removal of any Hazardous Materials required under Environmental Law by a Governmental Authority and shall keep the Project Land under its control free of any lien imposed pursuant to any Environmental Laws now in effect or hereinafter enacted.

(b) Each Issuer shall use commercially reasonable efforts to pursue contractual remedies available to it in a commercially reasonable manner to cause each counterparty to a Major Project Document to, in connection with and to the extent of such counterparty’s involvement in the design, construction, operation and maintenance of the Project, (i) comply with and conduct its Property, business and operations in compliance with all Applicable Laws, including all Environmental Laws, in all material respects and (ii) procure, maintain and comply in all material respects with all Material Applicable Permits.

(c) Notwithstanding the generality of the foregoing, the Issuers shall (i) fully comply in all material respects with (1) the Greater Sage-Grouse Monitoring and Mitigation Plan (McGuiness Hills); (2) the Common Raven Monitoring Plan (McGuiness Hills); and (3) the proposed design features and proposed action as described in the Final Environmental Assessment, and any amendments, supplements or other modifications to any of the foregoing, including but not limited to preparing and submitting all reports and other information and taking all actions required by such documents, including Final Environmental Assessments for Jersey Valley and McGuiness Hills as incorporated by reference into the Final DOE Environmental Assessment; and (ii) fully comply in all material respects as DOE may determine in its sole discretion with (1) the Greater Sage-Grouse Conservation Measures

Implementation Plan (Tuscarora), (2) the Memorandum of Agreement Regarding Tuscarora Geothermal Project; and (iii) the Memorandum of Agreement Regarding McGinness Hills.

(d) The Issuers shall with respect to the Project, cooperate with DOE and any other Federal agency in connection with any formal consultations pursuant to Section 7 of the Federal Endangered Species Act, preparation of any required Biological Assessments in connection with such consultations and implementation of any additional measures required pursuant to an Incidental Take Permit, if one is issued as a result of such consultations, all in the event that the Greater Sage Grouse is listed as an endangered species under the Federal Endangered Species Act.

9.14	Archeological Finds.

Each Issuer shall promptly notify the Administrative Agent if any Responsible Officer shall become aware of: (i) the receipt by any Issuer of any written communication from a Governmental Authority or any Person that alleges that any Issuer made an Archeological Find; (ii) any Issuer obtaining actual knowledge of an Archeological Find; or (iii) any Issuer obtaining Knowledge of any Archeological Find, in each case which could reasonably be expected to have a Material Adverse Effect.

9.15	Water Rights.

If at any time the Independent Engineer advises that any Issuer does not have sufficient water rights for the operation of any Facility as currently contemplated by the Operative Documents, such Issuer shall obtain appropriate water in the amounts deemed sufficient by the Independent Engineer for such operation of such Facility.

9.16	Qualifying Letters of Credit.

Sponsor or another Affiliate of the Issuers, but not the Issuers themselves, shall have the reimbursement obligation for any Qualifying Letter of Credit.

9.17	DOE’s Issuer Requirements.

Each Issuer shall take all actions required by the Program Requirements, including:

(a) Recovery Act Reporting. From and after the date on which any Issuer receives written notice from DOE of the obligation to do so, any Issuer shall timely comply with the reporting requirements set out in Section 1512(c) of Title XV of Division A of the Recovery Act. Such reporting shall be done in accordance with the procedures set out or otherwise referenced in 2 C.F.R. Section 176.50 and the Program Requirements. DOE may require in its notice that such reporting relate back to the Closing Date. Accordingly, each Issuer shall at all times maintain such records as may be necessary, in the event DOE issues such notice, to undertake such reporting obligations.

(b) Davis-Bacon Requirements.

(i) In accordance with Section 1702(k) of Title XVII, beginning on the Closing Date, all laborers and mechanics employed by contractors and subcontractors in the performance of construction work financed in whole or in part by a loan guaranteed under Title XVII, shall be paid wages at rates not less than those prevailing on projects of a character similar in the relevant locality as determined by the Secretary of Labor in accordance with the Davis-Bacon Act including but not limited to those wages set forth in Schedule C. The contract clauses set out in Schedule 9.17(b) shall be incorporated into all other Davis-Bacon Act Covered Contracts (as listed in Schedule 9.17(b)(i)).

(ii) OFC 2 shall, on DOE’s behalf and in accordance with subparagraph (b)(3)(i) of Schedule 9.17(b), maintain the payrolls described in such subparagraph (hereinafter “certified payrolls”) that shall be provided weekly by each DBA Contract Party and shall systematically review such certified payroll records for compliance with the Davis-Bacon Act. Any Issuer shall promptly notify DOE in writing if it receives any complaint related to non-compliance with the Davis-Bacon Act, or discovers an incident that such Issuer reasonably believe to be a case of such non-compliance. In such instances, such Issuer shall forward to DOE (1) the complaint or a written summary of the non-compliant incident, (2) a summary of the OFC 2’s investigation into such complaint or such incident, (3) a summary of the Issuer’s resolution (or proposed resolution) of the complaint or incident, (4) the relevant certified payroll records and (5) any other information requested by DOE regarding the complaint or incident. Certified payrolls shall be maintained by each Issuer for three (3) years after the date of completion of the Davis-Bacon Act Covered Contract. Copies of certified payrolls and basic payroll records shall be maintained by each DBA Contract Party for three (3) years after the date of completion of the Davis-Bacon Act Covered Contract. Pursuant to the third sentence of subparagraph (b)(3)(ii)(A) of Schedule 9.17(b), DOE directs that OFC 2 shall, in lieu of satisfying the requirement set forth therein (x) maintain such certified payrolls at a site designated by OFC 2 and shall make such payrolls available to DOE and the U.S. Department of Labor when necessary, and upon request, for purposes of an investigation or audit of compliance with prevailing wage requirements and (y) periodically report payroll information to DOE in such electronic or other form as DOE may require. Certified payroll records maintained by OFC 2 shall be considered federal government records for the purposes of the Freedom of Information Act, 42 U.S.C. 552.

(iii) If OFC 2, the Sponsor or any Affiliate of OFC 2 or the Sponsor intends to enter into a Davis-Bacon Act Covered Contract after the Closing Date, OFC 2 shall provide DOE with (1) a statement of the work for any DBA Contract Party that will perform construction, alteration, or repair of a building or work financed in whole or in part by the Guaranteed Obligation and (2) any other information requested by DOE relating to such Davis-Bacon Act Covered Contract (the “DBA Bid Information”). If OFC 2, the Sponsor, or any Affiliate of OFC 2or the Sponsor does not conduct a bid solicitation or similar competition for such Davis-Bacon Act Covered Contract or does not include a wage determination in the solicitation or similar competition, the DBA Bid Information shall be provided no less than ten (10) Washington Business Days prior to the execution of such Davis-Bacon Act Covered Contract. If OFC 2, the Sponsor, or any Affiliate of any Issuer or the Sponsor conducts a bid solicitation or similar competition for any such Davis-Bacon Act Covered Contract after the Closing Date, and includes a wage determination in such solicitation or similar competition, (A) the DBA Bid Information shall be provided to DOE no less than ten (10) Washington Business Days prior to the DBA Contract Party’s issuance of such solicitation or similar competition and as soon as practicable prior to the effective date of any amendment or modification of such solicitation or similar competition and (B) OFC 2 shall (xx) notify DOE at least ten (10) Washington Business Days prior to the opening of received bids and (yy) notify DOE at least ten (10) Washington Business Days prior to the execution of such Davis-Bacon Act Covered Contract.

(iv) After the date hereof, if OFC 2, the Sponsor or any Affiliate of OFC 2 or the Sponsor intends to commence work under a Davis-Bacon Act Covered Contract, OFC 2shall provide DOE with (1) a copy of the executed contract or statements of the work for any DBA Contract Party that will perform construction, alteration, or repair of a building or work financed in whole or in part by the Guaranteed Obligation and (2) any other information requested by DOE relating to such Davis-Bacon Act Covered Contract (the “DBA Wage Determination Information”). Such DBA Wage Determination Information shall be provided no less than ten (10) Washington Business Days prior to the commencement of work under such Davis-Bacon Act Covered Contract.

(c) Record Keeping and Audit Rights.

(i) OFC 2 shall keep such records concerning the Project as is necessary, including the Loan Documents, mortgages, notes, financial statements, audit reports of independent accounting firms, lists of all Project assets and non-Project assets pledged as security for the Notes, all off-take and other revenue producing agreements, documentation for all project indebtedness, income tax returns, technology agreements, documentation for all permits and regulatory approvals and all other documents and records relating to the Project, as determined by the Secretary, to facilitate an effective audit and performance evaluation of the Project.

(ii) The Secretary and the Comptroller General, or their duly authorized representatives, shall have access, for the purpose of audit and examination, to any pertinent books, documents, papers and records of each Issuer. Such inspection may be made during regular office hours of the relevant Issuer(s) and their Affiliates, at any other time mutually convenient.

(iii) The Secretary may from time to time audit any or all items of costs included as Project Costs in statements or certificates submitted to the Secretary or the Master Servicer or otherwise, and may exclude or reduce the amount of any item which the Secretary determines to be unnecessary or excessive, or otherwise not to be an item of Project Costs. Each Issuer will make available to the Secretary all books and records and other data available to each Issuer in order to permit the Secretary to carry out such audits. Each Issuer represents that it has within its rights access to all financial and operational records and data relating to Project Costs, and agrees that it will, upon request by the Secretary, exercise such rights in order to make such financial and operational records and data available to the Secretary. In exercising its rights hereunder, the Secretary may utilize employees of other federal agencies, independent accountants or other persons.

(d) Access to Site. Each Issuer shall provide DOE or its representatives with access to the Project site at all reasonable times in order to monitor the performance of the Project in accordance with Section 609.10(d)(18) of Attachment G of the Solicitation;

(e) Patriot Act. Each Issuer shall comply in all respects with the USA Patriot Act; and

(f) Cargo Preference. To the extent required by the United States Maritime Administration, each Issuer shall comply with the requirements of the Cargo Preference Act of 1954, as amended, and related regulations.

(g) Program Requirements. Each Issuer shall use commercially reasonable efforts to cooperate with DOE to achieve compliance with any other DOE legal or financial requirements, policies or procedures or changes thereto applicable to the Title XVII program that are not otherwise Program Requirements, provided that nothing in this clause (g) shall obligate any Issuer to alter or amend any Project Document with an unaffiliated party.

(h) DUNS and CCR. Prior to the filing of any cash grant application, OFC 2 shall deliver to the Master Servicer evidence reasonably satisfactory to the Master Servicer that each Issuer has: (i) obtained a Data Universal Numbering System from Dun and Bradstreet, Inc. and (ii) registered with the Central Contractor Registration and identified the Performance Level Reserve Account as the account for which payment of the cash grant shall be directed. OFC 2 shall maintain its registration with CCR at all times until the Discharge Date.

(i) Separateness. Except as required under the Loan Documents each Issuer shall maintain separate bank accounts and separate books of account from each of its Affiliates. Each Issuer shall (i) cause its liabilities to be readily distinguishable from the liabilities of each of its Affiliates, (ii) conduct its business solely in its own respective name in a manner not misleading to other Persons as to its identity, (iii) not commingle its funds or assets with those of any Affiliate (other than each other Issuer as required under the Financing Documents), (iv) provide that its board of directors or other analogous governing Person or body shall hold all appropriate meetings and take all appropriate actions to authorize and approve such Issuer’s actions as and to the extent required under its Organic Documents, which meetings and actions shall be separate from those of the Issuers’ Affiliates, and (v) otherwise comply with the provisions set forth on Schedule 9.17(j).

(j) Lobbying. Each Issuer shall comply with all requirements of 31 U.S.C. §1352, including if any funds have been paid or will be paid to any Person for influencing or attempting to influence an officer or employee of any agency, a member of Congress, an officer or employee of Congress, or an employee of a member of Congress in connection with any Funding, the Issuers shall complete and submit Standard Form – LLL, “Disclosure Form to Report Lobbying,” in accordance with its instructions.

9.18	DOE’s Lead Lender Requirements

(a) Recovery Act Reporting. From and after the date on which the Lead Lender received written notice from DOE of the obligation to do so, the Lead Lender shall timely comply with the reporting requirements set out in Section 1512(c) of Title XV of Division A of the Recovery Act. Such reporting shall be done in accordance with the procedures set out or otherwise referenced in 2 C.F.R. Section 176.50 and the Program Requirements. DOE may require in its notice that such reporting relate back to the Closing Date. Accordingly, the Lead Lender shall at all times maintain, in accordance with its regular practices as a lender for projects similar to the Project, such records as may be necessary, in the event DOE issues such notice, to undertake such reporting obligations.

(b) Record Keeping and Audit Rights. The Secretary and the Comptroller General, or their duly authorized representatives, shall have access, for the purpose of audit and examination, to any pertinent books, documents, papers and records of the Lead Lender or other party servicing the Guaranteed Obligation. Such inspection may be made during regular office hours of the relevant Issuer(s) and their Affiliates, at any other time mutually convenient.

9.19	Priority Right to Capacity on Transmission Facilities.

Each Issuer shall at all times retain a right to the capacity available on the Transmission Facilities to the full extent required in order for each Facility Owner to transmit the entire energy output of its Facility to its interconnection with Sierra Pacific Power Company and to sell all other products produced by that Facility in the relevant markets, which right shall at all times have priority over the rights to any other Person with access to the Transmission Facilities.

9.20	Section 1603 Grants.

The Issuers will be eligible for a grant under Section 1603 for Phase I of each of the Facilities and will apply for the maximum amount of grants available under Section 1603 for Phase I of each of the Facilities on the following schedule:

(a) ORNI 15 will apply for a grant for Phase I of the Jersey Valley Facility under Section 1603 by not later than December 31, 2012;

(b) ORNI 42 will apply for a grant for Phase I of the Tuscarora Facility under Section 1603 by not later than May 31, 2012; and

(c) ORNI 39 will apply for a grant for Phase I of the McGinness Hills Facility under Section by not later than September 30, 2012.

Each application for a grant under Section 1603 will be accompanied by a Notice of Assignment signed by the Trustee notifying the U.S. Department of Treasury that the proceeds of any such grant have been assigned to the Trustee. The Issuers will provide the Administrative Agent with a copy of each such application and Notice of Assignment promptly after it is filed with the U.S. Department of Treasury. Each Facility Owner shall use the proceeds of any such grant as part of the Collateral, deposited into the Performance Level Reserve Account maintained by the Depository and subject to distribution as set forth in the Security Agreement.

10.	NEGATIVE COVENANTS.

Each Issuer covenants that so long as any of the Notes are outstanding:

10.1	Business Activities.

No Issuer shall engage in any business activity other than the business described for it in Section 5.29 and business activities reasonably incidental thereto.

10.2	Indebtedness.

No Issuer shall create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness, other than, without duplication, the following:

(a) Indebtedness in respect of the Notes and other Obligations;

(b) PPA Letter of Credit Indebtedness;

(c) Equity Contribution Indebtedness;

(d) Trade Indebtedness;

(e) Indebtedness secured by Liens described in clause (vii) of the definition of Permitted Liens;

(f) Indebtedness issued after the Closing by any Issuer to the Sponsor or any Affiliate of the Sponsor that is fully subordinated to the Obligations pursuant to the Pledge and Subordination Agreement; and

(g) additional Indebtedness not otherwise permitted hereunder, if (i) no Default or Event of Default has occurred and is continuing at the time such additional Indebtedness is incurred, (ii) such Indebtedness has been approved by the Required Senior Creditors in their sole discretion, and (iii) such additional Indebtedness shall be used solely to develop and construct additional electric generating capacity.

10.3	Liens.

No Issuer shall create, incur, assume, suffer to exist or agree or consent to cause or permit in the future (upon the happening of a contingency or otherwise) any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired, except Permitted Liens.

10.4	Investments.

No Issuer shall make, incur, assume or suffer to exist any Investment in any other Person, except:

(a) Investments existing on the Closing Date and identified in Schedule 10.4; and

(b) Investments (including, without limitation, Permitted Investments) permitted under the Security Agreement and the Equity Contribution Agreement.

10.5	Restricted Payments.

(a) On and at all times after the Closing Date, no Issuer shall (notwithstanding the terms of any Organic Document) declare, pay or make any dividend or distribution (in cash, property or obligations) on any membership interests (now or hereafter outstanding) or on any rights with respect to membership interests now or hereafter outstanding or apply any funds, property or assets to the purchase, redemption, sinking fund or other retirement of, or agree to purchase or redeem any membership interests unless (i) no Default or Event of Default exists on the date of such dividend, distribution, payment or purchase, (ii) the Phase I Final Completion Date has occurred, (iii) the Debt Service Reserve Available Amount is at least equal to the Debt Service Reserve Minimum Amount, (iv) the Well Drilling and Capex Reserve Available Amount is at least equal to the Maximum Well Drilling and Capex Reserve Requirement, (v) no amount is required to be deposited in the Resource Reserve Account at the time of such dividend or distribution, (vi) no event has occurred and no condition exists that could result in any recapture damages under Section 1603 being assessed against any Issuer, (vii) the first Projection Date has occurred, and (viii) the Issuers have provided the Administrative Agent with a certificate of a Senior Financial Officer certifying that the aggregate Debt Service Coverage Ratio for all of the Facilities on a blended basis (A) has met or exceeded 1.20:1 for the Historic Test Period immediately preceding the date of such dividend, distribution, payment or purchase and (B) shall, on a pro forma basis based on reasonable assumptions and giving effect to such dividend, distribution, payment or purchase, meet or exceed 1.50:1 for the Future Test Period ending immediately succeeding the date of such dividend, distribution, payment or purchase.

(b) Without limiting the application of Section 10.5(a), for any dividend, distribution, payment or purchase described in Section 10.5(a) that occurs prior to the date that is six months after the later of the Buy Down Date for Phase II of the McGinness Hills Facility or the Buy Down Date for Phase II of the Tuscarora Facility, the Issuers will calculate the percentage of total Issuer Revenues for the Historic Test Period that are not attributable to any Phase II Facility Phase that has not yet reached its Buy Down Date (the “Distribution Percentage”) and the certificate of a Senior Financial Officer of the Issuers provided under Section 10.5(a) shall include a calculation of the Distribution Percentage. Any dividend, distribution, payment or purchase permitted under this Section 10.5 occurring prior to the date that is six months after the later of the Buy Down Date for Phase II of the McGinness Hills Facility or the Buy Down Date for Phase II of the Tuscarora Facility shall not exceed the Distribution Percentage of the total amount available for such dividend, distribution, payment or purchase.

(c) Each certificate of a Senior Financial Officer of the Issuer provided under this Section 10.5 shall be in sufficient detail in order to permit the Administrative Agent to confirm the calculations included therein.

(d) Any distribution of dividend that is otherwise permitted by this Section 10.5 shall be made in accordance with and subject to the provisions of the Security Agreement.

10.6	Consolidation; Merger.

No Issuer shall, nor shall it permit any of its Subsidiaries to, enter into any transaction of merger or consolidation, sell all or substantially all of its or their respective assets to any other Person, change its or their respective forms of organization or its or their respective businesses, liquidate or dissolve its or their self (or suffer any liquidation or dissolution) or discontinue its or their respective businesses and shall not, nor shall it permit any of its Subsidiaries to, purchase or otherwise acquire all or substantially all of the assets of any other Person; provided that ORNI 42 and HSS II may enter into a merger or consolidation into, or sale of all or substantially all of its assets to, each other, so long as:

(i) all Governmental Approvals required in order to consummate such merger, consolidation or sale or required in respect of the continued operation of the affected Projects following such merger, consolidation or sale shall have been obtained prior to or concurrently with the consummation of such merger;

(ii) the Collateral, after giving effect to such merger, consolidation or sale, shall continue to have the same priority and perfection as immediately preceding such merger, consolidation or sale;

(iii) (y) such Issuer shall not, prior to or immediately after giving effect to such merger, consolidation or sale be subject to any proceedings under any applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, adjustment, insolvency, reorganization or similar laws or (z) such merger, consolidation or sale could not reasonably be expected to have a Material Adverse Effect; provided that for purposes of this clause (z), the definition of “Material Adverse Effect” shall be deemed not to have the text “(taken as a whole)” set forth therein; and

(iv) such Issuer shall have delivered a certificate to the Administrative Agent certifying as to the matters described in clauses (i), (ii) and (iii) above.

Without limiting the generality of the foregoing, no Issuer shall be a party to any merger or consolidation, or transfer, sell, assign, convey, lease or otherwise dispose of its property, or acquire any assets, in any transaction (i) in which any party to such transaction is not in compliance with the Anti-Terrorism Order or (ii) would result in any Issuer having any liability to repay any cash grants received by such Issuer under Section 1603.

10.7	Asset Dispositions.

No Issuer shall sell, transfer, lease, contribute or otherwise convey or dispose of, all or any part of its assets to any Person, except:

(a) (i) the sale, transfer, lease, contribution or conveyance of electric energy, capacity or environmental attributes pursuant to any Power Purchase Agreement, (ii) the licensing of Intellectual Property to the Sponsor, or (iii) leases or subleases of real property not Materially interfering with the conduct of business of such Issuer; or

(b) ordinary course of business dispositions of assets that are worn out or obsolete.

10.8	Modification of Organic Documents.

Except as permitted under Section 10.6 above, no Issuer shall consent to any amendment, supplement or other modification of any of the terms or provisions contained in, or applicable to, any Organic Document of any Issuer, which (a) violates the terms of this Agreement or any other Operative Document, (b) may reasonably be expected to have a Material Adverse Effect upon the rights, interests or privileges of the Senior Creditors or the Trustee or their ability to enforce the same or (c) results in the imposition or expansion in any material respect of any restriction or burden on any Issuer. Each Issuer shall, prior to entering into any amendment, addition or other modification of any of its Organic Documents, deliver to the Administrative Agent reasonably in advance of the execution thereof, any final or execution form copy of amendments, supplements, additions or other modifications to such Organic Documents, and agrees not to take any such action with respect to any such Organic Documents, in contravention of the terms hereof.

10.9	Transactions with Affiliates.

No Issuer shall enter into any transaction, including, without limitation, the purchase, sale, transfer, lease or exchange of property or the rendering or purchase of any service to or from any Affiliate of any Issuer, except in the ordinary course of, and pursuant to the reasonable requirements of, such Issuer’s business and on reasonable terms substantially equivalent to terms available in a comparable arm’s-length transaction with an unaffiliated Person. This Section 10.9 shall not be construed to prohibit, impair or affect any transaction under any contract in effect on the Closing Date and included in Schedule 5.22, any transaction under any Material contract entered into in accordance with Section 10.18, the ability of OFC 2, the Sponsor or ORNI Holding to make equity contributions to each Issuer pursuant to the Equity Contribution Agreement, any transaction with respect to the PPA Letter of Credit Indebtedness or the Equity Contribution Indebtedness, the payment of any fees set forth in any Funding Date Flow of Funds Memo approved by the Senior Creditors or any transaction otherwise permitted by the Loan Documents.

10.10	Restrictive Agreements.

No Issuer shall enter into any agreement (excluding this Agreement and any other Loan Document as in effect on the date hereof) prohibiting the ability of any Issuer to amend or otherwise modify this Agreement or any other Loan Document.

10.11	Management Fees; Expenses.

No Issuer shall pay management, advisory, consulting or other similar fees, other than as set forth in the Operating Budget approved by the Required Senior Creditors (in consultation with the Independent Engineer) and except with respect to any necessary consulting or advisory services in the case of any Emergency experienced at any Facility.

10.12	Accounting Changes.

No Issuer shall change its Fiscal Year without the prior written consent of the Required Senior Creditors. No Issuer shall make or permit any change in accounting policies or reporting practices except as required or permitted by GAAP.

10.13	Limitation on Sale and Leaseback Transactions.

No Issuer shall enter into any arrangement with any Person whereby in a substantially contemporaneous transaction such Issuer sells all or substantially all of its right, title and interest in an asset and, in connection therewith, acquires or leases back the right to use such asset.

10.14	ERISA.

No Issuer nor any ERISA Affiliate shall:

(a) engage in any transaction in connection with which it could be subject to either a material civil penalty assessed pursuant to the provisions of Section 502 of ERISA or a material tax imposed under the provisions of Section 4975 of the Code; and

(b) terminate any Pension Plan in a “distress termination” under Section 4041 of ERISA, or take any other action which could result in a material liability of any Issuer or any ERISA Affiliate to the PBGC that could reasonably be expected to have a Material Adverse Effect.

10.15	Burdensome Agreements.

No Issuer shall be a party to any instrument or subject to any charter or other corporate restriction which may reasonably be expected to have a Material Adverse Effect.

10.16	Revenues of the Issuers; Project Distributions.

No Issuer shall pay or receive any Issuer Revenues or Project Distributions except in accordance with the terms of the Security Agreement.

10.17	Indebtedness of Others.

No Issuer shall purchase, repurchase or otherwise acquire any Indebtedness of other Persons except for Permitted Investments, the PPA Letter of Credit Indebtedness and the Equity Contribution Indebtedness.

10.18	Material Contracts.

No Issuer shall enter into any Material contract, other than with respect to a Replacement Contract permitted under the Security Agreement, without the prior consent of the Required Senior Creditors.

10.19	Regulation.

No Issuer shall take any action (or omit to take any action that it has the authority to take) which could reasonably be expected to result in the representation in Section 5.17 becoming untrue as a result of such action or omission.

10.20	Use of Proceeds.

No Issuer shall apply the proceeds of the sale of any Notes other than as provided in Schedule 5.14 or apply any part of such proceeds directly or indirectly, and whether immediately, incidentally or ultimately, for the purpose of buying or carrying any margin security within the meaning of Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II, for the purpose of reducing or retiring any indebtedness originally incurred for such purpose, or for any purpose which violates or is inconsistent with the provisions of said Regulations T, U and X.

10.21	New Subsidiaries.

Except for OFC 2’s ownership of the Facility Owners and except as may be permitted under Section 10.6, no Issuer shall create or suffer to exist any Subsidiary without the prior consent of the Required Senior Creditors.

10.22	Other Projects.

No Issuer shall take, or permit any Affiliate to take, any action to construct or expand any other project or facility at or proximate to any Project Land except in accordance with the terms of the Sponsor Letter Agreement For the avoidance of doubt, notwithstanding anything to the contrary in this Section 10.22 or the Sponsor Letter Agreement, exploratory drilling and other preliminary work required to substantiate a decision by any Issuer to commence Phase II of any Facility that is funded by the Sponsor or with cash distributed to or at the direction of the Issuers from the Distribution Suspension Account pursuant to Section 3.03(n) of the Security Agreement and that is otherwise performed in compliance with all applicable Governmental Requirements shall not require the consent of the Senior Creditors, the Reservoir Consultant and the Independent Engineer under this Section 10.22.

10.23	Use of Transmission Facilities.

Except in accordance with the Shared Facilities and Shared Premises Agreement, no Issuer shall permit any other party, including any Affiliate of any Issuer, to obtain any interest in or use the Transmission Facilities or the Easements without the prior written consent of the Required Senior Creditors and the Independent Engineer, which consents shall not be unreasonably withheld or delayed, and which consents shall be provided if the Required Senior Creditors and the Independent Engineer determine in their reasonable discretion that such interest or use shall not adversely impact the transmission access available to such Issuer and the Facility.

10.24	Supply Amount under Power Purchase Agreements.

(a) Upon each Facility Phase achieving its “Commercial Operation Date” as defined in its Power Purchase Agreement, the Issuers will provide an Updated Pro Forma for such

Facility Phase to the Senior Creditors, the Administrative Agent, the Independent Engineer and the Reservoir Consultant, and no such Updated Pro Forma delivered upon such a Commercial Operation Date shall show that, after giving effect to the projected degradation of the geothermal resource for that Facility Phase (as reflected in a report of the Reservoir Consultant prepared in conjunction with that Updated Pro Forma) and any adjustments to the Average Annual Supply Amount, Yearly PC Amount or Supply Amount permitted under that Power Purchase Agreement, the Facility Owner of such Facility Phase will incur Replacement Costs or PC Replacement Costs under the Power Purchase Agreement for such Facility Phase during the term of the Notes.

(b) No Issuer shall adjust the Average Annual Supply Amount, Yearly PC Amount or Supply Amount under any Power Purchase Agreement, whether pursuant to the terms of such Power Purchase Agreement or otherwise, without the prior written consent of the Required Senior Creditors in consultation with the Independent Engineer and the Reservoir Consultant, which consent shall not be unreasonably withheld or delayed so long as no Default or Event of Default has occurred and is continuing. Notwithstanding the previous sentence in this Section 10.24(b), no prior written consent of the Required Senior Creditors shall be required for any such adjustment in the Average Annual Supply Amount, Yearly PC Amount or Supply Amount if the Updated Pro Forma most recently provided by the Issuers includes such adjustment and such Updated Pro Forma reflects no PPA Shortfall Payment under any Power Purchase Agreement for the remaining term of the Notes.

10.25	Modification of Project Documents.

No Issuer shall amend or waive any provision of the Major Project Documents or any of the Material Applicable Permits without the prior written consent of the Required Senior Creditors

10.26	Relinquishment, Abandonment and Surrender.

No Issuer shall abandon or surrender or cause the abandonment or surrender of any Facility Phase or of any other Material building, structure, fixture, other facility or rights in and to Project Land comprising any individual Facility. Nothing contained in this Section 10.26 shall be construed to prohibit, impair or affect the Issuers’ right, in their sole and absolute discretion, to (x) determine not to proceed with Phase II for any or all of the Facilities, or (y) to take any action with respect to any Project Land that is permitted by Section 10.7 and Section 10.22. A surrender of any Project Land pursuant to applicable Governmental Requirements (i) as a result of an election not to develop Phase II and which Project Land is not needed for operation of Phase I or (ii) pursuant to a mandatory order of a Governmental Authority shall not constitute a violation of this Section 10.26.

10.27	Facility Modifications.

No Issuer shall effect any alterations to any Facility or Transmission Facilities which Materially adversely affects its value, operation or useful life without the prior consent of the Required Senior Creditors.

10.28	Environmental Laws.

No Issuer shall undertake or authorize any action or Release any Hazardous Materials in material violation of any Environmental Law and shall ensure that the Project is not operated in material violation of any Environmental Laws except in the case of the Greater Sage-Grouse Conservation Measures Implementation Plan (Tuscarora), Memorandum of Agreement Regarding Tuscarora Geothermal Project and Memorandum of Agreement Regarding McGinness Hills, the Issuers shall ensure that the Project is not operated in material violation thereof as DOE may determine in its sole discretion. in all material respects as DOE may determine in its sole discretion.

10.29	Rate Protection Agreements.

No Issuer will enter into any Rate Protection Agreement.

10.30	Tuscarora BLM Leases.

No Issuer shall apply the proceeds of any Note directly or indirectly, to any development drilling or construction activities on the parcels of land leased by the U.S. Bureau of Land Management pursuant to lease numbers NVN-76151, NVN-76630, NVN-74915, NVN-74916, N-89399, or N-89398, prior to (i) the receipt of all Material Applicable Permits and, if deemed necessary by the applicable Governmental Authority or by DOE, completion of an appropriate review under the National Environmental Policy Act, as applicable, and (ii) the inclusion of such leases in the Fluid and Water Supply Agreement between HSS II and ORNI 42 described in the Tuscarora Facility Deed of Trust.

11.	DEFAULT.

11.1	Default Remedies.

If an “Event of Default” shall exist within the meaning of the Security Agreement, the Trustee and Senior Creditors shall have the rights and remedies provided in the Security Documents in accordance with the terms thereof.

11.2	Specific Performance.

If any Issuer defaults in the performance of any provision of this Agreement, the Note(s), the Security Agreement or any Deed of Trust, or if the Sponsor defaults in the performance of any provision of the Pledge and Subordination Agreement, the Sponsor Letter Agreement or the Equity Contribution Agreement, or if ORNI Holding defaults in the performance of any provision of the Pledge and Subordination Agreement, which default is not cured within the applicable cure period, if any, the Trustee and the Senior Creditors, acting pursuant to the terms of Section 22, the Intercreditor Agreement and the Security Agreement, shall have the right and remedy, without posting bond or other security, and in addition to the rights and remedies provided in the Loan Documents, to have the provisions of any of the Loan Documents specifically enforced against such Issuer, the Sponsor or ORNI Holding, as applicable, by any court having equity jurisdiction.

12.	REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTE.

12.1	Registration of Note.

OFC 2, for itself and on behalf of the other Issuers, shall keep at its principal executive office a register for the registration and registration of transfers of the Notes. The name and address of the holder(s) of the Notes, each transfer thereof and the name and address of each transferee of the Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Notes shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and no Issuer shall be affected by any notice or knowledge to the contrary. OFC 2 shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor a complete and correct copy of the names and addresses of all registered holders of the Notes.

12.2	Transfer and Exchange of Notes.

Any holder of a Note may assign or transfer its Note to another Person with the prior, written consent of the Required Holders and, so long as no Event of Default has occurred and is continuing, the Issuers (whose consent in each case shall not be unreasonably withheld or delayed), and to the extent that the DOE Guarantee Agreement is in effect, shall be subject to Section 5 of the DOE Guarantee Agreement. Upon surrender of any Note at the principal executive office of OFC 2 for registration of transfer or exchange (and in the case of a surrender for registration of transfer), duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof, the Issuers shall execute and deliver, at the Issuers’ expense (except as provided below), one or more new Notes in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Issuers may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of the Note(s). Notes shall not be transferred in denominations of less than $1,000,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $1,000,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representations set forth in Section 6.1 and Section 6.2 and to have expressly agreed to the provisions of Section 21. The Issuers shall promptly notify the Administrative Agent and DOE of any transfer or exchange of the Notes under this Section 12.2.

12.3	Replacement of the Notes.

Upon receipt by the Issuers of evidence reasonably satisfactory to them of the ownership of, and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor or any entity owned entirely by Institutional Investors, notice from such Institutional Investors of such ownership and such loss, theft, destruction or mutilation), and

(a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, the Initial Certificate Holder, original Purchaser or another holder of a Note with a minimum net worth of at least $100,000,000, the unsecured agreement of indemnity of such Person with a minimum net worth of at least $100,000,000 shall be deemed to be satisfactory), or

(b) in the case of mutilation, upon surrender and cancellation thereof,

the Issuers at their own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

12.4	Authority of OFC 2.

Each of the Issuers authorizes OFC 2 to act on its behalf as set forth in this Section 12 and to provide certifications, reports, financial statements and other information required to be provided and to make such representations and warranties as required to be included therein or otherwise made to the Administrative Agent, the Senior Creditors, the Trustee, the Depository and the Certificate Holders by such Issuer under the Loan Documents and to take any and all actions, including any discretionary decisions on behalf and for each of the Issuers under and in connection with the Loan Documents. Each Issuer further authorizes OFC 2 to instruct any entity making payments to such Issuer that payments of amounts due to such Issuer be paid to the Depository. The Administrative Agent, the Senior Creditors, the Trustee, the Depository and

the Certificate Holders shall accept such certifications, reports, financial statements and other information and such representations and warranties required under the Loan Documents and any such actions by or from OFC 2 provided or taken on behalf of any of the Issuers. Each Issuer acknowledges and agrees that any notice provided to OFC2 under the Loan Documents will be effective as delivery of such notice to such Issuer.

13.	PAYMENTS ON NOTE AND FEES.

13.1	Payment.

Subject to Section 13.2, payments of principal, Make Whole Amount or Modified Make Whole Amount, if any, and interest becoming due and payable on the Note and payments of the Administrative Fee, the Maintenance Fee and the Master Servicer’s fees shall be made in Reno, Nevada at the principal office of OFC 2. OFC 2 may at any time, by notice to Purchaser and the Administrative Agent, change the place of payment of such amounts so long as such place of payment shall be either the principal office of OFC 2 in the United States or the principal office of a bank or trust company in the United States.

13.2	Home Office Payment.

So long as the Purchaser or the Purchaser’s nominee shall be the holder of any Note, and notwithstanding anything contained in Section 13.1 or in such Note to the contrary, the Issuers or the Depository acting pursuant to the provisions of the Security Agreement shall pay all sums becoming due on such Note for principal, Make Whole Amount or Modified Make Whole Amount, if any, and interest and payments of the Administrative Fee and the Structuring Fee by the method and at the address specified for such purpose in Schedule A, or by such other method or at such other address as the Purchaser or the Administrative Agent shall have from time to time specified to OFC 2 in writing for such purpose, without the presentation or surrender of the Note or the making of any notation thereon, except that upon written request of the Issuers made concurrently with or reasonably promptly after payment or prepayment in full of such Note, the Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Issuers at its principal executive office or at the place of payment most recently designated by the Issuers pursuant to Section 13.1; provided that, the Issuers or the Depository acting pursuant to the provisions of the Security Agreement shall pay any and all sums due to DOE under Section 5.09 of the Security Agreement by wire transfer of immediately available US dollars to the bank and account notified by DOE to the Issuers, the Administrative Agent and the Depository from time to time. Prior to any sale or other disposition of such Note held by the Purchaser or the Purchaser’s nominee, the Purchaser shall, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Issuers in exchange for a new Note pursuant to Section 12.2. The Issuers shall afford the benefits of this Section 13.2 to any Institutional Investor that is the direct or indirect transferee of any Note(s) purchased by the Purchaser under this Agreement and that has made the same agreement relating to the Notes as Purchaser has made in this Section 13.2.

14.	EXPENSES, ETC.

14.1	Transaction Expenses.

Whether or not the transactions contemplated hereby are consummated, the Issuers shall pay all actual incurred costs and expenses (including reasonable fees and expenses of outside special and local counsel, the U.S. Attorney General’s office, consultants required for any updated analysis under the National Environmental Policy Act or any required environmental assessments, including any biological assessments, and other consultants, including the Independent Engineer, the Reservoir Consultant, the Environmental Consultant and the Purchaser’s insurance consultant) incurred by the holders of the Notes, the Certificate Holders, the Depository, the Trustee, the Noteholder Trustee and the Administrative Agent in connection with such transactions and in connection with any amendments, waivers, approvals or consents under or in respect of this Agreement or the Note (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in administration (including audits, investigations, inquiries or environmental assessments), enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Notes, the Trust Agreement or the Trust Certificates or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Notes, the Trust Agreement or the Trust Certificates, or by reason of being a holder of any Note or Trust Certificate, (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Issuers or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes, (c) the costs and expenses, including the Independent Engineer’s fees and expenses, in reviewing the annual Operating Budgets and Consolidated Operating Budget, and (d) the costs and expenses, including the Reservoir Consultant’s and the Independent Engineer’s fees and expenses, associated with establishing the Well Drilling and Capex Reserve Required Amount, (e) the fees, costs and expenses of the Independent Engineer and the Reservoir Consultant incurred in reviewing projections in connection with a prepayment of the Notes. The Issuers shall pay, and shall save the holders of the Notes, the Trustee, the Depository, the Certificate Holders and the Administrative Agent harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those claiming by, under or through any of them or the Purchaser). The Issuers shall not be required to pay for more than one outside special and local counsel for DOE, and one special and outside counsel for the holders of the Notes, the Certificate Holders and the Administrative Agent collectively, and separate special counsel and outside counsel for the Trustee and Depositary (and one set of consultants).

14.2	Issue Taxes.

The Issuers shall pay all taxes, except for the local, state or federal taxes imposed on, or measured by net income (however denominated), franchise taxes, and branch profits taxes (“Excluded Taxes”) of any party other than the Issuers, in connection with the issuance and sale of the Notes and in connection with any modification of the Notes and shall save the Purchaser harmless against any and all liabilities relating to such taxes.

14.3	Survival.

The obligations of the Issuers under this Section 14 shall survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

15.	SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by the Purchaser of any Note or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of the Purchaser. All statements contained in any certificate or other instrument delivered by or on behalf of any Issuer pursuant to this Agreement shall be deemed representations and warranties of such Issuer under this Agreement. Subject to the preceding sentence, this Agreement, the Notes and the other Loan Documents to which any Issuer is a party or by which any Issuer is bound embody the entire agreement and understanding among the Purchaser, DOE, any Issuer and the Administrative Agent, and supersede all prior agreements and understandings relating to the subject matter hereof.

16.	AMENDMENT AND WAIVER.

16.1	Requirements.

This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), only in accordance with Section 22 and with the concurrence of each Issuer and subject to the provisions of Article V of the Security Agreement relating to acceleration or rescission. Any such amendment or waiver that constitutes a “modification” within the meaning set forth in Section 502(9) of the Federal Credit Reform Act of 1990 and OMB Circular A-11 may be subject to the availability to DOE of funds appropriated by Congress to meet an increase, if any, in the Credit Subsidy Cost of the Guaranteed Loan and may require the Issuers to pay an additional amount of Credit Subsidy Cost. Notwithstanding any provision of Section 22 to the contrary, any amendment or waiver relating to Section 21 of this Agreement shall not become effective without the written agreement of the Administrative Agent.

16.2	Binding Effect, etc.

Any amendment or waiver consented to as provided in this Section 16 is binding upon the Senior Creditors, the Administrative Agent and upon each future holder of the Notes and upon the Issuers without regard to whether such Notes have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly or generally amended or waived or impair any right consequent thereon. No course of dealing between the Issuers or the Senior Creditors nor any delay in exercising any rights hereunder or under the Notes shall operate as a waiver of any rights of any of the Senior Creditors. As used herein, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended, amended and restated, modified or supplemented.

16.3	Notes Held by the Issuers.

Solely for the purpose of determining whether the Required Senior Creditors approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or has directed the taking of any action provided herein, any Notes or Trust Certificates directly or indirectly owned by any Issuer or any of its Affiliates shall be deemed not to be outstanding.

16.4	Amendments to Intercreditor Agreement.

Each of the Senior Creditors agrees that it will not amend, amend and restate, modify or otherwise supplement the definitions of “Fundamental Default” or “Fundamental Provision” under Section 1.1 of the Intercreditor Agreement without the prior written consent of the Issuers.

17.	NOTICES.

All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy or electronic mail if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

(i)	if to Purchaser, at the address specified for such communications in Schedule A, or at such other address as Purchaser shall have specified to OFC 2 in writing,

(ii)	if to DOE, at:

United States Department of Energy

Loan Program Office, Loan Guarantee Program

1000 Independence Avenue, SW

Washington, D.C. 20585

Attn: Director, Portfolio Management

Fax: (202) 287-5816

Email: lpo.portfolio@hq.doe.gov

with a copy to the same address (which copy shall not constitute notice):

Attention: Ruth Ku, Attorney Advisor

E-mail: Ruth.Ku@hq.doe.gov

Telephone: (202) 586-3399

Facsimile: (202) 586-7809

With a copy to Programmatic Counsel (which copy shall not constitute notice):

Lori Bean, Esq.

Clifford Chance US LLP

2001 K Street NW

Washington, DC 20006

Email: LoriBean@CliffordChance.com

Telephone: (202) 912-5062

Facsimile: (202) 912-6000

(iii)	if to the Administrative Agent, at:

John Hancock Life Insurance Company (U.S.A.)

197 Clarendon Street

Boston, MA 02166

Attention: Recep Kendircioglu, Bond and Corporate Finance, C-2

Telephone: (617) 572-0558

Facsimile: (617) 572-5068

with a copy to

John Hancock Life Insurance Company (U.S.A.)

197 Clarendon Street

Boston, MA 02166

Attention: John T. Wallace, Esq., Investment Law, C-3

Telephone: (617) 572-9245

Facsimile: (617) 421-4036

(iv)	if to the Master Servicer, at:

PNC Bank, National Association, doing business as Midland Loan

Services, a division of PNC Bank, National Association

10851 Mastin, Suite 300

Overland Park, Kansas 66210

Attn: Government Services

Telephone: (913)253-9000

Facsimile: (913)253-9708

Email Address: mls.doe@midlandls.com

  with copies to:

PNC Bank, National Association, doing business as Midland Loan

Services, a division of PNC Bank, National Association

10851 Mastin, Suite 700

Overland Park, KS 66210

Attn: General Counsel

Telephone No.: (913)253-9000

Facsimile No.: (913)253-9709

Email Address: midlandlegal@midlandls.com

(v)	if to the Certificate Holders, at the address specified for such communication in Exhibit D to the Trust Agreement, and

(vi)	if to the Issuers, at:

6225 Neil Road

Reno, Nevada 89511

Attn: President Telephone: (775) 356-9029

Facsimile: (775) 356-9039

Notices under this Section 17 shall be deemed given (x) if sent by telecopy and electronic mail, when sent with confirmation of receipt, or (y) if mailed or sent by overnight delivery service upon receipt or first refusal of delivery.

18.	REPRODUCTION OF DOCUMENTS.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by the Purchaser, the Administrative Agent and DOE at or prior to the Closing and each Funding (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to each of the Senior Creditors, the Master Servicer and/or the Administrative Agent, may be reproduced by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and each of the Senior Creditors, the Master Servicer and/or the Administrative Agent may destroy any original document so reproduced. Each Issuer agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by any Senior Creditor in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 18 shall not prohibit any Issuer, the Senior Creditors, the Master Servicer and/or the Administrative Agent from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

19.	CONFIDENTIAL INFORMATION.

(a) For the purposes of this Section 19, “Confidential Information” means information delivered to any Senior Creditor, the Master Servicer or the Administrative Agent by or on behalf of any Issuer in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Senior Creditor, the Master Servicer or the Administrative Agent as being confidential information of an Issuer, provided that such term does not include information that (a) was publicly known or otherwise known to such Senior Creditor, the Master Servicer or the Administrative Agent prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Senior Creditor, the Master Servicer or the Administrative Agent or any person acting on their behalf or at their direction, (c) otherwise becomes known to such Senior Creditor, the Master Servicer or the Administrative Agent other than through disclosure by an Issuer from a Person that is not known by them to be under any confidentiality obligation to the Issuers or (d) constitutes financial statements delivered to such Senior Creditor, the Master Servicer or the Administrative Agent under Section 7.1 that are otherwise publicly available. Each of the Senior Creditors, the Master Servicer and the Administrative Agent, and anyone acting on its behalf or at its direction, shall maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Senior Creditor, the Master Servicer or the Administrative Agent, as applicable, in good faith to protect confidential information of third parties delivered to each of the Senior Creditors, the Master Servicer and the Administrative Agent, provided that each of the Senior Creditors, the Master Servicer and the Administrative Agent, as applicable, may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by the Notes), (ii) the Independent Engineer, the Reservoir Consultant, the Insurance Advisor, its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 19, (iii) any Institutional Investor to which the Purchaser sells or offers to sell any Note or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 19), (iv) any Person from which the Purchaser offers to purchase any security of any Issuer (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 19), (v) any federal or state regulatory authority having jurisdiction over it, (vi) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about its investment portfolio or (vii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to it, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which it is a party or (z) if an Event of Default has occurred and is continuing, to the extent it may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under the Notes and this Agreement. The holder of any Note, by its acceptance of that Note, shall be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 19 as though it were a party to this Agreement. On reasonable request by any Issuer in connection with the delivery to any Senior Creditor, the Administrative Agent or the Master Servicer of information required to be delivered to the holder under this Agreement or requested by such Senior Creditor, the Master Servicer or the Administrative Agent, such Senior Creditor, the Master Servicer or the Administrative Agent shall enter into an agreement with such Issuer embodying the provisions of this Section 19.

(b) Notwithstanding the foregoing, the parties acknowledge and agree that all correspondence, books, documents, papers and records relating to the structuring, negotiation and execution of the Loan Documents and the transactions contemplated herein, and all supporting documentation, financial statements, audit reports or independent accounting firms, permits and regulatory approvals, furnished or otherwise made available to DOE in connection with the transactions contemplated herein, shall be handled in accordance with all applicable federal laws, rules and regulations, including, but not limited to the Trade Secrets Act, 18 U.S.C. § 1905, and the Freedom of Information Act, 5 U.S.C. § 552, and DOE’s implementing regulations at 10 C.F.R. 1004.

20.	LIABILITY.

20.1	Limitation of Liability.

Except to the extent set forth in applicable law, neither the holder of any Note nor the Trustee nor the Depository nor any Certificate Holder nor DOE nor the Administrative Agent (a) shall have any liability, obligation or responsibility whatsoever to any Issuer with respect to the ownership, operation or maintenance of any Facility, (b) shall have any obligation to inspect any Facility, nor (c) shall be liable for the performance or default by any Issuer, any Facility, any contractor or any other Person, or for the failure to protect or insure any Facility, or for the payment of costs of labor, materials or services supplied for the operation of any Facility, or for the performance of any obligation of any Issuer whatsoever, and each Issuer hereby waives any such liability, obligation or responsibility on the part of the holders of the Notes, the Trustee, the Depository, the Certificate Holders, DOE and the Administrative Agent.

20.2	Joint and Several Liability of Issuers.

(a) The obligations of the Issuers hereunder and under the Notes and the other Loan Documents shall be joint and several.

(b) The joint and several obligations of each of the Issuers hereunder and under the Notes and the other Loan Documents shall be absolute and unconditional and shall remain in full force and effect until all of the Obligations have been fully and finally paid, and until such payment has been made, shall not be discharged, affected, modified or impaired on the happening from time to time of any event, including, without limitation, any of following, whether or not with notice to or the consent of the Issuers:

(i) the waiver, compromise, settlement, release, termination or amendment (including, without limitation, any extension, postponement of the time for payment or performance or renewal or refinancing) of any or all of the Obligations of any Issuer under any Loan Document (unless applicable to all Issuers);

(ii) the failure to give notice to any or all of the Issuers of the occurrence of a Default or Event of Default;

(iii) the release, substitution or exchange by the Trustee of any Collateral (whether with or without consideration) or the acceptance by the Trustee of any additional collateral or the availability or claimed availability of any other collateral or source of repayment or any non-perfection or other impairment of any of the Collateral;

(iv) the release of any Person primarily or secondarily liable for all or any part of the Obligations, whether by the Trustee or by any Senior Creditor or in connection with any voluntary or involuntary liquidation, dissolution, receivership, insolvency, bankruptcy, assignment for the benefit of creditors or similar event or proceeding affecting any or all of the Issuers or any other Person who, or any of whose property, shall at the time in question be obligated in respect of the Obligations or any part thereof; or

(v) to the extent permitted by law, any other event, occurrence, action or circumstance that would, in the absence of this clause, result in the release or discharge of any or all of the Issuers from the performance or observance of any Obligation, covenant or agreement contained in the Loan Documents.

(c) If at any time, any payment, or any part thereof, made in respect of any of the Notes is rescinded or must otherwise be restored or returned by any Note Holders upon the insolvency, bankruptcy or reorganization of any of the Issuers, or otherwise, the provisions of this Agreement and the joint and several obligations of the Issuers hereunder and under the Notes will forthwith be reinstated and in effect as though such payment had not been made.

(d) The Issuers expressly agree that neither the Senior Creditors nor the Trustee nor the Administrative Agent shall be required to institute any suit or exhaust its remedies against any of the Issuers or any other Person to become liable on the Obligations or against any Collateral in order to enforce this Agreement and the Notes, and expressly agree that, notwithstanding the occurrence of any of the foregoing, the Issuers shall be and shall remain directly and primarily liable for the Obligations. On disposition by the Trustee of the Collateral, the Issuers shall be and remain jointly and severally liable for any deficiency.

(e) Notwithstanding the foregoing and any other provision of the Loan Documents to the contrary, each Issuer’s liability under this Agreement and the Notes shall be limited to an amount not to exceed as of any date of determination the amount which could be claimed by the Trustee and the Senior Creditors without rendering such claim voidable or avoidable under Section 548 of the United States Bankruptcy Code or under any applicable state Uniform Fraudulent Conveyance Act, Uniform Fraudulent Transfer Act or similar statute or common law (the “Avoidance Provisions”), after taking into account, among other things, such Issuer’s right of contribution and indemnification under the Security Agreement. To the end set forth above in this paragraph (e), but only to the extent that the Obligations of any Issuer would otherwise be subject to avoidance under the Avoidance Provisions if such Issuer is not deemed to have received valuable consideration, or if the Obligations would render such Issuer insolvent or leave such Issuer with an unreasonably small capital to conduct its business, or cause such Issuer to have incurred Indebtedness beyond its ability to pay such Indebtedness as it matures, in each case at the time any of the Obligations is deemed to be incurred by such Issuer for purposes of the Avoidance Provisions, the maximum amount of the Obligations for which such Issuer shall be liable shall be reduced to that amount which, after giving effect thereto, would not cause the Obligations as so reduced to be subject to avoidance under the Avoidance Provisions.

21.	ADMINISTRATIVE AGENT.

21.1	Appointment of Administrative Agent.

Each of the Purchaser (on its own behalf and on behalf of all subsequent holders of the Notes) and DOE hereby irrevocably designates and appoints John Hancock Life Insurance Company (U.S.A.) as the Administrative Agent under this Agreement and the other Loan Documents, and the Purchaser and DOE irrevocably authorize John Hancock Life Insurance Company (U.S.A.), in the capacity of Administrative Agent, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto.

Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any holder of any Note or DOE, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

21.2	Duties of Administrative Agent.

The Administrative Agent shall have the following obligations:

(a) Verification of receipt of Note payments by each holder of a Note;

(b) Collection of financial statements and other reports and information to be provided under Section 7 herein and provision of same to DOE, each holder of a Note and each Certificate Holder;

(c) Certification to DOE, on a quarterly basis in the form attached hereto as Exhibit L within fifteen (15) days after the end of each calendar quarter, of the amount of proceeds from the sale of the Notes (if any) disbursed to the Issuers during such calendar quarter, the outstanding principal amount of the Notes as of the end of such calendar quarter, and the repayments of principal and interest and accruals of interest during the preceding calendar quarter, with all amounts stated separately for the Guaranteed Amount and the Unguaranteed Amount;

(d) Monitoring of liens on the Collateral under the Loan Documents;

(e) Collection and retention of information reasonably required to facilitate an audit and performance evaluation of the Project by DOE, including financial statements, audit reports, lists of Project assets and copies of Project Documents and Permits, but solely to the extent that the collection and retention of such information is consistent with the Administrative Agent’s normal practice in administering loan transactions in which it is the principal or lead lender;

(f) Notifying DOE of any problems or irregularities concerning any Facility or the Issuers’ ability to pay the Notes of which the Administrative Agent obtains actual knowledge;

(g) Tracking and identifying the holder of any Notes and the holders of any interests in a pass through trust that becomes a holder of any Notes through a centralized system maintained by the Administrative Agent;

(h) Taking any “Routine Administrative Action” under the Intercreditor Agreement;

(i) Monitoring and notifying the Issuers when the consents of the Required Senior Creditors have been obtained;

(j) Reviewing and making recommendations to DOE regarding approval of Construction Withdrawal Certificates under Section 3.03(a) of the Security Agreement;

(k) Directing the Depository and the Trustee to make certain payments and transfers from the Depository Accounts and draws on Issuer Letters of Credit, the Equity Contribution Letter of Credit and the Ormat Guarantee pursuant to Section 8 of this Agreement and Article III of the Security Agreement;

(l) Directing the Trustee to draw upon any Issuer Letter of Credit, Equity Letter of Credit or Ormat Guaranty under Section 3.04 of the Security Agreement;

(m) Making demands for payment under the DOE Guarantee Agreement;

(n) Collection and disbursements of payments by DOE under the DOE Guarantee Agreement;

(o) Review and approval of Debt Service Coverage Ratio, Loan Life Coverage Ratio and prepayment calculations in connection with the prepayment of any Note pursuant to Section 8.2;

(p) Preparation of any documentation reasonably required to effect DOE’s subrogation to the rights of the Noteholder Trust in respect of the Guaranteed Amount after a demand on the DOE Guarantee Agreement;

(q) Coordination of meetings with DOE after an Event of Default;

(r) Upon an Event of Default, provision of a written analysis to the Senior Creditors describing the precipitating events and excepted consequences for that Event of Default;

(s) Responding to the Master Servicer’s request for information, as required under the Program Requirements; and

(t) Performing the obligations of the Administrative Agent under the Trust Agreement, including without limitation:

(i) Delivery of agreements, documents and instruments to the Noteholder Trustee for execution;

(ii) Instruction to the Noteholder Trustee as to the payment of amounts due to the Certificate Holders under the Trust Agreement and the Trust Certificates; and

(iii) Instruction to the Noteholder Trustee as to actions to be taken under the Trust Agreement.

(u) Providing, as promptly as practicable in accordance with the Administrative Agent’s regular business practices, to DOE, the Master Servicer and the Lead Lender, copies of each document or other deliverable required under the Loan Documents to be delivered by or to the Administrative Agent by or to any Issuer, the Sponsor, ORNI Holding or any Affiliate of any thereof.

Each consent or waiver requested from the Administrative Agent shall be addressed by the Administrative Agent in a manner that is consistent with its general internal guidelines and policies for note transactions.

21.3	Delegation of Duties.

The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through trustees, agents or attorneys-in-fact and shall be entitled to advice of counsel of its choice concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact selected by it with reasonable care.

21.4	Exculpatory Provisions.

Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Operative Document (except to the extent that any of the foregoing are found by a final and non-appealable decision of a court of competent jurisdiction to have resulted from its or such Person’s own bad-faith, gross negligence or willful misconduct) or (b) responsible in any manner to any holder of a Note or DOE for any recitals, statements, representations or warranties made by any Issuer, any Affiliate of any Issuer or any officer, director, manager, member, employee, agent, attorney-in-fact thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Issuer or any other party thereto to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any holder of a Note or DOE to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Issuer or any other Person.

21.5	Reliance by Administrative Agent.

The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Issuers), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the holder of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Operative Document unless it shall first receive such legal advice or the concurrence of the Required Senior Creditors as it deems appropriate or it shall first be indemnified to its satisfaction by the Issuers against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a written request of the Required Senior Creditors and such written request and any action taken or failure to act pursuant thereto shall be binding upon all the Senior Creditors.

21.6	Notice of Default.

The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent, in its capacity as Administrative Agent, has received written notice from any Issuer or the holder of any Note referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” In the event that the Administrative Agent receives such a written notice, the Administrative Agent shall give notice thereof to the Issuers and the other holders of the Notes.

21.7	Non-Reliance on Administrative Agent.

Each holder of the Notes expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates have made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of any Issuer or any of their Affiliates, shall be deemed to constitute any representation or warranty by the Administrative Agent to the holder of any Note. Each holder of any Note represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Issuers and their Affiliates and made its own decision with respect to the transactions contemplated by this Agreement and the other Loan Documents. Each holder of any Note also represents that it shall, independently and without reliance upon the Administrative Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analyses, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Issuers and their Affiliates. Except for notices, reports and other documents expressly required to be furnished to the holders of the Notes by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide the holder of any Note or DOE with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Issuers and their Affiliates that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates (but shall make commercially reasonable efforts to respond to reasonable requests made for such information).

21.8	Administrative Agent in Its Individual Capacity.

With respect to any Notes or Trust Certificates held by John Hancock Life Insurance Company (U.S.A.), the terms “holder of the Notes,” “Certificate Holder” and “Senior Creditor” shall (to the extent applicable) include John Hancock Life Insurance Company (U.S.A.) in its individual capacity and not as Administrative Agent.

21.9	Successor Administrative Agent.

John Hancock Life Insurance Company (U.S.A.) may resign as Administrative Agent upon thirty (30) days’ notice to the Issuers, the holders of the Notes, DOE and the Master Servicer, such resignation to be effective only upon the acceptance of the appointment of a successor Administrative Agent approved by DOE in accordance with § 609.10(g) of Attachment G to the Solicitation and, so long as no Default or Event of Default is then continuing, by the Issuers. The Administrative Agent may be removed (a) by DOE at its discretion or (b) without prejudice to DOE’s rights in subclause (a), involuntarily only for a material breach of its duties and obligations hereunder or under the other Loan Documents or for gross negligence or willful misconduct, as determined by a final non-appealable judgment of a court of competent jurisdiction, in connection with the performance of its duties hereunder or under the other Loan Documents and then only upon the affirmative vote of the Required Holders. If John Hancock Life Insurance Company (U.S.A.) should resign as Administrative Agent, the Required Holders shall appoint a successor Administrative Agent, which successor agent shall be subject to approval by DOE (which approval shall not be unreasonably withheld or delayed), and so long as no Default or Event of Default exists at the time of appointment, the Issuers (which approval also shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and John Hancock Life Insurance Company (U.S.A.)’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of John Hancock Life Insurance Company (U.S.A.) or any of the parties to this Agreement. If no successor agent has accepted appointment as Administrative Agent by the date that is thirty (30) days following John Hancock Life Insurance Company (U.S.A.)’s notice of resignation, John Hancock Life Insurance Company (U.S.A.)’s resignation shall nevertheless thereupon become effective and the holders of the Notes shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Holders and so long as no Event of Default exists, the Issuers, appoint a successor agent as provided for above. After any Person’s resignation as Administrative Agent, the provisions of this Section shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

22.	SENIOR CREDITOR APPROVAL PROCESS.

22.1	Approval of Amendments, Consents and Directions.

Except as set forth in Section 16.1, all amendments to and waivers, consents and directions under the Loan Documents, the Sponsor Letter Agreement and the Project Documents requiring the action or consent of the Required Senior Creditors (which do not include those waivers and consents assigned to the Administrative Agent under the Intercreditor Agreement) shall become effective if approved or directed, as applicable, by the Senior Creditors pursuant to the terms of the Intercreditor Agreement.

22.2	Limitation of Liability.

In no event shall any Senior Creditor or the Administrative Agent have any liability to the Issuers solely and directly related to the action or inaction of any other Senior Creditor or the Administrative Agent with respect to any amendments, waivers, consents or directions given or withheld under the Loan Documents.

22.3	Approval Process.

The Issuers shall transmit any request for an amendment, consent, waiver or direction under the Loan Documents or the Sponsor Letter Agreement to the Senior Creditors, the Administrative Agent, the Master Servicer, the Depository and the Trustee as early as possible in advance of the date a decision is required, which request shall include the Issuers’ proposal for the Persons required to agree to that amendment, consent, waiver or direction under the Intercreditor Agreement. The Senior Creditors, the Administrative Agent, the Master Servicer, the Depository and the Trustee shall address the Issuers’ proposal in accordance with the Intercreditor Agreement and shall notify the Issuers upon their determination of the Persons required to agree to such amendment, consent, waiver or direction. No consent or approval of the Master Servicer, the Depository or the Trustee is required with respect to any amendment, consent, waiver or direction unless specifically provided in the applicable Loan Documents or Sponsor Letter Agreement or unless such amendment, consent, waiver or direction affects its obligations or rights directly. To the extent that the Senior Creditors purport that any action or request is made by the “Required Senior Creditors,” such Senior Creditors shall provide the Issuers, the Administrative Agent and the Master Servicer with a written statement providing the basis for such action or request. The Issuers shall deliver executed or true and correct copies of each amendment, waiver, consent or direction effected pursuant to the provisions of this Section 22 to the Senior Creditors, the Administrative Agent, the Master Servicer, the Depository and the Trustee promptly following the date on which it is executed and delivered by, or receives any required consent or approval of, the Senior Creditors, the Administrative Agent, the Master Servicer, the Depository and/or the Trustee.

23.	MISCELLANEOUS.

23.1	Successors and Assigns.

All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind, and inure to the benefit of, their respective successors and permitted assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

23.2	Payments Due on Non-Business Days.

Anything in this Agreement or a Note to the contrary notwithstanding, any payment of principal of or Make Whole Amount. Modified Make Whole Amount or interest on the Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day, and in such case such payment shall include, in addition, interest accrued on the payment from the specified payment date to the date of actual payment.

23.3	Severability.

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

23.4	Construction.

Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant; provided that any action expressly permitted by one covenant shall not be deemed to be prohibited by any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person. The date of this Agreement and the other Loan Documents “as of September 23, 2011” is for convenience only, and this Agreement and the other Loan Documents shall become effective only upon execution and delivery hereof and thereof on the Closing Date.

23.5	Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

23.6	Governing Law; Consent to Jurisdiction.

(a) This Agreement shall be governed by, and construed and interpreted in accordance with, the federal law of the United States. To the extent that federal law does not specify the appropriate rule of decision for a particular matter at issue, it is the intention and agreement of the parties hereto that the substantive law of the State of New York shall be adopted as the governing federal rule of decision.

(b) The Issuers hereby irrevocably and unconditionally submit, for themselves and their property, to the jurisdiction of the state and federal courts located in the Borough of Manhattan, City of New York and in the District of Columbia, and appellate courts from any thereof, in any action or proceeding arising out of or relating to the Loan Documents, or for recognition or enforcement of any judgment in respect thereof, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such courts of the State of New York or the District of Columbia or, to the extent permitted by law, in such courts of the United States. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the parties agrees that nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to the Loan Documents in the courts of any other jurisdiction. The Issuers hereby irrevocably and unconditionally waive, to the fullest extent they may legally and effectively do so, any objection that they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to the Loan Documents in any such state or federal court. The Issuers hereby irrevocably waive, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

23.7	Waiver of Jury Trial.

EACH OF THE PARTIES HERETO EXPRESSLY WAIVES ITS RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE LOAN DOCUMENTS.

23.8	Payments Received by Senior Creditors.

Each Senior Creditor agrees that, if it receives any amount with respect to the Obligations that are payable to the Depository under the Security Agreement, it will hold such amount in trust for the benefit of the Depository and will promptly pay such amount to the Depository for deposit in the appropriate Depository Account, as indicated by the Administrative Agent.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

*    *    *    *    *

If in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Issuers, whereupon the foregoing shall become a binding agreement between you and the Issuers.

Very truly yours,

OFC 2 LLC

By: Ormat Nevada Inc., its managing member

By:
Name:
Title:

ORNI 15 LLC

By: OFC 2 LLC, its managing member

By: Ormat Nevada Inc., its managing member

By:
Name:
Title:

ORNI 39 LLC

By: OFC 2 LLC, its managing member

By: Ormat Nevada Inc., its managing member

By:
Name:
Title:

ORNI 42 LLC

By: OFC 2 LLC, its managing member

By: Ormat Nevada Inc., its managing member

By:
Name:
Title:

HSS II, LLC

By: OFC 2 LLC, its managing member

By: Ormat Nevada Inc., its managing member

By:
Name:
Title:

The foregoing is hereby

agreed to as of the

date thereof.

OFC 2 NOTEHOLDER TRUST

By: Wilmington Trust Company, as Trustee

By:
Name:
Title:

U.S. DEPARTMENT OF ENERGY

By:
Name:	David G. Frantz
Title:	Director of the Loan Guarantee Origination Division,
Loan Programs Office

JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.), not in its individual capacity but solely as Administrative Agent

By:
Name:
Title:

SCHEDULE A

INFORMATION RELATING TO PURCHASER

OFC 2 Noteholder Trust

All payments shall be made by bank wire transfer of immediately available funds to:

Wilmington Trust Company

ABA: 031 100 092

A/C#: 100402-000

A/C: OFC Noteholder Trust

Attn: Chad May

All notices and communication with respect to the Notes shall be sent to:

Wilmington Trust Company

Corporate Trust Administration

1100 N. Market Street

Wilmington, DE 19890-1605

Phone: 302-636-6294

Fax: 302-636-4140

Registered name of securities: OFC 2 Noteholder Trust

SCHEDULE B

DEFINED TERMS

As used herein and/or in the Security Agreement, the following terms have the respective meanings set forth below or set forth in the Section hereof or of the Security Agreement following such term:

“Action” means any (i) action, suit or proceeding of or before any Governmental Authority, (ii) investigation by a Governmental Authority, to the extent that any Issuer has Knowledge of such an investigation, or (iii) arbitral proceeding.

“Actual Costs” means, with respect to the Facilities, on any date, all Project Costs incurred and payable in connection with any of the Facilities by any Issuer.

“Administrative Agent” is defined in the heading of this Agreement and includes any successors thereto under Section 21.9 of this Agreement.

“Administrative Fee” is defined in Section 8.8(b) of this Agreement.

“Affiliate” means, with respect to any Person, any other Person (excluding any Person which may otherwise be deemed an Affiliate hereunder solely because it is a trustee under, or a committee with responsibility for administering, any employee benefit plan (as defined in Section 3(3) of ERISA) or any Multiemployer plan (as defined in section 4001(a)(3) of ERISA)): directly or indirectly Controlling, Controlled by, or under common Control with, such Person. Notwithstanding the foregoing, each member and/or manager of each Issuer shall be deemed to be an Affiliate of such Issuer.

“Affiliate Drilling Fees” means all amounts payable to any Affiliate of any Issuer for redrilling or reworking of existing wells, or drilling of new wells in excess of the actual out-of-pocket cost therefor.

“Agreement” means this Note Purchase Agreement, as amended, amended and restated, supplemented or modified from time to time in accordance with the terms hereof.

“Anti-Terrorism Order” means Executive Order No. 13,224, 66 Fed. Reg. 49,079 (2001), issued by the President of the United States of America (Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism).

“Applicable Permit” means, with respect to each Facility, any Permit (a) that is necessary at any given time in the operation of such Facility to construct, test, operate, maintain, repair, own or use such Facility as contemplated by any Operative Document, to enter into any Operative Document, or to perform the obligations contemplated thereby, or (b) that is necessary so that neither the Issuers nor the holder of the Note(s) (nor any Affiliate of the holder) may be deemed by any Governmental Authority to be subject to regulation under PUHCA, the FPA or any Nevada laws or regulations respecting rates or the financial or organizational regulation of electric utility companies or local distribution companies supplying entities solely as a result of the ownership or operation of any Facility by the Issuers or the sale of energy therefrom. A list of all Applicable Permits is set forth in Schedule 5.7 to this Agreement.

“Archeological Find” means any discovery of prehistoric archeological materials on the Project Land or any other location where such materials could interfere with the construction, operation or maintenance of any Facility or any related facilities as contemplated by the Project Documents, provided that the State Historical Preservation Office, has advised that the prehistoric archeological materials may be protected by law.

“Average Life” means, with respect to any Tranche, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) the aggregate principal amount of such Tranche into (ii) the sum of the products obtained by multiplying (a) the principal component of the scheduled payment on each Payment Date with respect to such Tranche by (b) the number of years (calculated to the nearest one-twelfth year) that shall elapse between the Funding Date on which such Tranche is issued and such Payment Date.

“Avoidance Provisions” is defined in Section 20.2(e) of this Agreement.

“Base Equity Contribution” means, for both Phases I and II of the McGinness Hills Facility and the Tuscarora Facility, the sum of (i) the amount to be deposited in the Interest During Construction Account and (ii), the difference between the total projected Project Costs for such Facility Phase and the aggregate principal amount of the Tranche being issued to finance such Facility Phase (not including the principal amount of the Series E Notes or the Series F Notes if the Phase II 50% Option is selected for either such Facility Phase), in each case as stated in the Pro Forma Projections delivered at the Funding for such Tranche.

“Best of the Issuers’ Knowledge” means the actual knowledge of any Responsible Officer based on due inquiry.

“Biological Assessment” means information prepared by, or under the direction of, a federal agency to determine whether a proposed action is likely to adversely affect a listed species or designated critical habitat.

“Budgeted Amount” is defined in Section 3.03(e)(i) of the Security Agreement.

“Budgeted Costs” means, with respect to the Facilities, on any date, all Project Costs scheduled to become due and payable on or prior to such date, as indicated in the Construction Budget delivered and approved for each of the Facilities pursuant to Section 4.21 of this Agreement.

“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in Reno, Nevada, Boston, Massachusetts or New York, New York are required or authorized to be closed.

“Buy American Provisions” means Section 1605 of Title XIV of Division A of the Recovery Act, 2 C.F.R. Sections 176.140 and 176.160, Office of Management and Budget’s Initial Implementing Guidance for the Recovery Act, M-09-10 (February 18, 2009) and Updated Implementing Guidance for the Recovery Act, M-09-15 (April 3, 2009).

“Buy Down Date” means (x) with respect to Phase I or Phase II of either the McGinness Hills Facility or the Tuscarora Facility, the earliest to occur of (1) Project Completion for such Facility Phase, (2) the date any default arises under the Power Purchase Agreement for such Facility (subject to cure and remedy provisions of such Power Purchase Agreement), or (3) (i) for Phase I of either the McGinness Hills Facility or the Tuscarora Facility, one year after the deadline for the Commercial Operations Date under the Power Purchase Agreement for such Facility Phase and (ii) for Phase II of either the McGinness Hills Facility or the Tuscarora Facility, one year after the deadline for the Commercial Operations Date under the Power Purchase Agreement for such Facility Phase, but in no event later than December 31, 2017 and (y) with respect to Phase I of the Jersey Valley Facility, means the date that is nine (9) months after the Funding Date for the Series B Notes.

“Buy Down Date Prepayment DSCR” is defined in Section 8.2(c) of this Agreement.

“Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

“CCR” is defined in Section 3.22(m) of this Agreement.

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 as amended by the Superfund Amendments and Reauthorization Act of 1986, or as otherwise amended or reformed from time to time.

“CERCLIS” means the Comprehensive Environmental Response Compensation, and Liability Information System.

“Certificate Holders” means the Initial Certificate Holder and each additional or subsequent holder of any Trust Certificate.

“Change in Control” means (a) the failure of OFC 2 at any time to own directly one hundred percent (100%) of the issued and outstanding membership interests and economic interests of each of the Facility Owners, on a fully diluted basis, such interests to be held free and clear of all Liens (other than Permitted Liens); or (b) prior to the Phase II Final Completion Date, the failure of OTEC, directly or indirectly, (i) to own one hundred percent (100%) of the issued and outstanding membership interests and economic interests of each of OFC 2 or the Facility Owners, on a fully diluted basis, such interests to be held free and clear of all Liens or (ii) to Control OFC 2, in each case without the prior written consent of the Administrative Agent, which consent (x) in the case of clause (b)(i), shall not be unreasonably withheld, and (y) in the case of clause (b)(ii), shall be at the sole discretion of the Administrative Agent; or (c) from and after the Phase II Final Completion Date, (i) OTEC transfers (or suffers to exist any transfer of) any direct or indirect membership interest(s) or economic interest(s) in OFC 2 other than a Permitted Transfer, or (ii) OFC 2 issues any additional membership interest(s) or economic interest(s) other than to its existing equity holders on a proportional basis or as part of a Permitted Transfer, without, in each case, the prior written consent of the Administrative Agent, such consent not to be unreasonably withheld; or (d) from and after the Phase II Final Completion Date, failure of OTEC directly or indirectly (i) to own at least 50.1% of the membership interests and economic interests of OFC 2 or (ii) to Control OFC 2, without the prior written consent of the Administrative Agent which consent, in the case of either clause (d)(i) or (d)(ii), shall (x) be at the sole discretion of the Administrative Agent if the transfer resulting in such failure does not qualify as a Qualifying Transfer and (y) not be unreasonably withheld by the Administrative Agent if such transfer qualifies as a Qualifying Transfer.

“Change in Law” means any change in either Renewable Energy Act after the Closing.

“Change in Law Account” means the account to be established pursuant to Section 3.01(a)(viii) of the Security Agreement.

“Change in Law Letter of Credit” is defined in Section 1.2(e) of this Agreement.

“Closing” is defined in Section 3 of this Agreement

“Closing Date” is defined in Section 3 of this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Collateral” is defined in the Granting Clause of the Security Agreement.

“Commencement of Construction” means (x) the Issuers have (1) completed all pre-construction engineering and design for the Project, (2) received all necessary licenses, permits and local and national environmental clearances for the Project that are required, (3) engaged all contractors and ordered all essential equipment and supplies that, in each case, are reasonably necessary to begin (or, if previously interrupted or suspended, resume) physical work of a significant nature on the Project and to proceed to completion without foreseeable interruption of a material duration; and (y) the Issuers or relevant contractor has begun (or resumed) such physical work.

“Comptroller General” means the Comptroller General of the United States or a duly authorized designee or representative or successor.

“Confidential Information” is defined in Section 19(a) of this Agreement.

“Consent” means a Consent and Agreement substantially in the form of Exhibit G (with such variance from the form as the Purchaser and the Administrative Agent may approve).

“Consolidated Operating Budget” is defined in Section 7.1(d) of this Agreement.

“Construction Account” means the account to be established pursuant to Section 3.01(a)(i) of the Security Agreement.

“Construction Budget” is defined in Section 4.21 of this Agreement.

“Construction Letter of Credit” means a Qualifying Letter of Credit that satisfies some or all of the Issuer’s obligations with respect to the amounts to be retained in the Construction Account after the Phase I Final Completion Date under Section 3.03(a) of the Security Agreement.

“Construction Schedule” is defined in Section 4.21 of this Agreement.

“Construction Subaccounts” means the subaccounts by that name to be established within the Construction Account pursuant to Section 3.01(a)(i) of the Security Agreement.

“Construction Withdrawal Certificate” is defined in Section 3.03(a)(iii) of the Security Agreement.

“Contingent Liability” means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor (provided, that Permitted Investments shall not constitute Contingent Liabilities of the Issuers), or otherwise to assure a creditor against loss) the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the ordinary course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The principal amount of any Person’s obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum principal amount, if larger) of the debt, obligation or other liability guaranteed thereby.

“Contracting Officer” is defined in Schedule 9.17(b) to this Agreement.

“Control” (including with correlative meanings, the terms “Controlling,” “Controlled by” and “under common Control with”) means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or membership interests, by contract or otherwise.

“Corporate Trust Office” means the principal corporate trust administration department of the Trustee located at 1100 North Market Street, Wilmington, Delaware 19890-1605, or at such other address as the Trustee may designate from time to time by prior written notice to the Senior Creditors, the Administrative Agent, the Master Servicer and the Issuers.

“Credit Subsidy Cost” means the net present value of the estimated long-term cost to the U.S. government of the DOE Guarantee Agreement, such amount to be determined by DOE and reviewed and approved by the OMB.

“Cure Period” is defined in Section 8.02(c) of the Security Agreement.

“Davis-Bacon Act” means Subchapter IV of Chapter 31 of Part A of Subtitle II of Title 40 of the United States Code, including and as implemented by the regulations set forth in Parts 1, 3 and 5 of title 29 of the Code of Federal Regulations.

“Davis-Bacon Act Covered Contract” means any contract, agreement or other arrangement related to the Project subject to Davis-Bacon Requirements, including but limited to those listed on Schedule 9.17(b)(i) to this Agreement.

“Davis-Bacon Requirements” means the requirement that all laborers and mechanics employed by contractors and subcontractors in the performance of construction work financed in whole or in part by the Guaranteed Obligation shall be paid wages at rates not less than those prevailing on projects similar in the locality as determined by the Secretary of Labor in accordance with the Davis-Bacon Act, and all regulations related thereto, including those set forth in 29 CFR 5.5(a) (1) to (10), and all notice, reporting and other obligations under Section 9.17 and the inclusion of the provisions in Schedule 9.17(b)(i) and the appropriate wage determination(s) of the Secretary of Labor as set forth in Schedule C in each Davis-Bacon Act Covered Contract.

“DBA Bid Information” is defined in Section 9.17(b)(iii) to this Agreement.

“DBA Contract Party” shall have the meaning given to the term “Contract Party” in Schedule 9.17(b) to this Agreement.

“DBA Wage Determination Information” is defined in Section 9.17(b)(iv) to this Agreement.

“Debt Service Coverage Ratio” means, for any period and with respect to any Facility Phase, Facility or combination of Facility Phases or Facilities, the ratio of (i) the difference between (x) without duplication, all Issuer Revenues (other than insurance proceeds relating to any coverage, except for business interruption insurance, but including the proceeds of any permitted asset sale) for the Facility Phase or Facility received during such period or, in the case of future periods for purposes of pro forma calculations of the Debt Service Coverage Ratio, projected to be received (provided, however, that any amounts of Issuer Revenues then in dispute shall only be deemed Issuer Revenues during the period and in the amounts actually received) and (y) the operating expenses of such Facility Phase or Facility incurred or, in the case of future periods for purposes of pro forma calculations of the Debt Service Coverage Ratio, projected to be incurred, during such period including all amounts payable with respect to such Facility Phase or Facility by the Issuers under a Project Document, cash payments of any other tax obligations of the Issuers, non-discretionary capital expenditures, and all other non-capitalized expenditures of any Issuer that are necessary to operate such Facility Phase or Facility and all associated facilities and equipment and to maintain, repair, replace or otherwise keep such Facility Phase or Facility in good and serviceable working order in accordance with sound operating practices and the requirements of any Project Document relating to such Facility Phase or Facility to (ii) all payments required to be made by the Issuers during such period under the Loan Documents with respect to the Tranche(s) that financed such Facility Phase or Facility (with the principal amount of the Series A Notes allocated among Phase I of each of the McGinness Hills Facility and the Tuscarora Facility as provided in Section 1.2) or in respect of other Indebtedness financing such Facility Phase or Facility (other than Trade Indebtedness of the Issuers) whether for principal, interest, premiums, fees or other amounts but excluding any payments in respect of legal or consulting fees and expenses or payments in respect of any indemnities under any Loan Document; provided, however, that operating expenses in dispute shall be deemed operating expenses upon the earlier to occur of (i) the date of the resolution of the dispute or (ii) the date the disputed amount is paid.

“Debt Service Reserve Account” means the account to be established pursuant to Section 3.01(a)(iv) of the Security Agreement.

“Debt Service Reserve Available Amount” means, on any date, the sum of (x) the amount on deposit in the Debt Service Reserve Account on such date and (y) the amount available under any Debt Service Reserve Letter of Credit on such date.

“Debt Service Reserve Letter of Credit” means a Qualifying Letter of Credit that satisfies some or all of the Issuers’ obligations with respect to the Debt Service Reserve Minimum Amount under Section 3.03(g) of the Security Agreement.

“Debt Service Reserve Minimum Amount” means, at any date, the sum of the principal and interest payments and any fees due on all of the outstanding Notes on the next three immediately succeeding Payment Dates. The Debt Service Reserve Minimum Amount shall be calculated by OFC 2 for each calendar quarter not later than ten (10) Business Days prior to the Payment Date in the preceding quarter and shall be provided to the Administrative Agent and the Depository on such date.

“Debtor Relief Laws” means any applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, fraudulent conveyance, fraudulent transfer reorganization or similar laws affecting the rights or remedies of creditors generally, including, without limitation, the United States Bankruptcy Code, as in effect from time to time and the Avoidance Provisions.

“Decision Request” is defined in Section 1.1 of the Intercreditor Agreement.

“Deeds of Trust” is defined in Section 1.4 of this Agreement.

“Default” means either (i) an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default in accordance with the terms of the Security Agreement or (ii) an Ormat Guarantee Event or (iii) a Facility Repair Event.

“Default Rate” means that rate of interest that is 2.0% per annum above the rate of interest stated in clause (a) of the first paragraph of each Note.

“Deliverables Letter” means the letter dated as of the date hereof from the Issuers to the Purchaser, DOE and the Administrative Agent regarding the Pro Forma Projections delivered at the Closing and the schedules attached thereto.

“Depository” means Wilmington Trust Company, acting in its capacity as “securities intermediary” (within the meaning of Section 8-102(a)(14) of the UCC) or as “bank” (within the meaning of Section 9-102(a)(8) of the UCC) with respect to the Depository Accounts.

“Depository Accounts” is defined in Section 3.01(a) of the Security Agreement.

“Discharge Date” means the date on which all amounts payable in respect of the Obligations have been paid in full (other than obligations under the Loan Documents that by their terms survive and with respect to which no claim has been made by the Secured Parties).

“Distribution Percentage” is defined in Section 10.5(b) of this Agreement.

“Distribution Suspension Account” means the account to be established pursuant to Section 3.01(a)(x) of the Security Agreement.

“DOE” is defined in the heading of this Agreement.

“DOE Acknowledgement” shall have the meaning ascribed thereto in the Intercreditor Agreement.

“DOE Guarantee Agreement” is defined in Section 1.4 of this Agreement.

“Easements” means those easements, rights of way, licenses and other similar documents described in Part 2 of Exhibit A to the Security Agreement.

“Emergency” means a sudden or unexpected event (including an environmental event) which causes, or risks causing, damage to any Facility or the environment, or harm or injury to any person, or which is of such a nature that a response cannot, in the reasonable judgment of the Facility Owner or any operator of the Facility, await the decision of the Required Senior Creditors.

“Endangered Species Act” means the Endangered Species Act of 1973, as amended, 16 U.S.C. § 1531 et seq.

“Environmental Claim” means any claim, liability, investigation, litigation or administrative proceeding, whether pending or threatened pursuant to written notification, or any judgment or order relating to any Hazardous Material asserted or threatened pursuant to written notification against any Issuer or any event giving rise to liability of any Issuer under any Environmental Law with respect to any Facility.

“Environmental Consultant” means Environmental Management Associates.

“Environmental Laws” means any and all laws, statutes, ordinances, rules, regulations, orders, Permits, plans, mitigation measures, agreements with any Governmental Authority, guidance or determinations of any Governmental Authority pertaining to the protection of public health (to the extent relating to exposure to Hazardous Materials), pollution, biological resources, natural resources or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, laws relating to (i) emissions, discharges, releases or threatened releases of Hazardous Materials, or (ii) the manufacture, processing, distribution, use, treatment, or disposal of Hazardous Materials under the Resource Conservation and Recovery Act of 1976, or (iii) to environmental protections under the Clean Air Act, CERCLA, the Federal Water Pollution Control Act, the Resource Conservation and Recovery Act of 1976, the Safe Drinking Water Act, the Toxic Substances Control Act, the Emergency Planning and Community Right to Know Act, the Endangered Species Act, the National Environmental Policy Act, the Oil Pollution Act, the Pollution Prevention Act, the Solid Waste Disposal Act and any other environmental conservation or protection or natural resource law of any applicable jurisdiction.

“EPC Agreement” means each Engineering, Procurement and Construction Contract between the Sponsor and the applicable Facility Owner, as amended and/or supplemented from time to time in accordance with the terms hereof, including any Replacement Contract therefor.

“EPC Guarantee” means each Guarantee between OTEC and the applicable Facility Owner, as amended and/or supplemented from time to time in accordance with the terms thereof, pursuant to which OTEC guarantees certain of the obligations of the Sponsor as the contractor under the applicable EPC Agreement.

“Equity Contribution Agreement” means the Equity Contribution Agreement dated as of the date hereof among the Sponsor, the Issuers and the Trustee, as amended and/or supplemented from time to time in accordance with the terms hereof.

“Equity Contribution Indebtedness” means Indebtedness under the credit facility between the Sponsor and OFC 2, and the credit facility between OFC 2 and the Facilities Owners, which Indebtedness is (i) unsecured, (ii) used solely for the Equity Contributions under the Equity Contribution Agreement, and (iii) is at all times subject to the Pledge and Subordination Agreement.

“Equity Contributions” means the Base Equity Contributions and any additional equity contributions made to any of the Issuers by the Sponsor pursuant to the terms of the Equity Contribution Agreement.

“Equity Letter of Credit” means a Qualifying Letter of Credit satisfying some or all of the Sponsor’s obligations under the Equity Contribution Agreement.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means, with respect to the Issuers, any trade or business (whether or not incorporated) that is treated as a single employer together with each Issuer under section 414 of the Code.

“Event of Default” is defined in Section 5.01 of the Security Agreement; provided that “Event of Default” shall not include the Jersey Valley PPA Default prior to the Funding Date for the Series B Notes.

“Event of Loss” is defined in Section 4.06(b) of the Security Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Excluded Taxes” is defined in Section 14.2 of this Agreement.

“Facility” means each of the Jersey Valley Facility, the McGinness Hills Facility and the Tuscarora Facility.

“Facility Fee” means one-half of one percent (0.5%) of the Guaranteed Amount of the Notes, payable to DOE as follows: (i) twenty percent (20%) upon the execution of a term sheet and (ii) eighty percent (80%) on the day before the Closing Date, which amount shall be promptly reimbursed by the Issuers to the Lead Lender to the extent paid by the Lead Lender.

“Facility Owner” is defined in the preamble of this Agreement.

“Facility Phase” means Phase I of the Jersey Valley Facility, the McGinness Hills Facility or the Tuscarora Facility or Phase II of the McGinness Hills Facility or the Tuscarora Facility, as the context dictates.

“Facility Repair Event” means a failure by any Issuer to complete the repair, replacement or reconstruction of a Facility that has been subject to an Event of Loss within twelve (12) months after the Event of Loss in accordance with Section 4.06 of the Security Agreement, which Facility Repair Event shall continue until such repair, replacement or reconstruction is completed.

“Final Environmental Assessment” means the Final Environmental Assessment prepared by DOE for the Project.

“Financial Assets” is defined in Section 3.01(e) of the Security Agreement.

“Financial Statements” is defined in Section 5.5 of this Agreement.

“Finding of No Significant Impact” means a document under the Environmental Quality Improvement Act of 1970, as amended (42 U.S.C. 4371 et seq.), prepared by a U.S. federal agency, briefly presenting the reasons why an action will not have a significant effect on the human environment and, therefore, for which an environmental impact statement will not be prepared.

“Fiscal Quarter” means any quarter of a Fiscal Year.

“Fiscal Year” means the period beginning on each January 1 and ending on the following December 31.

“FPA” means the Federal Power Act of 1935 and all rules and regulations promulgated thereunder.

“Fundamental Event of Default” is defined in Section 1.1 of the Intercreditor Agreement.

“Funding” is defined in Section 4 of this Agreement.

“Funding Date” is defined in Section 4 of this Agreement.

“Funding Date Flow of Funds Memo” is defined in Section 4.14 of the Security Agreement.

“Funding Deadline” is defined in Section 4 of this Agreement.

“Funds Available to Pay Project Costs” means, with respect to the Project, at any date, the sum of (i) the amount on deposit in the Construction Account, plus (ii) the amount on deposit in the Construction Subaccounts, plus (iii) an estimate of the earnings on the amount in the Construction Account and the Construction Subaccount, plus (iv) the remaining Base Equity Contributions to be made under the Equity Contribution Agreement other than amounts to be deposited in the Interest During Construction Subaccount, plus (v) the remaining available amount under any Equity Letters of Credit plus (vi) the remaining amount available under any Construction Letter of Credit.

“Future Test Period” means, with respect to any dividend, distribution, payment, or purchase pursuant to Section 10.5 of this Agreement, each of the two six-month periods comprised of two distinct consecutive Fiscal Quarters immediately following such dividend, distribution, payment or purchase such that no Fiscal Quarter occurs in both six-month periods.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America, including IFRS if adopted for use by the Issuers or any of their Affiliates.

“Governmental Authority” means the United States, any state, any county, any city or any other political subdivision in which any Issuer operates, any Facility or any Collateral is located, and any other political subdivision, agency, authority, board, bureau, commission, court, department, district or other instrumentality of any of the foregoing, including, without limitation, the Environmental Protection Agency.

“Governmental Judgment” means, with respect to any Person, any judgment, order, decision, or decree, or any action of a similar nature, of or by a Governmental Authority having jurisdiction over such Person or any of its properties.

“Governmental Requirements” means, as of the date of determination thereof, all applicable laws, ordinances, rules, regulations, judgments, decrees or similar forms of decisions of or agreements with any Governmental Authority.

“Guaranteed Amount” shall have the meaning ascribed thereto in the DOE Guarantee Agreement.

“Guaranteed Obligation” shall have the meaning ascribed thereto in the DOE Guarantee Agreement.

“Guaranteed Phase I Final Completion Date” means December 31, 2013.

“Hazardous Material” means any and all pollutants, toxic or hazardous wastes or any other substances designated, regulated or defined under, or with respect to which any requirement or liability may be imposed pursuant to any Environmental Law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls) including, without limitation:

(a)	any “hazardous substance,” as defined by CERCLA;

(b)	any “hazardous waste,” as defined by the Resource Conservation and Recovery Act, as amended;

(c)	any petroleum product; or

(d)	any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any applicable federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended or hereafter amended.

“Historic Test Period” means, with respect to any dividend, distribution, payment, or purchase pursuant to Section 10.5 of this Agreement, each of the two six-month periods comprised of two distinct consecutive Fiscal Quarters immediately preceding such dividend, distribution, payment or purchase such that no Fiscal Quarter occurs in both six-month periods.

“HSS II” is defined in the introductory paragraph of this Agreement.

“IFRS” means the International Financial Reporting Standards.

“Improvements” means all improvements to the Project Land owned or leased by any Issuer.

“Incidental Take Permit” means a permit that exempts a permittee from the take prohibition of § 9 of the Endangered Species Act issued by the U.S. Fish and Wildlife Service pursuant to § 10(a)(1)(B) of the Endangered Species Act.

“Indebtedness” with respect to any Person means, at any time, without duplication,

(a)	its liabilities for borrowed money;

(b)	its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

(c)	all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;

(d)	all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

(e)	all Equity Contribution Indebtedness and PPA Letter of Credit Indebtedness;

(f)	all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money) and all amounts due as indemnification payments with respect to such liabilities of others;

(g)	Rate Protection Agreements of such Person; and

(h)	any Contingent Liability of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

“Independent Engineer” means Luminate LLC, or such other qualified and experienced engineer appointed as replacement or successor engineer as reasonably selected by the Administrative Agent, with the consent of the Issuers so long as no Default or Event of Default exists at the time of selection.

“INHAM Exemption” is defined in Section 6.2(e) of this Agreement.

“Initial Certificate Holder” means John Hancock Life Insurance Company (U.S.A.) as the initial purchaser of all Series G Certificates and as the initial purchaser of all Series U Certificates, as provided in the Trust Agreement.

“Institutional Investor” means (a) the original purchaser of the Notes, (b) any holder of any Note(s) holding more than 5% of the aggregate principal amount of such Note(s) then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any registered investment company, any insurance company, any registered broker or dealer, or any other similar financial institution or entity, regardless of legal form.

“Insurance Advisor” means Moore-McNeil, LLC, or such other qualified and experienced insurance consultant appointed as replacement or successor Insurance Advisor as reasonably selected by the Administrative Agent and, with the consent of the Issuers so long as no Default or Event of Default exists at the time of selection.

“Insurance and Condemnation Proceeds Account” is defined in Section 4.06(b) of the Security Agreement.

“Insurance Withdrawal Certificate” is defined in Section 4.06(d) of the Security Agreement.

“Intellectual Property” means all patents, trademarks, trade names, service marks and copyrights, and all applications therefor and licenses thereof, of the Issuers.

“Interconnection Agreements” means (a) Standard Large Generator Interconnection Agreement, dated as of August 18, 2009 between Ormat Nevada Inc, ORNI 15 – Jersey Valley and Sierra Pacific Power Company, as assigned by Ormat Nevada Inc, ORNI 15 – Jersey Valley to ORNI 15; (b) Standard Large Generator Interconnection Agreement, dated as of June 20, 2011 between ORNI 39 and Sierra Pacific Power Company; and (c) certain Amended and Restated Large Generator Interconnection Agreement, dated as of December 22, 2010 between ORNI 49 and Sierra Pacific Power Company, as assigned by ORNI 49 to ORNI 42, pursuant to that certain Assignment Agreement, dated as of August 12, 2011 between ORNI 49 and ORNI 42, acknowledged and accepted by Sierra Pacific Power Company by letter signed on August 19, 2011.

“Intercreditor Agreement” means the Intercreditor Agreement dated as of the date hereof among the Purchaser, DOE, the Administrative Agent, the Trustee and other parties thereto from time to time.

“Interest During Construction Subaccount” means the subaccount by that name to be established within the Construction Account pursuant to Section 3.01(a)(i) of the Security Agreement.

“Investment” means, relative to any Person,

(a)	any loan or advance made by such Person to any other Person (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business);

(b)	any Contingent Liability (other than a Contingent Liability incurred by an Issuer with respect to the liabilities of any other Issuer) of such Person incurred in connection with loans or advances described in clause (a); or

(c)	any equity ownership or similar interest held by such Person in any other Person.

The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property.

“Issuer Entity Controlling Person” means any Person that, directly or indirectly, Controls any Issuer, the Sponsor or ORNI Holding.

“Issuer Letters of Credit” means collectively the Construction Letter of Credit, the Debt Service Reserve Letter of Credit, the Well Drilling and Capex Letter of Credit, each Performance Level Reserve Letter of Credit, the Change in Law Letter of Credit and each Phase II Tranche Letter of Credit, to the extent that any thereof have been provided under the Loan Documents.

“Issuer Revenues” means all cash, property or other value distributed or distributable to any Issuer, other than (x) amounts distributable to the Issuers pursuant to Section 3.03(m) of the Security Agreement and (y) Performance Liquidated Damages.

“Issuer(s)” is defined in the introductory paragraph of this Agreement.

“Jersey Valley Facility” means the Facility identified as such in Part 1 of Exhibit A to the Security Agreement.

“Jersey Valley PPA Default” means any default that may be in existence on the Closing Date under the Long-Term Firm Power Purchase Agreement, dated as of August 18, 2006, between the Power Purchaser and ORNI 15 as amended by the Amendment No.1 to the Long-Term Firm Power Purchase Agreement, dated as of May 21, 2007, between the Power Purchaser and ORNI 15, and the Second Amendment to the Long-Term Firm Portfolio Purchase Agreement, dated as of February 11, 2011, between the Power Purchaser and ORNI 15, to the extent such a default arises as a result of the Jersey Valley Facility’s failure to achieve the Commercial Operation Date thereunder by the deadline in such Agreement, or its inability to meet its supply obligations under such Agreement which default(s) shall be remedied prior to the Funding Date for the Series B Notes.

“Knowledge” means, with respect to any Issuer, the actual knowledge of any Responsible Officer or any knowledge which should have been obtained by any of the Responsible Officer upon reasonable investigation and due inquiry consistent with such investigation and inquiry as prudent management would make in the course of operating a similar business.

“Lead Lender” means John Hancock Life Insurance Company (U.S.A.) and any successor(s) thereto.

“Leases” means those leases, licenses and special use permit described in Part 2 of Exhibit A to the Security Agreement.

“Letter of Credit Bank” means HSBC Bank plc and its successors, or any other issuing bank so long as such bank is organized under the laws of the United States or a state thereof or is otherwise approved by the Required Senior Creditors and has a rating, or a long-term unsecured debt rating, of not lower than “A” by either Standard & Poor’s Financial Services, LLC, or Moody’s Investors Service, Inc., provided that any bank that is rated by both Standard & Poor’s Financial Services, LLC, or Moody’s Investors Service, Inc. must be rated not lower than “A” by both.

“Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

“Liquidated Damages Subaccount” means the subaccount by that name to be established with the Construction Account pursuant to Section 3.01(a)(i) of the Security Agreement.

“Loan Documents” means the Note Purchase Agreement, the Note(s), the Security Agreement, the Pledge and Subordination Agreement, the Deeds of Trust, the DOE Guarantee Agreement, the Ormat Guarantees, the Equity Contribution Agreement, the Sponsor Letter Agreement, the Intercreditor Agreement, the Master Servicer Fee Letter, the Deliverables Letter and the Consents and any replacements therefor.

“Loan Life Coverage Ratio” means, with respect to any Facility Phase, Facility or combination of Facility Phases or Facilities as applicable, the Debt Service Coverage Ratio for such Facility Phase or Facility as applicable measured for a period equal to the remaining term of the Tranche(s) that financed such Facility Phase or Facility.

“Maintenance Fee” is defined in Section 8.8 of this Agreement.

“Major Project Documents” means the Power Purchase Agreements, Leases, Easements, the Unit Agreements, the EPC Agreements, the O&M Agreements, the Shared Facilities and Shared Premises Agreements, the Interconnection Agreements and any and all other material agreements in connection with transmission rights or Water Rights of the Issuers, each as identified on Schedule 5.22 to this Agreement, and including any Replacement Contract therefor.

“Major Project Participant” means the Issuers, the Sponsor, ORNI Holding, ORNI 49 LLC and the Power Purchaser.

“Make Whole Amount” is defined in Section 8.7 of this Agreement.

“Master Servicer” means Midland Loan Services, Inc. and any replacement therefor, as provided in writing by DOE to each of the Administrative Agent and the Issuers.

“Master Servicer Expenses” means those scheduled fees and expenses payable to the Master Servicer in accordance with Section 8.8(d) of this Agreement.

“Master Servicer Fee Letter” is defined in Section 3.22(i) of this Agreement.

“Material” or “Materially” means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of any Issuer individually or of the Issuers collectively.

“Material Adverse Effect” means, as of any date of determination, a material and adverse effect on: (i) the construction, operation, ownership or performance of any Facility, (ii) the ability of any Issuer to observe and perform any of its material obligations in a timely manner under any Operative Document to which it is a party; (iii) the business, operations, condition (financial or otherwise) or property of the Issuers, taken as a whole; (iv) the validity or enforceability of any material provision of any Operative Document, other than a Project Document that is not a Major Project Document; (v) any material right or remedy of the Senior Creditors, the Trustee or the Noteholder Trustee; or (vi) the security or Lien of the Secured Parties on any of the Collateral under any Security Document.

“Material Applicable Permit” means those Applicable Permits that are Material, including without limitation those Material Applicable Permits identified as such on Schedule 5.7 to this Agreement.

“Maximum Well Drilling and Capex Reserve Requirement” means, on any date, the amount equal to (i) the amount included for such date on Exhibit Q with respect to Phase I of the McGinness Hill Facility or the Tuscarora Facility plus (ii) the additional amount agreed upon on each subsequent Funding Date by the Required Senior Creditors, the Issuers, the Independent Engineer and the Reservoir Consultant with respect to each Facility Phase being financed with the Tranche being issued on such Funding Date, plus (iii) with respect to any amount drawn from the Well Drilling and Capex Reserve Account for refurbishings and replacements for any Facility Phase under clause (iv) of Section 3.03(h)(i) of the Security Agreement, (A) twenty-five percent (25%) of such amount on the first Payment Date after such amount was drawn, (B) fifty percent (50%) of such amount on the second Payment Date after such amount was drawn, (C) seventy-five percent (75%) of such amount on the third Payment Date after such amount was drawn, and (D) one hundred percent (100%) of such amount on and after the fourth Payment Date after such amount was drawn, minus (iv) withdrawals for drilling of any additional well, well makeovers and other major non-routine well field capital expenditures (which shall not include pumps or similar mechanical failures) in accordance with the Security Agreement and (v) any reduction to the Maximum Well Drilling and Capex Reserve Requirement requested by the Issuers and consented to by the Required Senior Creditors, the Independent Engineer and the Reservoir Consultant, such consent not to be unreasonably withheld or delayed. The Issuers shall provide the Trustee with a revised schedule of the Maximum Well Drilling and Capex Reserve Requirement, as agreed upon with the Required Senior Creditors, the Independent Engineer and the Reservoir Consultant, each time such Maximum Well Drilling and Capex Reserve Requirement is adjusted as provided in the Security Agreement.

“McGinness Hills Facility” means the Facility identified as such in Part 1 of Exhibit A to the Security Agreement.

“Memorandum of Agreement Regarding McGinness Hills Geothermal Project” means the Memorandum of Agreement between the Bureau of Land Management—Battle Mountain District Mount Lewis Field Office and the U.S. Forest Service, Humboldt-Toiyabe National Forest and the Nevada State Historic Preservation Officer regarding the Ormat McGinness Hills Geothermal Project signed July 1, 2010.

“Modified Make Whole Amount” is defined in Section 8.7.

“Monthly Operating Amount” is defined in Section 3.03(e)(ii) of the Security Agreement.

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“NAIC Annual Statement” is defined in Section 6.2(a) of this Agreement.

“Note” is defined in Section 1.1 of this Agreement.

“Note Purchase Agreement” is defined in the Recitals of the Security Agreement.

“Noteholder Trustee” means Wilmington Trust Company and any successor thereto as trustee under the Trust Agreement.

“O&M Agreement” means each Operation and Maintenance Agreement between the Sponsor and each Facility Owner, as amended and/or supplemented from time to time in accordance with the terms hereof, including any Replacement Contract therefor.

“O&M Expenses” means all expenses associated with the monthly performance of the Work (as defined in each O&M Agreement), including all costs of the operation, maintenance and repair of each Facility (including each Issuer’s share of the shared transmission facilities under the Shared Facilities and Shared Premises Agreements), including third party maintenance costs, labor and overhead charges, costs for geological services, costs related to storage and warehousing of spare parts at each Facility, and the costs of any materials and equipment purchased by the Sponsor or any Replacement Obligor for the Sponsor for use in the Work, and also including any fee payable to the Sponsor under each O&M Agreement; provided, however, O&M Expenses shall not include any Affiliate Drilling Fees.

“Obligations” is defined in the Granting clause of the Security Agreement.

“Obligee” is defined in Section 8.01 of the Security Agreement.

“Obligor” is defined in Section 8.01 of the Security Agreement.

“OFC 2” is defined in the introductory paragraph of this Agreement.

“Officer’s Certificate” means, with respect to any Issuer, a certificate of a Responsible Officer of such Issuer whose responsibilities extend to the subject matter of such certificate.

“OMB” is defined in Section 3.22(h) of this Agreement.

“OMB Guidance” means OMB’s Initial Implementing Guidance for the Recovery Act, M-09-10 (Feb. 18, 2009), Updated Implementing Guidance for the Recovery Act, M-09-15 (April 3, 2009), Updated Implementing Guidance for the Recovery Act, M-09-21 (June 22, 2009) and, in each case, any amendment, supplement or successor thereto.

“Operating Account” means the account established pursuant to Section 3.01(a)(iii) of the Security Agreement.

“Operating Budget” means the annual budget setting forth, on a month-by-month basis for the applicable calendar year, the total projected Operating Expenses expected to be incurred during such month with respect to each Facility and each Facility Owner.

“Operating Expense Certificate” is defined in Section 3.03(e)(ii) of the Security Agreement.

“Operating Expenses” means, for any period, the aggregate amount of all O&M Expenses and other direct operating and maintenance expenses of the Project or for any Issuer, as appropriate, for such period, (which amount shall not include Trustee and Secured Party Expenses or Affiliate Drilling Fees), including without limitation (a) insurance premiums, (b) franchise, licensing, property, income and other taxes payable by any Issuer, (c) direct labor costs, (d) costs incurred under any Project Document, (e) utilities, supplies and other services required for the ownership, operation and maintenance of the Project, (f) reasonable general and administrative and management costs directly related to the Project, (g) fees for any PPA Letter of Credit, but only after the amount that has been drawn by the Power Purchaser under that PPA Letter of Credit that is equal, in the aggregate, to the total initial amount of that PPA Letter of

Credit, (h) costs for geological services, (i) amounts expended for refurbishing and replacements in accordance with Section 3.03(h) of the Security Agreement, (j) amounts expended for wellfield expansions and other capital expenditures in accordance with Section 3.03(h)(i) of the Security Agreement, (k) amounts expended for wellfield expansions and other capital improvements under Section 3.03(j)(ii) of the Security Agreement, and (l) agency, consulting, professional and other fees, including, without limitation, the fees and expenses of the Independent Engineer, the Reservoir Consultant, the Insurance Advisor, and special counsel and outside counsel to the Senior Creditors; provided that (i) amounts paid to any Affiliate shall not constitute Operating Expenses unless they are O&M Expenses or other amounts directly related to the Project, are reasonable in amount and are paid for necessary services performed by such Affiliate or for necessary goods provided to the Project, (ii) PPA Shortfall Payments shall not constitute Operating Expenses, and (iii) fees payable with respect to any Issuer Letter of Credit shall not constitute Operating Expenses. Operating Expenses shall be computed on the basis shown in the Pro Forma Projections and in accordance with GAAP.

“Operative Documents” means, collectively, the Project Documents and the Loan Documents.

“Organic Document” means, relative to any Issuer, its certificate of formation, limited liability company agreement, or any similar instrument, and voting trusts and similar arrangements applicable to any of its membership interests.

“Ormat Guarantee” is defined in Section 1.4 of this Agreement.

“Ormat Guarantee Event” means (i) failure by OTEC to make any payment or otherwise perform any Material obligation under any Ormat Guarantee or (ii) repudiation by OTEC of any Ormat Guarantee or (iii) any Ormat Guarantee ceasing to be in full force and effect or becoming unenforceable, including in connection with the bankruptcy of OTEC.

“ORNI 15” is defined in the introductory paragraph of this Agreement.

“ORNI 39” is defined in the introductory paragraph of this Agreement.

“ORNI 42” is defined in the introductory paragraph of this Agreement.

“ORNI Holding” is defined in Section 1.4 of this Agreement.

“OTEC” is defined in Section 1.4 of this Agreement.

“Owned” means, with respect to any private company, any equity ownership, and with respect to any public company, 5% of the voting securities.

“Participating Area” means, with respect to the Jersey Valley and McGinness Hills Facilities, the area defined as such from time to time under the Unit Agreement between the applicable Facility Owner and the U.S. Bureau of Land Management.

“Payment Date” is defined in Section 8.1 of this Agreement.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

“Pension Plan” means a “pension plan,” as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA, and to which any Issuer or any corporation, trade or business that is, along with any Issuer, an ERISA Affiliate, may have liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five (5) years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

“Performance Level Designated Letter of Credit” means a Qualifying Letter of Credit that has been issued by Wells Fargo Bank, N.A. or another Letter of Credit Bank that is acceptable to the Administrative Agent in its sole discretion.

“Performance Level Reserve Account” means the account to be established pursuant to Section 3.01(a)(vi) of the Security Agreement.

“Performance Level Reserve Amount” means $90,000,000, which amount shall be reduced (x) by $27,000,000 upon receipt by the Depository of a written statement signed by the Independent Engineer and a Responsible Officer of each of the Administrative Agent and the Issuers that Phase I of the McGinness Hills Facility has achieved its PPA Capacity Date and (y) by $18,000,000 upon receipt by the Depository of a written statement signed by the Independent Engineer and a Responsible Officer of each of the Administrative Agent and the Issuers that Phase I of the Tuscarora Facility has achieved its PPA Capacity Date.

“Performance Level Reserve Available Amount” means, on any date, the sum of (x) the amount on deposit in the Performance Level Reserve Account on such date and (y) the amount available under any Performance Level Reserve Letter(s) of Credit on such date.

“Performance Level Reserve Letter of Credit” means (i) a Qualifying Letter of Credit that satisfies not more than $70,000,000 of the Issuers’ obligations with respect to the Performance Level Reserve Account under Section 3.02(i) of the Security Agreement and (ii) a Performance Level Designated Letter of Credit that, together with all Performance Level Letters of Credit that are not Performance Level Designated Letters of Credit, satisfies not more than $80,000,000 of the Issuers’ obligations with respect to the Performance Level Reserve Account under Section 3.02(i) of the Security Agreement.

“Performance Liquidated Damages” means any amounts payable to any Facility Owner for a failure of any Facility Phase to satisfy the performance guarantees therefor under any EPC Agreement, including any amounts payable under (i) any performance bond or payment bond issued with respect to such Facility Phase and (ii) any separate guarantee of such amounts provided to any Facility Owner. For the avoidance of doubt, Performance Liquidated Damages do not include any amounts payable to any Facility Owner under or with respect to any EPC Agreement solely for a failure to satisfy any schedule guarantee thereunder.

“Permit” means any approval, consent, waiver, exemption, variance, franchise, order, permit, authorization, right or license of or from a Governmental Authority.

“Permitted Investments” means any one of the following investments:

(i)	marketable securities issued by the U.S. Government and supported by the full faith and credit of the U.S. Treasury, either by statute or an opinion of the Attorney General of the U.S.;

(ii)	marketable debt securities, rated Aaa by Moody’s Investors Service, Inc. and/or AAA by Standard & Poor’s Financial Services, LLC, issued by U.S. Government-sponsored enterprises, U.S. Federal agencies, U.S. Federal financing banks, and international institutions whose capital stock has been subscribed for by the U.S.;

(iii)	certificates of deposit, time deposits, and bankers acceptances of any bank or trust company incorporated under the laws of the U.S. or any state, provided that, at the date of acquisition, such investment, and/or the commercial paper or other short term debt obligation of such bank or trust company has a short-term credit rating or ratings from Moody’s Investors Service, Inc. and/or Standard & Poor’s Financial Services, LLC, each at least P-1 or A-1, respectively;

(iv)	money market mutual funds that are registered with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended, and operated in accordance with Rule 2a-7 thereunder and that at the time of such investment are rated Aaa by Moody’s Investors Service, Inc. and/or AAAm by Standard & Poor’s Financial Services, LLC, including such funds for which the Trustee or an Affiliate provides investment advice or other services;

(v)	tax-exempt variable rate commercial paper, tax-exempt adjustable rate option tender bonds, and other tax-exempt bonds or notes issued by municipalities in the U.S., having a short-term rating of “MIG-1” or “VMIG-1” or a long term rating of “AA” (Moody’s Investors Service, Inc.), or a short-term rating or “A-1” or a long term rating of “AA” (Standard & Poor’s Financial Services, LLC);

(vi)	repurchase obligations with a term of not more than 30 days, 102% collateralized, for underlying securities of the types described in clauses (i) and (ii) above, entered into with any bank or trust company or its respective Affiliate meeting the requirements specified in clause (iii) above; and

maturities on the above securities shall not exceed 365 days and all rating requirements and/or percentage restrictions are based on the time of purchase.

“Permitted Liens” means, with respect to any Issuer or any Facility, (i) Liens for taxes not yet subject to penalties for non-payment and Liens for taxes the payment of which is being contested as permitted by Section 9.5 of this Agreement; (ii) Liens resulting from any money judgments, writs or warrants of attachment to the extent such Liens do not constitute Events of Default pursuant to Section 5.01 of the Security Agreement or are fully covered by insurance, or are for an aggregate sum of less than $500,000; (iii) Liens securing the Issuer’s obligations under any Loan Document; (iv) pledges or deposits by such Person under unemployment insurance laws, worker’s compensation laws social security laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness of such Person), or leases to which such Person is a party or deposits to secure public or statutory obligations of such Person or deposits of cash to secure surety, appeal, performance or other similar bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent; (v) Liens imposed by law, including carriers’, warehousemen’s, materialmen’s and mechanics’ Liens which are incurred in the ordinary course of business for sums not more than thirty (30) days delinquent or which are being contested in good faith (provided, that a statutory bond, reserve or other appropriate provision shall have been made therefor and such Issuer and such Facility are in compliance with all provisions of the Project Documents to which they are parties); (vi) easements, rights-of-way, restrictions, minor defects and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, licenses, restrictions on the use of property or minor imperfections in title, which do not materially impair the property affected thereby for the purpose for which title was acquired or interfere with the operation of the Project as contemplated by the Loan Documents; (vii) purchase money Liens of a vendor of equipment (or its lender or financier and their successors, assigns and/or replacements) and Liens arising from capital leases of vehicles and office, testing and construction equipment existing on the Closing Date as set forth in Schedule 5.15 to this Agreement and with respect to any of such items which are newly acquired, which Liens shall not exceed $250,000 in the aggregate; (viii) rights of other parties (including mortgagees) with respect to Project Land that is the subject of a subordination non-disturbance and attornment agreement protecting the rights of any Issuer to such Project Land; and (ix) rights of other parties under the Project Documents or included as exceptions on the Title Policies existing as of the date of this Agreement, or as acceptable to the Required Senior Creditors in their sole discretion, if hereafter coming into existence.

“Permitted Transfer” means any Transfer of any portion of the direct or indirect equity interests of OFC 2; provided that in each case, (x) the proposed Transfer results from a foreclosure sale as a result of an exercise of remedies under the Loan Documents and the transferee is in compliance with the Anti-Terrorism Order, or (y) the proposed transferee is a Person established by one or more of the Senior Creditors in conjunction with an exercise of remedies under the Loan Documents, or (z) after giving effect to such Transfer, the conditions set forth below as to any proposed transferee and the Transfer are satisfied:

(a) if such Transfer is of any equity interest in any Issuer pledged pursuant to the Pledge and Subordination Agreement or the Security Agreement, the transferee shall have executed and delivered to the Trustee a security agreement and consent (such that 100% of the equity interests of such Issuer shall at all times be subject to the first priority Lien of the Trustee) in the form of the existing Pledge and Subordination Agreement or applicable provisions of the Security Agreement and an opinion of counsel with respect to such agreements reasonably acceptable to (and from counsel reasonably acceptable to) the Administrative Agent;

(b) if the relevant transferor is, prior to such Transfer, bound by any provisions of the Loan Documents, the relevant transferee has agreed to be bound by the terms of such Loan Document(s) to the same extent as the transferor, in accordance with the terms thereof and otherwise to the satisfaction of the Administrative Agent and such transferee has provided any payment security or other credit enhancements required under the terms of the applicable Loan Document(s);

(c) such Transfer does not violate any Major Project Document or Loan Document;

(d) no Default or Event of Default then exists or would result from such Transfer;

(e) such Transfer does not violate any Governmental Requirement applicable to the ownership, operation or maintenance of the Facilities;

(f) such Transfer does not adversely affect any Issuer’s or any Facility’s regulatory status;

(g) neither the transferee nor any Person that would be an Issuer Entity Controlling Person as a result of such Transfer is a Prohibited Person;

(h) if such Transfer will occur prior to the expiration of the recapture period under Section 1603 with respect to any Facility, the transferee is not a “disqualified person” under Section 1603 and has entered into an indemnity agreement in a form substantially similar to the Sponsor Letter Agreement with respect to any recapture damages that may arise under Section 1603 because of such Transfer (or any of its direct or indirect owners is or becomes a “disqualified person”);

(i) such Person is organized under the laws (or a citizen) of any country that is a member of the Organization for Economic Cooperation and Development (an “OECD Country”) and is Controlled by one or more Persons all of whom are organized under the laws (or a citizen) of an OECD Country;

(j) if such Transfer is made by the direct holder of an equity interest in any Issuer or the Sponsor, the transferee has made to the Administrative Agent anti-money laundering and anti-terrorism representations that are reasonably acceptable to the Administrative Agent;

(k) the transferee does not owe any delinquent Indebtedness to any Governmental Authority of the United States, including tax liabilities, unless the delinquency has been resolved (or is being challenged or is in the process of being resolved) with the appropriate Governmental Authority in accordance with the standards of the Debt Collection Improvement Act;

(l) such Transfer will not violate any Program Requirements;

(m) the transferee is not directly or indirectly Controlled by any foreign government, sovereign wealth fund or similar entity, and no such entity directly or indirectly holds 50% or more of the equity interests of the transferee;

(n) such Transfer will not provide the transferee with any greater voting rights than the transferor (or in the case of issuance of additional equity interests, the class of equity interest holders of the applicable Issuer) had immediately prior to the Transfer; and

(o) all applicable regulatory authorizations and other governmental authorizations relating to the Transfer shall have been obtained.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

“Phase I” means, with respect to any Facility, Phase I of that Facility as described in Part 1 of Exhibit A to the Security Agreement.

“Phase I Final Completion Date” means the date on which the last Phase I of any Facility to achieve Project Completion achieves such Project Completion, or, in the case of the Jersey Valley Facility a definitive declaration is made by the Issuers that the Jersey Valley Facility will not be included in the Project, other than as Collateral.

“Phase I Tranches” is defined in Section 1.1 of this Agreement.

“Phase II” means with respect to the McGinness Hills Facility or the Tuscarora Facility, Phase II of that Facility as described in Part 1 of Exhibit A to the Security Agreement.

“Phase II 50% Option” is defined in Section 1.2(c)(ii) of this Agreement.

“Phase II 100% Option” is defined in Section 1.2(c)(i) of this Agreement.

“Phase II Final Completion Date” means the date on which the last Phase II of any Facility that is being financed with a Phase II Tranche to achieve Project Completion achieves such Project Completion.

“Phase II Tranche Letter of Credit” means a Qualifying Letter of Credit that satisfies some or all of the Issuers’ obligations with respect to the Phase II Tranche Reserve Minimum Amount on such date.

“Phase II Tranche Reserve Account” means the account to be established pursuant to Section 3.01(a)(ix) of the Security Agreement.

“Phase II Tranche Reserve Available Amount” means, on any date and with respect to any Phase II Tranche, the sum of (x) the amount on deposit in the Phase II Tranche Reserve Subaccount with respect to such Phase II Tranche and (y) the amount available under any Phase II Tranche Letter of Credit for such Phase II Tranche.

“Phase II Tranche Reserve Minimum Amount” means, at any date and solely with respect to a Phase II Tranche for which the Issuers have elected the Phase II 100% Option, fifty percent (50%) of the amount deposited in the Construction Subaccount for the Facility Phase being funded with that Phase II Tranche through such date, on a cumulative basis; provided, however, that upon the payment in full of any prepayment due of Phase II Tranche under Section 8.2(c) of this Agreement for which the Issuers elected the Phase II 100% Option, the Phase II Tranche Reserve Minimum Amount with respect to that Phase II Tranche shall become $0.

“Phase II Tranche Reserve Subaccount” means each subaccount to be established pursuant to Section 3.01(a)(ix) of the Security Agreement.

“Phase II Tranches” is defined in Section 1.1 of this Agreement.

“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) that is or, within the preceding five (5) years, has been established or maintained, or to which contributions are or, within the preceding five (5) years, have been made or required to be made, by any Issuer or any ERISA Affiliate thereof or with respect to which any Issuer or any ERISA Affiliate thereof may have any liability.

“Pledge and Subordination Agreement” is defined in Section 1.4 of this Agreement.

“Pledged Indebtedness” has the meaning provided in the Granting Clause of the Security Agreement.

“Pledged Interests” has the meaning provided in the Granting Clause of the Security Agreement.

“Power Purchase Agreement” means each of:

(i) the Long-Term Firm Power Purchase Agreement, dated as of August 18, 2006, between the Power Purchaser and ORNI 15 as amended by the Amendment No.1 to the Long-Term Firm Power Purchase Agreement, dated as of May 21, 2007, between the Power Purchaser and ORNI 15, and the Second Amendment to the Long-Term Firm Portfolio Purchase Agreement, dated as of February 11, 2011, between the Power Purchaser and ORNI 15, which Power Purchase Agreement is for the output of the Jersey Valley Facility;

(ii) Long-Term Firm Portfolio Energy Credit and Renewable Power Purchase Agreement, dated as of November 4, 2009, between the Power Purchaser and ORNI 39 as amended by the First Amendment to Long-Term Firm Portfolio Energy Credit and Renewable Power Purchase Agreement, dated as of July 30, 2010, between the Power Purchaser and ORNI 39, and the Second Amendment Long-Term Firm Portfolio Energy Credit and Renewable Power Purchase Agreement, dated as of September 30, 2010, between the Power Purchaser and ORNI 39, which Power Purchase Agreement is for the output of the McGinness Hills Facility; and

(iii) Long-Term Firm Portfolio Energy Credit and Renewable Power Purchase Agreement, dated as of February 2, 2010, between the Power Purchaser and ORNI 42 as amended by the First Amendment to Long-Term Firm Portfolio Energy Credit and Renewable Power Purchase Agreement, dated as of July 30, 2010, between the Power Purchaser and ORNI 42 and the Second Amendment Long-Term Firm Portfolio Energy Credit and Renewable Power Purchase Agreement, dated as of September 30, 2010, between the Power Purchaser and ORNI 42, which Power Purchase Agreement is for the output of the Tuscarora Facility.

“Power Purchaser” means Nevada Power Company and any successor thereto under any Power Purchase Agreement.

“PPA Capacity Date” means, with respect to each Facility Phase, the date on which the Issuers have demonstrated to the satisfaction of the Independent Engineer that such Facility Phase (i) has achieved “Commercial Operations” under its Power Purchase Agreement and (ii) has successfully completed its Target Capacity Test.

“PPA Letter of Credit” means one or more letters of credit issued in favor of the Power Purchaser on behalf of the applicable Facility Owner as required under each Power Purchase Agreement, for which the Sponsor bears the primary obligation for reimbursement to the issuer of such letter of credit.

“PPA Letter of Credit Indebtedness” means Indebtedness incurred by OFC 2 to the Sponsor and by the Facilities Owners to OFC 2, which Indebtedness (x) relates solely to obligations to reimburse the Sponsor with respect to draws under each PPA Letter of Credit to the extent that the aggregate amount of all such draws exceeds the total initial amount of that PPA Letter of Credit and (y) shall be unsecured and shall be at all times subject to the Pledge and Subordination Agreement.

“PPA Shortfall Payment” means any amount due from any Facility Owner to the Power Purchaser, after the application of all set-off rights of the Power Purchaser and all collateral provided to the Power Purchaser under the relevant Power Purchase Agreement, including without limitation as a result of the Facility Owner’s liability for “Replacement Costs” or “PC Replacement Costs” under that Power Purchase Agreement.

“Pro Forma Projections” is defined in Section 3.18 of this Agreement.

“Program Requirements” is defined in Section 5.35 of this Agreement.

“Prohibited Person” means any person or entity that is:

(a)	named, identified, or described on the list of “Specially Designated Nationals and Blocked Persons” (Appendix A to 31 CFR chapter V) as published by the U.S. Office of Foreign Assets Control at its official website, http://www.treas.gov/offices/enforcement/ofac/sdn/, or at any replacement website or other replacement official publication of such list;

(b)	named, identified or described on any other blocked persons list, designated nationals list, denied persons list, entity list, debarred party list, unverified list, sanctions list or other list of individuals or entities with whom United States persons may not conduct business, including lists published or maintained by the U.S. Office of Foreign Assets Control, lists published or maintained by the U.S. Department of Commerce, and lists published or maintained by the U.S. Department of State;

(c)	debarred or suspended from contracting with the United States Government or any agency or instrumentality thereof;

(d)	debarred, suspended, proposed for debarment with a final determination still pending, declared ineligible or voluntarily excluded (as such terms are defined in any of the Debarment Regulations) from contracting with any United States federal government department or any agency or instrumentality thereof or otherwise participating in procurement or non-procurement transactions with any United States federal government department or agency pursuant to any of the Debarment Regulations. “Debarment Regulations” means: (i) the Government-wide Debarment and Suspension (Non-procurement) regulations (Common Rule), 53 Fed. Reg. 19204 (May 26, 1988), (ii) Subpart 9.4 (Debarment, Suspension, and Ineligibility) of the Federal Acquisition Regulations, 48 C.F.R. 9.400 - 9.409, and (iii) the revised Government-wide Debarment and Suspension (Non-procurement) regulations (Common Rule), 60 Fed. Reg. 33037 (June 26, 1995);

(e)	indicted, convicted or had a Governmental Judgment rendered against it for any of the offenses listed in any of the Debarment Regulations;

(f)	subject to economic or trade sanctions (whether unilateral or multilateral) that are administered, implemented, or enforced by the U.S. Government or otherwise explicitly acknowledged by the U.S. Government as applicable to Persons that are residents of, domiciled in, or citizens of the United States;

(g)	owned or Controlled by, or acting on behalf of, any governments, corporations, entities or individuals that are subject to economic or trade sanctions (whether unilateral or multilateral) that are administered, implemented, or enforced by the U.S. Government or otherwise explicitly acknowledged by the U.S. Government as applicable to Persons that are residents of, domiciled in, or citizens of the United States ; or

(h)	an affiliate of a person listed above.

“Prohibited Person Event” is defined in Section 5.01(s) of the Security Agreement.

“Project” means collectively the Jersey Valley Facility, the McGinness Hills Facility and the Tuscarora Facility.

“Project Completion” with respect to any Facility Phase, means such Facility Phase shall have satisfied the following conditions: (i) such Facility Phase has achieved the “Commercial Operation Date” under the Facility’s Power Purchase Agreement; (ii) such Facility Phase has achieved “Substantial Completion” and a successful “Performance Test” under the relevant EPC Agreement (which in the case of Project Completion for Phase II of the McGinness Hills Facility or Phase II of the Tuscarora Facility will only measure the net generation capacity of that Phase II that exceeds the net generation capacity of Phase I of that same Facility, as that Phase I net generation capacity for that Facility is reflected in the

Updated Pro Forma prepared for the Buy Down Date for Phase I of that Facility); (iii) the Issuers have provided the Administrative Agent with (A) evidence satisfactory to the Required Senior Creditors of the payment of all costs of the design, construction and equipping of such Facility Phase (other than punch list items and any such costs then being disputed by the Issuers and as to which the Required Senior Creditors, in their sole discretion, have determined would not have a Material Adverse Effect if they remained unpaid) and (B) releases of liens, substantially in the form attached as Exhibit M hereto, duly executed by all contractors, vendors and suppliers of equipment, materials or services related to the construction or equipping of such Facility Phase, each valued in excess of $100,000, unless the Required Senior Creditors have made a determination as to such lien as provided in the parenthetical phrase in clause (iii)(A); (iv) receipt by the Administrative Agent of written confirmation from a Responsible Officer of the Issuers, that all conditions precedent to the completion and commercial operation of such Facility Phase in all Major Project Documents and all Material Applicable Permits applicable to such Facility Phase have been satisfied and that such Facility Phase complies with each such Major Project Document and Material Applicable Permit in all Material respects; (v) verification of Project Completion by the Independent Engineer; (iv) receipt by the Administrative Agent of all relevant Major Project Documents (including amendments of the Power Purchase Agreement for such Facility where needed) not previously provided to it; (vi) no Default or Event of Default has occurred and is continuing; (vii) with respect to Phase I of the McGinness Hills Facility, the Participating Area for the McGinness Hills Facility shall have been established to the satisfaction of the Required Senior Creditors; and (viii) the Reservoir Consultant has provided the Administrative Agent a report based on nine (9) months of actual operation of such Facility Phase commencing with the Commercial Operation Date under the relevant Power Purchase Agreement (and on which the Updated Pro Forma used to determined any necessary prepayment under Section 8.2(c) of this Agreement will be based); provided that such nine-month period may be reduced by the Senior Creditors in their sole discretion in consultation with the Reservoir Consultant.

“Project Costs” means, with respect to any Facility, all costs and expenses of the applicable Issuer, including without limitation management, engineering, consulting and legal fees, up to the amounts thereof reflected in the Construction Budget (including reserves) for such Facility as approved by the Independent Engineer, required to complete the construction and commissioning of such Facility in accordance with the applicable Project Documents, but not including interest payable on a Tranche prior to Project Completion of the Facility Phase financed with that Tranche.

“Project Distributions” means all distributable cash, property or other value resulting from the Project.

“Project Documents” means the agreements, instruments and documents listed in Schedule 5.22 to this Agreement and all other agreements now existing or hereafter entered into relating to the construction, acquisition, installation, maintenance or operation of, the sale or other disposition of power or any other Material product or service to, or the removal of any waste product from, the Project, in each case as amended, modified, supplemented or restated from time to time in accordance with the Loan Documents.

“Project Land” means the land on which each Facility (including, without limitation, any Transmission Facilities owned by any Issuer) is located, all of which is the real property described in each Deed of Trust (by reference to recorded instrument or otherwise).

“Projected Total Restoration Costs” is defined in Section 4.06(d)(iii) of the Security Agreement.

“Projection Date” means (x) the date that is six (6) months after the later of the Buy Down Date for Phase I of the McGinness Hills Facility or the Buy Down Date for Phase I of the Tuscarora Facility, (y) each of the first four anniversaries of that first Projection Date described in clause (x), and (z) each two-year anniversary of the first Projection Date thereafter.

“Prudent Engineering and Operating Practices” means, with respect to each Facility, the practices, methods and acts engaged in or approved by the electric industry that, at a particular time for an electric generating facility of similar design and construction as such Facility, in the exercise of reasonable judgment at the time a decision was made, would have been expected to accomplish the desired result in a timely manner consistent with law, regulation, reliability, safety, environmental protection and economy. With respect to each Facility, Prudent Engineering and Operating Practices include but are not limited to taking reasonable steps to ensure that:

(1)	adequate materials, resources and supplies, including spare parts, are available to meet each Facility’s needs under normal conditions;

(2)	sufficient operating personnel are available and are adequately experienced and trained to operate each Facility properly and efficiently and are capable of responding to emergency conditions;

(3)	preventative, routine and non-routine maintenance and repairs are performed on a basis that ensures reliable long-term and safe operation, and are performed by knowledgeable, trained and experienced personnel utilizing proper equipment and tools;

(4)	appropriate monitoring and testing is done to ensure equipment is functioning as designed and to provide assurance that equipment shall function properly under both normal and emergency conditions;

(5)	equipment is not operated in a reckless manner, or in a manner unsafe to workers, the general public or the environment or without regard to defined limitations such as operating voltage, current, frequency, rotational speed, polarity, synchronization and control system limits; and

(6)	each Facility is operated in accordance with manufacturer’s warranties and any applicable provisions of the insurance policies for such Facility.

“PTE” is defined in Section 6.2(a) of this Agreement.

“PUHCA” means the Public Utility Holding Company Act of 2005, and all rules and regulations promulgated thereunder.

“Purchaser” is defined in the heading of this Agreement.

“QPAM Exemption” is defined in Section 6.2(d) of this Agreement.

“Qualifying Letter of Credit” means an irrevocable standby letter of credit that (1) has been issued by a Letter of Credit Bank, (2) for which no Issuer is an account party or has any reimbursement obligation, (3) for which the Trustee is the beneficiary, (4) that is drawable in full at least 30 days prior to its expiration if not renewed by the issuing Letter of Credit Bank prior to that date and (5) is otherwise in form and substance reasonably satisfactory to the Senior Creditors.

“Qualifying Transfer” means any Transfer of any portion of the direct or indirect equity interests of any Issuer that (a) qualifies as a Permitted Transfer and (b) satisfies the conditions set forth below:

(i)	the transferee has or is fully guaranteed by an entity that has a tangible net worth of at least $200,000,000 or has an investment grade rating from a recognized credit rating agency; and

(ii)	the transferee has substantial experience in the ownership of geothermal facilities and directly or indirectly has, or on a contractual basis has, substantial experience in the operation of geothermal facilities.

“Rate Protection Agreement” means any interest rate swap, cap, collar or similar arrangement designed to protect a Person against fluctuations in interest rates.

“Ratio of Equity Contributions to Note Proceeds” means, for each Facility Phase, the ratio of Equity Contributions to Construction Account withdrawals to be used to finance the construction of such Facility Phase, as shown in the Pro Forma Projections delivered at the Funding for the Tranche financing the Project Costs for such Facility Phase.

“Recovery Act” is defined in Section 1.4 of this Agreement.

“Releases” means any “release” or “threatened release” as such terms are defined in CERCLA.

“Renewable Energy Acts” means acts of the Nevada legislature or the California legislature relating to energy and requiring certain providers of electric service to comply with the portfolio standard for renewable energy, and providing for other matters relating thereto, codified as Nevada Revised Statutes, chapter 704, sections 7801 through 7828 and as Cal. Pub. Util. Code § 399.11 et seq. and §§ 381, 383.5 and 455 and Cal. Pub. Resources Code § 25740 et seq., and the regulations promulgated thereunder, as such Laws may be amended or superseded from time to time.

“Renewable Energy and Emissions Credits” means any NOx, CO2 or other emissions reductions credits, any alternative fuel tax credits, any benefits attributable to the reduction of greenhouse gases, any renewable energy credits or certificates, and any other environmental attributes associated with the Project or purchased by any Issuer.

“Renewable Energy System” means a an electric generator satisfying the requirements of each Renewable Energy Act.

“Replacement Contract” means, in respect of any Project Document, a replacement for such Project Document which, in the case of Major Project Documents only, shall be on terms which, in the reasonable judgment of the Required Senior Creditors, are not less favorable to the Issuer party thereto, taken as a whole, than the Major Project Document being replaced or otherwise on terms consented to in writing by the Required Senior Creditors, which judgment or consent shall not be unreasonably withheld, conditioned or delayed; provided that the Replacement Obligor under a Replacement Contract for a Major Project Document shall execute and deliver to the Trustee a Consent for such Replacement Contract that is on terms no less favorable to the Trustee than the Consent for the Major Project Document being replaced.

“Replacement Obligor” means, with respect to any Person party to a Major Project Document, any Person satisfactory to the Required Senior Creditors (the determination of which satisfaction shall not be unreasonably withheld, conditioned or delayed) who, pursuant to any definitive agreement or definitive guaranty satisfactory to the Required Senior Creditors, assumes the obligations of the Person being replaced under a Major Project Document or a Replacement Contract for a Major Project Document, provided that (A) if the Project Document is an O&M Agreement, the Replacement Obligor will (i) have substantial experience and technical, managerial and administrative expertise in the operation and maintenance of geothermal electric generating facilities and related transmission facilities, (ii) not be a Prohibited Person and (iii) either assume an existing O&M Agreement or (subject to Section 5.01(l)(iii) of the Security Agreement) enter into a Replacement Contract for such O&M Agreement which Replacement Contact provides for a fee due to the Replacement Obligor that shall be no greater than the current market-based fee for such an agreement, (B) if the Project Document is an EPC Agreement, the Replacement Obligor will (i) have substantial technical, managerial and administrative expertise in the development and construction of geothermal electric generating facilities and related transmission facilities, (ii) not be a Prohibited Person and (iii) either assume the existing EPC Agreement or (subject to Section 5.01(l)(iii) of the Security

Agreement) enter into a Replacement Contract for such EPC Agreement which Replacement Contract provides for compensation due to the Replacement Obligor that shall be no greater than the current market-based fee for such an agreement, (C) if the Project Document is a Shared Facilities and Shared Premises Agreement, the Replacement Obligor that is the designated Shared Facilities Manager thereunder will (i) have substantial experience and technical, managerial and administrative expertise as a manager of transmission facilities associated with geothermal electric generating facilities, (ii) not be a Prohibited Person and (iii) either assume an existing Shared Facilities and Shared Premises Agreement or (subject to Section 5.01(l)(iii) of the Security Agreement) enter into a Replacement Contract for such Shared Facilities and Shared Premises Agreement which Replacement Contact provides for a fee due to the Replacement Obligor that shall be no greater than the then current market-based fee for such an agreement, and (D) the Required Senior Creditors shall determine whether the conditions in (A) and (B) have been satisfied in the exercise of their reasonable judgment, such determination not to be unreasonably withheld or delayed.

“Required Holders” means, at any time, both (i) the holders of the Trust Certificates, or if no Trust Certificates are outstanding at the time, the holders of the Note(s), representing more than 50% of the outstanding Guaranteed Amount and (ii) the holders of the Trust Certificates, or if no Trust Certificates are outstanding at the time, the holders of the Note(s), representing more than 50% of the outstanding Unguaranteed Amount (exclusive of Notes or Trust Certificates then owned by the Issuers or any Affiliates of the Issuers).

“Required Senior Creditors” means (x) for so long as the DOE Guarantee Agreement remains in effect and the DOE has not defaulted under the DOE Guarantee Agreement, the holders of the Note(s) and DOE acting according to the Intercreditor Agreement and (y) if the DOE Guarantee Agreement is not in effect or if the DOE has defaulted on its obligations under the DOE Guarantee Agreement, the Required Holders and (z) the Administrative Agent to the extent applicable under Section 21.2 of this Agreement, in each case acting in accordance with the terms of the Intercreditor Agreement.

“Reservoir Consultant” means GeothermEx Inc., or such other qualified and experienced geothermal reservoir consultant appointed as replacement or successor engineer as reasonably selected by the Administrative Agent with the consent of the Issuers so long as no Default or Event of Default exists at the time of selection.

“Responsible Officer” means the chief executive officer, any Senior Financial Officer or any other officer of any Person with responsibility for the administration of the relevant portion of this Agreement, in its capacity as such.

“Responsible Trustee Officer” means, with respect to the Trustee, any officer of the Corporate Trust Office of the Trustee with direct responsibility for the administration of this Security Agreement and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer’s knowledge of and familiarity with the particular subject.

“Resource Reserve Account” means the account to be established pursuant to Section 3.01(a)(vii) of the Security Agreement.

“Restoration Costs” is defined in Section 4.06(d)(i) of the Security Agreement.

“Revenue Account” means the account to be established pursuant to Section 3.01(a)(ii) of the Security Agreement.

“Secretary” means the Secretary of Energy or a duly authorized designee or successor in interest.

“Section 1603” means Section 1603 of the American Recovery and Reinvestment Act of 2009 and any successor provisions thereof.

“Secured Parties” means the holder of the Note(s), DOE for so long as the DOE Guarantee Agreement is in effect and for so long as DOE has not defaulted under the DOE Guarantee Agreement, the Depository, the Trustee, the Noteholder Trustee, the Administrative Agent and the Master Servicer.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Security Agreement” is defined in Section 1.4 of this Agreement.

“Security Documents” means the Security Agreement, the Deeds of Trust and the Pledge and Subordination Agreement and any replacements therefor.

“Security Property” is defined in the Granting Clause of the Security Agreement.

“Senior Creditors” means, with respect to each Tranche, (i) prior to the Funding Date for such Tranche, each of John Hancock Life Insurance Company (U.S.A.), the Purchaser and DOE and (ii) on and after the Funding Date for such Tranche, each of the holders of any Note, the Purchaser and, for so long as the DOE Guarantee Agreement remains in effect, DOE.

“Senior Financial Officer” means the chief financial officer, treasurer, controller or other accounting officer of any Issuer.

“Series A Note(s)” is defined in Section 1.1 of this Agreement.

“Series B Note(s)” is defined in Section 1.1 of this Agreement.

“Series C Note(s)” is defined in Section 1.1 of this Agreement.

“Series D Note(s)” is defined in Section 1.1 of this Agreement.

“Series E Note(s)” is defined in Section 1.1 of this Agreement.

“Series F Note(s)” is defined in Section 1.1 of this Agreement.

“Series G Certificates” means each of the Series A-G Certificates, the Series B-G Certificates, the Series C-G Certificates, the Series D-G Certificates, the Series E-G Certificates and the Series F-G Certificates, to the extent the same are issued pursuant to the Trust Agreement, which Series G Certificates shall receive the benefits of the DOE Guarantee Agreement.

“Series U Certificates” means each of the Series A-U Certificates, the Series B-U Certificates, the Series C-U Certificates, the Series D-U Certificates, the Series E-U Certificates and the Series F-U Certificates, to the extent the same are issued pursuant to the Trust Agreement, which Series U Certificates shall not receive any benefits of the DOE Guarantee Agreement.

“Shared Facilities and Shared Premises Agreements” means each of the Shared Facilities and Shared Premises Agreements dated as of September 23, 2011 between ORNI 49, LLC and each of the Facility Owners.

“Solicitation” means the DOE Loan Guarantee Solicitation Announcement – Federal Loan Guarantees for Commercial Technology Renewable Energy Generation Projects under the Financial Institution Partnership Program (Solicitation Number DE-FOA-0000166) issued on October 7, 2009, including all attachments.

“Source” is defined in Section 6.2 of this Agreement.

“Spread” is defined in Section 1.3 of this Agreement.

“Sponsor” is defined in Section 1.4 of this Agreement.

“Sponsor Letter Agreement” is defined in Section 3.6(a)(v) of this Agreement.

“Structuring Fee” is defined in Section 8.8(c) of this Agreement.

“Subsidiary” means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership, limited liability company or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries).

“Target Capacity” means, for each Facility Phase, the number of MWs identified, in the case of the Jersey Valley Phase I, as “NPA-EXHIBIT H’$G$76”, in the case of the McGinness Hills Phase I, as “’NPA – EXHIBIT H’$G$77”, in the case of the Tuscarora Phase I, as “’NPA – EXHIBIT H’$G$78”, in the case of the McGinness Hills Phase II, as “’NPA – EXHIBIT H’$G$80”, and in the case of Tuscarora Phase II, as “’NPA – EXHIBIT H’$G$81”, and in each such case, on the Pro Forma Projections delivered at the Funding for the Tranche financing such Facility Phase, or in the substantially equivalent cell in any updated Pro Forma Projections (in the form of Exhibit A to the Deliverables Letter).

“Target Capacity Test” means, for each Facility Phase, the operation of such Facility Phase at its Target Capacity for 30 consecutive days, which determination will be calculated by dividing the total net generation output of the Facility over the applicable consecutive 30-day period by 30 days, and dividing that result by 24 hours, which Target Capacity Test must be acceptable to the Independent Engineer.

“Termination Event” is defined in Section 8.02(a) of the Security Agreement.

“Title XVII” is defined in Section 1.4 of this Agreement.

“Title Policies” means collectively those ALTA loan policies of title insurance issued by Chicago Title Insurance Company or another title insurance company that is acceptable to the Required Senior Creditors in their sole discretion for each of the Facilities, as amended and supplemented from time to time, together with all endorsements thereto and together with reinsurance on the current ALTA Facultative Agreement form with direct access and in such amounts and from such title insurance companies as determined by the Required Senior Creditors, in each case acceptable in form and substance to the Required Senior Creditors.

“Trade Indebtedness” means non-interest bearing trade accounts payable and accrued obligations incurred in the ordinary course of business.

“Tranche” is defined in Section 1.1 of this Agreement.

“Transfer” means any sale, assignment, pledge, creation of a security interest or other transfer, regardless of whether carried out directly or indirectly.

“Transmission Facilities” means each single circuit 120kV or 230kV interconnection line and associated facilities connecting each Facility to its interconnection with Sierra Pacific Power Company.

“Treasury Guidance” means the cash grant program guidance titled “Payments for Specified Energy Property in Lieu of Tax Credits under the American Recovery and Reinvestment Act of 2009” as released by the U.S. Treasury Department, Office of the Fiscal Assistant Secretary dated July 2009, as such guidance may be amended, amended and restated, modified or supplemented from time to time and including any successor provisions thereof.

“Trust Agreement” means the OFC 2 Noteholder Trust Agreement dated as of the date hereof between the Initial Certificate Holder and Wilmington Trust Company, as trustee.

“Trust Certificates” means all Series G Certificates and all Series U Certificates.

“Trustee” is defined in Section 1.4 of this Agreement.

“Trustee and Secured Party Expenses” shall mean the fees, costs and expenses of the Trustee, the Depository, the Administrative Agent, DOE and the holders of the Note(s) incurred from time to time hereunder or under the other Loan Documents or the Sponsor Letter Agreement, including, without limitation, (i) any and all costs (including fees and expenses of the Independent Engineer and the Insurance Advisor and any attorneys’ fees and expenses) that the Trustee, the Administrative Agent, DOE and the holders of the Note(s) may incur in the collection or enforcement of or otherwise in connection with the Obligations, the Note Purchase Agreement, the Security Documents or the Sponsor Letter Agreement, and (ii) all amounts required to be paid by the Trustee, the Depository, the Administrative Agent, DOE and the holder of the Note(s), including the reasonable costs and expenses of providing a defense, with respect to any claim or liability arising out of or in connection with the exercise or performance of its or their powers and duties in accordance with the terms hereof.

“Tuscarora Facility” means the Facility identified as such in Part 1 of Exhibit A to the Security Agreement.

“U.S.” means the United States of America.

“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as from time to time in effect in the State of New York or, in the case of perfection of a security interest in a state other than the State of New York, the Uniform Commercial Code as from time to time in effect in each such other State.

“Unguaranteed Amount” means the portion of the Notes or interest therein that is not guaranteed by DOE, which amount shall be equal to the total amount of the Obligations minus the Guaranteed Amount.

“Updated Pro Forma” means the updated pro forma cash flow projections for each Facility Phase provided to the Senior Creditors by the Issuers, which pro forma cash flow projections shall be prepared in the same manner and using assumptions that are consistent with the Pro Forma Projections for such Facility Phase (including, without limitation, a demonstration that 100% of the Issuers’ revenues related to the Project shall be derived from the Project Documents), but shall reflect (i) the actual interest rates on the relevant Tranche and (ii) updated reports of the Independent Engineer and the Reservoir Consultant with respect to such Facility Phase, prepared not more than thirty (30) days prior to the date for which such Updated Pro Forma is provided, which reports shall be based on actual operation of such Facility Phase commencing with the Commercial Operation Date under the relevant Power Purchase

Agreement (which, with respect to the Updated Pro Forma delivered for each Buy Down Date, will be at least nine (9) months of actual operation, provided that such nine-month period may be reduced by the Senior Creditors in their sole discretion in consultation with the Reservoir Consultant) and will reflect updated projections of Issuer Revenues, Operating Expenses and capital expenditures for such Facility Phase based on its operating history prior to the date of such Updated Pro Forma and will not reflect any projected increase in Issuer Revenues resulting from capital improvements that have not yet been implemented and approved by the Independent Engineer and the Reservoir Consultant. With respect to the Updated Pro Formas prepared for any Facility Phase of the McGinness Hills Facility or the Tuscarora Facility, if the Facility to which such Updated Pro Forma relates incurs any liability under its Power Purchase Agreement for “Replacements Costs” or “PC Replacements Costs” prior to the delivery of such Updated Pro Forma, or if such Updated Pro Forma projects any liability for such “Replacements Costs” or “PC Replacements Costs” during the remaining term of the Notes, that Updated Pro Forma and each subsequent Updated Pro Forma delivered thereafter for a Facility Phase of such Facility will reflect the maximum annual liability for such Replacement Costs and PC Replacement Costs under that Power Purchase Agreement for each year for the remainder of the term of the Notes, subject to Section 8.3(c) of this Agreement. With respect to the Updated Pro Forma prepared for any Buy Down Date that occurs due to a reason other than the achievement of Project Completion of the Facility Phase to which such Buy Down Date relates: (A) if a default has occurred and is continuing under the Power Purchase Agreement for that Facility Phase on that Buy Down Date, then no revenues will be attributed to that Power Purchase Agreement in that Updated Pro Forma unless the Administrative Agent approves in its sole discretion the inclusion of such revenues in that Updated Pro Forma; and (B) if the Buy Down Date has occurred for the reason described in clause (x)(3) of the definition of “Buy Down Date,” provided that no default exists under the Power Purchase Agreement for that Facility Phase on that Buy Down Date, the Issuers and the Administrative Agent shall agree upon the revenues to be included in the Updated Pro Forma delivered with respect to that Buy Down Date, and if a default has occurred and is continuing under the Power Purchase Agreement for that Facility Phase on that Buy Down Date, the provisions of clause (A) of this sentence shall apply

“USA Patriot Act” means Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 and all rules and regulations promulgated thereunder.

“Washington Business Day” means any Business Day on which the federal offices of the United States of America are authorized to be open in Washington D.C.

“Water Rights” means all water, water courses, water rights and powers of any Issuer (or held by any Issuer), including without limitation those arising under or created by the permits and certificates listed on Exhibit D of the Deed of Trust for the Tuscarora Project.

“Well Drilling and Capex Reserve Account” means the account to be established pursuant to Section 3.01(a)(v) of the Security Agreement.

“Well Drilling and Capex Reserve Available Amount” means, on any date, the sum of (x) the amount on deposit in the Well Drilling and Capex Reserve Account on such date and (y) the amount available under any Well Drilling and Capex Reserve Letter of Credit under Section 3.03(h) of the Security Agreement on such date.

“Well Drilling and Capex Reserve Letter of Credit” means a Qualifying Letter of Credit that satisfies some or all of the Issuers’ obligations with respect to the Maximum Well Drilling and Capex Reserve Requirement under Section 3.03(h) of the Security Agreement.

SCHEDULE C

DAVIS BACON ACT WAGE DETERMINATIONS

1.	McGinness Hills project site: For all construction (as defined in Department of Labor regulations at 29 CFR 5.2 to include installation where appropriate, hereinafter “construction”) under the Engineering, Procurement and Construction (EPC) contract (including any construction on buildings/sheltered enclosures and access roads), Caribou Construction transmission line installation contract, contracts for drilling of production or injection wells, and other prime contracts for construction in effect at the time of Title XVII loan guarantee closing, and subcontracts thereunder, incorporate the following NV33 Modification 6 (8/26/11) “Heavy” wage schedule found at http://www.wdol.gov/wdol/scafiles/davisbacon/NV33.dvb, and attached hereto as Attachment I.

This is the currently effective wage determination schedule and applies on a prospective basis only from the date of loan guarantee closing.

2.	Tuscarora project site: For all construction under the EPC contract (including any construction on buildings/sheltered enclosures and access roads), Caribou Construction transmission line installation contract, contracts for production or injection wells, and other prime contracts for construction in effect at the time of Title XVII loan guarantee closing, and subcontracts thereunder, incorporate the NV26 Modification 8 (8/26/11) “Heavy” wage schedule found at http://www.wdol.gov/wdol/scafiles/davisbacon/NV26.dvb, and attached hereto as Attachment II. This is the currently effective wage determination schedule and applies on a prospective basis only from the date of loan guarantee closing.

3.	Jersey Valley project site: For all construction under prime contracts for construction, including for drilling of production or injection wells, in effect at the time of the Title XVII loan guarantee closing, and subcontracts thereunder, incorporate the following “Heavy” wage determination schedule: NV 33, Modification 6 (8/26/11), found at http://www.wdol.gov/wdol/scafiles/davisbacon/NV33.dvb, and attached hereto as Attachment I. This is the currently effective wage determination schedule and applies on a prospective basis only from the date of loan guarantee closing

4.	For construction under all contracts, and subcontracts thereunder, to take effect after loan guarantee closing date, please coordinate with the DOE consistent with Section 9.17(b)(iii) and (iv) of the Note Purchase Agreement.

Attachment I

Wage Determination NV33

General Decision Number: NV100033 08/26/2011 NV33

Superseded General Decision Number: NV20080033

State: Nevada

Construction Type: Heavy

Counties: Humboldt, Lander, Mineral and Pershing Counties in Nevada.

HEAVY CONSTRUCTION PROJECTS (including sewer/water construction).

Modification Number	Publication Date
0	03/12/2010
1	03/19/2010
2	07/30/2010
3	01/21/2011
4	04/22/2011
5	05/20/2011
6	08/26/2011

*	CARP0971-007 07/01/2011

	Rates	Fringes

CARPENTER
Including Form Work	$27.54	11.51

ZONE PAY:

ZONE 1: All work within 50 road miles of either Carson City Courthouse or Washoe County Courthouse shall be considered a Free Zone.

ZONE 2: All work within 50 to 150 road miles of the Washoe County Courthouse shall receive $3.00 additional per hour.

ZONE 3: All work within 150 to 300 road miles of the Washoe County Courthouse shall receive $4.00 additional per hour.

ZONE 4: Any work performed in excess of 300 road miles of the Washoe County Courthouse shall receive $5.00 additional per hour.

ENGI0003-028 07/01/2010

	Rates	Fringes

POWER EQUIPMENT OPERATOR:
(02) Bulldozer	$31.85	16.74
(11) Backhoe	$32.95	16.74

ZONE PAY:

Zone 1: All work within 50 road miles of Carson City Courthouse of Washoe County Courthouse shall be considered a Free Zone.

Zone 2: All work 50 to 150 road miles from Washoe County Courthouse shall receive $2.00 additional per hour.

Zone 3: All work 150 to 300 road miles from Washoe County Courthouse shall receive $3.00 additional per hour.

Zone 4: All work over 300 road miles from Washoe County Courthouse shall receive $4.00 additional per hour.

*	IRON0118-003 07/01/2011

	Rates	Fringes

IRONWORKER (Ornamental, Reinforcing, and Structural)	$33.00	24.71

LABO0169-016 10/01/2009

	Rates	Fringes

LABORER
(3) Concrete Vibrator, Mason Tender-Cement/Concrete	$22.65	8.42

PAIN0567-012 07/01/2007

	Rates	Fringes

PAINTER	$23.44	7.80

SUNV2007-031 09/19/2007

	Rates	Fringes

CEMENT MASON/CONCRETE FINISHER	$17.02	7.10

ELECTRICIAN	$24.18	6.67

LABORER: Common or General	$23.70	1.25

LABORER: Pipelayer	$19.41	3.93

OPERATOR: Loader	$26.49	4.83

OPERATOR: Mechanic	$28.13	1.25

OPERATOR: Oiler	$26.28	1.25

OPERATOR: Roller, Base (Ride Along)	$29.10	1.25

OPERATOR: Scraper	$28.53	1.25

PLUMBER	$26.15	5.75

TRUCK DRIVER: Water Truck	$22.08	6.24

TEAM0533-004 12/01/2010

	Rates	Fringes

TRUCK DRIVER: Dump Truck
(See Premium Rate Below)
Base Rate	$28.61	13.64
TRUCK DRIVER: Flatbed Truck	$28.61	13.64

PREMIUM RATES FOR DUMP TRUCKS (Add to Basic Hourly Rate)

Under 4 yards:	Base Rate
4 yd & under 8 yd:	$0.22
8 yd & under 18 yd:	$0.43
18 yd & under 25 yd:	$0.60
25 yd & under 60 yd:	$1.02
60 yd & under 75 yd:	$2.46
75 yd & under 100 yd:	$3.20
100 yd & under 150 yd:	$3.88
150 yd & under 250 yd:	$5.88
250 yd & under 350 yd:	$8.88
350 yd & over:	$10.88

ZONE PAY:

ZONE 1: All work within 50 road miles of either Carson City Courthouse or Washoe County Courthouse shall be considered a Free Zone.

ZONE 2: All work 50 to 150 road miles from the Washoe County Courthouse shall receive $2.00 additional per hour.

ZONE 3: All work 150 to 300 road miles from the Washoe County Courthouse shall receive $3.00 additional per hour.

ZONE 4: Any work performed more than 300 road miles from the Washoe County Courthouse shall receive $4.00 additional per hour.

WELDERS – Receive rate prescribed for craft performing operation to which welding is incidental.

Unlisted classifications needed for work not included within the scope of the classifications listed may be added after award only as provided in the labor standards contract clauses (29 CFR 5.5(a) (1) (ii)).

In the listing above, the “SU” designation means that rates listed under the identifier do not reflect collectively bargained wage and fringe benefit rates. Other designations indicate unions whose rates have been determined to be prevailing.

WAGE DETERMINATION APPEALS PROCESS

1.) Has there been an initial decision in he matter? This can be:

•	an existing published wage determination

•	a survey underlying a wage determination

•	a Wage and Hour Division letter setting forth a position on a wage determination matter

•	a conformance (additional classification and rate) ruling

On survey related matters, initial contact, including requests for summaries of surveys, should be with the Wage and Hour Regional Office for the area in which the survey was conducted because those Regional Offices have responsibility for the Davis-Bacon survey program. If the response from this initial contact is not satisfactory, then the process described in 2.) and 3.) should be followed.

With regard to any other matter not yet ripe for the formal process described here, initial contact should be with the Branch of Construction Wage Determinations. Write to:

Branch of Construction Wage Determinations

Wage and Hour Division

U.S. Department of Labor

200 Constitution Avenue, N.W.

Washington, DC 20210

2.) If the answer to the question in 1.) is yes, then an interested party (those affected by the action) can request review and reconsideration from the Wage and Hour Administrator (See 29 CFR Part 1.8 and 29 CFR Part 7). Write to:

Wage and Hour Administrator

U.S. Department of Labor

200 Constitution Avenue, N.W.

Washington, DC 20210

The request should be accompanied by a full statement of the interested party’s position and by any information (wage payment data, project description, area practice material, etc.) that the requestor considers relevant to the issue.

3.) If the decision of the Administrator is not favorable, an interested party may appeal directly to the Administrative Review Board (formerly the Wage Appeals Board). Write to:

Administrative Review Board

U.S. Department of Labor

200 Constitution Avenue, N.W.

Washington, DC 20210

4.) All decisions by the Administrative Review Board are final.

END OF GENERAL DECISION

Attachment II

Wage Determination NV26

General Decision Number: NV100026 08/26/2011 NV26

Superseded General Decision Number: NV20080026

State: Nevada

Construction Type: Heavy

County: Elko County in Nevada.

HEAVY CONSTRUCTION PROJECTS (including sewer/water construction).

Modification Number	Publication Date
0	03/12/2010
1	03/19/2010
2	05/14/2010
3	07/30/2010
4	09/03/2010
5	01/21/2011
6	04/22/2011
7	05/20/2011
8	08/26/2011

ASBE0069-004 09/01/2010

	Rates	Fringes

ASBESTOS WORKER	$27.49	11.40

*	CARP0971-007 07/01/2011

	Rates	Fringes

CARPENTER
Including Form Work	$27.54	11.51

ZONE PAY:

ZONE 1: All work within 50 road miles of either Carson City Courthouse or Washoe County Courthouse shall be considered a Free Zone.

ZONE 2: All work within 50 to 150 road miles of the Washoe County Courthouse shall receive $3.00 additional per hour.

ZONE 3: All work within 150 to 300 road miles of the Washoe County Courthouse shall receive $4.00 additional per hour.

ZONE 4: Any work performed in excess of 300 road miles of the Washoe County Courthouse shall receive $5.00 additional per hour.

ENGI0003-029 07/01/2010

	Rates	Fringes

POWER EQUIPMENT OPERATOR:
(02) Bulldozer	$31.85	16.74

ZONE PAY:

Zone 1: All work within 50 road miles of Carson City Courthouse of Washoe County Courthouse shall be considered a Free Zone.

Zone 2: All work 50 to 150 road miles from Washoe County Courthouse shall receive $2.00 additional per hour.

Zone 3: All work 150 to 300 road miles from Washoe County Courthouse shall receive $3.00 additional per hour.

Zone 4: All work over 300 road miles from Washoe County Courthouse shall receive $4.00 additional per hour.

*	IRON0118-006 07/01/2011

	Rates	Fringes

IRONWORKER (Ornamental, Reinforcing, and Structural)	$33.00	24.71

LABO0169-018 10/01/2009

	Rates	Fringes

LABORER
(1) Common or General	$22.40	8.42
(3) Concrete Vibrator, Mason Tender - Cement/Concrete	$22.65	8.42

PAIN0567-012 07/01/2007

	Rates	Fringes

PAINTER	$23.44	7.80

SUNV2007-022 09/19/2007

	Rates	Fringes

CEMENT MASON/CONCRETE FINISHER	$21.80	3.90

ELECTRICIAN	$24.18	6.67

LABORER: Pipelayer	$18.19	3.47

OPERATOR: Backhoe	$23.63	6.09

OPERATOR: Loader	$25.25	1.25

OPERATOR: Mechanic	$29.11	1.25

OPERATOR: Oiler	$26.28	1.25

OPERATOR: Roller, Base (Ride Along)	$29.10	1.25

OPERATOR: Scraper	$28.53	1.25

TRUCK DRIVER: Flatbed Truck	$22.19	1.25

TEAM0533-002 12/01/2010

	Rates	Fringes

TRUCK DRIVER: Dump Truck
(See Premium Rates Below)
Base Rate	$28.61	13.64
TRUCK DRIVER: Water Truck
2,500 gallons & over	$28.61	13.64
Up to 2,500 gallons	$28.61	13.64

PREMIUM RATES FOR DUMP TRUCKS (Add to Basic Hourly Rate)

Under 4 yards:	Base Rate
4 yd & under 8 yd:	$0.22
8 yd & under 18 yd:	$0.43
18 yd & under 25 yd:	$0.60
25 yd & under 60 yd:	$1.02
60 yd & under 75 yd:	$2.46
75 yd & under 100 yd:	$3.20
100 yd & under 150 yd:	$3.88
150 yd & under 250 yd:	$5.88
250 yd & under 350 yd:	$8.88
350 yd & over:	$10.88

ZONE PAY:

ZONE 1: All work within 50 road miles of either Carson City Courthouse or Washoe County Courthouse shall be considered a Free Zone.

ZONE 2: All work 50 to 150 road miles from the Washoe County Courthouse shall receive $2.00 additional per hour.

ZONE 3: All work 150 to 300 road miles from the Washoe County Courthouse shall receive $3.00 additional per hour.

ZONE 4: Any work performed more than 300 road miles from the Washoe County Courthouse shall receive $4.00 additional per hour.

WELDERS – Receive rate prescribed for craft performing operation to which welding is incidental.

Unlisted classifications needed for work not included within the scope of the classifications listed may be added after award only as provided in the labor standards contract clauses (29 CFR 5.5(a) (1) (ii)).

In the listing above, the “SU” designation means that rates listed under the identifier do not reflect collectively bargained wage and fringe benefit rates. Other designations indicate unions whose rates have been determined to be prevailing.

WAGE DETERMINATION APPEALS PROCESS

1.) Has there been an initial decision in he matter? This can be:

•	an existing published wage determination

•	a survey underlying a wage determination

•	a Wage and Hour Division letter setting forth a position on a wage determination matter

•	a conformance (additional classification and rate) ruling

On survey related matters, initial contact, including requests for summaries of surveys, should be with the Wage and Hour Regional Office for the area in which the survey was conducted because those Regional Offices have responsibility for the Davis-Bacon survey program. If the response from this initial contact is not satisfactory, then the process described in 2.) and 3.) should be followed.

With regard to any other matter not yet ripe for the formal process described here, initial contact should be with the Branch of Construction Wage Determinations. Write to:

Branch of Construction Wage Determinations

Wage and Hour Division

U.S. Department of Labor

200 Constitution Avenue, N.W.

Washington, DC 20210

2.) If the answer to the question in 1.) is yes, then an interested party (those affected by the action) can request review and reconsideration from the Wage and Hour Administrator (See 29 CFR Part 1.8 and 29 CFR Part 7). Write to:

Wage and Hour Administrator

U.S. Department of Labor

200 Constitution Avenue, N.W.

Washington, DC 20210

The request should be accompanied by a full statement of the interested party’s position and by any information (wage payment data, project description, area practice material, etc.) that the requestor considers relevant to the issue.

3.) If the decision of the Administrator is not favorable, an interested party may appeal directly to the Administrative Review Board (formerly the Wage Appeals Board). Write to:

Administrative Review Board

U.S. Department of Labor

200 Constitution Avenue, N.W.

Washington, DC 20210

4.) All decisions by the Administrative Review Board are final.

END OF GENERAL DECISION

Schedule 5.1

JURISDICTIONS OF FORMATION AND FOREIGN QUALIFICATION

OFC 2 LLC

•	Jurisdiction of formation: Delaware

ORNI 15 LLC

•	Jurisdiction of formation: Delaware

•	Jurisdiction of foreign qualification: Nevada

ORNI 39 LLC

•	Jurisdiction of formation: Delaware

•	Jurisdiction of foreign qualification: Nevada

ORNI 42 LLC

•	Jurisdiction of formation: Delaware

•	Jurisdiction of foreign qualification: Nevada

HSS II, LLC

•	Jurisdiction of formation: Delaware

•	Jurisdiction of foreign qualification: Nevada

Schedule 5.5

FINANCIAL STATEMENTS

•	OFC 2 LLC quarterly unaudited financial statements for the quarter ended June 30, 2011

•	ORNI 15 LLC quarterly unaudited financial statements for the quarter ended June 30, 2011

•	ORNI 39 LLC quarterly unaudited financial statements for the quarter ended June 30, 2011

•	ORNI 42 LLC quarterly unaudited financial statements for the quarter ended June 30, 2011

•	HSS II, LLC quarterly unaudited financial statements for the quarter ended June 30, 2011

Schedule 5.7

APPLICABLE PERMITS

Jersey Valley Project

Part A

Permit		Agency	Date	Permittee
Decision Record and Finding of No Significant Impact		U.S. Department of Energy	8/22/2011	N/A
Geothermal	Well #	U.S. Department of the Interior -Bureau of Land Management (“BLM”)
Drilling
Permits	14-27 (Production)		Sundry Notices dated	Ormat Nevada Inc.
7/11/2008* and 11/14/2008* 7/23/2008
	14-34 (Injection)		9/2/2011	Ormat Nevada Inc.
	18A-27 (Production)		6/4/2007 Sundry Notices dated 3/3/2008, 2/26/2008, 2/26/2008, 3/7/2008, 5/15/2008 and 5/22/2008	Ormat Nevada Inc.
	18B-27 (Other)		Sundry Notice dated 6/2/2011	Ormat Nevada Inc.
	33-33 (Observation and Production)		Sundry Notices 9/14/2007*, 11/14/2007*, undated and 11/28/2007* 6/4/2007 7/26/2007	Ormat Nevada Inc.
	44-28 (Observation)		6/4/2007 Sundry Notice dated 9/14/2007*	Ormat Nevada Inc.
	44-28 (Production)		7/26/2007	Ormat Nevada Inc.
	46(57)-28 (Production)		12/6/2010 Sundry Notice dated 1/3/2011	Ormat Nevada Inc.
	77-28 (Production)		12/19/2008 Sundry Notice dated 3/18/2009	Ormat Nevada Inc.
	77A-28 (Production)		9/8/2009	Ormat Nevada Inc.

78-28 (Other)		Sundry Notice dated 6/2/2011	Ormat Nevada Inc.
81-28 (Production)		6/4/2007	Ormat Nevada Inc.
81A-28 (Production)		11/24/2009 Sundry Notices dated 2/8/2010* and 2/19/2010*, 4/23/2010*	Ormat Nevada Inc.
86(87)-28 (Production)		1/11/2011	Ormat Nevada Inc.
87-28 (Production)		4/9/2009 Sundry Notices dated 7/24/2009*, 7/24/2009 and 11/20/2009	Ormat Nevada Inc.
Water Quality Monitoring Wells	BLM
NOI - MP-1		6/29/2011	Ormat Nevada Inc.
NOI - MP-2		6/29/2011	Ormat Nevada Inc.
Site License N-88118	BLM	12/15/2010	Ormat Nevada, Inc., but assigned to ORNI 15, LLC
Facility Construction Permit	BLM	5/2010	Ormat Nevada, Inc.
Commercial Use Permit	BLM	11/12/2010	Ormat Nevada, Inc.
Decision Record and Finding of No Significant Impact - Exploration	BLM	7/2008	N/A
Decision Record and Finding of No Significant Impact - Gathering System, Well Field, Plan and Transmission Lines	BLM	6/2010 (DR); 5/2010 (FONSI)	N/A
ROW NVN-88391 (Short Term)	BLM	6/4/2010	Ormat Nevada, Inc., but assigned to ORNI 15 LLC and ORNI 49 LLC, as tenants in common
ROW NVN-87409 (Long Term)	BLM	6/4/2010	Ormat Nevada, Inc., but assigned to ORNI 15 LLC and ORNI 49 LLC, as tenants in common

ROW NVN-82304 (Access Road)		BLM	4/18/2011	Ormat Nevada, Inc., but assigned to ORNI 15 LLC
Geothermal Resource Development Permits Permit #	Well #	Nevada Division of Minerals (“NDOM”)
701	14-27 (Industrial)		7/11/2007 Sundry Notices dated 1/7/2008**, 6/3/2008** and 12/10/2010**	Ormat Nevada Inc.
699	18A-27 (Industrial)		7/11/2007 Sundry Notices dated 1/10/2008, 2/4/2008, 2/17/2008, 2/25/2008, 2/29/2008, 3/17/2008, 3/26/2008, 5/30/2008** and 10/8/2010**	Ormat Nevada Inc.
700	33-33 (Industrial)		7/11/2007	Ormat Nevada Inc.
703	44-28 (Industrial)		7/11/2007
1160	46(57)-28 (Industrial)		8/27/2010 Sundry Notices dated 12/8/2010** and 12/28/2010	Ormat Nevada Inc.
876	77-28 (Industrial)		12/22/2008 Sundry Notice dated 3/13/2009	Ormat Nevada Inc.
979	77A-28 (Industrial)		8/14/2009 Sundry Notices dated 9/16/2010**, 12/10/2010**, 4/1/2011** and 4/26/2011**	Ormat Nevada Inc.
702	81-28 (Industrial)		7/11/2007 Sundry Notice dated 12/10/2010**	Ormat Nevada Inc.
1070	81A-28 (Industrial)		12/1/2009 Sundry Notice dated 12/10/2010**	Ormat Nevada
1192	86(87)-28 (Industrial)		1/12/2011 Sundry Notices dated 4/26/2011** and 5/31/2011**	Ormat Nevada Inc.

902	87-28 (Industrial)		4/9/2009 Sundry Notices dated 4/9/2009**, 7/15/2009, 11/20/2009, 9/16/2010** and 12/10/2010**	Ormat Nevada Inc.
1256	14-34 (Injection)		8/18/2011	ORNI 15 LLC
NOI #	Well #	Nevada Division of Water Resources
67180	MP1		7/26/2011	Ormat Nevada, Inc.

67180	MP2		7/26/2011	Ormat Nevada, Inc.

67180	18B-27		7/26/2011	Ormat Nevada, Inc.

67180	78-28		7/26/2011	Ormat Nevada, Inc.

Geothermal Project Area Permit 900		NDOM	4/8/2009	Ormat Nevada
Notice of Intent to Discharge Stormwater Associated with Construction Activities Under General Permit NVRI00000		Nevada Department of Environmental Protection (“NDEP”)	6/25/2010 8/6/2010	Notice of Termination Submitted 5/24/2011
Underground Injection Control Permit UNEV2011201		NDEP	1/6/2011	ORNI 15, LLC
CAPP Permit to Construct		NDEP	9/16/2010	Ormat Nevada, Inc.
Class II AQ Permit to Operate AP4911-2685 (includes Surface Area Disturbance Permit)		NDEP	6/14/2010	Ormat Nevada, Inc.
CAPP Permit to Operate		NDEP	12/17/2010	Ormat Nevada, Inc.
Sewage System Construction Permit GNEVSODS09S0022 ***		NDEP	7/12/2010	Black Eagle Consulting

Boiler/Pressure Construction Permits[1]	Nevada Department of Business & Industry (“NDBI”)
Boiler/Pressure Operating Permits	NDBI	2/3/2011	Ormat/Jersey Valley Geothermal Power Plant
9813553
9813363
9813362
9813361
9813360 9813359
9813358
9813357
9813356
9813355
9813354
9813353
9813352
Hazardous Material Permit 14018	Nevada State Fire Marshall	2/2011	Ormat Nevada, Inc.
Special Use Permit	Pershing County	1/6/2010	Ormat
Building Permit - Electrical	Pershing County	7/13/2010	Ormat Nevada, Inc.
Building Permit - Grading	Pershing County	1/6/2010	Ormat
Building Permit - Foundations	Pershing County	7/9/2010	Ormat Nevada, Inc.
Certificate of Occupancy	Pershing County	3/23/2011	Ormat Nevada, Inc.
Special Use Permit	Lander County	4/14/2010	Ormat Nevada, Inc.

*	Denotes instances where, after an inspection of Ormat’s internal records, no corresponding NDOM Sundry Notice could be located.

**	Denotes instances where, after an inspection of Ormat’s internal records, no corresponding BLM Sundry Notice could be located.
***	Denotes non-material permits.

[1]	These permits are superseded by the Boiler/Pressure Operating Permits listed below.

McGinness Hills Project

Part A

Permit		Agency	Date	Permittee
Decision Record and Finding of No Significant Impact		U.S. Department of Energy	8/22/2011	N/A
Site License (N-88831)		BLM	8/24/2011	ORNI 39, LLC
Facility Construction Permit		BLM	8/24/2011	ORNI 39, LLC
Geothermal Drilling Permits Permit #	Well #	BLM
	21-15 (Observation)		4/9/2009 Sundry Notice dated 5/11/2009	Ormat Nevada Inc.
	27-16 (Production)		11/16/2009 Sundry Notice dated 7/7/2010*	Ormat Nevada Inc.
	28-10 (Production)		7/23/2009 Sundry Notices dated 2/19/2010*, 11/18/2010, 3/18/2011*, 3/18/2011* and 3/18/2011	Ormat Nevada Inc.
	28A-10 (Production)		6/25/2010	Ormat Nevada Inc.
	31-15 (Production)		5/11/2009	Ormat Nevada Inc.
	38-10 (Observation)		5/11/2009	Ormat Nevada Inc.
	61-22 (Production)		4/12/2010	Ormat Nevada Inc.
	67-9 (Observation)		10/13/2010	Ormat Nevada Inc.

	67-15 (Production)		8/11/2010 Sundry Notice dated 10/5/2010*	Ormat Nevada Inc.
	86-16 (Production)		7/23/2009 Sundry Notices dated 2/19/2010 and 3/18/2011*	Ormat Nevada Inc.
	88-16 (Production)		9/23/2009	Ormat Nevada Inc.

	88-16 (Other)		10/13/2010	Ormat Nevada Inc.
FONSI / DR / ROW - Exploration		BLM	4/2009	N/A

FONSI / DR / ROW - Gathering System, Well Field, Plan and Transmission Lines		BLM	7/2011	N/A

ROW NVN-88979 (Construction - Short Term)		BLM	7/19/2011	ORNI 39 LLC and ORNI 49 LLC, as tenants in common

ROW NVN-88978 (Long Term)		BLM	7/19/2011	ORNI 39 LLC and ORNI 49 LLC, as tenants in common
Geothermal Resource Development Permits	Well #	NDOM
903	21-15 (Observation)		4/13/2009 Sundry Notice dated 5/8/2009	Ormat Nevada Inc.

1067	27-16 (Industrial)		11/9/2009	Ormat Nevada Inc.

943	28-10 (Industrial)		7/28/2009 Sundry Notices dated 11/22/2010 and 2/11/2011	Ormat Nevada Inc.

1145	28A-10 (Industrial)		6/25/2010	Ormat Nevada Inc.

910	38-10 (Observation)		5/8/2009	Ormat Nevada Inc.

1047	58B(P)-22 (Industrial)		10/1/2009	Ormat Nevada
1044	57A(P)-22 (Industrial)		10/1/2009	Ormat Nevada
1115	57C-22		2/18/2010	Ormat Nevada

1043	58A(P)-22 (Industrial)		10/1/2009	Ormat Nevada
1046	58B(O)-22 (Observation)		10/1/2009	Ormat Nevada
1073	61-22 (Industrial)		1/5/2010	Ormat Nevada Inc.

915	61-22 (Thermal Gradient)		5/22/2009	Ormat Nevada Inc.
1048	66A(O)-22 (Observation)		10/1/2009	Ormat Nevada
1049	66B(P)-22 (Industrial)		10/1/2009 Sundry dated 2/11/2011	Ormat Nevada

1157	67-15 (Industrial)		8/11/2010	Ormat Nevada Inc.

916	67-22 (Thermal Gradient)		5/22/2009	Ormat Nevada Inc.
917	73-22 (Thermal Gradient)		5/21/2009	Ormat Nevada Inc.
918	83-22 (Thermal Gradient)		5/22/2009	Ormat Nevada Inc.
919	85-22 (Thermal Gradient)		5/22/2009	Ormat Nevada Inc.

944	86-16 (Industrial)		7/28/2009 Sundry Notice 2/23/2010	Ormat Nevada Inc.
971	88-16 (Thermal Gradient)		8/14/2009	Ormat Nevada
Geothermal Project Area Permit 901		NDOM	4/10/2009	Ormat Nevada Inc.
Surface Area Disturbance Permit (AP4911-2860)		NDEP	8/3/2011	ORNI 39, LLC

Surface Area Disturbance Permit (AP4911-2861)		NDEP	8/3/2011	WWW Construction Inc.

Notice of Intent to Discharge Stormwater Associated with Construction Activities Under General Permit NVRI00000		NDEP	7/22/2011	WWW Construction Inc.

CAPP Permit to Construct	NDEP	6/27/2011	Ormat Nevada, Inc.

Temporary Permit to Appropriate Water 81081T	Nevada Division of Water Resources	8/18/2011	ORNI 39

Special Use Permit	Lander County	10/13/2010	Ormat Nevada, Inc.

Building Permit (Plant Site)	Lander County	8/24/2011	McGinness Hills/Ormat Inc.

Encroachment Permit	Lander County	8/25/2011	ORNI 39

Part B

Permit	Agency

Commercial Use Permit	BLM

Archaeological Resources Protection Act permit	BLM

Special Use Permit	United States Forest Service

Sewage System Construction Permit Authorization ***	NDEP

Underground Injection Control Permit	NDEP

Class II AQ Permit to Operate	NDEP

CAPP Permit to Operate	NDEP

Sewage System Notice of Inclusion under General Permit GNEVOSD09 (this will come after construction) ***	NDEP

Boiler/Pressure Construction Permits	NDBI

Boiler/Pressure Operating Permits	NDBI

Hazardous Material Permit	Nevada State Fire Marshall

UEPA Permit	Nevada PUC

Certificate of Occupancy	Lander County

Septic/ISDS Permit ***	Lander County

*	Denotes instances where, after an inspection of Ormat’s internal records, no corresponding NDOM Sundry Notice could be located.
**	Denotes instances where, after an inspection of Ormat’s internal records, no corresponding BLM Sundry Notice could be located.
***	Denotes non-material permits.

Tuscarora Project

Part A

Permit		Agency	Date	Permittee
Decision Record and Finding of No Significant Impact		U.S. Department of Energy	8/22/2011	N/A
FONSI / DR / ROW (t-line and access road)		BLM	Issued 3/2008, supplemented 7/2011	N/A

ROW NVN-089982		BLM	7/29/2011	ORNI 42 LLC and ORNI 49 LLC

ROW NVN-089518		BLM	7/29/11	ORNI 42 LLC and ORNI 49 LLC

Clean Water Section 404 Permit		United States Army Corps of Engineers	8/26/2011	ORNI 42

Notice of Intent to Discharge Stormwater Associated with Construction Activities Under General Permit NVRI00000		Nevada Department of Environmental Protection (“NDEP”)	2/18/2011	ORNI 42 LLC

CAPP Permit to Construct		NDEP	4/28/2011	Ormat Nevada, Inc.

Class II AQ Surface Area Disturbance Permit to Operate AP4911-2791 (includes Surface Area Disturbance Permit)		NDEP	3/14/2011	ORNI 42 LLC

Class II AQ Permit to Operate (AP4911-2453)		NDEP	8/14/2008	HSS II

Section 401 Certification		NDEP	6/13/2011 8/26/2011	Tuscarora Project

Geothermal Resource Development Permits	Well #	Nevada Division of Minerals (“NDOM”)
945	18-5 (Industrial)		8/10/2009	HSS II, LLC

946	35-17 (Industrial)		8/10/2009	HSS II, LLC

947	43-17 (Industrial)		8/10/2009	HSS II, LLC

948	46-17 (Industrial)	8/10/2009	HSS II, LLC

716	53-8 (Industrial, hand noted Production)	9/24/2007 Sundry Notice dated 9/30/2007	T G Power LLC
689	57-8 (Industrial, hand noted Production)	3/20/2007 Sundry Notices dated 12/13/2007, 7/23/2009, 5/4/2010 and 6/22/2010	T G Power LLC
949	64-5 (Industrial)	8/10/2009	HSS II, LLC

675	65-8 (Industrial)	1/17/2007 Sundry Notices dated 7/9/2007, 7/30/2007 and 6/22/2010	T G Power, LLC
1144	65A-8 (Industrial)	6/22/2010	Ormat Nevada/HSS II

1174	65B(64)-8 (Industrial)	10/12/2010 Sundry Notice dated 11/3/2010	HSS II, a subsidiary of Ormat Nevada Inc.

923	66-5 (Re-entry)	6/26/2009 Sundry Notices dated 6/26/2009 and 4/9/2010	HSS II, LLC
1151	66A-5 (Industrial)	7/22/2010	HSS II, a subsidiary of Ormat Nevada Inc.

690	72-8 (Industrial, hand noted Production)	3/20/2007 Sundry Notices dated 6/29/2007, 7/30/2007, 8/30/2007 and 11/8/2008	T G Power LLC
1204	87A-5 (Industrial)	3/14/2011	HSS II, a subsidiary of Ormat Nevada Inc.

674	87-5 (Observation)		11/14/2006 Sundry Notice dated 1/18/2008	T G Power, LLC
Temporary Permit to Work in Waterways TNEV2011442		NDEP	6/1/2011	Ormat Nevada, Inc.

Underground Injection Control Permit (UNEV2005203)		NDEP	6/6/2008 Transfer Notice dated 2/23/2009	HSS II, LLC
Boiler/Pressure Construction Permits		Nevada Department of Business & Industry

9813857			6/10/2011	Ormat Nevada, Inc.
9813858 9813859 9813860 9813861 9813862 9813863 9813864 9813865 9813866 9813867 9813870 9813871 9813872 9813873 9813874 9813875 9813876 9813877 9813878 9813879 9813880 9813881			6/13/2011	Ormat Nevada, Inc.

9814014 9814015 9814016			8/1/2011	Ormat Nevada, Inc.
9814019 9814020 9814021			8/2/2011	Ormat Nevada, Inc.
9813882			8/11/2011	Ormat Nevada, LLC
9813868 9813869			8/23/2011	Ormat Nevada, LLC

Permit to Appropriate Water 80549	Nevada Division of Water Resources (“NDWR”)	7/11/2011	HSS II, LLC

Permit to Appropriate Water 80550	NDWR	7/11/2011	HSS II, LLC

Permit to Appropriate Water 70146	NDWR	7/20/2010	HSS II, LLC

Occupancy Permit # 200298	Nevada Department of Transportation (“NDOT”)	8/25/2011	ORNI 42 LLC

ROW for Gravel Approach to SR 226 (Permit #109985)	NDOT	6/4/2009	HSS II, LLC

Extension Letter, Re: Permit # 109985	NDOT	5/31/2011	Ormat

Conditional Use Permit	Elko County	3/29/2011	ORNI 42 LLC

Building Permit - Grading	Elko County	2/22/2011	Ellison Ranching Company
Zoning Change and Reduction of Required Road Width	Elko County Planning Commission	3/29/2011	ORNI 42 LLC

Part B

Permit	Agency
Archaeological Resources Protection Act Permit	BLM

CAPP Permit to Operate	NDEP

Underground Injection Control Permit	NDEP

Sewage System Construction Permit ***	NDEP

Boiler/Pressure Operating Permits	NDBI

Hazardous Material Permit	Nevada State Fire Marshall/ Elko County

Certificate of Occupancy	Elko County

***	Denotes non-material permits.

Schedule 5.8

LITIGATION, CLAIMS, ETC.

None.

Schedule 5.10

FINANCING STATEMENTS

1.	Ormat Nevada Inc. — Delaware Secretary of State

2.	ORNI Holding LLC — Delaware Secretary of State

3.	OFC 2 LLC — Delaware Secretary of State

4.	ORNI 15 LLC
— Delaware Secretary of State
— Nevada Secretary of State

5.	ORNI 39 LLC
— Delaware Secretary of State
— Nevada Secretary of State

6.	ORNI 42 LLC
— Delaware Secretary of State
— Nevada Secretary of State

7.	HSS II, LLC
— Delaware Secretary of State
— Nevada Secretary of State

Schedule 5.14

USE OF PROCEEDS

The proceeds of the Notes will be used to pay Project Costs (either directly or by way of reimbursement of equity contributions previously made to the Issuers), including:

(i) The payment of transaction costs and any other fees and expenses associated with the Notes (other than the Facility Fee, the Maintenance Fee and the Application Fee (as such terms are defined in the Note Purchase Agreement or the Solicitation));

(ii) Funding of the Performance Level Reserve Account;

(iii) Funding of the Debt Service Reserve Account;

(iv) Well Drilling and Capex Reserve Account (if an initial funding is required);

(v) Drilling of wells and associated piping, gathering facilities, and electrical work;

(vi) Design and engineering work;

(vii) Equipment and materials supply and procurement;

(viii) Construction and installation of the power plant; and

(ix) Payment of interest on the applicable Tranche of the Notes during the construction of each phase of each Facility.

Schedule 5.15

EXISTING INDEBTEDNESS, LIENS AND CAPITAL LEASES

Part A – Secured Indebtedness

None

Part B – Other Indebtedness

Indebtedness owed to OFC 2 by the Facility Owners under that certain Subordinated Credit Facility, dated as of the date hereof, entered into among OFC 2 and the Facility Owners.

Indebtedness owed to the Sponsor by OFC 2 under that certain Subordinated Credit Facility, dated as of the date hereof, entered into between the Sponsor and OFC 2.

Part C – Collateral Assignments or Lien Notices

None

Schedule 5.18

ENVIRONMENTAL MATTERS

None.

Schedule 5.20

MATERIAL DOCUMENTS

•	Fluid and Water Supply Agreement between HSS II, LLC and ORNI 42 LLC dated as of September 23, 2011

•	Subordinated Credit Facility, dated as of the date hereof, entered into among OFC 2 and the Facility Owners

•	Subordinated Credit Facility, dated as of the date hereof, entered into between the Sponsor and OFC 2

Schedule 5.22

PROJECT DOCUMENTS

Part I:

ORNI 42 LLC and HSS II LLC - Tuscarora

•

Long-Term Firm Portfolio Energy Credit and Renewable Power Purchase Agreement, between ORNI 42 LLC and Nevada Power Company, dated as of February 2, 2010, as amended by Amendment No. 1 to the Long-Term Firm Portfolio Energy Credit and Renewable Power Purchase Agreement, dated as of July 30, 2010, as amended by Amendment No. 2 to Long-Term Firm Portfolio Energy Credit and Renewable Power Purchase Agreement, dated as of September 30, 2010.

•

Amendment and Restated Large Generator Interconnection Agreement, Service Agreement # 04-00842 between ORNI 49 LLC and Sierra Pacific Power Company d/b/a NV Energy, dated December 22, 2010, as assigned from ORNI 49 to ORNI 42 at August 19, 2011.

•	Operation and Maintenance Agreement, dated as of September 23, 2011, by and between Ormat Nevada Inc. and ORNI 42 LLC.

•	Shared Facilities and Shared Premises Agreement, dated as of September 23, 2011, by and between Ormat Nevada Inc. ORNI 42 LLC and ORNI 49 LLC.

•	Engineering, Procurement and Construction Contract, of September 23, 2011, by and between Ormat Nevada Inc. and ORNI 42 LLC.

•	Guaranty, dated as of September 23, 2011, by Ormat Technologies, Inc. for the benefit of ORNI 42 LLC.

•

Lease dated March 8, 2010 executed by Ellison Minerals and Ellison Ranching Company, as lessor, and HSS II, LLC, as lessee, as evidenced by a Memorandum of Lease recorded March 8, 2010 as Document No. 623896 in the Official Records of Elko County, Nevada; as amended by Amendment to Lease and Agreement dated March 22, 2011 and recorded April 7, 2011 as Instrument No. 638659 in the Official Records of Elko County, Nevada; as further amended by Second Amendment to Lease and Agreement dated August 9, 2011 and recorded August 15, 2011 as Document No. 643798 in the Official Records of Elko County, Nevada.

•

Offer to Lease and Lease for Geothermal Resources, Lease Serial No. NVN-76151, dated effective January 1, 2003, executed by United States of America, through the Bureau of Land Management, as lessor, and Earth Power Resources, Inc., as lessee (Assignment to Tuscarora Geothermal LLC dated effective August 1, 2006; Assignment to TG Power LLC dated effective August 1, 2006; Assignment to HSS II,

LLC dated effective February 1, 2009; Partial Assignment to Ormat Nevada, Inc. dated effective March 1, 2011; Assignment to Ormat Nevada, Inc. dated effective September 1, 2011; Assignment to HSS II, LLC dated effective October 1, 2011)

•

Offer to Lease and Lease for Geothermal Resources, Serial No. NVN-76630, dated effective September 1, 2006, executed by United States of America, through the Bureau of Land Management, as lessor, and Lewis Katz, as lessee (Assignment to Earth Power Resources, Inc. dated effective February 1, 2007; Assignment to TG Power LLC dated effective July 1, 2007; Assignment to HSS II, LLC dated effective February 1, 2009; Partial Assignment to Ormat Nevada, Inc. dated effective February 1, 2010; Assignment to Ormat Nevada, Inc. dated effective September 1, 2011; Assignment to HSS II, LLC dated effective October 1, 2011)

•

Offer to Lease and Lease for Geothermal Resources, Serial No. NVN-74915, dated effective January 1, 2003, executed by United States of America, through the Bureau of Land Management, as lessor, and Earth Power Resources, Inc., as lessee (Assignment to Tuscarora Geothermal LLC dated effective August 1, 2006; Assignment to TG Power LLC dated effective August 1, 2006; Assignment to HSS II, LLC dated effective February 1, 2009; Assignment to Ormat Nevada, Inc. dated effective February 1, 2011; Assignment to HSS II, LLC dated effective October 1, 2011)

•

Offer to Lease and Lease for Geothermal Resources, Serial No. N-74916, dated effective January 1, 2003, executed by United States of America, through the Bureau of Land Management, as lessor, and Earth Power Resources, Inc., as lessee (Assignment to Tuscarora Geothermal LLC dated effective August 1, 2006; Assignment to TG Power LLC dated effective August 1, 2006; Assignment to HSS II, LLC dated effective February 1, 2009; Assignment to Ormat Nevada, Inc. dated effective February 1, 2011; Assignment to HSS II, LLC dated effective October 1, 2011)

•

Geothermal Lease, Serial No. N-89399, dated effective February 1, 2011, executed by United States of America, through the Bureau of Land Management, as lessor, and Ormat Nevada, Inc., as lessee (Assignment to HSS II, LLC dated effective October 1, 2011)

•

Geothermal Lease, Serial No. N-89398, dated effective March 1, 2011, executed by United States of America, through the Bureau of Land Management, as lessor, Ormat Nevada, Inc., as lessee (Assignment to HSS II, LLC dated effective October 1, 2011)

•

Right-of-Way Grant, Serial No. NVN-89982, dated effective July 29, 2011, executed by the United States of America, through the Bureau of Land Management, as grantor, and ORNI 42 LLC and ORNI 49 LLC, as grantee.

•

Right-of-Way Grant, Serial No. NVN-89518, dated effective July 29, 2011, executed by the United States of America, through the Bureau of Land Management, as grantor, and ORNI 42 LLC and ORNI 49 LLC, as grantee.

•

Access Road and Utility Easement Agreement, dated August 9, 2011, by and between Ellison Ranching Company, as grantor, and ORNI 42 LLC, as grantee recorded August 15, 2011 as Document No. 643799 in the Official Records of Elko County, Nevada; as

amended by that certain Amendment to Access Road and Utility Easement Agreement, dated September 7, 2011 and recorded September 9, 2011 as Document No. 644677 in the Official Records of Elko County, Nevada.

•

Access and Utility Easement Agreement, dated July 21, 2011, by and between James J. Wright Ranch, Inc., as grantor, and ORNI 42 LLC, as grantee, recorded August 4, 2011 as Document No. 643486 in the Official Records of Elko County, Nevada; as amended by that certain Amendment to Access and Utility Easement Agreement, dated August 22, 2011 and recorded September 7, 2011 as Document No. 644572 in the Official Records of Elko County, Nevada.

•

Access and Utility Easement Agreement, dated July 21, 2011, by and between James J. Wright Ranch, Inc. and Van Norman Ranches, Inc., as grantor, and ORNI 42 LLC, as grantee, recorded August 4, 2011 as Document No. 643488 in the Official Records of Elko County, Nevada; as amended by that certain Amendment to Access and Utility Easement Agreement, dated August 22, 2011 and recorded September 7, 2011 as Document No. 644566 in the Official Records of Elko County, Nevada.

•

Access and Utility Easement Agreement, dated July 21, 2011, by and between Van Norman Ranches, Inc., as grantor, and ORNI 42 LLC, as grantee, recorded August 4, 2011 as Document No. 643492 in the Official Records of Elko County, Nevada; as amended by that certain Amendment to Access and Utility Easement Agreement, dated August 22, 2011 and recorded September 7, 2011 as Document No. 644575 in the Official Records of Elko County, Nevada.

•

Access and Utility Easement Agreement, dated July 21, 2011, by and between Van Norman Quarter Horses, as grantor, and ORNI 42 LLC, as grantee, recorded August 4, 2011 as Document No. 643490 in the Official Records of Elko County, Nevada; as amended by that certain Amendment to Access and Utility Easement Agreement, dated August 22, 2011 and recorded September 7, 2011 as Document No. 644569 in the Official Records of Elko County, Nevada.

ORNI 15 LLC – Jersey Valley

•

Long-Term Firm Power Purchase Agreement, between ORNI 15 LLC and Nevada Power Company, dated as of August 18, 2006, as amended by Amendment No. 1 to the Long-Term Firm Power Purchase Agreement, dated as of May 21, 2007, as amended by Amendment No. 2 to Long-Term Firm Power Purchase Agreement, dated as of February 11, 2011.

•	Large Generator Interconnection Agreement (LGIA), Service Agreement # 09-00789 between ORNI 15 LLC and Sierra Pacific Power Company d/b/a NV Energy, dated August 18, 2009.

•	Operation and Maintenance Agreement, dated as of September 23, 2011, by and between Ormat Nevada Inc. and ORNI 15 LLC.

•	Shared Facilities and Shared Premises Agreement, dated as of September 23, 2011, by and between Ormat Nevada Inc., ORNI 15 LLC and ORNI 49 LLC.

•	Engineering, Procurement and Construction Contract, dated as of September 23, 2011, by and between Ormat Nevada Inc. and ORNI 15 LLC.

•	Guaranty, dated as of September 23, 2011, by Ormat Technologies, Inc. for the benefit of ORNI 15 LLC.

•

License for Electric Power Plant Site Utilizing Geothermal Resources, Serial No. N-88118, by United States of America, through the Bureau of Land Management, as licensor, and Ormat Nevada Inc., as licensee, a copy of which was recorded May 19, 2011 in Book 466, Page 247 as Document No. 472509 in the Official Records of Pershing County, Nevada; as assigned to ORNI 15 LLC by Assignment recorded May 27, 2011 in Book 466, Page 784 as Document No. 472733 in the Official Records of Pershing County, Nevada, as corrected by an instrument issued by the Bureau of Land Management dated August 12, 2011 issued by the Office of the Bureau of Land Management and recorded August 30, 2011 in Book 470, Page 542 as Document No. 474390, Official Records of Pershing County, Nevada.

•

Offer to Lease and Lease for Geothermal Resources, Lease Serial Number NVN-77481 dated effective August 1, 2005, executed by United States of America, through the Bureau of Land Management, as lessor, and Ormat Nevada Inc., as lessee, recorded September 23, 2010 in Book 457, Page 505 as Document No. 367866 in the Official Records of Pershing County, Nevada; as assigned to ORNI 15 LLC by Assignment dated effective March 1, 2009, recorded September 23, 2010 in Book 457, Page 513 as Document No. 367867, and re-recorded February 2, 2011 in Book 463, Page 278 as Document No. 470864 in the Official Records of Pershing County, Nevada.

•

Offer to Lease and Lease for Geothermal Resources, Lease Serial Number N-74883 dated effective October 1, 2002, executed by United States of America, through the Bureau of Land Management as lessor and Sierra Nevada Geothermal, Inc. as lessee, recorded September 23, 2010 in Book 457, Page 544 as Document No. 367874 Official Records of Pershing County, Nevada; as assigned to Ormat Nevada, Inc. by Assignment dated effective August 1, 2003, recorded September 23, 2010, in Book 457, Page 551, as Document No. 367875, Official Records of Pershing County, Nevada; as further assigned to ORNI 15 LLC by Assignment dated effective April 1, 2009, recorded September 23, 2010, in Book 457, Page 555, as Document No. 367876, and re-recorded February 2, 2011, in Book 463, Page 287 as Document No. 470866 Official Records of Pershing County, Nevada.

•

Offer to Lease and Lease for Geothermal Resources, Lease Serial Number N-74881 dated effective October 1, 2002, executed by United States of America, through the Bureau of Land Management, as lessor and Sierra Nevada Geothermal, Inc., as lessee, recorded September 23, 2010 in Book 457, Page 558 as Document No. 367877 Official Records of Pershing County, Nevada; as assigned to Ormat Nevada Inc. by Assignment dated effective August 1, 2003, recorded September 23, 2010, in Book 457, Page 566, as Document No. 367878, Official Records of Pershing County, Nevada; as assigned to ORNI 15 LLC by Assignment dated effective April 1, 2009, recorded September 23, 2010, in Book 457, Page 570, as Document No. 367879, and re-recorded February 2, 2011, in Book 463, Page 282 as Document No 470865 Official Records of Pershing County, Nevada.

•

Offer to Lease and Lease for Geothermal Resources, Lease Serial Number NVN-77483 dated effective August 1, 2005, executed by United States of America, through the Bureau of Land Management, as lessor, and Ormat Nevada, Inc., as lessee, recorded September 23, 2010 in Book 457, Page 516 as Document No. 367868 Official Records of Pershing County, Nevada, and recorded September 23, 2010, in Book 614, Page 8, as Document No. 258583, and re-recorded February 9, 2011, in Book 619, Page 12 as Document No 259719 Official Records of Lander County, Nevada; as assigned to ORNI 15 LLC by Assignment dated effective April 1, 2009, recorded September 23, 2010, in Book 457, Page 524, as Document No. 367869, and re-recorded February 2, 2011, in Book 463, Page 295 as Document No 470868 Official Records of Pershing County, Nevada, and recorded September 23, 2010, in Book 614, Page 8, as Document No. 258583, and re-recorded February 9, 2011, in Book 619, Page 12 as Document No 259719 Official Records of Lander County, Nevada.

•

Offer to Lease and Lease for Geothermal Resources, Lease Serial Number NVN-77482 dated effective August 1, 2005, executed by United States of America, through the Bureau of Land Management, as lessor, and Ormat Nevada, Inc., as lessee, recorded September 23, 2010 in Book 457, Page 527 as Document No. 367870 Official Records of Pershing County, Nevada, and recorded September 23, 2010, in Book 614, Page 14, as Document No. 258584, and re-recorded February 9, 2011, in Book 619, Page 5 as Document No 259718 Official Records of Lander County, Nevada; as assigned to ORNI 15 LLC by Assignment dated effective March 1, 2009, recorded September 23, 2010, in Book 457, Page 535, as Document No. 367871, and re-recorded February 2, 2011, in Book 463, Page 291 as Document No 470867 Official Records of Pershing County, Nevada, and recorded September 23, 2010, in Book 614, Page 14, as Document No. 258584, and re-recorded February 9, 2011, in Book 619, Page 5 as Document No 259718 Official Records of Lander County, Nevada.

•

Right of Way Grant, Serial No. NVN-87409, granted June 4, 20l0, executed by the United States of America, through the Bureau of Land Management, as grantor, and Ormat Nevada, Inc., as grantee, recorded November 4, 20l0, in Book 459, Page 460, as Document No. 368627, Official Records of Pershing County, Nevada and recorded November 4, 2010, in Book 617, Page 62, as Document No. 258993, Official Records of Lander County, Nevada; as amended and assigned by Right-of-Way Grant N-87409 Amended, Right-of-Way Grant N-87409 Assigned (assigned to ORNI 15 LLC and ORNI 49 LLC) filed in the Office of the Bureau of Land Management by a document dated effective September 13, 2011 and recorded September 13, 2011, in Book 626, Page 0484, as Document No. 0262090, Official Records of Lander County, Nevada; and recorded September 13, 2011, in Book 471, Page 156 as Document No. 474651, Official Records of Pershing County, Nevada.

•

Right of Way Grant, Serial No. NVN-82304, granted June 12, 2007 by the United States of America, through the Bureau of Land Management, as grantor, and Ormat Nevada, Inc., as grantee, recorded June 7, 2011 in Book 467, Page 566, as Document No. 472797, Official Records of Pershing County, Nevada; as assigned to ORNI 15 LLC by Assignment recorded June 7, 2011, in Book 467, Page 579, as Document No. 472798, Official Records of Pershing County, Nevada.

•

Easement Agreement by and between ORNI 45 LLC, as grantor, and ORNI 15 LLC, as grantee, dated as of March 11, 2011, recorded September 13, 2011, in Book 626, Page 0457 as Document No. 0262087, Official Records Lander County, Nevada.

•

Right of Way Grant, Serial No. N-88391, granted June 4, 2010, executed by the United States of America, through the Bureau of Land Management, as grantor, and Ormat Nevada, Inc., as grantee, recorded November 4, 2010, in Book 459, Page 450, as Document No. 368626, Official Records of Pershing County, Nevada and recorded November 4, 2010, in Book 617, Page 75, as Document No. 258994, Official Records of Lander County, Nevada; as amended and assigned by Right-of-Way Grant N-88391 Amended, Right-of-Way Grant N-88391 Assigned (assigned to ORNI 15 LLC and ORNI 49 LLC) filed in the Office of the Bureau of Land Management by a document dated effective September 13, 2011 and recorded September 13, 2011, in Book 626, Page 0490, as Document No. 0262091, Official Records of Lander County, Nevada; and recorded September 13, 2011, in Book 471, Page 163 as Document No. 474652, Official Records of Pershing County, Nevada.

•	Unit Agreement for the Development and Operation of the Jersey Valley Unit Area, dated effective June 1, 2007, executed by Ormat Nevada, Inc.

ORNI 39 LLC – McGinness Hills

•

Long-Term Firm Portfolio Energy Credit and Renewable Power Purchase Agreement, between ORNI 39 LLC and Nevada Power Company, dated as of November 4, 2009, as amended by Amendment No. 1 to the Long-Term Firm Portfolio Energy Credit and Renewable Power Purchase Agreement, dated as of July 30, 2010, as amended by Amendment No. 2 to Long-Term Firm Portfolio Energy Credit and Renewable Power Purchase Agreement, dated as of September 30, 2010.

•	Large Generator Interconnection Agreement (LGIA), Service Agreement # 11-00065 between ORNI 39 LLC and Sierra Pacific Power Company d/b/a NV Energy, dated Jun 20, 2011.

•	Operation and Maintenance Agreement, dated as of September 23, 2011, by and between Ormat Nevada Inc., and ORNI 39 LLC.

•	Shared Facilities and Shared Premises Agreement, dated as of September 23, 2011, by and between Ormat Nevada Inc. ORNI 39 LLC and ORNI 49 LLC.

•	Engineering, Procurement and Construction Contract, dated as of September 23, 2011, by and between Ormat Nevada Inc. and ORNI 39 LLC.

•	Guaranty, dated as of September 23, 2011, by Ormat Technologies, Inc. for the benefit of ORNI 39 LLC.

•

License for Electric Power Plant Site Utilizing Geothermal Resources Serial No. N-88831, executed by United States of America through the Bureau of Land Management as licensor and ORNI 39 LLC, as licensee, a copy of which was recorded August 30, 2011, in Book 625, Page 732, as Document No. 261663 Official Records of Lander County, Nevada.

•

Offer to Lease and Lease for Geothermal Resources, Lease Serial Number NVN-83966 dated effective October 1, 2007, executed by United States of America through the Bureau of Land Management, as lessor, and Ormat Nevada, Inc., as lessee, recorded September 23, 2010 in Book 614, Page 20 as Document No. 258585 Official Records of Lander County, Nevada; as assigned to ORNI 39 LLC by Assignment recorded November 4, 2010, in Book 617, Page 59, as Document No. 258992, Official Records of Lander County, Nevada.

•

Offer to Lease and Lease for Geothermal Resources, Lease Serial Number NVN-83967 dated effective October 1, 2007, executed by United States of America through the Bureau of Land Management, as lessor, and Ormat Nevada, Inc., as lessee, recorded September 23, 2010 in Book 614, Page 27 as Document No. 258586 Official Records of Lander County, Nevada; as assigned to ORNI 39 LLC by Assignment recorded November 4, 2010, in Book 617, Page 56, as Document No. 258991, Official Records of Lander County, Nevada.

•

Geothermal Lease Agreement dated April 20, 2009, executed by Tommie Gerald Lancaster, Janet Lancaster, and Luke G. Lancaster, collectively as lessor, and Ormat Nevada, Inc., as lessee, as evidenced by that certain Short Form of Geothermal Lease Agreement recorded April 20, 2009 in Book 596, Page 469 as Document No. 253900 Official Records of Lander County, Nevada; as assigned to ORNI 39 LLC by Assignment and Assumption Agreement recorded October 14, 2010, in Book 615, Page 847, as Document No. 258741, Official Records of Lander County, Nevada; as amended by First Amendment to Geothermal Lease Agreement dated June 17, 2011, as evidenced by that certain Short Form of First Amendment to Geothermal Lease Agreement recorded June 29, 2011 in Book 623, Page 824 as Document No. 261330 Official Records of Lander County.

•

Geothermal Lease Agreement dated May 13, 2009, executed by Silver Creek Ranch, Inc., as lessor, and Ormat Nevada, Inc., as lessee, as evidenced by that certain Short Form of Geothermal Lease Agreement recorded June 2, 2009 in Book 597, Page 634 as Document No. 254216 and re-recorded March 4, 2011 in Book 619, Page 664 as Document No. 260056 Official Records of Lander County, Nevada; as assigned to ORNI 39 LLC by Assignment and Assumption Agreement recorded November 29, 2010, in Book 617, Page 334 as Document No. 259085, and re-recorded April 18, 2011 in Book 621, Page 395 as Document No. 260587 Official Records of Lander County, Nevada; as amended by First Amendment to Geothermal Mineral Lease Agreement and Subordination of Right of First Refusal, dated June 17, 2011 as evidenced by that certain Short Form of First Amendment to Geothermal Mineral Lease Agreement and Subordination of Right of First Refusal recorded June 29, 2011, in Book 623, Page 806 as Document No. 261328, Official Records of Lander County, Nevada.

•

Right of Way Grant, Serial No. NVN-88978, granted July 19, 2011, executed by the United States of America through the Bureau of Land Management, as grantor, and ORNI 39 LLC and ORNI 49 LLC, collectively as grantee, recorded August 30, 2011, in Book 625, Page 714 as Document No. 261662, Official Records of Lander County, Nevada. Amended by Decision regarding Legal Description Review, dated September 13, 2011 executed by the United States of America through the Bureau of Land Management, recorded September 13, 2011 in Book 626, Page 0478, as Document No. 0262089, Official Records of Lander County, Nevada.

•

Special Use Permit, to be executed by the United States of America through the Forest Service, as grantor, and ORNI 39 LLC, as grantee, and to be recorded in Official Records of Lander County, Nevada.*

•

Right of Way Grant, Serial No. NVN-88979, granted July 19, 2011, executed by the United States of America through the Bureau of Land Management, as grantor and ORNI 39 LLC and ORNI 49 LLC, collectively as grantee, recorded August 30, 2011, in Book 625, Page 696 as Document No. 261661, Official Records of Lander County, Nevada. Amended by Decision regarding Legal Description Review, dated September 13, 2011 executed by the United States of America through the Bureau of Land Management, recorded September 13, 2011 in Book 626, Page 0478, as Document No. 0262089, Official Records of Lander County, Nevada.

•	Unit Agreement for the Development and Operation of the McGinness Hills Unit Area, dated effective June 1, 2008, executed by Ormat Nevada, Inc.

*	Pending

Schedule 5.27

FACILITY PHASE PROJECTED COMPLETION DATES

Facility	Projected Completion Date	Projected End of Useful Life

Tuscarora Phase I	March 2012[2]	February 2037

Jersey Valley Phase I	October 2012	September 2037

McGinness Hills Phase I	October 2012	September 2037

[2]	The Issuers currently expect that Phase I of the Tuscarora Facility will reach substantial completion by December 31, 2011.

Schedule 9.4

REQUIRED INSURANCE

(A)	Insurance by the Issuers: The Issuers shall maintain or cause to be maintained on their behalf and at Issuers’ own expense and maintain in full force and effect at all times on and after the Closing Date (unless otherwise specified below) and continuing throughout the term of this Agreement (unless otherwise specified below) insurance policies with insurance companies authorized to do business in the State of Nevada (i) having a Best Insurance Reports rating of “A-” or better and a financial size category of “VII” or higher, (ii) having an A.M. Best financial strength rating of “A-” or higher, or (iii) acceptable to the Required Senior Creditors, with limits and coverage provisions sufficient to satisfy the requirements set forth in each of the Project Documents, but in no event less than the limits and coverage provisions set forth below.

(1)	Workers’ Compensation Insurance: If exposure exists, workers’ compensation insurance as required by applicable state law. A maximum deductible or self-insured retention of $25,000 per occurrence shall be allowed.

(2)	Employer’s Liability Insurance: If exposure exists, employer’s liability insurance for the Issuers’ liability arising out of injury to or death of employees of any Issuer in the amount of $1,000,000 per accident and such other forms of insurance which Issuers are required by law to provide for the Project, all states’ endorsement, covering loss resulting from bodily injury, sickness, disability or death of the employees of any Issuer. A maximum deductible or self-insured retention of $25,000 per occurrence shall be allowed.

(3)	General Liability Insurance: Liability insurance on an occurrence basis against claims filed in the United States and occurring anywhere in the world for the Issuer’s liability arising out of claims for bodily injury (including death) and property damage. Such insurance shall provide coverage for premises/ operations, explosion, collapse and underground hazards, products-completed operations, contractual liability, broad form property damage, personal injury insurance, and sudden and accidental pollution liability, with a $1,000,000 minimum limit per occurrence for combined bodily injury and property damage and a $2,000,000 annual aggregate. A maximum deductible or self-insured retention of $50,000 per occurrence shall be allowed. This policy shall include a contractual liability railroad endorsement. The comprehensive or commercial general liability policy shall also include a severability of interest clause and cross liability if the policy has multiple insureds.

(4)	Automobile Liability Insurance: Automobile liability insurance for the Issuers’ liability arising out of claims for bodily injury and property damage covering all owned (if any), leased, non-owned and hired vehicles of the Issuers, including loading and unloading, with a $1,000,000 minimum limit per accident for combined bodily injury and property damage and containing appropriate no-fault insurance provisions or other endorsements in accordance with state legal requirements. A maximum deductible or self-insured retention of $50,000 per occurrence shall be allowed.

(5)	Umbrella or Excess Liability Insurance: Umbrella or excess liability insurance on an occurrence basis covering claims (on at least a following form basis) in excess of the underlying insurance described in the foregoing subsections (2), (3), (4), with a $25,000,000 minimum limit per occurrence and annual aggregate (and can be a combination of primary and excess policy limits).

The amounts of insurance required in the foregoing subsections (2), (3), (4), and this subsection (5) may be satisfied by the Issuers purchasing coverage in the amounts specified or by any combination of primary and excess insurance, so long as the total amount of insurance meets the requirements specified above.

If the policy or policies provided under this section contain(s) aggregate limits applying to other operations other than the Project, and such limits are diminished below $10,000,000 by any incident, occurrence, claim, settlement or judgment against such insurance, the Issuers, within five (5) Business Days after obtaining knowledge that such event diminished over $10,000,000 of policy limits, shall inform the Administrative Agent and within thirty (30) Business Days after obtaining knowledge of such event shall purchase an additional umbrella/excess liability insurance policy satisfying the requirements of this Section (5) to the extent commercially reasonable.

(6)	Aircraft Liability Insurance: Aircraft liability insurance if any Issuer uses an aircraft (fixed wing or helicopter) that is owned, operated or chartered by any Issuer, for liability arising out of the operation of such aircraft. The insurance shall be provided for a combined single limit not less than $15,000,000 each occurrence and such limit shall apply to bodily injury (including passengers) and property damage liability. In the event the aircraft hull is insured, such insurance shall provide for an insurer’s waiver of subrogation rights in favor of Issuers. In the event any Issuer charters aircraft, the foregoing insurance and evidence of insurance may be furnished by the owner of the aircraft.

(7)	Builders “All Risk”. During the course of construction and until such time as cover is replaced by the all risk property policy, “all risk” builders risk, including coverage for testing and commissioning (mechanical and electrical breakdown) plus resulting or ensuing damage arising out of design error or faulty workmanship, the perils of earthquake, flood, named windstorm, hail, lightning, strike, riot and civil commotion, vandalism and malicious mischief, subject to terms that are consistent with current industry practice. Such all risk builders risk policy shall insure all real and personal property of the Issuers whether at a fixed (including non-owned location for off-Site repair or refurbishment), off-Site storage or a warehouse or while in the course of inland or ocean transit (as the case may be) for an amount of not less than the full replacement cost value of such property and equipment at each location, or such other amount as agreed by Administrative Agent and that is sufficient to comply with the requirements of all Material Project Contracts. All responsibility for verification of compliance with the Material Project Contracts shall rest solely with the Issuers.

Coverage to include such coverages customarily sub-limited and/or aggregated or restricted in reasonable amounts consistent with current industry practice with respect to similar risks and acceptable to the Administrative Agent, including without limitation, off site property, inland transit, debris removal, extra expense, expediting expense and ordinance or law coverage including the increased cost of construction to comply with the enforcement of any law that regulates the construction or repair of damaged property including the cost to demolish undamaged portions of the Project, pollutant cleanup, professional fees, costs to lease equipment, etc.

Such policy shall include: (a) an automatic reinstatement of limits following each loss (except for the perils of earthquake, pollution cleanup, flood and other aggregated limits or sublimit that typically apply); (b) a replacement cost valuation endorsement with no deduction for depreciation and no coinsurance clauses (or a waiver thereof) and (c) coverage for physical damage that is not covered by warranty or guaranty to the extent normally insured. In the even all risk property and mechanical and electrical breakdown insurance is not written on the same policy, the mechanical and electrical breakdown coverage shall be placed on a “comprehensive” basis including resulting damage with respect to consequence of design, workmanship or material defect on a replacement cost basis with limits not less than the full replacement cost of the insured objects and each all risk property and mechanical and electrical breakdown policy shall contain a joint loss agreement.

Delay in start-up (“DSU”) shall be maintained with a minimum aggregate amount not less than the equivalent of 12-months advance loss of profits including PTCs (grossed up for taxes) and REC values, both if applicable, on an “all risk” basis (including ocean cargo), or as approved by the Administrative Agent.

All such policies may have per occurrence deductible of not greater than $100,000 for all perils, with the exception of $200,000 deductibles for losses due to Testing, Windstorm and Flood, and $150,000 deductibles for transmission and distribution lines. DSU shall have a waiting period of no greater than 45 days.

(8)	All Risk Property Damage Insurance (Operational All Risk): Property damage insurance on an “all risk” basis insuring the Issuers, the Senior Creditors and the Trustee, as their interests may appear, including coverage against damage or loss caused by fire, lightning, hail, explosion, vehicles, smoke, collapse, sinkhole, earth movement (including but not limited to earthquake, landslide, subsidence and volcanic eruption), flood, windstorm, boiler and machinery accidents, strike, riot, civil commotion, sabotage, and other risks included under “all risk” policies but excluding terrorism. Coverage for earthquake, flood, wind and volcanic eruption shall be subject to sublimits.

(a)	Property Insured: The property damage insurance shall provide coverage for (i) the buildings, structures, boilers, machinery, equipment, facilities, fixtures, supplies, mobile equipment and other properties constituting a part of the Project, (ii) electrical transmission lines (for a minimum of within 1000 feet of the Project Land and additional coverage if commercially reasonable) along with related equipment for which the Issuers have an insurable interest, (iii) the cost of recreating plans, drawings or any other documents or computer system records, and (iv) electronic equipment.

(b)

Additional Coverages: The property damage policy, or such policy as may be applicable, shall insure (i) when needed, insured property prior to its being moved to or from the Project Land and while located away from the Project Land, including ocean marine and air transit coverage (if applicable) with limits sufficient to insure the full replacement value of the property or equipment, (ii) if not included in the definition of loss, attorney’s fees, engineering and other consulting costs, and permit fees directly incurred in order to repair or replace damaged insured property, (iii) the cost of preventive measures to reduce or prevent a loss (sue & labor), (iv) increased cost of construction and loss to undamaged property as the result of enforcement of building laws or ordinances, whichever is greater and (v) expediting expenses (defined as extraordinary expenses incurred after an insured loss to make temporary repairs and expedite the permanent repair of the damaged property in excess of the business interruption even if such expense does not reduce the business interruption loss).

(c)	Special Clauses: The property damage policy shall include (i) a 72 hour clause for flood, windstorm, volcanic eruptions and earthquakes, (ii) an unintentional errors and omissions clause, (iii) an other insurance clause making this insurance primary over any other insurance, and (iv) coverage for resultant damage following loss or damage from a covered peril with design clause wording of at least LEG 2/96 or equivalent.

(d)	Sum Insured: The property damage policy shall (i) value losses at their repair or replacement cost, without deduction for physical depreciation or obsolescence, including custom duties, taxes and fees and (ii) insure the Project in an amount not less than the “Full Insurable Value” (for purposes of this Schedule 9.4, “Full Insurable Value” shall mean the full replacement value of each Facility, including equipment, spare parts and supplies, without deduction for physical depreciation and/or obsolescence) or an acceptable loss limit and (iii) if subject to sub-limits, include sub-limits no less than:

(A)	Earthquake: $100,000,000 (fire following earthquake subject to full policy limit) during operations, unless located in Munich Re zones 3 and 4, then $50,000,000

(B)	Flood: $100,000,000 with a minimum of 25% of the insurable property values except flood zones A and V sublimit of $10,000,000 during operations

(C)	Volcanic eruption: $10,000,000

(D)	Professional fees: $500,000 minimum

(E)	Preventive measures: $500,000 minimum

(F)	Expediting expenses: 20% of the loss or $2,500,000 during operations

(G)	Debris removal: 10% of the loss during operations

(H)	Pollution clean up: $1,000,000 during operations

(I)	Increased cost of construction/loss to undamaged property: 20% of the damaged location TIV

(J)	Valuable Papers: $1,000,000

(e)	Deductibles: The property damage policy may have deductibles of not greater than $1,500,000 per occurrence, unless imposing such a deductible renders the property damage policy commercially unreasonable as approved by the Administrative Agent. Earthquake, flood, named windstorm and volcanic eruption shall be subject to a deductible of 5% of the location’s insured value with a minimum of $1,000,000.

(f)	Prohibited Exclusions: The property damage policy shall not contain any (i) coinsurance provision, (ii) exclusion for loss or damage resulting from freezing, mechanical breakdown, (iii) exclusion for loss or damage covered under any guarantee or warranty arising out of an insured peril or (iv) exclusion for resultant damage caused by ordinary wear and tear, gradual deterioration, settling cracking, expansion or contraction, faulty workmanship, design or materials.

(9)	Business Interruption Insurance: Business interruption insurance during operations insuring the Issuers, the holders of the Notes, DOE and the Trustee, as their interests may appear, covering the Issuer’s value of loss of income in an amount equal to gross revenues (including revenues related to renewable energy credits or other environmental attributes, as applicable) less non-continuing expenses for a period of 12 months, arising from any loss required to be insured by the operational property damage insurance section above. Such cover shall also include extra expense insurance and contingent business interruption in an amount not less than three (3) months gross revenues (including any revenues related to renewable energy credits or other environmental attributes, as applicable) less non-continuing expenses; however, in the event that any Issuer continues to receive the full amount of the payments under its Power Purchase Agreement after the Power Purchaser sustains damage from a covered peril, then such Issuer may reduce the amount of such contingent business interruption insurance to $1,000,000. Cover to include replacement power extra expense (including renewable energy credit and other environmental attribute extra expense) in an amount not less than $5,000.000.

Such insurance shall (a) have a deductible no greater than 60 days per occurrence, (b) cover loss sustained when access to the Project Land is prevented due to an insured peril at premises in the vicinity of the Project Land, (c) cover any loss sustained due to the action of a public authority preventing access to the Project Land due to loss or destruction arising from an insured peril at premises in the vicinity of the Project Land, (d) have an indemnity period of not less than 12 months, and (e) include a clause allowing interim payments on account pending finalization of the claim payment.

(10)	Control of Well insurance, on a form acceptable to the Required Senior Creditors on the advice of the Insurance Advisor with a limit of not less than $10,000,000 per occurrence and with deductibles not greater than $250,000.

(B)	Amendment of Requirements:

(1)	Amendment Due To Commercial Unfeasibility: In the event any insurance (including the limits or deductibles thereof) hereby required to be maintained shall not be reasonably available and commercially feasible in the commercial insurance market, the Required Senior Creditors shall not unreasonably withhold their agreement to waive such requirement to the extent the maintenance thereof is not so available; provided, however, that such waiver shall be conditioned on the following:

(i)	the Issuers shall first request any such waiver in writing, which request shall be accompanied by a written report prepared by the Insurance Advisor, certifying that such insurance is “not reasonably available and commercially feasible” (and, in any case where the required amount is not so available, certifying as to the maximum amount which is so reasonably available and commercially feasible) and explaining in detail the basis for such conclusions;

(ii)	at any time after the granting of any such waiver, but not more often than once a year, the Required Senior Creditors may request, and the Issuers shall furnish to the Required Senior Creditors within fifteen (15) days after such request, supplemental reports reasonably acceptable to the Required Senior Creditors from the Insurance Advisor updating their prior report and reaffirming such conclusion; and

(ii)	any such waiver shall be effective only so long as such insurance shall not be reasonably available and commercially feasible in the commercial insurance market, it being understood that the failure of the Issuers to timely furnish any such supplemental report shall be conclusive evidence that such waiver is no longer effective because such condition no longer exists, provided that such failure is not the only way to establish such non-existence.

The failure at any time to satisfy the condition to any waiver of an insurance requirement set forth in the proviso to the preceding sentence shall not impair or be construed as a relinquishment of the Issuers’ ability to obtain a waiver of an insurance requirement pursuant to the preceding sentence at any other time upon satisfaction of such conditions. For purposes of this sub-section, insurance shall be considered “not reasonably available and commercially feasible” if it is not offered in the commercial insurance market or is obtainable only at costs which are not justified in terms of the risk to be insured and is generally not being carried by or applicable to projects or operations similar to the Project because of such costs, or as otherwise agreed by the Administrative Agent in consultation with the Insurance Advisor pursuant to the Intercreditor Agreement.

(C)	Issuer Conditions and Requirements:

(1)	Loss Notification: The Issuers shall promptly notify the Administrative Agent of any single loss or event likely to give rise to a claim against an insurer for an amount in excess of $1,500,000 covered by any insurance policies required by this Schedule 9.4.

(2)	Loss Adjustment and Settlement: A loss under the insurance policies providing operational property damage or business interruption shall be adjusted with the insurance companies, including the filing in a timely manner of appropriate proceedings, by the Issuers. In addition, the Issuers may, in their reasonable judgment, consent to the settlement of any loss. Notwithstanding the foregoing, upon an Event of Default, such adjustment or settlement shall be made by the Trustee in accordance with Section 4.06(e) of the Security Agreement.

(3)	Compliance With Policy Requirements: The Issuers shall not violate or knowingly permit to be violated any of the conditions, provisions or requirements of any insurance policy required by this Schedule 9.4, and the Issuers shall perform, satisfy and comply with, or cause to be performed, satisfied and complied with, all conditions, provisions and requirements of all insurance policies.

(4)	Waiver of Subrogation: The Issuers hereby waive any and every claim for recovery from the holders of the Notes, the Administrative Agent, DOE and the Trustee for any and all loss or damage covered by any of the insurance policies to be maintained under this Agreement to the extent that such loss or damage is recovered under any such policy; provided that the foregoing waiver shall not impair the Issuers’ rights to any proceeds of such policies in excess of the amount required to repay the Obligations in full.

(5)	Evidence of Insurance: On the Closing Date and on an annual basis at each policy anniversary, the Issuers shall furnish the Administrative Agent with (i)

certificates of insurance, in a form acceptable to the Administrative Agent, evidencing all of the insurance required by the provisions of this Schedule 9.4. Such certificates of insurance shall be executed by the Issuer’s insurance broker. Such certificates of insurance shall identify insurance companies, the type of insurance, the insurance limits and the policy term and shall specifically list the special provisions enumerated for such insurance required by this Schedule 9.4. Upon request, the Issuers shall promptly furnish the Administrative Agent with copies of all insurance policies, binders and cover notes or other evidence of such insurance relating to the insurance required to be maintained by the Issuers.

(6)	Reports: Concurrently with the furnishing of the certification referred to in Section (5), the Issuers shall furnish the Administrative Agent with a report of an independent broker, signed by an officer of the broker, stating that in the opinion of such broker, the insurance then carried or to be renewed is in accordance with the terms of this Schedule 9.4 and attaching an updated copy of the schedule of insurance required by Section (5) above.

In addition the Issuers shall advise the Administrative Agent in writing promptly of (1) any material changes in the coverage or limits provided under any policy required by this Schedule 9.4 and (2) any default in the payment of any premium and of any other act or omission on the part of the Issuers which may invalidate or render unenforceable, in whole or in part, any insurance being maintained by the Issuers pursuant to this Schedule 9.4.

(D)	Insurance Policy Conditions and Requirements

(1)	Policy Cancellation and Change: All policies of insurance required to be maintained pursuant to this Schedule 9.4 shall be endorsed so that if at any time they are canceled, such cancellation shall not be effective as to the holders of the Notes, DOE or the Trustee for 30 days, except for non-payment of premium which shall be for 7 days, after receipt by the Administrative Agent of written notice from such insurer of such cancellation.

(2)	Miscellaneous Policy Provisions: All insurance policies providing operational property damage or business interruption, (i) shall include the Administrative Agent, holders of the Notes, DOE and the Trustee as additional insureds as their interest may appear, and (ii) shall include a clause requiring the insurer to make final payment on any claim within 30 days after the submission of proof of loss and its acceptance by the insurer.

(3)	Separation of Interests: All policies (other than in respect to workers compensation insurance) shall insure the interests of the holders of the Notes,

DOE and the Trustee regardless of any breach or violation by any Issuer or any other Person of warranties, declarations or conditions contained in such policies, any action or inaction of any Issuer or others, or any foreclosure relating to the Project or any change in ownership of all or any portion of the Project.

(4)	Waiver of Subrogation: All policies of insurance to be maintained by the provisions of this Schedule 9.4 shall provide for waivers of subrogation in favor of the holders of the Notes, DOE and the Trustee and their respective officers and employees (and such other Persons as may be required by the Project Documents).

(5)	Lender’s Endorsement: All property policies required by Section (A) of this Schedule 9.4 shall include a lender’s endorsement which includes (i) an acknowledgement of any assignment of the policies to the Trustee, (ii) a notice of cancellation to the holders of the Notes, the Administrative Agent, DOE and the Trustee clause, (iii) a clause making the Trustee sole loss payee of all claim payments, as their interests may appear, and (iv) an acknowledgement that the holders of the Notes, the Administrative Agent, DOE and the Trustee are not responsible for any premium payments.

(6)	Liability Insurance Endorsements: All policies of liability insurance required to be maintained by the Issuers (except for workers compensation) shall be endorsed as follows:

(a)	To name the holders of Notes, DOE and the Trustee as additional insureds; and

(b)	That the insurance shall be primary and not excess to or contributing with any insurance or self-insurance maintained by the holders of the Notes, the Administrative Agent, DOE or the Trustee.

(7)	Payment of Loss Proceeds: The insurance policies providing business interruption shall specify that the proceeds of such policies shall be payable solely to the Trustee pursuant to a standard first mortgage endorsement substantially equivalent to the Lenders Loss Payable Endorsement 438BFU or ISO endorsement CP12181091 without contribution, as their interests may appear.

(E)	Failure to Maintain Insurance: In the event the Issuers fail to take out or maintain the full insurance coverage required by this Schedule 9.4, the Trustee, upon 30 days prior notice (unless the aforementioned insurance would lapse within such period, in which event notice should be given as soon as reasonably possible) to the Issuers of any such failure, may (but shall not be obligated to) take out the required policies of insurance and pay the premiums on the same. All amounts so advanced thereof by the Trustee shall become an additional obligation of the Issuers to the Trustee and the Issuers shall forthwith pay such amounts to the Trustee, together with interest thereon at the Default Rate from the date so advanced. Such payment obligation shall be an additional Obligation secured by the Collateral.

(F)	No Duty of the holders of the Notes, the Administrative Agent, DOE or the Trustee to Verify or Review: No provision of this Schedule 9.4 or any provision of the Loan Documents or any Project Document shall impose on the holders of the Notes, the Administrative Agent, DOE or the Trustee any duty or obligation to verify the existence or adequacy of the insurance coverage maintained by the Issuers, nor shall the holders of the Notes, the Administrative Agent, DOE or the Trustee be responsible for any representations or warranties made by or on behalf of the Issuers to any insurance company or underwriter. Any failure on the part of the holders of the Notes, the Administrative Agent, DOE or the Trustee to pursue or obtain the evidence of insurance required by this Agreement from the Issuers and/or failure of the holders of the Notes, the Administrative Agent, DOE or the Trustee to point out any non-compliance of such evidence of insurance shall not constitute a waiver of any of the insurance requirements in this Agreement.

(G)	Other Assets Covered. In the event that the insurance program evidenced for the benefit of the Issuers is being provided through an insurance policy which also insures other assets owned by any Issuer or its Affiliate and the limits or sub-limits are eroded or exhausted due to a loss at another location the Issuers will cause, subject to commercial availability on reasonable terms and conditions, limits to be reinstated or replaced for the benefit of the project.

Schedule 9.17(b)

DAVIS BACON PROVISIONS

(a) Definitions. For purposes of this Schedule 9.17(b) and Section 9.17(b) of this Agreement, and as required by subparagraph (b)(8) below of this Schedule 9.17(b), the definitions set forth in Section 5.2 of Title 29 of the Code of Federal Regulations (CFR) are incorporated by reference herein, some of which are set forth below, except to the extent modified below, in addition to certain newly defined terms set forth below for purposes of Davis-Bacon Act compliance under Section 1705 of Title XVII:

(1)	“Davis-Bacon Act Covered Contract” means any contract, agreement or other arrangement for the “construction, prosecution, completion or repair” (as such term is defined below) of the Project (including this Agreement) in connection with Section 1705(c) of Title XVII, as enacted by the American Recovery and Reinvestment Act of 2009, including without limitation any such contract, agreement or other arrangement entered into after the Closing Date.

(2)	“Contract Party” means any contractor, subcontractor (including any lower tier subcontractor) or other entity (other than the Issuers but including, if applicable, the project Sponsor or Affiliate) that is party to a Davis-Bacon Act Covered Contract; it being understood that the foregoing exclusion of the Issuers from the definition of Contract Party in no way affects the Issuer’s Davis Bacon Act obligations as set forth in this Schedule 9.17(b).

(3)	“Construction, prosecution, completion, or repair” or “performance of the Project” means the following:

(1) All types of work done on a particular building or work at the site thereof, including work at a facility which is deemed a part of the site of the work within the meaning of (paragraph (l) of 29 CFR 5.2) by laborers and mechanics employed by a construction contractor or construction subcontractor, including without limitation—

(i) Altering, remodeling, and installation (where appropriate) on the site of the work of items fabricated off-site;

(ii) Painting and decorating;

(iii) Manufacturing or furnishing of materials, articles, supplies or equipment on the site of the building or work (or, under the United States Housing Act of 1937; the Housing Act of 1949; and the Native American Housing Assistance and Self-Determination Act of 1996 in the construction or development of the project);

(iv)(A) Transportation between the site of the work within the meaning of paragraph (l)(1) of 29 CFR 5.2 and a facility which is dedicated to the construction of the building or work and deemed a part of the site of the work within the meaning of paragraph (l)(2) of 29 CFR 5.2; and

(B) Transportation of portion(s) of the building or work between a site where a significant portion of such building or work is constructed, which is a part of the site of the work within the meaning of paragraph (l)(1) of 29 CFR 5.2, and the physical place or places where the building or work will remain.

(2) Except as provided in paragraph (j)(1)(iv)(A) of 29 CFR 5.2, the transportation of materials or supplies to or from the site of the work by employees of the construction contractor or a construction subcontractor is not “construction, prosecution, completion, or repair”.

(4)	“Contracting Officer” means the individual, a duly appointed successor, or authorized representative who is designated and authorized to enter into contracts on behalf of the Federal agency or any representative designated by DOE to the Issuers from time to time for purposes of Davis-Bacon Act compliance.

(5)	“Laborer or mechanic” includes at least those workers whose duties are manual or physical in nature (including those workers who use tools or who are performing the work of a trade), as distinguished from mental or managerial. The term laborer or mechanic includes apprentices, trainees, and helpers. The term does not apply to workers whose duties are primarily administrative, executive, or clerical, rather than manual. Persons employed in a bona fide executive, administrative, or professional capacity as defined in part 541 of title 29 of the Code of Federal Regulations are not deemed to be laborers or mechanics. Working foremen who devote more than 20 percent of their time during a workweek to mechanic or laborer duties, and who do not meet the criteria of part 541, are laborers and mechanics for the time so spent.

(6)	“Site of the work” is defined as follows:

(i) The site of the work is the physical place or places where the building or work called for in the Davis-Bacon Act Covered Contract will remain; and any other site where a significant portion of the building or work is constructed, provided that such site is established specifically for the performance of such contract or project;

(ii) Except as provided in subparagraph (a)(6)(iii) of this Schedule 9.17(b), job headquarters, tool yards, batch plants, borrow pits, etc., are part of the site of the work, provided they are dedicated exclusively, or nearly so, to performance of the Davis Bacon Act Covered Contract or project, and provided they are adjacent or virtually adjacent to the site of the work as defined in subparagraph (a)(6)(i) of this Schedule 9.17(b);

(iii) Not included in the site of the work are permanent home offices, branch plant establishments, fabrication plants, tool yards, etc., of any Issuer or a Contract Party whose location and continuance in operation are determined wholly without regard to a particular Federal or federally assisted contract, such as the Loan Agreement, or the Project. In addition, fabrication plants, batch plants, borrow pits, job headquarters, tool yards, etc., of a commercial or material supplier, which are established by a supplier of materials for the project before opening of bids and not on the site of the work as stated in subparagraph (a)(6)(i) of this Schedule 9.17(b), are not included in the site of the work. Such permanent, previously established facilities are not part of the site of the work, even where the operations for a period of time may be dedicated exclusively, or nearly so, to the performance of a Davis-Bacon Act Covered Contract.

(7)	“Wage determination” includes the original decision and any subsequent decisions modifying, superseding, correcting, or otherwise changing the provisions of the original decision. The application of the wage determination shall be in accordance with the provisions of Sec. 1.6 of title 29 of the Code of Federal Regulations.

(b)(1)	Minimum wages.

(i) All laborers and mechanics employed or working on the site of the work will be paid unconditionally and not less often than once a week, and without subsequent deduction or rebate on any account (except such payroll deductions as are permitted by regulations issued by the Secretary of Labor under the Copeland Act (29 CFR part 3)), the full amount of wages and bona fide fringe benefits (or cash equivalents thereof) due at time of payment computed at rates not less than those contained in the wage determination of the Secretary of Labor which is attached to this Agreement as Schedule C and made a part hereof, regardless of any contractual relationship which may be alleged to exist between any Issuer and such laborers and mechanics, or between any Contract Party and such laborers and mechanics.

Contributions made or costs reasonably anticipated for bona fide fringe benefits under section 1(b)(2) of the Davis-Bacon Act on behalf of laborers or mechanics are considered wages paid to such laborers or mechanics, subject to the provisions of subparagraph (b)(1)(iv) of this Schedule 9.17(b); also, regular contributions made or costs incurred for more than a weekly period (but not less often than quarterly) under plans, funds, or programs which cover the particular weekly period, are deemed to be constructively made or incurred during such weekly period. Such laborers and mechanics shall be paid the appropriate wage rate and fringe benefits on the wage determination for the classification of work actually performed, without regard to skill, except as provided in paragraph (b)(4) below. Laborers or mechanics performing work in more than one classification may be compensated at the rate specified for each classification for the time actually worked therein: Provided, that the employer’s payroll records accurately set forth the time spent in each classification in which work is performed. The wage determination (including any additional classification and wage rates conformed under subparagraph (b)(1)(ii) of this Schedule 9.17(b)) as attached to this Agreement as Schedule C and the Davis-Bacon poster (WH-1321) shall be posted at all times by the Issuers and each Contract Party at the site of the work in a prominent and accessible place where it can be easily seen by the workers.

(ii)(A) The Contracting Officer shall require that any class of laborers or mechanics, including helpers, which is not listed in the wage determination and which is to be employed under the Davis-Bacon Act Covered Contract shall be classified in conformance with the wage determination. The Contracting Officer shall approve an additional classification and wage rate and fringe benefits therefore only when the following criteria have been met:

(1) The work to be performed by the classification requested is not performed by a classification in the wage determination; and

(2) The classification is utilized in the area by the construction industry; and

(3) The proposed wage rate, including any bona fide fringe benefits, bears a reasonable relationship to the wage rates contained in the wage determination.

(B) If any Issuer or any Contract Party, as the case may be, and the respective laborers and mechanics to be employed in the classification (if known), or their representatives, and the Contracting Officer agree on the classification and wage rate (including the amount designated for fringe benefits where appropriate), a report of the action taken shall be sent by the

Contracting Officer to the Administrator of the Wage and Hour Division, Employment Standards Administration, U.S. Department of Labor, Washington, DC 20210. The Administrator, or an authorized representative, will approve, modify, or disapprove every additional classification action within 30 days of receipt and so advise the Contracting Officer or will notify the Contracting Officer within the 30-day period that additional time is necessary.

(C) In the event any Issuer or any Contract Party, as the case may be, the laborers or mechanics to be employed in the classification or their representatives, and the Contracting Officer do not agree on the proposed classification and wage rate (including the amount designated for fringe benefits, where appropriate), the Contracting Officer shall refer the questions, including the views of all interested parties and the recommendation of the Contracting Officer, to the Administrator for determination. The Administrator, or an authorized representative, will issue a determination within 30 days of receipt and so advise the Contracting Officer or will notify the Contracting Officer within the 30-day period that additional time is necessary.

(D) The wage rate (including fringe benefits where appropriate) determined pursuant to subparagraphs (b)(1)(ii) (B) or (C) of this Schedule 9.17(b) shall be paid to all workers performing work in the classification under any Davis-Bacon Act Covered Contract from the first day on which work is performed in the classification.

(iii) Whenever the minimum wage rate prescribed in any Davis-Bacon Act Covered Contract for a class of laborers or mechanics includes a fringe benefit which is not expressed as an hourly rate, the Issuers or any Contract Party shall either pay the benefit as stated in the wage determination or shall pay another bona fide fringe benefit or an hourly cash equivalent thereof.

(iv) If any Issuer or any Contract Party does not make payments to a trustee or other third person, such Issuer or any Contract Party may consider as part of the wages of any laborer or mechanic the amount of any costs reasonably anticipated in providing bona fide fringe benefits under a plan or program; provided, that the Secretary of Labor has found, upon the written request of such Issuer or any Contract Party, that the applicable standards of the Davis-Bacon Act have been met. The Secretary of Labor may require the Issuers or any Contract Party to set aside in a separate account assets for the meeting of obligations under the plan or program.

(2) Withholding. The DOE Contracting Officer shall upon its own action or upon written request of an authorized representative of the Department of Labor withhold or cause to be withheld from the Issuers or a Contract Party, as the case may be, under this Agreement or any other Federal contract with the same Issuer or Contract Party, or any other federally-assisted contract subject to Davis-Bacon prevailing wage requirements, which is held by the same Issuer or Contract Party, so much of the accrued payments or advances as may be considered necessary to pay laborers and mechanics, including apprentices, trainees, and helpers, employed or working on the site of the work the full amount of wages required by this Agreement. In the event of failure to pay any laborer or mechanic, including any apprentice, trainee, or helper, employed or working on the site of the work, all or part of the wages required by the Davis-Bacon Act Covered Contract, DOE may, after written notice to the Issuers, take such action as may be necessary to cause the suspension of any further disbursement under the Guaranteed Obligation until such violations have ceased, it being understood that any such suspension shall not affect the validity of the DOE Guarantee Agreement on the portions of the Guaranteed Obligation that have been disbursed prior to the date of such suspension and remain outstanding as of such date.

(3) Payrolls and basic records.

(i) Payrolls and basic records relating thereto shall be maintained by each Issuer and each Contract Party during the course of the work and preserved for a period of three (3) years thereafter for all of their respective laborers and mechanics employed or working at the site of the work. Such records shall contain the name, address, and social security number of each such worker, his or her correct classification, hourly rates of wages paid (including rates of contributions or costs anticipated for bona fide fringe benefits or cash equivalents thereof of the types described in section 1(b)(2)(B) of the Davis-Bacon Act), daily and weekly number of hours worked, deductions made and actual wages paid. Whenever the Secretary of Labor has found under 29 CFR 5.5(a)(1)(iv) that the wages of any laborer or mechanic include the amount of any costs reasonably anticipated in providing benefits under a plan or program described in section 1(b)(2)(B) of the Davis-Bacon Act, the Issuers and each Contract Party shall maintain records which show that the commitment to provide such benefits is enforceable, that the plan or program is financially responsible, and that the plan or program has been communicated in writing to the laborers or mechanics affected, and records which show the costs anticipated or the actual cost incurred in providing such benefits. The Issuers and any Contract Party employing apprentices or trainees under approved programs shall maintain written evidence of the registration of apprenticeship programs and certification of trainee programs, the registration of the apprentices and trainees, and the ratios and wage rates prescribed in the applicable programs.

(ii)(A) The Contract Party shall submit weekly for each week in which any Davis-Bacon Act Covered Contract work is performed a copy of all payrolls to the Issuers. The highest tier Contract Party is responsible for the submission of copies of payrolls by all subcontractors and lower tier subcontractors. Unless otherwise directed by DOE, the Issuers shall submit weekly for each week in which any Contract work is performed a copy of all of its payrolls, as well as all payrolls of each Contract Party, to the DOE Contracting Officer. The payrolls submitted shall set out accurately and completely all of the information required to be maintained under subparagraph (b)(3)(i) of this Schedule 9.17(b), except that full social security numbers and home addresses shall not be included on weekly transmittals. Instead the payrolls shall only need to include an individually identifying number for each employee (e.g., the last four digits of the employee’s social security number). The required weekly payroll information may be submitted in any form desired. Optional Form WH-347 is available for this purpose from the Wage and Hour Division Web site at http://www.dol.gov/esa/whd/forms/wh347instr.htm or its successor site. The Issuers are responsible for the submission of copies of its own payrolls and the payrolls of each Contract Party, in each case, to the extent each employs laborers and mechanics in the performance of the Project. Each Contract Party is responsible for the submission of copies of payrolls by all subcontract or lower-tier Contract Parties. The Issuers and each Contract Party shall maintain the full social security number and current address of each of its own covered workers, and shall provide them upon request, in the case of the Contract Party, to the Issuers, for transmission to the DOE or the Wage and Hour Division of the Department of Labor for purposes of an investigation or audit of compliance with prevailing wage requirements. It is not a violation of this subparagraph (b)(3)(ii)(A) of this Schedule 9.17(b) for a higher-tiered Contract Party to require a lower-tiered Contract Party to provide addresses and social security numbers to such Contract Party for its own records, without weekly submission to the DOE or the Issuers.

(B) Each payroll submitted shall be accompanied by a “Statement of Compliance,” signed by an Issuer or Contract Party or his or her agent who pays or supervises the payment of the laborer or mechanic employed under the Davis-Bacon Act Covered Contract and shall certify the following:

(1) That the payroll for the payroll period contains the information required to be provided under subparagraph (b)(3)(ii) of this Schedule 9.17(b), the appropriate information is being maintained under subparagraph (b)(3)(i) of this Schedule 9.17(b), and that such information is correct and complete;

(2) That each laborer or mechanic (including each helper, apprentice, and trainee) employed under the Davis-Bacon Act Covered Contract during the payroll period has been paid the full weekly wages earned, without rebate, either directly or indirectly, and that no deductions have been made either directly or indirectly from the full wages earned, other than permissible deductions as set forth in Regulations, 29 CFR part 3;

(3) That each laborer or mechanic has been paid not less than the applicable wage rates and fringe benefits or cash equivalents for the classification of work performed, as specified in the applicable wage determination incorporated into this Agreement and any other Davis-Bacon Act Covered Contract.

(C) The weekly submission of a properly executed certification set forth on the reverse side of Optional Form WH-347 shall satisfy the requirement for submission of the “Statement of Compliance” required by subparagraph (b)(3)(ii)(B) of this Schedule 9.17(b) .

(D) The falsification of any of the above certifications may subject the Issuers or any Contract Party to civil or criminal prosecution under section 1001 of title 18 and section 3729 of title 31 of the United States Code.

(iii) The Issuers and each Contract Party shall make the records required under subparagraph (b)(3)(i) of this Schedule 9.17(b) available for inspection, copying, or transcription by authorized representatives of the DOE or the Department of Labor, and shall permit such representatives to interview employees during working hours on the job. If any Issuer or any Contract Party fails to submit the required records or to make them available, the DOE may, after written notice to such Issuer take such action as may be necessary to cause the suspension of any further disbursement under the Guaranteed Obligation, it being understood that any such suspension shall not affect the validity of the DOE Guarantee Agreement on the portions of the Guaranteed Obligation that have been disbursed prior to the date of such suspension and remain outstanding as of such date. Furthermore, failure to submit the required records upon request or to make such records available may be grounds for debarment action pursuant to 29 CFR 5.12.

(4) Apprentices and trainees

(i) Apprentices. Apprentices will be permitted to work at less than the predetermined rate for the work they performed when they are employed pursuant to and individually registered in a bona fide apprenticeship program registered with the U.S. Department of Labor, Employment and Training Administration, Office of Apprenticeship Training, Employer and Labor Services, or with a State Apprenticeship Agency recognized by the Office, or if a person is employed in his or her first 90 days of probationary employment as an apprentice in such an apprenticeship program, who is not individually registered in the program, but who has been certified by the Office of Apprenticeship Training, Employer and Labor Services or a State Apprenticeship Agency (where appropriate) to be eligible for probationary employment as an apprentice. The allowable ratio of apprentices to journeymen on the job site in any craft classification shall not be greater than the ratio permitted to the Issuers or Contract Party as to the entire work force under the registered program. Any worker listed on a payroll at an apprentice wage rate, who is not registered or otherwise employed as stated above, shall be paid not less than the applicable wage rate on the wage determination for the classification of work actually performed. In addition, any apprentice performing work on the job site in excess of the ratio permitted under the registered program shall be paid not less than the applicable wage rate on the wage determination for the work actually performed. Where an Issuer or Contract Party is performing construction on a project in a locality other than that in which its program is registered, the ratios and wage rates (expressed in percentages of the journeyman’s hourly rate) specified in that Issuer or Contract Party ‘s registered program shall be observed. Every apprentice must be paid at not less than the rate specified in the registered program for the apprentice’s level of progress, expressed as a percentage of the journeymen hourly rate specified in the applicable wage determination. Apprentices shall be paid fringe benefits in accordance with the provisions of the apprenticeship program. If the apprenticeship program does not specify fringe benefits, apprentices must be paid the full amount of fringe benefits listed on the wage determination for the applicable classification. If the Administrator determines that a different practice prevails for the applicable apprentice classification, fringes shall be paid in accordance with that determination. In the event the Office of Apprenticeship Training, Employer and Labor Services, or a State Apprenticeship Agency recognized by the Office, withdraws approval of an apprenticeship program, the Issuers or the Contract Party will no longer be permitted to utilize apprentices at less than the applicable predetermined rate for the work performed until an acceptable program is approved.

(ii) Trainees. Except as provided in 29 CFR 5.16, trainees will not be permitted to work at less than the predetermined rate for the work performed unless they are employed pursuant to and individually registered in a program which has received prior approval, evidenced by formal certification by the U.S. Department of Labor, Employment and Training Administration. The ratio of trainees to journeymen on the job site shall not be greater than permitted under the plan approved by the Employment and Training Administration. Every trainee must be paid at not less than the rate specified in the approved program for the trainee’s level of progress, expressed as a percentage of the journeyman hourly rate specified in the applicable wage determination. Trainees shall be paid fringe benefits in accordance with the provisions of the trainee program. If the trainee program does not mention fringe benefits, trainees shall be paid the full amount of fringe benefits listed on the wage determination unless the Administrator of the Wage and Hour Division determines that there is an apprenticeship program associated with the corresponding journeyman wage rate on the wage determination which provides for less than full fringe benefits for apprentices. Any employee listed on the payroll at a trainee rate who is not registered and participating in a training plan approved by the Employment and Training Administration shall be paid not less than the applicable wage rate on the wage determination for the classification of work actually performed. In addition, any trainee performing work on the job site in excess of the ratio permitted under the registered program shall be paid not less than the applicable wage rate on the wage determination for the work actually performed. In the event the Employment and Training Administration withdraws approval of a training program, the Issuers or the Contract Party will no longer be permitted to utilize trainees at less than the applicable predetermined rate for the work performed until an acceptable program is approved.

(iii) Equal employment opportunity. The utilization of apprentices, trainees and journeymen under this part shall be in conformity with the equal employment opportunity requirements of Executive Order 11246, as amended, and 29 CFR part 30.

(5) Compliance with Copeland Act requirements. The Issuers and any Contract Party shall comply with the requirements of 29 CFR part 3, which are incorporated by reference in this Agreement and any other Davis-Bacon Act Covered Contract.

(6) Subcontracts. The Issuers and any higher or lower tier Contract Party shall insert in any Davis-Bacon Act Covered Contract the clauses contained in subparagraphs (b)(1) through (10) of this Schedule 9.17(b) and such other clauses as the DOE may by appropriate instructions require, and also a clause requiring the higher tier Contract Party to include these clauses in any lower tier Davis-Bacon Act Covered Contract. The Issuers shall be responsible for the compliance by any Contract Party with all the contract clauses in (1) through (10) of this Schedule 9.17(b) .

(7) Contract termination: debarment. A breach of any of the contract clauses in (1) through (10) of subparagraph (b) in this Schedule 9.17(b) will constitute an Event of Default by the Issuers under Section 5.01(c) of the Security Agreement and may be grounds for termination of any Davis-Bacon Act Covered Contract, and for debarment as a contractor, a subcontractor or other entity as provided in 29 CFR 5.12; provided, however, that the termination provision in this subparagraph (b)(7) shall not apply to this Agreement but that, in lieu of the application of such termination provision of subparagraph (b)(7), the remedies available to the Trustee and the Senior Creditors under Article 5 of the Indenture shall apply upon such an Event of Default.

(8) Compliance with Davis-Bacon and Related Act requirements. All rulings and interpretations of the Davis-Bacon and Related Acts contained in 29 CFR parts 1, 3, and 5 (other than Section 5.5(b) of 29 CFR part 5) are herein incorporated by reference in this Agreement and any other Davis-Bacon Act Covered Contract.

(9) Disputes concerning labor standards. Disputes arising out of the labor standards provisions of this Agreement or any other Davis-Bacon Act Covered Contract shall not be subject to the general disputes clause of such contract. Such disputes shall be resolved in accordance with the procedures of the Department of Labor set forth in 29 CFR parts 5, 6, and 7. Disputes within the meaning of this clause include disputes between any Issuer or any Contract Party and DOE, the U.S. Department of Labor, or the employees or their representatives.

(10) Certification of eligibility.

(i) By entering into this Agreement and any other Davis-Bacon Act Covered Contract, the Issuers and the Contract Party each certifies that neither it (nor he or she) nor any person or firm who has an interest in any Issuer or the Contract Party’s firm is a person or firm ineligible to be awarded Government contracts by virtue of section 3(a) of the Davis-Bacon Act or 29 CFR 5.12(a)(1).

(ii) No part of this Agreement or any other Davis-Bacon Act Covered Contract shall be assigned or subcontracted by the Issuers, as the case may be, to any person or firm ineligible for award of a Government contract by virtue of section 3(a) of the Davis-Bacon Act or 29 CFR 5.12(a)(1).

(iii) The penalty for making false statements is prescribed in the U.S. Criminal Code, 18 U.S.C. 1001.

Schedule 9.17(b)(i)

DAVIS-BACON ACT COVERED CONTRACTS

•

EPC Contract, dated as of September 23, 2011, by and between Ormat Nevada Inc. and ORNI 42 LLC, and all subcontracts and written agreements between Ormat Nevada Inc. and subcontractors to provide construction (as defined in Schedule 9.17(b)) services thereunder.

•

EPC Contract, dated as of September 23, 2011, by and between Ormat Nevada Inc. and ORNI 39 LLC, and all subcontracts and written agreements between Ormat Nevada Inc. and subcontractors to provide construction (as defined in Schedule 9.17(b)) services thereunder.

•

Purchase Order, dated September 5, 2011, by and between Ormat Nevada Inc. and Geodrill (as amended, amended and restated, supplemented or otherwise modified from time to time), and all subcontracts and written agreements thereunder to provide construction (as defined in Schedule 9.17(b)) services thereunder.

Schedule 9.17(j)

SEPARATENESS PROVISIONS

Each Issuer shall maintain its existence separate and distinct from any other Person, including taking the following actions:

(i)	Maintaining at least one independent director who (a) is not currently and has not been during the five years preceding the date of this Note Purchase Agreement an officer, director, or employee of any other Issuer or Affiliate and (b) is not a stockholder or member of any other Issuer or Affiliate;

(ii)	Having stationary and other business forms separate from those of any other Issuer or Affiliate;

(iii)	Being at all times adequately capitalized in light of its contemplated business;

(iv)	Providing at all times for its own operating expenses and liabilities from its own funds;

(v)	Maintaining its assets, funds, bank accounts and transactions separately from those of any other Issuer or Affiliate, reflecting such assets and transactions in financial statements separate and distinct from those of any other Issuer or Affiliate, and evidencing such assets and transactions by appropriate entries in books and records separate and distinct from those of any other Issuer or Affiliate unless for financial statement reporting purposes such assets and transactions are required under generally accepted accounting principles to be consolidated with the assets and transactions of its affiliates or any other Person, in which case such consolidated financial statements shall contain detailed notes clearly stating that (i) all of the Issuer’s assets are owned by the Issuer; and (ii) the Issuer is a separate legal entity and its separate assets and liabilities are neither available to pay the debts of the consolidated entity or of any other member of such consolidated entity nor constitute obligations of the consolidated entity or of any other member of such consolidated entity;

(vi)	Holding itself out to the public under the Issuer’s own name as a legal entity separate and distinct from any other Issuer or Affiliate and conducting its business in a manner not misleading to other Persons as to its identity;

(vii)	Holding regular duly noticed meetings, or obtaining appropriate consents, of its board of directors, and making and retaining minutes of such meetings, as are necessary or appropriate to authorize all of the Issuer’s actions required by law to be authorized by its board of directors, which meetings and actions shall be separate from those of any other Issuer or Affiliate;

(viii)	Not engaging in any transaction with any other Issuer or Affiliate, except as permitted by the Financing Documents;

(ix)	Except as permitted by the Security Agreement, not maintaining any joint account with any other Issuer or Affiliate or becoming liable as a guarantor or otherwise with respect to any debt or contractual obligation of any other Issuer or Affiliate;

(x)	Other than OFC 2’s management of the other Issuers, not directing or participating in the management of any other Issuer or Affiliate;

(xi)	Not making any payment or distribution of assets with respect to any obligation of any Affiliate (other than another Issuer to the extent contemplated by the Financing Documents) or granting an adverse claim on any of its assets to secure any obligation of any Affiliate (other than another Issuer to the extent contemplated by the Financing Documents);

(xii)	Not making loans or advances or otherwise extending credit to any Affiliate (other than another Issuer to the extent contemplated by the Financing Documents);

(xiii)	Not holding itself out as having agreed to pay, or as being liable (primarily or secondarily) for, any obligations of any Affiliate (other than another Issuer under the Note Purchase Agreement and the other Financing Documents); and

(xiv)	Except as permitted by the Financing Documents, not (a) entering into any transaction or series of related transactions with any Person (including any Affiliate) other than in the ordinary course of business and on an arm’s-length basis or (b) entering into any transaction whereby the Issuer might pay more than the fair market value for products of others.

Schedule 10.4

PERMITTED INVESTMENTS

•	Loans made by OFC 2 to the Facility Owners under that certain Subordinated Credit Facility, dated as of the date hereof, entered into among OFC 2 and the Facility Owners.

•	100% of the membership interests held by OFC 2 in each of the Facility Owners.

EXHIBIT 1

FORM OF NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT

OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER THE SECURITIES

LAWS OF ANY STATE, AND MAY NOT BE OFFERED FOR SALE, SOLD OR

OTHERWISE TRANSFERRED OR DISPOSED OF IN THE ABSENCE OF AN

EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE OR AN

AVAILABLE EXEMPTION UNDER SAID ACT.

OFC 2 LLC AND CERTAIN SUBSIDIARIES THEREOF

[     ]% SERIES [     ] SENIOR SECURED NOTE, DUE [                    ]

No. [ ]	[Date]
$[ ]	[Location]

FOR VALUE RECEIVED, the undersigned, OFC 2 LLC and each of its undersigned Subsidiaries party to the Note Purchase Agreement (defined below) (collectively, the “Issuers”), hereby promise to pay to [                    ], or registered assigns, the principal sum of [        ] DOLLARS ($[        ]) in quarterly installments and to pay any remaining principal at maturity on [                    ], and to pay interest (calculated on the basis of the number of days elapsed in a 360-day year consisting of twelve thirty-day months), (a) if no Event of Default has occurred and is continuing, on the unpaid principal amount hereof at the rate of [    ]% per annum from the date hereof, payable quarterly, on the last day of March, June, September and December in each year, commencing on [                    ], until the principal hereof shall have become due and payable, and (b) to the extent permitted by law and as set forth in the Note Purchase Agreement, during the continuance of an Event of Default, on the unpaid principal amount hereof and on any overdue payment of interest or any overdue payment of any Make Whole Amount or Modified Make Whole Amount (as defined in the Note Purchase Agreement referred to below), payable as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the Default Rate (as defined in the Note Purchase Agreement). Principal shall be payable in the amounts specified on the attached amortization schedule on the last day of March, June, September and December in each year, with an initial payment due on [                    ] and a final payment at maturity; provided, however, that the final installment shall be in an amount sufficient to fully discharge the principal of, and accrued interest on, this Note. If any such payment date is not a Business

Day (as defined in the Note Purchase Agreement), the Issuers shall make the payment on the next succeeding Business Day, and in such case they shall pay, in addition, interest accrued at such rate on the payment from the specified payment date to the date of actual payment.

Payments of principal of, interest on and any Make Whole Amount or Modified Make Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the offices of OFC 2 LLC in Reno, Nevada, at such other place as the Issuers shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below or, at the option of the holder hereof, in such manner and at such other place in the United States of America as the holder hereof shall have designated to the Issuers in writing.

This Note is an issue of the Issuers pursuant to that certain Note Purchase Agreement, dated as of September 23, 2011 (as from time to time amended, the “Note Purchase Agreement”), among the Issuers, the Purchaser named therein, the U.S. Department of Energy (“DOE”) and John Hancock Life Insurance Company (U.S.A.) acting thereunder not in its individual capacity but solely as administrative agent, and is (x) secured or to be secured in accordance with an Indenture of Trust and Security Agreement dated as September 23, 2011 between the Issuers, Wilmington Trust Company, as trustee (the “Trustee”), and Wilmington Trust Company, as depository, a Security Agreement, Pledge and Assignment and Subordination Agreement dated as September 23, 2011 among Ormat Nevada, Inc., ORNI Holding, LLC, OFC 2 LLC and the Trustee and deeds of trust, security agreements, assignments of leases and rents and fixture filings between certain of the Issuers, Ticor Title of Nevada, Inc., as trustee, and the Trustee, as beneficiary, and is entitled to the benefits thereof, and (y) is partially guaranteed by a guarantee issued by DOE pursuant to Section 1705 of Title XVII of the Energy Policy Act of 2005, 22 U.S.C. 16511-16514, as amended, including by the American Recovery and Reinvestment Act of 2009, Pub. L. No. 111-5 and the Energy and Water Development and Related Agencies Appropriations Act, 2010, Pub. L., No. 111-85 (the “DOE Guarantee Agreement”) and an irrevocable and unconditional guaranty of Ormat Technologies, Inc. in favor of the Trustee. The holder of this Note shall be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 19 of the Note Purchase Agreement, (ii) to have made the representations set forth in Sections 6.1 and 6.2 of the Note Purchase Agreement, (iii) to have agreed to the provisions of Section 21 of the Note Purchase Agreement, and (iv) to have agreed to be bound by the provisions of the DOE Guarantee Agreement.

This Note is a registered Note and, as provided in Section 12 of the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount shall be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Issuers may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Issuers shall not be affected by any notice to the contrary.

This Note is subject to prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make Whole Amount or Modified Make Whole Amount) and with the effect provided in the Note Purchase Agreement.

The obligations of the Issuers under this Note, the Note Purchase Agreement and the other Loan Documents (as defined in the Note Purchase Agreement) are joint and several, subject to Section 20.2 of the Note Purchase Agreement.

This Note and the Note Purchase Agreement shall be governed by and construed in accordance with the federal law of the United States. To the extent that federal law does not specify the appropriate rule of decision for a particular matter at issue, it is the intention and agreement of the parties hereto that the substantive law of the State of New York shall be adopted as the governing federal rule of decision.

OFC 2 LLC

By:	Ormat Nevada Inc., its managing member

By:

Name:
Title:

ORNI 15 LLC
By:	OFC 2 LLC, its managing member
By:	Ormat Nevada Inc., its managing member

By:

Name:
Title:

ORNI 39 LLC
By	: OFC 2 LLC, its managing member
By	: Ormat Nevada Inc., its managing member

By:

Name:
Title:

ORNI 42 LLC

By	: OFC 2 LLC, its managing member

By:	Ormat Nevada Inc., its managing member

By:

Name:
Title:

HSS II, LLC
By:	OFC 2 LLC, its managing member
By:	Ormat Nevada Inc., its managing member

By:

Name:
Title:

EXHIBIT A

FORM OF SECURITY AGREEMENT

EXHIBIT B

FORM OF PLEDGE AND SUBORDINATION AGREEMENT

EXHIBIT C

FORM OF DEED OF TRUST

EXHIBIT D

FORM OF DOE GUARANTEE AGREEMENT

EXHIBIT E

FORM OF ORMAT GUARANTEE

EXHIBIT F

FORM OF CERTIFICATE

EXHIBIT G

FORM OF CONSENT

EXHIBIT H

RESERVED

EXHIBIT I

OPINIONS OF COUNSEL

EXHIBIT J

RESERVED

EXHIBIT K

FORM OF SPONSOR LETTER AGREEMENT

EXHIBIT L

FORM OF CERTIFICATION BY ADMINISTRATIVE AGENT TO DOE

To:	U.S. Department of Energy
HQLoanAccounting@hq.doe.gov

Re: LGPO Loan Number: F1021

This DOE Accounting Certificate is delivered, pursuant to Section 21.2(c) of the Note Purchase Agreement dated as of September 23, 2011 (the “Note Purchase Agreement”) among OFC 2 LLC, ORNI 15 LLC, ORNI 39 LLC, ORNI 42 LLC and HSS II, LLC (the “Issuers”), OFC 2 Noteholder Trust, the U.S. Department of Energy and John Hancock Life Insurance Company (U.S.A), as Administrative Agent. All capitalized terms used in this DOE Accounting Certificate shall have their respective meanings set forth in the Note Purchase Agreement, unless otherwise defined herein.

The undersigned certifies that the information below is true and correct in all respects as of the calendar quarter1 immediately preceding the delivery of this DOE Accounting Certificate:

Total principal amount of Guaranteed Obligation disbursed to Issuer:	Guaranteed Amount:

Unguaranteed Amount:

Total principal amount of disbursements repaid:	Guaranteed Amount:

Unguaranteed Amount:

Change in outstanding principal amount since DOE Accounting Certificate last delivered, dated [ , ]:

Remaining outstanding principal amount:	Guaranteed Amount:

Unguaranteed Amount:

Total interest accrued:	Guaranteed Amount:

[1]	This certificate must be delivered to DOE fifteen (15) days after each calendar quarter ending March 31, June 30, September 30 and December 31.

Unguaranteed Amount:

Total interest repaid:	Guaranteed Amount:

Unguaranteed Amount:

IN WITNESS WHEREOF, the undersigned has caused this DOE Accounting Certificate to be delivered by its duly authorized officer this      day of             ,         .

John Hancock Life Insurance Company (U.S.A), not in its individual capacity but solely as Administrative Agent

By:
Name:
Title:

EXHIBIT M

FORM OF

UNCONDITIONAL WAIVER AND RELEASE

UPON FINAL PAYMENT

Property Name:

Property Location:

Undersigned’s Customer:

Invoice/Payment Application Number:

Payment Amount:

Amount of Disputed Claim:

The undersigned has been paid in full for all work, materials and equipment furnished to the Customer for the above-described Property and does hereby waive and release any notice of lien, any private bond right, any claim for payment and any rights under any similar ordinance, rule or statute related to payment rights that the undersigned has on the above-described Property except for the payment of any disputed claim noted above. The undersigned warrants that he or she either has already paid or will use the money received from this final payment promptly to pay in full all laborers, subcontractors, materialmen and suppliers for all work, materials and equipment that are the subject of this waiver and release.

Dated:

(Company Name)

By:

Its:

Notice: This document waives rights unconditionally and states that you have been paid for giving up those rights. This document is enforceable against you if you sign it, even if you have not been paid. If you have not been paid, use a conditional release form.

EXHIBIT N

FORM OF INDEPENDENT ENGINEER CERTIFICATE

Date:                    , 2011

U.S. Department of Energy, as Guarantor

Loan Guarantee Program Office

1000 Independence Avenue, S.W.

Washington, D.C. 20585

Attention:Director, LGPO

Re: DOE FIPP Guarantee No. F1021

With a copy to the same address:

Attention: Portfolio Manager

E-mail: lpo.portfolio@hq.doe.gov

Telephone:(202) 287-6738

Facsimile:(202) 287-5816

John Hancock Life Insurance Company (U.S.A.),

as Administrative Agent

197 Clarendon Street

Boston, MA 02166

Ladies and Gentlemen:

Luminate, LLC (as “Independent Engineer”), in its capacity and scope as providing independent technical and engineering advisory services, hereby delivers to you this Independent Engineer Certificate (the “Certificate”) pursuant to the Note Purchase Agreement, dated on or about the date hereof (the “Note Purchase Agreement”), by and among (i) OFC 2 LLC, a Delaware limited liability company (“OFC 2”), (ii) ORNI 15 LLC, a Delaware limited liability company (“ORNI 15”), (iii) ORNI 39 LLC, a Delaware limited liability company (“ORNI 39”), (iv) ORNI 42LLC, a Delaware limited liability company (“ORNI 42”), (v) HSS II, LLC, a Delaware limited liability company (“HSS II”, and collectively with ORNI 2, ORNI 15, ORNI 39, and ORNI 42, the “Issuers” and each an “Issuer”), as Issuers, (vi) OFC 2 Noteholder Trust as the Purchaser of the Notes to be issued thereunder, (vii) John Hancock Life Insurance Company (U.S.A.), acting not in its individual capacity but solely as Administrative Agent (the “Administrative Agent”) and (viii) the U.S. Department of Energy, as Guarantor of the Notes to be issued thereunder (“DOE”).

All capitalized terms used in this Certificate not otherwise defined shall have their respective meanings specified in the Note Purchase Agreement.

We have read the provisions of the Note Purchase Agreement which identify the responsibilities of the Independent Engineer related to providing this Certificate as required by Sections 3.16, 3.17(a)(i), 3.18, 3.19, 3.22(b), 3.22(g), 4.18, 4.19(a)(i), 4.20 and 4.21 of the Note Purchase Agreement.

We have reviewed the supporting material and data made available to us by the Issuers. The Independent Engineer’s review is based on the understanding and assumption that we have been provided true, complete and accurate information, which is satisfactory in form and scope to us, from other parties. Unless otherwise expressly noted, the certifications herein, where applicable, are consistent with our review documented in our Independent Engineer’s report submitted to DOE on August 12, 2011.

Based on our review described above of the aforementioned information, and of data provided to us by others which we have not independently verified, the Independent Engineer HEREBY CERTIFIES for the benefit of DOE, the Purchaser and the Administrative Agent, that as of the date hereof:

1.	plans for the construction, design, engineering, maintenance and technical efficiency of Phase I of each of the McGinness Hills Facility and the Tuscarora Facility and the Transmission Facilities shall allow each such Facility to meet all contractual requirements under the [Power Purchase Agreements, the EPC Agreements, the O&M Agreements, and the Interconnection Agreements];

2.	[the Construction Schedule dated [—] submitted to the Independent Engineer is achievable for the Project] [the Construction Schedule is not delayed, there are no Material cost overruns and the status of construction is as set forth in the review and analysis delivered to the Senior Creditors [on the date hereof][at Closing]];

3.	subject to availability and adequacy of the geothermal resource, the performance criteria set forth in each EPC Agreement are appropriate to provide reasonable assurance of the long-term performance and operational viability of Phase I of each of the McGinness Hills Facility and the Tuscarora Facility consistent with the Pro Forma Projections delivered at the Closing;

4.	we have reviewed and analyzed the Pro Forma Projections for Phase I of each of the McGinness Hills Facility and the Tuscarora Facility with respect to reasonable and detailed assumptions therein, including confirmation of projected operations and maintenance costs, schedule for construction, maintenance plans and schedules, and ability to comply with the conditions of said the key environmental permits;

5.	the Project is in compliance with environmental permitting and other regulatory requirements;

6.	adequate groundwater withdrawal rights have been secured for operation of Phase I of the Tuscarora Facility;

7.	[the development costs statement attached as Annex A hereto accurately summarizes, on a per Facility Phase basis, those costs for which the Issuers and the Sponsor seek credit as approved pre-closing equity credit to be applied towards the Sponsor’s Base Equity Contribution obligations][2];

8.	we have reviewed the [preliminary][updated] milestone construction schedule, summary budget and quarterly payment schedule and drawdown schedule for the Project and have found such schedules and budget to be reasonable and appropriate;

9.	the Pro Forma Projections dated [—] submitted to the Independent Engineer projecting revenues, expenses, cash flow and sources and uses of revenues (i) reflect the Debt Service Coverage Ratios and Loan Life Coverage Ratio required by Section [3.18][4.20] of the Note Purchase Agreement, (ii) are reasonable and appropriate and (iii) are consistent with the Project plans, the initial Operating Budgets, the EPC Agreements, the Power Purchase Agreements, the Interconnection Agreements, the Shared Facilities and Shared Premises Agreements and the O&M Agreements; and

10.	[the Operating Budgets/Consolidated Operating Budget dated [—] submitted to the Independent Engineer (i) uses methodology comparable to other similar geothermal facilities with which we are familiar, (ii) represents the Issuers’ estimates of the information contained in the Pro Forma Projections regarding the cost of operating and maintaining the Project and (iii) is otherwise in compliance with the requirements of Section [3.16] [4.18] of the Note Purchase Agreement][the Operating Budgets/Consolidated Operating Budget dated [—] submitted to the Independent Engineer are substantially the same as the copies most recently submitted on [—]][3].

[2]	Only necessary for first Funding.
[3]	Applicable if the Operating Budgets/Consolidated Operating Budget submitted at Funding are identical to the copies submitted at Closing or prior Funding.

11.	[Commencement of Construction has occurred because the Issuers (or relevant contractor or sub-contractor) have:

a.	begun (or resumed) physical work of a significant nature on the Project, including:

i.	the design and construction of the Jersey Valley Facility;

ii.	the construction of well pads and the drilling and flow testing of geothermal production and injection wells for the McGinness Hills Facility;

iii.	the construction of well pads and the drilling and flow testing of geothermal production and injection wells along with site grading, foundation placements, and setting of major equipment, including turbine generators and heat exchangers for the Tuscarora Facility, (such work, the “Physical Work”); and

b.

with respect to the Physical Work, the Issuers have (i) completed relevant pre-construction engineering and design necessary to begin construction, (ii) received all necessary licenses, permits and local and national environmental clearances, and (iii) engaged all contractors and ordered all essential equipment and supplies that, in the case of each of (i), (ii) and (iii), are reasonably necessary to commence (or, if previously interrupted or suspended, resume) the Physical Work and to proceed to completion of such Physical Work without foreseeable interruption of a material duration.][4]

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the date first written above.

LUMINATE, LLC

By:

Its:

By:

Its:

[4]	Applicable for Closing.

[ANNEX A

Development Costs Statement]

EXHIBIT O

FORM OF CONSTRUCTION PROGRESS CERTIFICATE

(Delivered pursuant to Sections 7.1(k) of the Note Purchase Agreement for each month prior to the Project Completion Date)

Date:                    , 2011

U.S. Department of Energy, as Guarantor

Loan Guarantee Program Office

1000 Independence Avenue, S.W.

Washington, D.C. 20585

Attention: Director, LGPO

Re: DOE FIPP Guarantee No. F1021

With a copy to the same address:

Attention: Portfolio Manager

E-mail: lpo.portfolio@hq.doe.gov

Telephone: (202) 287-6738

Facsimile: (202) 287-5816

Ladies and Gentlemen:

Luminate LLC (as “Independent Engineer”) hereby delivers to you this Construction Progress Certificate (the “Construction Progress Certificate”) pursuant to Sections 7.1(k) of the Note Purchase Agreement, dated on or about the date hereof (the “Note Purchase Agreement”), by and among (i) OFC 2 LLC, a Delaware limited liability company (“OFC 2”), ORNI 15 LLC, a Delaware limited liability company (“ORNI 15”), (ii) ORNI 39 LLC, a Delaware limited liability company (“ORNI 39”), (iii) ORNI 42 LLC, a Delaware limited liability company (“ORNI 42”), (iv) HSS II, LLC, a Delaware limited liability company (“HSS II”, and collectively with ORNI 2, ORNI 15, ORNI 39, and ORNI 42, the “Issuers” and each an “Issuer”), as Issuers, (v) OFC 2 Noteholder Trust, (vi) John Hancock Life Insurance Company (U.S.A.), acting not in its individual capacity but solely as Administrative Agent (the “Administrative Agent”) and (vii) the U.S. Department of Energy, as Guarantor of the notes to be issued thereunder (“DOE”).

All capitalized terms used in this Construction Progress Certificate not otherwise defined shall have their respective meanings specified in the Note Purchase Agreement.

Pursuant to Sections 7.1(k) of the Note Purchase Agreement, attached hereto as Annex A is a Construction Progress Report for the month ended [                    ], 20[    ] (the “Construction Progress Report”). The Construction Progress Report includes the following information:

(i)	a description of all construction activities to date, their status, and any related Material issues, including, but not limited to overall integration, well field development and testing and the progress of the activities contemplated under each of the EPC Agreement and the Power Purchase Agreement;

(ii)	a description of the expected progress of future construction.

The Independent Engineer hereby certifies for the benefit of each Senior Creditor that, as of the date hereof:

(i)	the Construction Progress Report [includes] [does not include] any Material cost overruns and is accurate and complete in all material respects;

(ii)	[construction of the Project is proceeding in accordance with the Construction Budget and the construction milestones set forth in Section [ ] of the Power Purchase Agreement][construction of the Project is not proceeding in accordance with the Construction Budget, and the Construction Progress Report describes any Material variances from the Construction Budget or the construction milestones set forth in Section [ ] of the Power Purchase Agreement as a result of [ ];

(iii)	Phase [ ] of the [ ] Facility is expected to achieve Project Completion by [ ]; and

(iv)	the total funding available is sufficient to pay all remaining total Project Costs (including Interest During Construction, fees payable to the DOE and the Administrative Agents, periodic expenses, and identified cost overruns).

Attached hereto as Annex B is evidence that as of the date of the Construction Progress Report, (A) each construction contractor, and any subcontractors, have irrevocably waived and released all Liens, statutory or otherwise, that any of them may have or acquire on the Collateral or the Project with respect to work completed prior to the last submission for payment, except for Permitted Liens, and (B) any unpaid balances, other than retainage not required to be paid at the time of such certification pursuant to the terms of the relevant Major Project Document, or unsettled claims with any construction contractor or subcontractor or supplier, if any, are being contested or negotiated in good faith and where a bond, adequate reserves or other security acceptable to the Administrative Agent has been posted or provided in such manner and amount as to assure DOE that any amounts determined to be due will promptly be paid in full when such contest is determined or negotiations are completed.

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first written above.

LUMINATE LLC,
as Independent Engineer

By:

Name:	[ ]
Title:	[ ]

The Construction Progress Report attached hereto as Annex A is based upon the Issuers’ good faith reasonable estimates of the information contained therein. The undersigned certifies that such Construction Progress Report is accurate and complete in all material respects as of the date of its submission to the Master Servicer.

OFC 2 LLC,
as Issuer and on behalf of the Issuers

By:

Name:	[ ]
Title:	[ ]

Annex A

Construction Progress Report

Annex B

Evidence of Released Liens and Payments

EXHIBIT P

Summary Operating Report

(Delivered pursuant to Sections 7.1(k) of the Note Purchase Agreement for each month following Project Completion)

Date:                     , 2011

U.S. Department of Energy, as Guarantor

Loan Guarantee Program Office

1000 Independence Avenue, S.W.

Washington, D.C. 20585

Attention: Director, LGPO

Re: DOE FIPP Guarantee No. F1021

With a copy to the same address:

Attention: Portfolio Manager

E-mail: lpo.portfolio@hq.doe.gov

Telephone: (202) 287-6738

Facsimile: (202) 287-5816

Ladies and Gentlemen:

OFC 2 LLC hereby delivers to you this Summary Operating Report (the “Summary Operating Report”) pursuant to Sections 7.1(k) of the Note Purchase Agreement dated as of September 23, 2011 (the “Note Purchase Agreement”), by and among (i) OFC 2 LLC, a Delaware limited liability company (“OFC 2”), (ii) ORNI 15 LLC, a Delaware limited liability company (“ORNI 15”), (iii) ORNI 39 LLC, a Delaware limited liability company (“ORNI 39”), (iv) ORNI 42 LLC, a Delaware limited liability company (“ORNI 42”), (v) HSS II, LLC, a Delaware limited liability company (“HSS II”, and collectively with ORNI 2, ORNI 15, ORNI 39, and ORNI 42, the “Issuers” and each an “Issuer”), as Issuers, (vi) John Hancock Life Insurance Company (U.S.A.), acting not in its individual capacity but solely as Administrative Agent (the “Administrative Agent”) and (vii) the U.S. Department of Energy, as Guarantor of the notes to be issued thereunder (“DOE”).

All capitalized terms used in this Summary Operating Report not otherwise defined shall have their respective meanings specified in the Note Purchase Agreement.

The undersigned, an Authorized Representative of the Issuers, HEREBY CERTIFIES for the benefit of each Senior Creditor that, as of the date hereof:

Pursuant to Sections 7.1(k) of the Note Purchase Agreement, attached is a Summary Operating Report for the month ending [                    ], 20[    ] that provides:

(i)

a.	production well performance data, including (I) per well average flow/temperature by month, (II) status of any material problems with production wells, (III) status of major maintenance activities, including any required pump maintenance, and (IV) monthly total supply to each Facility and the Project;

b.	injection well performance data, including (I) per well flow/temperature by month and cumulatively annually, (II) status of maintenance activities, (III) description of look ahead activities, and (IV) monthly injection data;

c.	material data regarding the operations and maintenance of the gathering system;

d.	data regarding power plant status and performance, including (I) total Project and by Facility performance, (II) equipment problems, (III) status of major/material maintenance activities, (IV) (IV) unit availabilities data;

e.	data regarding generation performance, including (I) overall availability and any planned or unplanned outages, (II) plant gross/net generation, (III) net generation sold to Power Purchaser, (IV) any material transmission or supply problems;

(ii)	Reserved;

(iii)	unusual maintenance activity not already included;

(iv)	material casualty losses; and

(v)	material non-compliance with any Governmental Requirements.

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first written above.

OFC 2 LLC

Name:	[ ]
Title:	[ ]

EXHIBIT Q

Maximum Well Drilling and Capex Reserve Requirement

[Attached]

Ormat Facilities - Section 1705

Exhibit Q Maximum Well Drilling and Capex Reserve Requirment

Proprietary and Confidential

Date	Max Well Drilling and Capex Reserve Balance	Date	Max Well Drilling and Capex Reserve Balance
9/30/2011	—	6/30/2024	8,786
12/31/2011	—	9/30/2024	8,988
3/31/2012	—	12/31/2024	9,190
6/30/2012	166	3/31/2025	9,392
9/30/2012	331	6/30/2025	9,594
12/31/2012	497	9/30/2025	9,796
3/31/2013	662	12/31/2025	9,997
6/30/2013	828	3/31/2026	10,199
9/30/2013	994	6/30/2026	10,401
12/31/2013	1,159	9/30/2026	10,603
3/31/2014	1,325	12/31/2026	10,805
6/30/2014	1,491	3/31/2027	11,007
9/30/2014	1,656	6/30/2027	11,007
12/31/2014	1,822	9/30/2027	11,007
3/31/2015	1,987	12/31/2027	11,007
6/30/2015	2,153	3/31/2028	11,007
9/30/2015	2,319	6/30/2028	11,007
12/31/2015	2,484	9/30/2028	11,007
3/31/2016	2,650	12/31/2028	11,007
6/30/2016	2,815	3/31/2029	11,007
9/30/2016	2,981	6/30/2029	11,007
12/31/2016	3,147	9/30/2029	11,007
3/31/2017	3,312	12/31/2029	11,007
6/30/2017	3,495	3/31/2030	11,007
9/30/2017	3,678	6/30/2030	11,007
12/31/2017	3,861	9/30/2030	11,007
3/31/2018	4,044	12/31/2030	11,007
6/30/2018	4,226	3/31/2031	11,007
9/30/2018	4,409	6/30/2031	11,007
12/31/2018	4,592	9/30/2031	11,007
3/31/2019	4,775	12/31/2031	11,007
6/30/2019	4,958	3/31/2032	11,007
9/30/2019	5,141	6/30/2032	11,007
12/31/2019	5,324	9/30/2032	11,007
3/31/2020	5,506	12/31/2032	11,007
6/30/2020	5,689	3/31/2033	11,007
9/30/2020	5,872	6/30/2033	11,007
12/31/2020	6,055	9/30/2033	11,007
3/31/2021	6,238	12/31/2033	11,007
6/30/2021	6,421	3/31/2034	11,007
9/30/2021	6,604	6/30/2034	11,007
12/31/2021	6,786	9/30/2034	11,007
3/31/2022	6,969	12/31/2034	11,007
6/30/2022	7,171	3/31/2035	11,007
9/30/2022	7,373	6/30/2035	11,007
12/31/2022	7,575	9/30/2035	11,007
3/31/2023	7,777	12/31/2035	11,007
6/30/2023	7,979	3/31/2036	11,007
9/30/2023	8,181	6/30/2036	11,007
12/31/2023	8,382	9/30/2036	11,007
3/31/2024	8,584	12/31/2036	11,007